Exhibit 10.3.3

FIRST AMENDMENT TO CREDIT AGREEMENT
AND OTHER LOAN DOCUMENTS
THIS FIRST AMENDMENT TO CREDIT AGREEMENT AND OTHER LOAN DOCUMENTS (this “Amendment”) made as of the 1st day of December, 2016, by and among DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Borrower”), DUPONT FABROS TECHNOLOGY, INC., a Maryland corporation (“REIT”), the parties executing below as Subsidiary Guarantors (the “Subsidiary Guarantors”; REIT and the Subsidiary Guarantors, collectively the “Guarantors”), KEYBANK NATIONAL ASSOCIATION, a national banking association (“KeyBank”), THE OTHER LENDERS WHICH ARE SIGNATORIES HERETO (KeyBank and the other lenders which are signatories hereto, collectively, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Lenders (the “Agent”).
W I T N E S S E T H:
WHEREAS, Borrower, Agent and the Lenders entered into that certain First Amended and Restated Credit Agreement dated as of July 25, 2016 (the “Credit Agreement”); and
WHEREAS, Borrower has requested that the Agent and the Lenders make certain modifications to the terms of the Credit Agreement; and
WHEREAS, the Agent and the Lenders have agreed to make such modifications subject to the execution and delivery by Borrower and Guarantors of this Amendment.
NOW, THEREFORE, for and in consideration of the sum of TEN and NO/100 DOLLARS ($10.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto do hereby covenant and agree as follows:
1.Definitions. All the terms used herein which are not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
2.    Amendment of the Credit Agreement. Borrower, the Lenders and Agent do hereby modify and amend the Credit Agreement by deleting from the Credit Agreement the text that is shown as a deletion or strike-through in the form of the Credit Agreement attached hereto as Exhibit A and made a part hereof (the “Revised Credit Agreement”), and by inserting in the Credit Agreement the text shown as an insertion or underlined text in the Revised Credit Agreement, such that from and after the Effective Date (as hereinafter defined) the Credit Agreement (including the Exhibits and Schedules attached thereto) is amended to read as set forth in the Revised Credit Agreement. From and after the Effective Date, the Credit Agreement shall be the Credit Agreement, as amended by this Amendment.
3.    Amendment to Guaranty. Guarantors, the Lenders and the Agent do hereby modify and amend the Guaranty as follows:
(a)    By deleting in its entirety the address for KeyBank located at 800 Superior, Cleveland, Ohio, appearing in Section 13 of the Guaranty and inserting in lieu thereof the following:
"KeyBank National Association
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attn: Real Estate Capital Services"; and

(b)    By deleting the words "(i.e. Dollars)" appearing in the third (3rd) line of Section 28 of the Guaranty.

4.    References to Credit Agreement and Guaranty. All references in the Loan Documents to the Credit Agreement or Guaranty shall be deemed a reference to the Credit Agreement or Guaranty as modified and amended herein.
5.    Acknowledgment of Borrower and Guarantors. Borrower and Guarantors hereby acknowledge, represent and agree that the Loan Documents, as modified and amended herein, remain in full force and effect and constitute the valid and legally binding obligation of Borrower and Guarantors, as applicable, enforceable against Borrower and Guarantors in accordance with their respective terms, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of Borrower’s or any Guarantor’s obligations under the Loan Documents.
6.    Representations and Warranties. Borrower and Guarantors represent and warrant to Agent and the Lenders as follows:
(a)    Authorization. The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby (i) are within the authority of Borrower and Guarantors, (ii) have been duly authorized by all necessary proceedings on the part of the Borrower and Guarantors, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of the Borrower or Guarantors is subject or any judgment, order, writ, injunction, license or permit applicable to any of the Borrower or Guarantors, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement or certificate, certificate of formation, operating agreement, articles of incorporation or other charter documents or bylaws of, or any material agreement or other instrument binding upon, any of the Borrower or Guarantors or any of their respective properties or to which any of the Borrower or Guarantors is subject, and (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of any of the Borrower or Guarantors.
(b)    Enforceability. This Amendment and the other documents executed in connection herewith are the valid and legally binding obligations of Borrower and Guarantors enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.
(c)    Approvals. The execution, delivery and performance of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and any disclosure filings with the SEC as may be required with respect to this Amendment.
(d)    Reaffirmation. Borrower and Guarantors reaffirm and restate as of the date hereof each and every representation and warranty made by the Borrower and Guarantors and their respective Subsidiaries in the Loan Documents or otherwise made by or on behalf of such Persons in connection therewith except for representations or warranties that expressly relate to an earlier date.
7.    No Default. By execution hereof, the Borrower and Guarantors certify that as of the date of this Amendment and immediately after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing.
8.    Waiver of Claims. Borrower and Guarantors acknowledge, represent and agree that none of such Persons has any defenses, setoffs, claims, counterclaims or causes of action of any kind or nature whatsoever arising on or before the date hereof with respect to the Loan Documents, the administration or funding of the Loan or with respect to any acts or omissions of Agent or any Lender, or any past or present officers, agents or employees of Agent or any Lender pursuant to or relating to the Loan Documents, and each of such Persons does hereby expressly waive, release and relinquish any and all such defenses, setoffs, claims, counterclaims and causes of action arising on or before the date hereof, if any.

9.    Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Credit Agreement and Guaranty remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Loan Documents as modified and amended herein. Guarantors hereby consent to the terms of this Amendment. Nothing in this Amendment or any other document delivered in connection herewith shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the indebtedness evidenced by the Notes or the other obligations of Borrower and Guarantors under the Loan Documents.
10.    Effective Date. This Amendment shall be deemed effective and in full force and effect (the “Effective Date”) upon confirmation by the Agent of the satisfaction of the following conditions:
(a)    the execution and delivery of this Amendment by Borrower, Guarantors, Agent, all of the Revolving Credit Lenders, and the Required Lenders;
(b)    the delivery to Agent of an opinion of counsel to the Borrower and the Guarantors addressed to the Agent and the Lenders covering such matters as the Agent may reasonably request;
(c)    the delivery to Agent of a Revolving Credit Note duly executed by the Borrower in favor of each Revolving Credit Lender in the amount set forth next to such Lender’s name on Schedule 1.1 attached to the Revised Credit Agreement;
(d)    receipt by Agent of evidence that the Borrower shall have paid all fees due and payable to the approving Revolving Credit Lenders with respect to this Amendment; and
(e)    receipt by Agent of such other resolutions, certificates, documents, instruments and agreements as the Agent may reasonably request.
11.    Expenses. The Borrower will pay the reasonable fees and expenses of Agent in connection with this Amendment in accordance with Section 15 of the Credit Agreement.
12.    Amendment as Loan Document. This Amendment shall constitute a Loan Document.
13.    Counterparts. This Amendment may be executed in any number of counterparts which shall together constitute but one and the same agreement.
14.    MISCELLANEOUS. THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement.
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IN WITNESS WHEREOF, the parties hereto have hereto set their hands and affixed their seals as of the day and year first above written.
BORROWER:
DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership

By:	DuPont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary
REIT:
DUPONT FABROS TECHNOLOGY, INC.,
a Maryland corporation, as Guarantor
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

SUBSIDIARY GUARANTORS:
GRIZZLY VENTURES LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member

By:	DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.

Name:	Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary
LEMUR PROPERTIES LLC,
a Delaware limited liability company
By:    DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

5
ATLANTA 5686042.3

PORPOISE VENTURES LLC,
a Delaware limited liability company
By:    DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.

Name:	Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary
RHINO EQUITY LLC,
a Delaware limited liability company
By:    DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

ATLANTA 5686042.3

TARANTULA VENTURES LLC,
a Delaware limited liability company

By:	DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary

XERES MANAGEMENT LLC,
a Delaware limited liability company
By:    DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

ATLANTA 5686042.3

XERES VENTURES LP,
a Delaware limited partnership
By:    Xeres Management LLC,
a Delaware limited liability company,
its General Partner
By:    DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.
Title:    Executive Vice President,
General Counsel and Secretary
FOX PROPERTIES LLC,
a Delaware limited liability company
By:    DuPont Fabros Technology, L.P.,
a Maryland limited partnership,
its Managing Member
By:    DuPont Fabros Technology, Inc.,
a Maryland corporation,
its General Partner
By: /s/ Richard A. Montfort, Jr.
Name:    Richard A. Montfort, Jr.

Title:	Executive Vice President, General Counsel and Secretary

[SIGNATURES CONTINUED ON NEXT PAGE]

ATLANTA 5686042.3

LENDERS:
KEYBANK NATIONAL ASSOCIATION
individually and as Agent
By: /s/ Jason Weaver
Name: Jason Weaver
Title: Senior Vice President
RAYMOND JAMES BANK, N.A.
By: /s/ James Armstrong
Name: James Armstrong
Title: Senior Vice President
CITIZENS BANK, N.A.
By: /s/ David R. Jablonowski
Name: David R. Jablonowski
Title: Senior Vice President
ROYAL BANK OF CANADA
By: /s/ Sheena Lee
Name: Sheena Lee
Title: Authorized Signatory
STIFEL BANK & TRUST
By: /s/ Suzanne Agin
Name: Suzanne Agin
Title: Vice President
[SIGNATURES CONTINUED ON NEXT PAGE]

ATLANTA 5686042.3

GOLDMAN SACHS BANK USA
By: /s/ Ushma Dedhiya
Name: Ushma Dedhiya
Title: Authorized Signatory
TD BANK, NA
By: /s/ Kerin Deedy Green
Name: Kerin Deedy Green
Title: SVP Team Lead
CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By: /s/ Mikhail Faybusovich
Name: Mikhail Faybusovich
Title: Authorized Signatory
By: /s/ D. Andrew Maletta
Name: D. Andrew Maletta
Title: Authorized Signatory
SUNTRUST BANK
By: /s/ Nancy B. Richards
Name: Nancy B. Richards
Title: Senior Vice President
REGIONS BANK
By: /s/ Kerri Raines
Name: Kerri Raines
Title: Senior Vice President
[SIGNATURES CONTINUED ON NEXT PAGE]

ATLANTA 5686042.3

DEUTSCHE BANK AG, NY BRANCH
By: /s/ Joanna Soliman
Name: Joanna Soliman
Title: Vice President
By: /s/ J.T. Johnston Coe
Name: J.T. Johnston Coe
Title: Managing Director
SYNOVUS BANK
By: /s/ David W. Bowman
Name: David W. Bowman
Title: Director
THE TORONTO-DOMINION BANK, NEW YORK BRANCH
By: /s/ Lexanne Cooper
Name: Lexanne Cooper
Title: Authorized Signatory

TABLE OF CONTENTS, CONTD.

EXHIBIT A

FORM OF REVISED CREDIT AGREEMENT

TABLE OF CONTENTS, CONTD.

FIRST AMENDED AND RESTATED
CREDIT AGREEMENT
DATED AS OF JULY 25, 2016
by and among
DUPONT FABROS TECHNOLOGY, L.P.,
AS BORROWER,
KEYBANK NATIONAL ASSOCIATION,
THE OTHER LENDERS WHICH ARE PARTIES TO THIS AGREEMENT
AND
OTHER LENDERS THAT MAY BECOME
PARTIES TO THIS AGREEMENT,
KEYBANK NATIONAL ASSOCIATION,
AS AGENT,
AND
KEYBANC CAPITAL MARKETS INC., RBC CAPITAL MARKETS,
SUNTRUST ROBINSON HUMPHREY, INC. AND TD SECURITIES (USA) LLC,
AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS
AND
RBC CAPITAL MARKETS,
SUNTRUST BANK AND
TD SECURITIES (USA) LLC,

AS CO-SYNDICATION AGENTS,

AND

REGIONS BANK AND

CITIZENS BANK, N.A.,

AS CO-DOCUMENTATION AGENTS

FIRST AMENDED AND RESTATED CREDIT AGREEMENT
THIS FIRST AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is made as of the 25th day of July, 2016, by and among DUPONT FABROS TECHNOLOGY, L.P., a Maryland limited partnership (“Borrower”), KEYBANK NATIONAL ASSOCIATION (“KeyBank”), the other lending institutions which are parties to this Agreement as “Lenders”, and the other lending institutions that may become parties hereto pursuant to §18 (together with KeyBank, the “Lenders”), and KEYBANK NATIONAL ASSOCIATION, as Agent for the Lenders (the “Agent”), and KEYBANC CAPITAL MARKETS INC., as Sole Lead Arranger and Sole Book Manager.
R E C I T A L S
WHEREAS, Borrower, Agent and certain of the Lenders entered into that certain Credit Agreement dated as of May 6, 2010, as amended by that certain First Amendment to Credit Agreement dated as of February 4, 2011, that certain Second Amendment to Credit Agreement and other Loan Documents, dated as of March 21, 2012, that certain Third Amendment to Credit Agreement, dated as of April 9, 2013, that certain Fourth Amendment to Credit Agreement and Other Loan Documents, dated as of June 11, 2013, that certain Fifth Amendment to Credit Agreement and Other Loan Documents, dated as of May 13, 2014, that certain Sixth Amendment to Credit Agreement and Other Loan Documents, dated as of July 29, 2015, and that certain Seventh Amendment to Credit Agreement and Other Loan Documents, dated as of April 8, 2016 (as amended, the “Existing Credit Agreement”); and
WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety;
NOW, THEREFORE, in consideration of the recitals herein and mutual covenants and agreements contained herein, the parties hereto hereby amend and restate the Existing Credit Agreement in its entirety and covenant and agree as follows:
DEFINITIONS AND RULES OF INTERPRETATION.
Definitions. The following terms shall have the meanings set forth in this §l or elsewhere in the provisions of this Agreement referred to below:
Additional Commitment Request Notice. See §2.11(a).
Additional Subsidiary Guarantor. Each additional Subsidiary of Borrower which becomes a Subsidiary Guarantor pursuant to §5.2.
Adjusted Funds from Operations. With respect to any Person for any period, an amount equal to Funds from Operations for such period, excluding, to the extent included in Funds from Operations, straight-line revenue, non-cash stock based compensation, acquisition of service agreements and below market lease amortization net of above market lease amortization.
Affected Lender. See §4.15.
Affiliate. An Affiliate, as applied to any Person, shall mean any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) (or, in the case of REIT, thirty-five percent (35%)) or more of the stock, shares, voting trust certificates, beneficial interest, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership interest, (ii) a managing member’s or manager’s interest in a limited liability company or (iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) (or, in the case of REIT, thirty-five percent

(35%)) or more of the outstanding limited partnership interests, preferred stock or other ownership interests of such Person.
Agent. KeyBank National Association, acting as administrative agent for the Lenders, and its successors and assigns.
Agent’s Head Office. With respect to any currency, the Agent’s head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location with respect to any currency as the Agent may designate from time to time by notice to the Borrower and the Lenders.
Agent’s Special Counsel. Dentons US LLP or such other counsel as selected by Agent.
Agreement. This First Amended and Restated Credit Agreement, including the Schedules and Exhibits hereto.
Agreement Regarding Fees. See §4.2.
Alternative Currency. The Alternative Currency shall be Canadian Dollars.
Alternative Currency Equivalent. At any time, with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Alternative Currency as reasonably determined by the Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of such Alternative Currency with Dollars.
Alternative Currency Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that will be making or maintaining Alternative Currency/Dollar Revolving Credit Loans in the Alternative Currency. Such office may include any Affiliate of such Person or any domestic or foreign branch of such Person or such Affiliate.
Alternative Currency/Dollar Revolving Credit Commitment. With respect to each Alternative Currency/Dollar Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Alternative Currency/Dollar Revolving Credit Lender’s Alternative Currency/Dollar Revolving Credit Commitment to make or maintain Alternative Currency/Dollar Revolving Credit Loans to the Borrower in an aggregate principal amount at any one time outstanding the Dollar Equivalent of which does not exceed the Dollar amount set forth on Schedule 1.1 hereto or as set forth in the applicable Assignment and Acceptance Agreement, as the same may be changed from time to time in accordance with the terms of this Agreement. The Alternative Currency/Dollar Revolving Credit Commitment shall not include any obligation to participate in Letters of Credit or in Swing Loans.
Alternative Currency/Dollar Revolving Credit Commitment Percentage. With respect to each Alternative Currency/Dollar Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Alternative Currency/Dollar Revolving Credit Lender’s percentage of the Total Alternative Currency/Dollar Revolving Credit Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Alternative Currency/Dollar Revolving Credit Commitments of all of the Alternative Currency/Dollar Revolving Credit Lenders have been terminated as provided in this Agreement, then the Alternative Currency/Dollar Revolving Credit Commitment Percentage of each Alternative Currency/Dollar Revolving Credit Lender shall be determined based on the Alternative Currency/Dollar Revolving Credit Commitment Percentage of such Alternative Currency/Dollar Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
Alternative Currency/Dollar Revolving Credit Lenders. Collectively, the Lenders which have an Alternative Currency/Dollar Revolving Credit Commitment, or if the Alternative Currency/Dollar Revolving Credit Commitments have terminated or expired, any Lender that has an Alternative Currency/Dollar Revolving Credit Loan. The initial Alternative Currency/Dollar Revolving Credit Lenders are identified on Schedule 1.1 hereto.

Alternative Currency/Dollar Revolving Credit Loan or Loans. An individual Alternative Currency/Dollar Revolving Credit Loan or the aggregate Alternative Currency/Dollar Revolving Credit Loans, as the case may be, in the maximum principal amount of $185,000,000.00 to be made by the Alternative Currency/Dollar Revolving Credit Lenders hereunder as more particularly described in §2.1(b). Alternative Currency/Dollar Revolving Credit Loans shall be funded in the Alternative Currency or Dollars, Alternative Currency/Dollar Revolving Credit Loans shall not include Loans made pursuant to §2.10(f).
Applicable Law. All applicable provisions of constitutions, statutes, rules, regulations, guidelines and orders of all Governmental Authorities and all orders and decrees of all courts, tribunals and arbitrators, whether international, foreign, federal, state, provincial or otherwise.
Applicable Margin. (a) On any date, the Applicable Margin for Floating Rate Loans and Base Rate Loans for the Revolving Credit Loans and the Term Loans shall be a percentage per annum as set forth below based on the ratio of the Consolidated Total Indebtedness to the Borrower’s Gross Asset Value:

Pricing Level	Ratio	Applicable Margin for Revolving Credit Floating Rate Loans	Applicable Margin for Revolving Credit Base Rate Loans	Applicable Margin for Term Floating Rate Loans	Applicable Margin for Term Base Rate Loans
Pricing Level 1	Less than or equal to 35%	1.55%	0.55%	1.50%	0.50%
Pricing Level 2	Greater than 35% but less than or equal to 40%	1.65%	0.65%	1.60%	0.60%
Pricing Level 3	Greater than 40% but less than or equal to 45%	1.80%	0.80%	1.75%	0.75%
Pricing Level 4	Greater than 45% but less than or equal to 52.5%	1.95%	0.95%	1.90%	0.90%
Pricing Level 5	Greater than 52.5%	2.15%	1.15%	2.10%	1.10%

The initial Applicable Margin as of the Closing Date shall be at Pricing Level 1. At such time as this subparagraph (a) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect from time to time, and the Applicable Margin for any Interest Period for all Floating Rate Loans comprising part of the same borrowing shall be determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value in effect on the first (1st) day of such Interest Period. The Applicable Margin shall not be adjusted based upon such ratio, if at all, until the first (1st) day of the first (1st) month following the delivery by REIT to the Agent of the Compliance Certificate after the end of a calendar quarter. In the event that REIT shall fail to deliver to the Agent a quarterly Compliance Certificate on or before the date required by §7.4(c), then without limiting any other rights of the Agent and the Lenders under this Agreement, the Applicable Margin for Loans shall be at Pricing Level 5 until such failure is cured within any applicable cure period, or waived in writing by the Required Lenders in which event the Applicable Margin shall adjust, if necessary, on the first (1st) day of the first (1st) month following receipt of such Compliance Certificate.
(b)    From and after the date that Agent first receives written notice from REIT or Borrower that Borrower has first obtained an Investment Grade Rating and the Borrower delivers a written notice to Agent irrevocably electing to have the Applicable Margin determined pursuant to this subparagraph (b), the Applicable Margin for the Revolving Credit Loans and Term Loans shall mean, as of any date of determination, a percentage per annum determined by reference to the Credit Rating Level as set forth below:

Pricing Level	Credit Rating Level	Applicable Margin for Revolving Credit Floating Rate Loans	Applicable Margin for Revolving Credit Base Rate Loans	Applicable Margin for Term Floating Rate Loans	Applicable Margin for Term Base Rate Loans
I	Credit Rating Level 1	0.85%	0.00%	0.825%	0.00%
II	Credit Rating Level 2	0.90%	0.00%	0.875%	0.00%
III	Credit Rating Level 3	1.00%	0.00%	1.00%	0.00%
IV	Credit Rating Level 4	1.20%	0.20%	1.25%	0.25%
V	Credit Rating Level 5	1.55%	0.55%	1.65%	0.65%

At such time as this subparagraph (b) is applicable, the Applicable Margin for each Base Rate Loan shall be determined by reference to the Credit Rating Level in effect from time to time, and the Applicable Margin for any Interest Period for all Floating Rate Loans comprising part of the same borrowing shall be determined by reference to the Credit Rating Level in effect on the first day of such Interest Period; provided, however that no change in the Applicable Margin resulting from the application of the Credit Rating Levels or a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of the application of the Credit Rating Levels and Borrower’s irrevocable election to have the Applicable Margin determined pursuant to this subparagraph (b) or a change in such Credit Rating Level. From and after the first date that the Applicable Margin is based on Borrower’s Investment Grade Rating pursuant to this subparagraph (b), the Applicable Margin shall no longer be calculated by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value (provided that any accrued interest payable at the Applicable Margin determined by reference to the ratio of Consolidated Total Indebtedness to Gross Asset Value prior to such date shall be payable as provided in §2.6).
Applicable Time. With respect to any borrowings and payments in any Alternative Currency, the local time in the place of settlement for such Alternative Currency as may be determined by the Agent to be necessary for timely settlement on the relevant date in accordance with normal banking procedures in the place of payment.
Approved Currency. Each of Dollars and the Alternative Currency.
Arranger. KeyBanc Capital Markets Inc. or any successor.
Assignment and Acceptance Agreement. See §18.1.
Authorized Officer. Any of the following Persons: Christopher P. Eldridge, Jeff Foster and Jim Armstrong, and such other Persons as Borrower shall designate in a written notice to Agent.
Automatic Alternative Currency Conversion Date. Any date on which the Automatic Alternative Currency Conversion Trigger shall have occurred.
Automatic Alternative Currency Conversion Trigger. Either (a) the occurrence of an Event of Default under §12.1(h), (i) or (j), or (b) any of the Commitments shall have been terminated prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, and/or the Loans shall have been declared immediately due and payable, in either case pursuant to §12.
Bail-In Action. The exercise of any Write-Down and Conversion Powers     by the applicable EEA Resolution Authority in respect of any liability of an EEA     Financial Institution.

Bail-In Legislation. With respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
Balance Sheet Date. March 31, 2016.
Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.
Base Rate. (1) With respect to Dollar denominated Base Rate Loans (including Alternative Currency/Dollar Revolving Credit Loans denominated in Dollars), the greater of (a) the fluctuating annual rate of interest announced from time to time by the Agent at the Agent’s Head Office as its “prime rate” or (b) one half of one percent (0.5%) above the Federal Funds Effective Rate and (2) with respect to Alternative Currency/Dollar Revolving Credit Loans denominated in the Alternative Currency, the Canadian Prime Rate. The Base Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change in the Base Rate becomes effective, without notice or demand of any kind. In the event that the Base Rate as determined above shall be less than zero, it shall be deemed to be zero for the purposes of this Agreement.
Base Rate Loans. Revolving Credit Loans, Swing Loans and Term Loans bearing interest calculated by reference to the Base Rate. All Swing Loans and Term Loans that are Base Rate Loans shall be denominated in Dollars.
Borrower. DuPont Fabros Technology, L.P.
Borrowing Base Availability. The Borrowing Base Availability shall be the amount which is the lesser of (a) the maximum principal amount which, when added to the total outstanding balance of Consolidated Total Unsecured Debt (including the Loans and Letter of Credit Liabilities), would not exceed sixty percent (60%) (or sixty-five percent (65%) if such percentage is the applicable percentage pursuant to the terms of §9.1(a)) of Unencumbered Asset Value as most recently determined under this Agreement, and (b) the maximum principal amount which, when added to the total outstanding balance of Consolidated Total Adjusted Unsecured Debt (including the Loans and Letter of Credit Liabilities), would not cause the Unencumbered Property Debt Yield to be less than 12.5% (or ten percent (10.0%) if such percentage is the applicable percentage pursuant to the terms of §9.1(b)).
Breakage Costs. The cost to any Lender of re-employing funds bearing interest at a Floating Rate incurred (or reasonably expected to be incurred) in connection with (i) any payment of any portion of the Loans bearing interest at a Floating Rate prior to the termination of any applicable Interest Period, (ii) the conversion of a Floating Rate Loan to any other applicable interest rate on a date other than the last day of the relevant Interest Period, (iii) the failure of Borrower to draw down, on the first day of the applicable Interest Period, any amount as to which Borrower has elected a Floating Rate Loan, or (iv) the failure of Borrower to make payment of any Loan denominated in an Alternative Currency on its scheduled date or any payment thereof in a different currency.
Business Day. With respect to obligations denominated in Dollars, any day on which banking institutions located in the same city and State as the Agent’s Head Office are located are open for the transaction of banking business and, in the case of Floating Rate Loans, which also is a LIBOR Business Day. If such day relates to any interest rate settings as to a Floating Rate Loan denominated in a currency other than Dollars, Business Day shall mean any such day which is a Business Day pursuant to the preceding sentence and on which dealings in deposits in the relevant currency are conducted by and between banks in the London or other applicable offshore interbank market for such currency; and if such day relates to any fundings, disbursements, settlements and payments in a currency other than Dollars in respect of a Floating Rate Loan denominated in a currency other than Dollars, or any other dealings in any currency other than Dollars to be carried out pursuant to this Agreement in respect of any such Floating Rate Loan (other than any interest rate settings) means any such day which is a Business Day pursuant to the first sentence of this definition and on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

Canadian Dollars and CAD$. The lawful currency of Canada.
Canadian Bankruptcy Legislation. Bankruptcy and Insolvency Act (Canada), the Companies’ Creditors Arrangement Act (Canada) or the Winding-Up and Restructuring Act (Canada) and corporate statutes to the extent used to compromise any debts and in each case all regulations thereunder, in each case as amended or replaced from time to time.
Canadian Benefit Plans. All employee benefit plans of any nature or kind whatsoever that are not Canadian Pension Plans and are sponsored, administered, established, maintained or contributed to by REIT, the Borrower or any of their respective Subsidiaries having employees or former employees (but excluding trustees of REIT) in Canada.
Canadian Pension Plan. Each plan which is a registered pension plan for the purposes of the Income Tax Act (Canada) sponsored, administered, established, maintained or contributed to by REIT, the Borrower or any of their respective Subsidiaries having employees or former employees in Canada.
Canadian Prime Rate. A fluctuating rate per annum equal to the greater of (x) 1.00% and (y) a per annum rate of interest quoted or established as the "prime rate" appearing on a nationally recognized screen as determined by the Agent (which as of December 1, 2016 is the applicable Reuters screen), or if no such screen is available a similar rate quoted by a nationally recognized bank selected by the Agent in its reasonable discretion, which quotes or establishes for such day a reference rate of interest in order to determine interest rates for commercial loans made in Canadian Dollars in Canada to Canadian borrowers, adjusted automatically with each quoted or established change in such rate.
Capitalization Rate. Eight and one-half percent (8.5%).
Capitalized Lease. A lease under which the discounted future rental payment obligations of the lessee or the obligor are required to be capitalized on the balance sheet of such Person in accordance with GAAP.
Capitalized Value. With respect to any Stabilized Property, an amount equal to (a) the Net Operating Income from such Stabilized Property for the preceding calendar quarter multiplied by four (4), divided by (b) the Capitalization Rate.
Cash Equivalents. As of any date:
direct obligations of the United States of America or any agency thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency thereof;
time deposits accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, or any state thereof, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50 million and has outstanding debt which is rated “A” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;
repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;
commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any state of the United States of America with a rating at the time as of which any investment therein is made of “P-2” (or higher) according to Moody’s or “A-2” (or higher) according to S&P;

securities with maturities of six months or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least “A” by S&P or Moody’s;
money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (e) of this definition;
repurchase obligations of any commercial bank organized under the laws of the United States of America or any state thereof having capital and surplus aggregating at least $500.0 million, having a term of not more than 30 days, with respect to securities referred to in clause (b) of this definition; and
instruments equivalent to those referred to in clauses (a) to (g) above denominated in euro or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States of America to the extent reasonably required in connection with any business conducted by a Subsidiary of Borrower organized in such jurisdiction.
CDOR Rate. The rate per annum equal to the Canadian Dollar Offered Rate or a comparable or successor rate which rate is approved by the Agent, as published on the applicable Reuters screen CDOR page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) at or about 10:30 a.m. (Toronto, Ontario time) on the Rate Determination Date with a term equivalent to such Interest Period plus 0.1% per annum. To the extent a comparable or successor rate is approved by the Agent in connection with any rate set forth in this definition, the approved rate shall be applied in a manner consistent with market practice; provided, further, that to the extent such market practice is not administratively feasible for the Agent, such approved rate shall be applied in a manner as otherwise reasonably determined by the Agent. For any period during which a Reserve Percentage shall apply, the CDOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. In the event that the CDOR Rate as determined above shall be less than zero, it shall be deemed to be zero for the purposes of this Agreement.
CERCLA. The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.
Change of Control. A Change of Control shall exist upon the occurrence of any of the following:
(a)    Any Person (including a Person’s Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations thereunder), other than Lammot du Pont and Hossein Fateh and their respective controlled Affiliates, shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of a percentage (based on voting power, in the event different classes of stock or voting interests shall have different voting powers) of the voting stock or voting interests of REIT or Borrower equal to at least thirty-five percent (35%);
As of any date a majority of the Board of Directors or Trustees or similar body (the “Board”) of REIT or Borrower consists of individuals who were not either (i) directors or trustees of REIT or Borrower as of the corresponding date of the previous year, or (ii) approved to become directors or trustees by the Board of REIT or Borrower of which a majority consisted of individuals described in clause (b)(i) above, or (iii) approved to become directors or trustees by the Board of REIT or Borrower, which majority consisted of individuals described in clause (b)(i) above and individuals described in clause (b)(ii), above; or
REIT shall fail to be the sole general partner of Borrower, or shall fail to control the management and policies of Borrower; or
Except for dispositions permitted under §5.2(b) or in the case of any Unencumbered Property Subsidiary, dispositions of an Unencumbered Property or an Unencumbered Property Subsidiary permitted under §8.8,

Borrower fails to own directly or indirectly, at least one hundred percent (100%) of the economic, voting and beneficial interest of each Guarantor (other than REIT) and each Unencumbered Property Subsidiary.
Class. When used with respect to a Commitment, Class refers to whether such Commitment is a U.S. Dollar Revolving Credit Commitment, an Alternative Currency/Dollar Revolving Credit Commitment, or a Term Loan Commitment; when used with respect to a Loan, refers to whether such Loan is a Revolving Credit Loan or a Term Loan; and when used with respect to a Lender, refers to whether such Lender has a Loan or Commitment with respect to a particular Class of Loans or Commitments.
Closing Date. The first date on which all of the conditions set forth in §10 and §11 have been satisfied.
Code. The Internal Revenue Code of 1986, as amended, and all regulations and formal guidance issued thereunder.
Collateral Account. A special deposit account established by the Agent pursuant to §12.6 and under its sole dominion and control.
Commitment. With respect to each Lender, the aggregate of (a) the U. S. Dollar Revolving Credit Commitment of such Lender, (b) the Alternative Currency/Dollar Revolving Credit Commitment of such Lender, and (c) the Term Loan Commitment of such Lender.
Commitment Increase. An increase in the Total U. S. Dollar Revolving Credit Commitment and/or the Total Term Loan Commitment to an aggregate Total Commitment of not more than $1,250,000,000.00 pursuant to §2.11.
Commitment Increase Date. See §2.11(a).
Commitment Percentage. With respect to each Lender, the percentage set forth on Schedule 1.1 hereto as such Lender’s percentage of the Total Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if all or any portion of the Commitments of the Lenders have been terminated as provided in this Agreement, then the Commitment of each Lender shall be determined based on the Commitment Percentage of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
Communications. See §7.4.
Compliance Certificate. See §7.4(c).
Connection Income Taxes. Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
Consolidated. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.
Consolidated EBITDA. With respect to any period, an amount equal to the EBITDA of Borrower and its Subsidiaries for such period determined on a Consolidated basis.
Consolidated Fixed Charges. For any period, the sum of (a) Consolidated Interest Expense for such period, plus (b) all regularly scheduled principal payments made with respect to Indebtedness of Borrower and its Subsidiaries during such period, other than any balloon, bullet or similar principal payment which repays such Indebtedness in full, plus (c) all Preferred Distributions paid during such period. Such Person’s Equity Percentage in the Fixed Charges of its Unconsolidated Affiliates shall be included in the determination of Fixed Charges.

Consolidated Interest Expense. For any period, without duplication, (a) total Interest Expense of Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP for such period, plus (b) such Person’s Equity Percentage of Interest Expense of its Unconsolidated Affiliates for such period.
Consolidated Tangible Net Worth. The amount by which Gross Asset Value exceeds Consolidated Total Indebtedness.
Consolidated Total Adjusted Unsecured Debt. As of any date of determination, the sum of (a) Consolidated Total Unsecured Debt of the Borrower and the Guarantors less (b) Unrestricted Cash and Cash Equivalents of Borrower and its Subsidiaries (excluding those described in clause (h) of the definition of Cash Equivalents).
Consolidated Total Indebtedness. All Indebtedness of Borrower and its Subsidiaries determined on a consolidated basis and shall include (without duplication), such Person’s Equity Percentage of the Indebtedness of its Unconsolidated Affiliates.
Consolidated Total Unsecured Debt. As of any date of determination, all Unsecured Debt of Borrower and its Subsidiaries determined on a consolidated basis and shall include (without duplication) such Person’s Equity Percentage of the Unsecured Debt of its Unconsolidated Affiliates.
Contribution Agreement. That certain Contribution Agreement dated of even date herewith (or executed after the date hereof pursuant to §5.2(c)) among Borrower, the Guarantors and each Additional Subsidiary Guarantor which may hereafter become a party thereto, as the same may be modified, amended or ratified from time to time.
Conversion/Continuation Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with §4.1.
Credit Rating. As of any date of determination, the higher of the credit ratings (or their equivalents) then assigned to Borrower’s long-term senior unsecured non-credit enhanced debt by either of the Rating Agencies. A credit rating of BBB- from S&P is equivalent to a credit rating of Baa3 from Moody’s and vice versa. A credit rating of BBB from S&P is equivalent to a credit rating of Baa2 from Moody’s and vice versa. A credit rating of BBB+ from S&P is equivalent to a credit rating of Baa1 by Moody’s and vice versa. A credit rating of A- from S&P is equivalent to a credit rating of A3 from Moody’s and vice versa. It is the intention of the parties that if Borrower shall only obtain a credit rating from one of the Rating Agencies without seeking a credit rating from the other of the Rating Agencies, the Borrower shall be entitled to the benefit of the Credit Rating Level for such credit rating. If Borrower shall have obtained a credit rating from both of the Rating Agencies, the higher of the two ratings shall control, provided that the lower rating for such Person is only one level below that of the higher rating. If the lower rating for such Person is more than one level below that of the higher credit rating for such Person, the operative rating would be deemed to be one rating level lower than the higher of the two ratings. In the event that Borrower shall have obtained a credit rating from either or both of the Rating Agencies and shall thereafter lose such rating or ratings (whether as a result of withdrawal, suspension, election to not obtain a rating, or otherwise) from such Rating Agencies and as a result does not have a credit rating from any Rating Agency, Borrower shall be deemed for the purposes hereof not to have a credit rating. Notwithstanding anything to the contrary contained herein, if at any time neither of the Rating Agencies shall perform the functions of a securities rating agency, then the Borrower and the Agent shall promptly negotiate in good faith to agree upon a substitute rating agency (and to correlate the system of ratings of such substitute rating agency with that of the rating agency being replaced), and pending such amendment, the Credit Rating of any Rating Agency in effect immediately prior to such time, shall continue to apply, provided that the designation of such replacement agency and such amendment are completed within thirty (30) days of such event, and if not so completed within such thirty (30) day period, Credit Rating Level 5 shall be the applicable Credit Rating Level until such time as Borrower obtains a Credit Rating from a Rating Agency.
Credit Rating Level. One of the following five pricing levels, as applicable, and provided, further, that, from and after the time that Agent receives written notice that Borrower has first obtained an Investment Grade

Rating, during any period that Borrower has no Credit Rating Level, Credit Rating Level 5 shall be the applicable Credit Rating Level:
“Credit Rating Level 1” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to A- by S&P or A3 by Moody’s;
“Credit Rating Level 2” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB+ by S&P or Baa1 by Moody’s and Credit Rating Level 1 is not applicable;
“Credit Rating Level 3” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB by S&P or Baa2 by Moody’s and Credit Rating Levels 1 and 2 are not applicable;
“Credit Rating Level 4” means the Credit Rating Level which would be applicable for so long as the Credit Rating is greater than or equal to BBB- by S&P or Baa3 by Moody’s and Credit Rating Levels 1, 2 and 3 are not applicable; and
“Credit Rating Level 5” means the Credit Rating Level which would be applicable for so long as the Credit Rating is less than BBB- by S&P or Baa3 by Moody’s or there is no Credit Rating.
Data Center Property. Highly specialized, secure single or multi‑tenant facilities used for housing a large number of computer servers and the key infrastructure, including generators and heating, ventilation and air conditioning, or HVAC systems, necessary to power and cool the servers.
Debt Offering. The issuance and sale by Borrower or any of its Subsidiaries or REIT of any debt securities of such Person.
Default. See §12.1.
Default Rate. See §4.12.
Defaulting Lender. Any Lender that (a) has failed to (i) perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit or Swing Loans, within two (2) Business Days of the date required to be funded by it hereunder and such failure is continuing, unless such Lender notifies the Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (ii) pay to Agent, the Issuing Lender, the Swing Loan Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in Letters of Credit or Swing Loans) within two (2) Business Days of the date when due, (b) (i) has notified the Borrower, the Agent or any Lender that it does not intend to comply with its funding obligations hereunder or (ii) has made a public statement to that effect with respect to its funding obligations under other agreements generally in which it commits to extend credit, unless with respect to this clause (b), such notice or public statement relates to such Lender’s obligation to fund a Revolving Credit Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such notice or public statement) cannot be satisfied, (c) has failed, within two (2) Business Days after request by the Agent or the Borrower, to confirm in a manner reasonably satisfactory to the Agent and the Borrower that it will comply with its funding obligations; provided that, notwithstanding the provisions of §2.13, such Lender shall cease to be a Defaulting Lender upon the Agent’s and Borrower’s receipt of confirmation that such Defaulting Lender will comply with its funding obligations, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any bankruptcy, insolvency, reorganization, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, receivership, rearrangement or similar debtor relief law of the United States or other applicable jurisdictions from time to time in effect, including any law for the appointment of the Federal Deposit Insurance Corporation or any other state or federal regulatory authority as receiver, conservator, trustee, administrator or any similar capacity, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such capacity, charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (iv) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority (including any agency, instrumentality, regulatory body, central bank or other authority) so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts of the United States or from the enforcement of judgments or writs of attachment of its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow, or disaffirm any contracts or agreements made with such Person. Any determination by the Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to §2.13(g)) upon delivery of written notice of such determination to the Borrower and each Lender.
Derivatives Contract. Any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement. Not in limitation of the foregoing, the term “Derivatives Contract” includes any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any such obligations or liabilities under any such master agreement.
Derivatives Termination Value. In respect of any one or more Derivatives Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Derivatives Contracts, (a) for any date on or after the date such Derivatives Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Derivatives Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Contracts (which may include the Agent or any Lender).
Designated Person. See §6.31.
Development Property. Real Estate owned or acquired by the Borrower or any of its Subsidiaries (x) for which Borrower or its Subsidiary has obtained the necessary permits (including a building permit to permit construction) and on which the Borrower or any of its Subsidiaries is actively pursuing construction of one or more buildings for use as a Data Center Property and for which construction is proceeding to completion without undue delay from permit delay or denial, construction delays or otherwise, all pursuant to the ordinary course of business of the Borrower or such Subsidiary, or (y) that constitutes a property held for development. Notwithstanding the foregoing, any such property will no longer be considered to be a Development Property at the earlier of (i) the point at which such property’s Capitalized Value exceeds its GAAP book value or (ii) twenty-four (24) months following substantial completion of construction of the improvements related to such development (excluding tenant improvements), and shall thereafter be considered a Stabilized Property for the purposes of the calculation of Gross Asset Value and Unencumbered Asset Value, as applicable. Each individual phase of a given development will be considered a separate and distinct Development Property for purposes of this definition.
Distribution. Any (a) dividend or other distribution, direct or indirect, on account of any Equity Interest of Borrower, a Guarantor or any of their respective Subsidiaries now or hereafter outstanding, except a dividend payable solely in Equity Interests of identical class to the holders of that class; (b) redemption, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Equity

Interest of Borrower, a Guarantor or any of their respective Subsidiaries now or hereafter outstanding; and (c) payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any Equity Interests of Borrower, a Guarantor or any of their respective Subsidiaries now or hereafter outstanding.
Dollar Equivalent. At any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with such Alternative Currency.
Dollars or $. Dollars in lawful currency of the United States of America.
Domestic Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, located within the United States that will be making or maintaining Base Rate Loans denominated in Dollars.
Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan which is made prior to the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable, is converted in accordance with §4.1. The date of this Agreement shall be the initial Drawdown Date for the Term Loan.
EBITDA. With respect to a Person for any period (without duplication): The net income (or loss) before (i) interest, income taxes, depreciation, and amortization expense, as reported by such Person and its Subsidiaries on a consolidated basis in accordance with GAAP, (ii) any other non-cash expense to the extent not actually paid as a cash expense, (iii) acquisition costs related to the acquisition of Real Estate or the acquisition or origination of Mortgage Notes that were capitalized prior to Accounting Standard Codification (“ASC”) 805, Business Combinations, which do not represent a recurring cash item, and (iv) personnel separation or severance costs paid or accrued in an amount not to exceed in any four fiscal quarter period ten percent (10%) of Consolidated EBITDA as determined without giving effect to the adding back of such personnel separation or severance costs in this clause (iv) for such period. EBITDA also shall exclude extraordinary gains and losses (including but not limited to gains (and loss) on the sale of assets and gains (and losses) from debt extinguishment) and distributions to minority owners. EBITDA attributable to equity interests shall be excluded but EBITDA shall include a Person’s Equity Percentage of net income (or loss) from Unconsolidated Affiliates plus its Equity Percentage of interest, depreciation and amortization expense from Unconsolidated Affiliates.
EEA Financial Institution. (a) Any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
EEA Member Country. Any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
EEA Resolution Authority. Any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
Electronic System. See §7.4.
Eligible Assignee. Any Person who is: (i) currently a Lender or an affiliate of a Lender; (ii) a commercial bank, trust, trust company, insurance company, investment bank or pension fund organized under the laws of the United States of America, or any state thereof, and having total assets in excess of $5,000,000,000; (iii) a savings and loan association or savings bank organized under the laws of the United States of America, or any state thereof, and having a tangible net worth of at least $500,000,000; or (iv) a commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development, or a political subdivision of any such country, and having total assets in excess of $10,000,000,000, provided that such bank is acting through a branch or agency located in the United States of America. If such Person is not currently a Lender or an affiliate of a Lender, such Person’s (or its parent’s) senior unsecured long term indebtedness must be rated BBB or higher by S&P, Baa2 or higher by Moody’s, or the equivalent or higher of either such rating by another rating agency acceptable to the Agent. Neither Borrower, any Guarantor, any Affiliate of Borrower or Guarantor, a Defaulting Lender nor any Affiliate of a Defaulting Lender shall qualify as an Eligible Assignee.
Eligible Real Estate. Real Estate:
(a)    which constitutes Land Assets, a Development Property or a Stabilized Property; and
which is located within Canada or the 50 States of the continental United States or the District of Columbia.
Employee Benefit Plan. Any employee benefit plan within the meaning of §3(3) of ERISA maintained or contributed to by REIT or any ERISA Affiliate, other than a Multiemployer Plan.
Environmental Laws. Any federal, state, provincial or local statute, regulation or ordinance or any judicial or administrative decree or decision, whether now existing or hereinafter enacted, promulgated or issued, with respect to any Hazardous Substances, Mold, drinking water, groundwater, wetlands, landfills, open dumps, storage tanks, underground storage tanks, solid waste, waste water, storm water run-off, waste emissions or wells. Without limiting the generality of the foregoing, the term shall encompass each of the following statutes and their state and local equivalents, and regulations promulgated thereunder, and amendments and successors to such statutes and regulations, as may be enacted and promulgated from time to time: (i) CERCLA (codified in scattered sections of 26 U.S.C.; 33 U.S.C.; 42 U.S.C. and 42 U.S.C. §9601 et seq.); (ii) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. §6901 et seq.); (iii) the Hazardous Materials Transportation Act (49 U.S.C. §1801 et seq.); (iv) the Toxic Substances Control Act (15 U.S.C. §2061 et seq.); (v) the Clean Water Act (33 U.S.C. §1251 et seq.); (vi) the Clean Air Act (42 U.S.C. §7401 et seq.); (vii) the Safe Drinking Water Act (21 U.S.C. §349; 42 U.S.C. §201 and §300f et seq.); (viii) the National Environmental Policy Act of 1969 (42 U.S.C. §4321); (ix) the Superfund Amendment and Reauthorization Act of 1986 (codified in scattered sections of 10 U.S.C., 29 U.S.C., 33 U.S.C. and 42 U.S.C.); (x) Title III of the Superfund Amendment and Reauthorization Act (40 U.S.C. §1101 et seq.); (xi) Environmental Protection Act, RSO 1990, c E.19, as amended and any regulations enacted pursuant to it; (xii) Ontario Water Resources Act, RSO 1990, c O.40, as amended and any regulations enacted pursuant to it; (xiii) Clean Water Act, 2006, SO 2006, c 22, as amended and any regulations enacted pursuant to it; (xiv) Safe Drinking Water Act, 2002, SO 2002, c 32, as amended and any regulations enacted pursuant to it; (xv) Canadian Environmental Protection Act, 1999, SC 1999, c 33, as amended and any regulations enacted pursuant to it; (xvi) Fisheries Act, RSC 1985, c F-14, as amended and any regulations enacted pursuant to it; and (xvii) Transportation of Dangerous Goods Act, 1992, SC 1992, c 34, as amended and any regulations enacted pursuant to it.
Equity Interests. With respect to any Person, any share of capital stock of (or other ownership or profit interests in) such Person, any warrant, option or other right for the purchase or other acquisition from such Person of any share of capital stock of (or other ownership or profit interests in) such Person, any security convertible into or exchangeable for any share of capital stock of (or other ownership or profit interests in) such Person or warrant, right or option for the purchase or other acquisition from such Person of such shares (or such other interests), and any other ownership or profit interest in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized or otherwise existing on any date of determination.
Equity Offering. The issuance and sale after the Closing Date by Borrower or any of its Subsidiaries or REIT of any equity securities of such Person.
Equity Percentage. The aggregate ownership percentage of a Person or its Subsidiaries in each Unconsolidated Affiliate.

ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time, and all regulations and formal guidelines issued thereunder.
ERISA Affiliate. Any Person which is treated as a single employer with REIT or its Subsidiaries under §414 of the Code or §4001 of ERISA and any predecessor entity of any of them.
ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of §4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived or any other event with respect to which REIT or an ERISA Affiliate could reasonably be expected to have liability under §4062(e) or §4063 of ERISA.
EU Bail-In Legislation Schedule. The EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
Event of Default. See §12.1.
Excluded Taxes. Any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or its Commitment pursuant to an Applicable Law in effect on the date on which (i) such Lender acquires such interest in the Loan or its Commitment (other than pursuant to an assignment request by the Borrower under §4.15 as a result of costs sought to be reimbursed pursuant to §4.4 or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to §4.4, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with §4.4(g) and (d) any U.S. federal withholding Taxes imposed under FATCA.
Existing Credit Agreement. As defined in the recitals.
Existing Guaranty. The “Guaranty” (as defined in the Existing Credit Agreement).
Existing Letters of Credit. The letters of credit issued by KeyBank and described on Schedule 1.3 hereto.
Existing Term Loan Agreement. The Term Loan Agreement dated as of September 13, 2013, as amended by that certain First Amendment to Term Loan Agreement and Other Loan Documents dated as of July 21, 2014 and as further amended by that certain Second Amendment to Term Loan Agreement and Other Loan Documents dated as of April 8, 2016, by and among DuPont Fabros Technology, L.P., as borrower, Royal Bank of Canada, as agent and lender and the other lenders party thereto.
Extended Revolving Credit Commitment. Any Class of Revolving Credit Commitments the maturity of which shall have been extended pursuant to §27(c).
Extended Revolving Credit Loans. Any Revolving Credit Loans made pursuant to the Extended Revolving Credit Commitments.
Extended Term Loans. Any Class of Term Loans the maturity of which shall have been extended pursuant to §27(c).
Extension. See §27(c)(i).

Extension Amendment. An amendment to this Agreement (which may, at the option of the Agent and the Borrower, be in the form of an amendment and restatement of this Agreement) among the Borrower, Guarantors, the applicable extending Lenders, the Agent and, to the extent required by §27(c), the Issuing Lender and/or the Swing Loan Lender, implementing an Extension in accordance with §27(c).
Extension Offer. See §27(c)(i).
Facility Fee. See §2.3(b).
FATCA. Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations promulgated thereunder or official interpretations thereof, and any agreement entered into pursuant to §1471(b)(1) of the Code.
Federal Funds Effective Rate. For any day, the rate per annum (rounded upward to the nearest one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate.” In the event that the Federal Funds Effective Rate as determined above shall be less than zero, it shall be deemed to be zero for the purposes of this Agreement.
Floating Rate. With respect to (a) any Loan in Dollars, LIBOR, and (b) with respect to any Loan in Alternative Currency, the CDOR Rate.
Floating Rate Loans. Collectively, the Revolving Credit Loans and the Term Loans bearing interest calculated by reference to a Floating Rate.
Foreign Lender. If the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
Fronting Exposure. At any time there is a Defaulting Lender, (a) with respect to the Issuing Lender, such Defaulting Lender’s U.S. Dollar Revolving Credit Commitment Percentage of the outstanding Letter of Credit Liabilities other than Letter of Credit Liabilities as to which such Defaulting Lender’s participation obligation has been reallocated to other U.S. Dollar Revolving Credit Lenders or cash collateral or other credit support acceptable to the Issuing Lender shall have been provided in accordance with the terms hereof and (b) with respect to the Swing Loan Lender, such Defaulting Lender’s U.S. Dollar Revolving Credit Commitment Percentage of Swing Loans other than Swing Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other U.S. Dollar Revolving Credit Lenders, repaid by the Borrower or for which cash collateral or other credit support acceptable to the Swing Loan Lender shall have been provided in accordance with the terms hereof.
Funds from Operations. With respect to any Person for any period, an amount equal to the Net Income (or Loss) of such Person for such period, computed in accordance with GAAP, excluding acquisition costs, gains and losses from sales of property, personnel separation or severance costs paid or accrued (in the amount excluded in the definition of EBITDA above), early write-off of unamortized loan costs, gains or losses from debt extinguishment, and gains and losses on derivative instruments, plus depreciation and amortization and asset impairment charges, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be recalculated to reflect funds from operations on the same basis. Funds from Operations shall be reported in accordance with NAREIT policies unless otherwise agreed to above in this definition.
GAAP. Principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of the Person adopting the same principles.

Governmental Authority. Any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau, commission, board, department or other entity (including, without limitation, the Federal Deposit Insurance Corporation, the Comptroller of the Currency or the Federal Reserve Board, any central bank or any comparable authority) or any arbitrator with authority to bind a party at law, and including any supra-national bodies such as the European Union or the European Central Bank.
Gross Asset Value. On a consolidated basis for Borrower and its Subsidiaries, Gross Asset Value shall mean the sum of (without duplication with respect to any Real Estate):
the Capitalized Value of any Real Estate owned by Borrower or any of its Subsidiaries which is a Stabilized Property; plus the book value determined in accordance with GAAP of all Development Properties owned by Borrower or any of its Subsidiaries; plus the aggregate amount of all Unrestricted Cash and Cash Equivalents of Borrower and its Subsidiaries as of the date of determination determined in accordance with GAAP; plus the book value determined in accordance with GAAP of Land Assets of Borrower and its Subsidiaries; plus the lesser of (A) the book value determined in accordance with GAAP, or (B) the outstanding principal balance, of all Mortgage Notes held by Borrower and its Subsidiaries.
Gross Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination. All income, expense and value associated with assets included in Gross Asset Value disposed of during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations. All income, expense and value associated with assets included in Gross Asset Value acquired during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations and such acquired assets shall be included at their costs basis value. Additionally, without limiting or affecting any other provision hereof, Gross Asset Value shall not include any income or value associated with Real Estate which is not operated or intended to be operated principally as a Data Center Property. Gross Asset Value will be adjusted to include an amount equal to Borrower’s or any of its Subsidiaries’ pro rata share (based upon such Person’s Equity Percentage in such Unconsolidated Affiliate) of the Gross Asset Value attributable to any of the items listed above in this definition owned by such Unconsolidated Affiliate.
Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of §3(2) of ERISA maintained or contributed to by REIT or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.
Guarantor. Collectively, REIT, the Subsidiary Guarantors and each Additional Subsidiary Guarantor, and individually any one of them.
Guaranty. The First Amended and Restated Guaranty dated of even date herewith (or executed after the date hereof pursuant to §5.2(c)) made by REIT, the Subsidiary Guarantors and each Additional Subsidiary Guarantor in favor of the Agent and the Lenders, as the same may be modified, amended or ratified, such Guaranty to be in form and substance reasonably satisfactory to the Agent.
Hazardous Substances. Each and every element, compound, chemical mixture, contaminant, pollutant, toxic substances, oil, material, waste or other substance which is defined, determined or identified as hazardous or toxic under any Environmental Law. Without limiting the generality of the foregoing, the term shall mean and include:

(i)    “hazardous substances” as defined in CERCLA, the Superfund Amendment and Reauthorization Act of 1986, or Title III of the Superfund Amendment and Reauthorization Act, each as amended, and regulations promulgated thereunder;
(ii)    “hazardous waste” and “regulated substances” and “subject waste” as defined in the Resource Conservation and Recovery Act of 1976, as amended, and regulations promulgated thereunder, or the Environmental Protection Act, RSO 1990, c E.19, as amended and any regulations enacted pursuant to it;
(iii)    “hazardous materials” or “dangerous goods” as defined in the Hazardous Materials Transportation Act, as amended, and regulations promulgated thereunder or the Transportation of Dangerous Goods Act, 1992, SC 1992, c 34, as amended and any regulations enacted pursuant to it;
(iv)    “chemical substance or mixture” as defined in the Toxic Substances Control Act, as amended, and regulations promulgated thereunder; and
(v)    “contaminant” as defined in the Environmental Protection Act, RSO 1990, c E.19, as amended and any regulations enacted pursuant to it.
Increase Notice. See §2.11(a).
Indebtedness. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed (other than trade debt incurred in the ordinary course of business which is not more than one hundred eighty (180) days past due); (b) all obligations of such Person, whether or not for money borrowed (i) represented by notes payable, or drafts accepted, in each case representing extensions of credit, (ii) evidenced by bonds, debentures, notes or similar instruments, or (iii) constituting purchase money indebtedness, conditional sales contracts, title retention debt instruments or other similar instruments, upon which interest charges are customarily paid or that are issued or assumed as full or partial payment for property or services rendered; (c) obligations of such Person as a lessee or obligor under a Capitalized Lease; (d) all reimbursement obligations of such Person under any letters of credit or acceptances (whether or not the same have been presented for payment); (e) all Off-Balance Sheet Obligations of such Person; (f) all obligations of such Person in respect of any purchase obligation, repurchase obligation, takeout commitment or forward equity commitment, in each case evidenced by a binding agreement (excluding any such obligation to the extent (1) the obligation can be satisfied by the issuance of Equity Interests or (2) the amount of such Person's liability therefor or in connection therewith is limited exclusively to the amount of any associated deposit given by such Person (in which case, such deposit shall be treated as Unsecured Indebtedness and not as an asset and any obligations in excess of such deposit shall not be included in Indebtedness)); (g) net obligations under any Derivatives Contract not entered into as a hedge against existing Indebtedness, in an amount equal to the Derivatives Termination Value thereof; (h) all Indebtedness of other Persons which such Person has guaranteed or is otherwise recourse to such Person (except for guaranties of Non‑Recourse Exclusions, and other similar exceptions to recourse liability until a claim is made with respect thereto, and then shall be included only to the extent of the amount of such claim that is reasonably expected to be incurred, as such amount may be approved by the Agent), including liability of a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute “Indebtedness” hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise; and (i) all Indebtedness of another Person secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness or other payment obligation. “Indebtedness” shall be adjusted to remove any impact of intangibles pursuant to ASC 805.

Indemnified Taxes. (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any Guarantor under any Loan Document and (b) to the extent not otherwise described in the immediately preceding clause (a), Other Taxes.
Information Materials. See §7.4.
Insolvency Laws. The Bankruptcy Code, the Canadian Bankruptcy Legislation and all other applicable liquidation, conservatorship, bankruptcy, moratorium, arrangement, rearrangement, receivership, insolvency, reorganization, readjustment of debt, dissolution, suspension of payments, or similar debtor relief laws affecting the rights of creditors generally of any jurisdiction, whether now or hereafter in effect.
Interest Expense. For any period with respect to Borrower and its Subsidiaries, without duplication, (a) interest (whether accrued or paid) actually payable (without duplication), excluding non‑cash interest expense but including capitalized interest not funded under an interest reserve pursuant to a specific debt obligation, together with the interest portion of payments on Capitalized Leases, plus (b) Borrower’s and its respective Subsidiaries’ Equity Percentage of Interest Expense of their Unconsolidated Affiliates for such period.
Interest Payment Date. As to each Base Rate Loan, the first (1st) day of each calendar month during the term of such Base Rate Loan. As to each Floating Rate Loan, the last day of each Interest Period relating thereto; provided that in the event that the Interest Period for a Floating Rate Loan shall be for a period in excess of three months, then interest shall also be payable on the three months anniversary of the commencement of such Interest Period.
Interest Period. With respect to each Floating Rate Loan (a) initially, the period commencing on the Drawdown Date of such Floating Rate Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Loan Request or Conversion/Continuation Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:
(i)    if any Interest Period with respect to a Floating Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall end on the next succeeding Business Day, unless such next succeeding Business Day occurs in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, as determined conclusively by the Agent in accordance with the then current bank practice in London;
if the Borrower shall fail to give notice as provided in §4.1, the Borrower shall be deemed to have requested a continuation of the affected Floating Rate Loan as a Floating Rate Loan with an Interest Period of one month on the last day of the then current Interest Period with respect thereto as provided in and subject to the terms of §4.1(c);
any Interest Period pertaining to a Floating Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the applicable calendar month; and
no Interest Period relating to any Floating Rate Loan shall extend beyond the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable.
International Investments. Investments in fee or leasehold interests in Data Center Properties located in Canada, Western Europe or Asia. Such Data Center Properties must be located in sizeable cities in countries with well-developed real estate debt and equity capital markets, as reasonably determined by Agent.
Investment Grade Rating. A Credit Rating of BBB- or better by S&P or Baa3 or better by Moody’s.

Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person and owned by such Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term “Investment” shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, (ii) trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms, (iii) prepaid expenses, (iv) advances in the ordinary course of business to employees for travel expenses and similar expenditures, (v) obligations under Derivatives Contracts to the extent permitted under §8.12, or (vi) investments consisting of cash collateral to secure (x) letters of credit, (y) Derivative Contracts permitted under §8.12 or (z) payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations. In determining the aggregate amount of Investments outstanding at any particular time: (a) there shall be included as an Investment all interest accrued with respect to Indebtedness constituting an Investment unless and until such interest is paid; (b) there shall be deducted in respect of each Investment any amount received as a return of capital; (c) there shall not be deducted in respect of any Investment any amounts received as earnings on such Investment, whether as dividends, interest or otherwise, except that accrued interest included as provided in the foregoing clause (a) may be deducted when paid; and (d) there shall not be deducted in respect of any Investment any decrease in the value thereof.
Issuing Lender. KeyBank, in its capacity as the Lender issuing the Letters of Credit and any successor thereto.
Joinder Agreement. The Joinder Agreement with respect to the Guaranty and the Contribution Agreement to be executed and delivered pursuant to §5.2 by any Additional Subsidiary Guarantor, such Joinder Agreement to be substantially in the form of Exhibit D hereto.
KeyBank. As defined in the preamble hereto.
Land Assets. Land to be developed as a Data Center Property with respect to which the commencement of grading, construction of improvements (other than improvements that are not material and are temporary in nature) or infrastructure for the development of a Data Center Property has not yet commenced.
Leased Rate. With respect to Real Estate at any time, the ratio, expressed as a percentage, of (a) the Net Rentable Area of such Real Estate actually leased by tenants that are not affiliated with the Borrower and paying rent at rates not materially less than rates generally prevailing at the time the applicable lease was entered into, pursuant to binding leases as to which no default has occurred and has continued unremedied for 30 or more days to (b) the aggregate Net Rentable Area of such Real Estate.
Lending Office. With respect to a Lender, its Domestic Lending Office, LIBOR Lending Office or Alternative Currency Lending Office, as applicable.
Lenders. KeyBank, the other lending institutions which are party hereto and any other Person which becomes an assignee of any rights of a Lender pursuant to §18 (but not including any participant as described in §18). The Issuing Lender and Swing Loan Lender shall each be a Lender, as applicable.
Letter of Credit. Any standby letter of credit issued at the request of the Borrower and for the account of the Borrower in accordance with §2.10.
Letter of Credit Liabilities. At any time and in respect of any Letter of Credit, the sum of (a) the maximum undrawn face amount of such Letter of Credit plus (b) the aggregate unpaid principal amount of all drawings made under such Letter of Credit which have not been repaid (including repayment by a U.S. Dollar Revolving Credit Loan). For purposes of this Agreement, a U. S. Dollar Revolving Credit Lender (other than the U. S. Dollar Revolving Credit Lender acting as the Issuing Lender) shall be deemed to hold a Letter of Credit Liability in an amount equal to its participation interest in the related Letter of Credit under §2.10, and the U. S. Dollar Revolving Credit Lender acting as the Issuing Lender shall be deemed to hold a Letter of Credit Liability in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the U. S. Dollar Revolving Credit Lenders other than the U. S. Dollar Revolving Credit Lender acting as the Issuing Lender of their participation interests under such Section.
Letter of Credit Request. See §2.10(a).
LIBOR. For any Floating Rate Loan denominated in Dollars for any Interest Period, the average rate as shown in Reuters Screen LIBOR01 Page (or any successor service, or if such Person no longer reports such rate as determined by Agent, by another commercially available source providing such quotations approved by Agent) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the Rate Determination Date with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If such service or such other Person approved by Agent described above no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Loans shall accrue interest at the Base Rate for Revolving Credit Loans denominated in Dollars plus the Applicable Margin for such Loan. For any period during which a Reserve Percentage shall apply, LIBOR with respect to Floating Rate Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage. In the event that LIBOR as determined above shall be less than zero, it shall be deemed to be zero for the purposes of this Agreement.
LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.
LIBOR Lending Office. Initially, the office of each Lender designated as such on Schedule 1.1 hereto; thereafter, such other office of such Lender, if any, that shall be making or maintaining Floating Rate Loans bearing interest by reference to LIBOR.
Lien. See §8.2.
Loan Documents. This Agreement, the Notes, the Guaranty, the Joinder Agreements, the Letter of Credit Request and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or the Guarantors in connection with the Loans.
Loan Request. See §2.7.
Loan and Loans. An individual loan or the aggregate loans (including Revolving Credit Loans, Swing Loans and Term Loans), as the case may be, to be made by the applicable Lenders hereunder. All Loans, other than Alternative Currency/Dollar Revolving Credit Loans denominated in the Alternative Currency, shall be made in Dollars. All Alternative Currency/Dollar Revolving Credit Loans denominated in the Alternative Currency shall be made in Canadian Dollars. Amounts drawn under a Letter of Credit shall also be considered U.S. Dollar Revolving Credit Loans as provided in §2.10(f).
Material Acquisition. A single acquisition by Borrower or any of its Subsidiaries of properties or assets for a gross purchase price equal to or in excess of fifteen percent (15%) of consolidated total assets of Borrower and its Subsidiaries determined pursuant to GAAP as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are publicly available (determined without giving effect to such acquisition).
Material Adverse Effect. A material adverse effect on (a) the business, properties, assets, financial condition or results of operations of REIT, Borrower and its Subsidiaries considered as a whole; (b) the ability of Borrower, REIT, the Subsidiary Guarantors and the Unencumbered Property Subsidiaries, taken as a whole, to perform any of their material obligations under the Loan Documents; or (c) the validity or enforceability of any of the Loan Documents or the rights or remedies of Agent or the Lenders thereunder.

Material Subsidiary. Any Subsidiary of the Borrower which is (a) a direct or indirect owner of an asset included in determining the Unencumbered Asset Value or (b) a guarantor of or otherwise liable with respect to any other Unsecured Debt (other than any intercompany Indebtedness between or among any of the REIT, the Borrower and their respective Subsidiaries permitted by §8.1(h)) of the REIT, the Borrower or any of their respective Subsidiaries (other than any of such Subsidiaries that are not organized under the laws of any political subdivision of the United States and which are not borrowers, guarantors or otherwise liable with respect to any Unsecured Debt of REIT, Borrower or any of their respective Subsidiaries which are organized under the laws of any political subdivision of the United States). Notwithstanding the foregoing, Yak Ventures LLC and Alshain Ventures LLC shall not be deemed to be Material Subsidiaries so long as such Subsidiaries do not guarantee any Unsecured Debt.
Moody’s. Moody’s Investor Service, Inc.
Mortgage Note. A loan to a Person other than the Borrower, any Guarantor or any of their respective Subsidiaries or Unconsolidated Affiliates originated or purchased by Borrower or any Subsidiary of Borrower, secured by a first priority mortgage lien on a completed and operational Data Center Property located in the United States.
Multiemployer Plan. Any multiemployer plan within the meaning of §3(37) of ERISA maintained or contributed to by REIT or any ERISA Affiliate.
Net Data Centers. Net Data Centers, Inc., which as of the date of this Agreement is a former customer of several of Borrower's Subsidiaries.
Net Income (or Loss). With respect to any Person (or any asset of any Person) for any period, the net income (or loss) of such Person (or attributable to such asset), determined in accordance with GAAP.
Net Offering Proceeds. The gross cash proceeds received by Borrower or any of its Subsidiaries or REIT as a result of an Equity Offering less the customary and reasonable costs, expenses and discounts paid by Borrower or such Subsidiary or REIT in connection therewith.
Net Operating Income. For any Real Estate and for a given period, an amount equal to the sum of (a) the rents, common area reimbursements, actual cost recoveries and other income for such Real Estate determined in accordance with GAAP for such period received in the ordinary course of business from tenants in occupancy (excluding pre-paid rents and revenues and security deposits except to the extent applied in satisfaction of tenants’ obligations for rent) minus (b) all expenses paid or accrued and related to the ownership, operation or maintenance of such Real Estate for such period determined in accordance with GAAP, including, but not limited to, taxes, assessments and the like, insurance, utilities, payroll costs, maintenance, repair and landscaping expenses, marketing expenses, and general and administrative expenses (including an appropriate allocation for legal, accounting, advertising, marketing and other expenses incurred in connection with such Real Estate, but specifically excluding general overhead expenses of Borrower and its Subsidiaries and any property management fees), minus (c) the greater of (i) actual property management fees of such Real Estate or (ii) an amount equal to three percent (3.0%) of the gross revenues from such Real Estate.
Net Rentable Area. With respect to any Real Estate, the megawatts of critical load power available for use by tenants determined in accordance with the Rent Roll for such Real Estate, the manner of such determination to be reasonably consistent for all Real Estate of the same type unless otherwise approved by the Agent.
Non-Defaulting Lender. At any time, any Lender that is not a Defaulting Lender at such time.
Non-Recourse Exclusions. With respect to any Non-Recourse Indebtedness of any Person, any usual and customary exclusions from the non‑recourse limitations governing such Indebtedness, including, without limitation, exclusions for claims that (i) are based on fraud, intentional misrepresentation, misapplication of funds, gross negligence or willful misconduct, (ii) result from intentional mismanagement of or waste at the Real Property securing such Non-Recourse Indebtedness, (iii) arise from the presence of Hazardous Substances on the Real Property securing such Non-

Recourse Indebtedness; (iv) violations of special purpose covenants; or (v) are the result of any unpaid real estate taxes and assessments (whether contained in a loan agreement, promissory note, indemnity agreement or other document).
Non-Recourse Indebtedness. Indebtedness of Borrower, its Subsidiaries or an Unconsolidated Affiliate which is secured by one or more parcels of Real Estate (other than an Unencumbered Property) or interests therein or equipment and which is not a general obligation of Borrower or such Subsidiary or Unconsolidated Affiliate, the holder of such Indebtedness having recourse solely to the parcels of Real Estate, or interests therein or equipment, securing such Indebtedness, the leases thereon and the rents, profits and equity thereof or equipment, as applicable (except for recourse against the general credit of the Borrower or its Subsidiaries or an Unconsolidated Affiliate for any Non‑Recourse Exclusions), provided that in calculating the amount of Non‑Recourse Indebtedness at any time, the amount of reasonably anticipated liability with respect to any Non‑Recourse Exclusions which are the subject of a claim, as such amount may be approved by Agent, shall not be included in the Non‑Recourse Indebtedness but shall constitute Recourse Indebtedness. Non‑Recourse Indebtedness shall also include Indebtedness of a Subsidiary of Borrower that is not a Subsidiary Guarantor or an Unencumbered Property Subsidiary or of an Unconsolidated Affiliate which is a special purpose entity that is recourse solely to such Subsidiary or Unconsolidated Affiliate, which is not cross-defaulted to other Indebtedness of the Borrower, any Guarantor or any Unencumbered Property Subsidiary and which does not constitute Indebtedness of any other Person (other than such Subsidiary or Unconsolidated Affiliate which is the borrower thereunder).
Notes. Collectively, the Term Loan Notes, the Revolving Credit Notes and the Swing Loan Note.
Notice. See §19.
Obligations. All indebtedness, obligations and liabilities of the Borrower or any Guarantor to any of the Lenders or the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Notes or the Letters of Credit, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, or whether arising before or after any proceeding pursuant to any Insolvency Law, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.
OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America, or any successor thereto carrying out similar functions.
Off-Balance Sheet Obligations. Liabilities and obligations of Borrower, any of its Subsidiaries or any other Person in respect of “off-balance sheet arrangements” (as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended) which REIT would be required to disclose in the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of REIT’s report on Form 10-Q or Form 10-K (or their equivalents) which REIT is required to file with the SEC or would be required to file if it were subject to the jurisdiction of the SEC (or any Governmental Authority substituted therefore).
Other Connection Taxes. With respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
Other Taxes. All present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to §4.15 as a result of costs sought to be reimbursed pursuant to §4.4).

Outstanding. With respect to the Loans, the Dollar Equivalent of the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit in Dollars.
Participant Register. See §18.4.
Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.
PBGC. The Pension Benefit Guaranty Corporation created by §4002 of ERISA and any successor entity or entities having similar responsibilities.
Permitted Liens. Liens permitted by §8.2.
Person. Any individual, corporation, limited liability company, partnership, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.
Plan Assets. Assets of any employee benefit plan subject to Part 4, Subtitle B, Title I of ERISA.
PPSA. The Personal Property Security Act or any similar law in effect from time to time in any province of Canada.
Preferred Distributions. For any period and without duplication, all Distributions paid, declared but not yet paid or otherwise due and payable during such period on Preferred Securities issued by Borrower or any of its Subsidiaries or REIT. Preferred Distributions shall not include dividends or distributions (a) paid or payable solely in Equity Interests of identical class payable to holders of such class of Equity Interests; or (b) paid or payable to Borrower or any of its Subsidiaries.
Preferred Securities. With respect to any Person, Equity Interests in such Person, which are entitled to preference or priority over any other Equity Interest in such Person in respect of the payment of dividends or distribution of assets upon liquidation, or both.
Pricing Level. Such term shall have the meaning established within the definition of Applicable Margin.
Rate Determination Date. With respect to any Interest Period, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in the relevant interbank market, as reasonably determined by the Agent; provided that to the extent such market practice is not administratively feasible for the Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Agent).
Rating Agencies. S&P, Moody’s and any substitute rating agency appointed by the Borrower and the Agent pursuant to the definition of “Credit Rating”, collectively, and Rating Agency means either S&P, Moody’s or such substitute rating agency.
Real Estate. All real property at any time owned or leased (as lessee or sublessee) by Borrower or any of its Subsidiaries, including, without limitation, the Unencumbered Properties.
Recipient. The Agent and any Lender.
Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Agent with respect to any Loan referred to in such Note.

Recourse Indebtedness. As of any date of determination, any Indebtedness (whether secured or unsecured) which is recourse to Borrower or any of its Subsidiaries. Recourse Indebtedness shall not include Non‑Recourse Indebtedness.
Register. See §18.2.
REIT. DuPont Fabros Technology, Inc., a Maryland corporation.
REIT Status. With respect to a Person, its status as a real estate investment trust as defined in §856(a) of the Code.
Related Fund. With respect to any Lender which is a fund that invests in commercial loans in the ordinary course of its activities, any Affiliate of such Lender or any other fund that invests in commercial loans in the ordinary course of its activities that is managed by the same investment advisor as such Lender or by an Affiliate of such Lender or such investment advisor.
Release. See §6.20(c)(iii).
Rent Roll. A report prepared by the Borrower showing for each Unencumbered Property owned or leased by Borrower, a Guarantor or an Unencumbered Property Subsidiary, its occupancy, lease expiration dates, lease rent and other information in substantially the form presented to Agent prior to the date hereof or in such other form as may be reasonably acceptable to the Agent.
Required Alternative Currency/Dollar Revolving Credit Lenders. As of any date, Alternative Currency/Dollar Revolving Credit Lenders whose aggregate Alternative Currency/Dollar Revolving Credit Commitment Percentage is greater than fifty percent (50%) of the Total Alternative Currency/Dollar Revolving Credit Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Alternative Currency/Dollar Revolving Credit Commitment Percentages of the Alternative Currency/Dollar Revolving Credit Lenders shall be redetermined for purposes of this definition to exclude the Alternative Currency/Dollar Revolving Credit Commitments of such Defaulting Lenders.
Required Lenders. As of any date, Lenders having greater than fifty percent (50%) of the aggregate amount of the Commitments and (if the Term Loan Commitments have terminated) the principal amount of the aggregate outstanding Term Loans (not held by Defaulting Lenders who are not entitled to vote), or, if any of the Commitments have been terminated or reduced to zero, Lenders holding greater than fifty percent (50%) of the principal amount of the aggregate outstanding Loans and Letter of Credit Liabilities (not held by Defaulting Lenders who are not entitled to vote). Commitments, Revolving Credit Loans, Term Loans and Letter of Credit Liabilities held by Defaulting Lenders shall be disregarded when determining the Required Lenders, the Required Term Loan Lenders, the Required Alternative Currency/Dollar Revolving Credit Lenders, the Required U.S. Dollar Revolving Credit Lenders and the Required Revolving Credit Lenders.
Required Revolving Credit Lenders. As of any date, Revolving Credit Lenders whose aggregate Revolving Credit Commitment Percentage is greater than fifty percent (50%) of the Total Revolving Credit Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Revolving Credit Commitment Percentages of the Revolving Credit Lenders shall be redetermined for purposes of this definition to exclude the Revolving Credit Commitments of such Defaulting Lenders.
Required Term Loan Lenders. As of any date, Term Loan Lenders whose aggregate Term Loan Commitment Percentage is greater than fifty percent (50%) of the Total Term Loan Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the Term Loan Commitment Percentages of the Term Loan Lenders shall be redetermined for purposes of this definition to exclude the Term Loan Commitments of such Defaulting Lenders.

Required U.S. Dollar Revolving Credit Lenders. As of any date, U.S. Dollar Revolving Credit Lenders whose aggregate U.S. Dollar Revolving Credit Commitment Percentage is greater than fifty percent (50%) of the Total U.S. Dollar Revolving Credit Commitment; provided that in determining said percentage at any given time, all then existing Defaulting Lenders will be disregarded and excluded and the U.S. Dollar Revolving Credit Commitment Percentages of the U.S. Dollar Revolving Credit Lenders shall be redetermined for purposes of this definition to exclude the U.S. Dollar Revolving Credit Commitments of such Defaulting Lenders.
Reserve Percentage. For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other Governmental Authority with jurisdiction over Agent or any Lender for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any Lender with respect to liabilities constituting or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.
Revaluation Date. With respect to any Loan, each of the following: (a) each date of a borrowing of an Alternative Currency/Dollar Revolving Credit Loan in the Alternative Currency or any borrowing of any other Loan or issuance of any Letter of Credit, (b) each date of any continuation or conversion of a Floating Rate Loan denominated in an Alternative Currency pursuant to §4.1, (c) the first Business Day of each calendar month, (d) each other date under this Agreement when the Dollar Equivalent or Alternative Currency Equivalent is to be determined, and (e) at any time that a Default or Event of Default exists or an Automatic Alternative Currency Conversion Trigger has occurred, such additional dates as the Agent shall determine or the Required Alternative Currency/Dollar Revolving Credit Lenders shall require.
Revolving Credit Base Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Base Rate.
Revolving Credit Commitment. With respect to each Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such Revolving Credit Lender’s Revolving Credit Commitment to make or maintain Revolving Credit Loans (other than Swing Loans) to the Borrower, to participate in Letters of Credit for the account of the Borrower and to participate in Swing Loans to the Borrower (with such participations in Letters of Credit and Swing Loans limited to such Lender's U.S. Dollar Revolving Credit Commitment), as the same may be changed from time to time in accordance with the terms of this Agreement. The Revolving Credit Commitment of each Revolving Credit Lender is the Dollar Equivalent of the sum of such Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment and Alternative Currency/Dollar Revolving Credit Commitment.
Revolving Credit Commitment Percentage. With respect to each Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such Revolving Credit Lender’s percentage of the Total Revolving Credit Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the Revolving Credit Commitments of all of the Revolving Credit Lenders have been terminated as provided in this Agreement, then the Revolving Credit Commitment Percentage of each Revolving Credit Lender shall be determined based on the Revolving Credit Commitment Percentage of such Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
Revolving Credit Exposure. As to any Revolving Credit Lender at any time, the aggregate principal amount at such time of its Outstanding Revolving Credit Loans and such Revolving Credit Lender’s participation in Letter of Credit Liabilities and Swing Loans at such time.
Revolving Credit Floating Rate Loans. Revolving Credit Loans bearing interest calculated by reference to the Floating Rate.
Revolving Credit Lenders. Collectively, the U.S. Dollar Revolving Credit Lenders and the Alternative Currency/Dollar Revolving Credit Lenders.

Revolving Credit Loan or Loans. A U.S. Dollar Revolving Credit Loan or Loans and/or an Alternative Currency/Dollar Revolving Credit Loan or Loans, as the context may require or permit.
Revolving Credit Maturity Date. July 25, 2020, as such date may be extended as provided in §2.12 or §27(c), or such earlier date on which the Revolving Credit Loans shall become due and payable pursuant to the terms hereof.
Revolving Credit Note or Notes. An individual Revolving Credit Note (U.S. Dollar) and Revolving Credit Note (Alternative Currency/Dollar), or collectively, all of them.
Revolving Credit Note or Notes (Alternative Currency/Dollar). A promissory note or notes made by the Borrower in favor of an Alternative Currency/Dollar Revolving Credit Lender in the principal face amount equal to such Alternative Currency/Dollar Revolving Credit Lender’s Alternative Currency/Dollar Revolving Credit Commitment, or if less, the outstanding amount of all Alternative Currency/Dollar Revolving Credit Loans made by such Alternative Currency/Dollar Revolving Credit Lender, in substantially the form of Exhibit A-2 hereto.
Revolving Credit Note or Notes (U.S. Dollar). A promissory note or notes made by the Borrower in favor of a U.S. Dollar Revolving Credit Lender in the principal face amount equal to such U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment, or if less, the outstanding amount of all U.S. Dollar Revolving Credit Loans made by such U.S. Dollar Revolving Credit Lender, in substantially the form of Exhibit A-1 hereto.
Same Day Funds. With respect to disbursements and payments in Dollars, immediately available funds and with respect to disbursements and payments in an Alternative Currency, same day or other funds as may be determined by the Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in such Alternative Currency.
Sanctions Laws and Regulations. Any sanctions, prohibitions or requirements imposed, administered or enforced by, the U.S. government, including those administered by OFAC or the U.S. Department of State, or by the United Nations Security Council, the European Union or Her Majesty's Treasury of the United Kingdom.
SEC. The federal Securities and Exchange Commission.
Secured Debt. With respect to Borrower or any of its Subsidiaries as of any given date, the aggregate principal amount of all Indebtedness of such Persons on a Consolidated basis (including such Person’s Equity Percentage of the Indebtedness of its Unconsolidated Affiliates) outstanding at such date and that is secured in any manner by any Lien.
S&P. S&P Global Inc.
Specified Currency. See §37.
Spot Rate. For a currency, the rate determined by the Agent to be the rate quoted by the Person acting in such capacity as the spot rate for the purchase by such Person of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m. (London time) on the date two (2) Business Days prior to the date as of which the foreign exchange computation is made; provided that the Agent may obtain such spot rate from another financial institution designated by the Agent if the Person acting in such capacity does not have as of the date of determination a spot buying rate for any such currency.
Stabilized Property. A completed Data Center Property which contains improvements that are in operating condition and available for occupancy with respect to which valid certificates of occupancy have been issued and are in full force and effect, and that has achieved a Leased Rate of at least eighty-five percent (85%) for a period of not less than thirty (30) consecutive days, provided that a Development Property on which all improvements related to the development of such Real Estate have been substantially completed (excluding tenants improvements) for at least twenty‑four (24) months or as to which its Capitalized Value exceeds its GAAP book value shall constitute a

Stabilized Property. Once a project becomes a Stabilized Property under this Agreement, it shall remain a Stabilized Property.
State. A state of the United States of America and the District of Columbia.
Subsidiary. For any Person, any corporation, partnership, limited liability company or other entity of which at least a majority of the securities or other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such corporation, partnership, limited liability company or other entity (without regard to the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, and shall include all Persons the accounts of which are consolidated with those of such Person pursuant to GAAP.
Subsidiary Guarantors. Grizzly Ventures LLC, Tarantula Ventures LLC, Xeres Management LLC, Xeres Ventures LP, Rhino Equity LLC, Lemur Properties LLC, Porpoise Ventures LLC, and Fox Properties LLC, each a Delaware limited liability company or limited partnership, as applicable, and any Additional Subsidiary Guarantor.
Swing Loan. See §2.5(a).
Swing Loan Lender. KeyBank, in its capacity as Swing Loan Lender and any successor thereof.
Swing Loan Commitment. The sum of $35,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.
Swing Loan Note. A promissory note made by the Borrower in favor of the Swing Loan Lender in the principal face amount equal to the Swing Loan Commitment, or if less, the outstanding amount of all Swing Loans made by the Swing Loan Lender, in substantially the form of Exhibit C hereto.
Taxable REIT Subsidiary. Any Subsidiary of the Borrower that is a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code or a Subsidiary of such Taxable REIT Subsidiary.
Taxes. All present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
Term Base Rate Loans. The Term Loans bearing interest by reference to the Base Rate. All Term Base Rate Loans shall be denominated in Dollars.
Term Floating Rate Loans. The Term Loans bearing interest by reference to LIBOR.
Term Loan or Term Loans. An individual Term Loan or the aggregate Term Loans, as the case may be, in the maximum principal amount of $250,000,000.00 (subject to increase as provided in §2.11) made by the Term Loan Lenders hereunder.
Term Loan Commitment. As to each Term Loan Lender, the amount equal to such Term Loan Lender’s Term Loan Commitment Percentage of the aggregate principal amount of the Term Loans from time to time outstanding to Borrower.
Term Loan Commitment Percentage. With respect to each Term Loan Lender, the Term Loan Commitment Percentage shall be the percentage set forth on Schedule 1.1 hereto of such Term Loan Lender’s percentage of the aggregate Outstanding Term Loans to Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement.

Term Loan Lenders. Collectively, the Lenders which have a Term Loan Commitment, the initial Term Loan Lenders being identified on Schedule 1.1 hereto.
Term Loan Maturity Date. January 21, 2022, as such date may be extended as provided in §27(c), or such earlier date on which the Term Loans shall become due and payable pursuant to the terms hereof.
Term Loan Note or Notes. A promissory note made by the Borrower in favor of a Term Loan Lender in the principal face amount equal to such Term Loan Lender’s Term Loan Commitment, in substantially the form of Exhibit B hereto.
Titled Agents. The Arranger, and any other co-lead arrangers, co-syndication agents or co-documentation agents.
Total Alternative Currency/Dollar Revolving Credit Commitment. The sum of the Alternative Currency/Dollar Revolving Credit Commitments of the Alternative Currency/Dollar Revolving Credit Lenders, as in effect from time to time. As of the date of the Agreement, the Total Alternative Currency/Dollar Revolving Credit Commitment is One Hundred Eighty-Five Million and No/100 Dollars ($185,000,000.00).
Total Commitment. The sum of the Total Revolving Credit Commitments and the Total Term Loan Commitments of the Lenders, as in effect from time to time. As of the Closing Date, the Total Commitment is One Billion and No/100 Dollars ($1,000,000,000.00). The Total Commitment may increase in accordance with §2.11.
Total Revolving Credit Commitment. The Dollar Equivalent of the sum of the Total U.S. Dollar Revolving Credit Commitment and the Total Alternative Currency/Dollar Revolving Credit Commitment.
Total U.S. Dollar Revolving Credit Commitment. The sum of the U.S. Dollar Revolving Credit Commitments of the U.S. Dollar Revolving Credit Lenders, as in effect from time to time. As of the date of this Agreement, the Total U.S. Dollar Revolving Credit Commitment is Five Hundred Sixty-Five Million and No/100 Dollars ($565,000,000.00). The Total U.S. Dollar Revolving Credit Commitment may increase in accordance with §2.11.
Total Term Loan Commitment. The sum of the Term Loan Commitments of the Term Loan Lenders, as in effect from time to time. As of the date of this Agreement, the Total Term Loan Commitment is Two Hundred Fifty Million and No/100 Dollars ($250,000,000.00). The Total Term Loan Commitment may increase in accordance with §2.11.
Type. As to any Loan, its nature as a Base Rate Loan or a Floating Rate Loan.
Unconsolidated Affiliate. In respect of any Person, any other Person in whom such Person holds an Investment, (a) which Investment is accounted for in the financial statements of such Person on an equity basis of accounting and whose financial results would not be consolidated under GAAP with the financial results of such first Person on the consolidated financial statements of such first Person, or (b) which is not a Subsidiary of such first Person. Notwithstanding the foregoing, Net Data Centers shall not constitute an Unconsolidated Affiliate of Borrower or any Guarantor provided that each of the following conditions is met: (1) Net Data Centers is an unconsolidated entity with respect to the Borrower and REIT for financial reporting purposes, (2) a party other than Borrower, any Guarantor or any of their Subsidiaries and Unconsolidated Affiliates has primary control over day-to-day management of Net Data Centers, (3) the ownership interest, whether direct or indirect, of REIT, Borrower and their Subsidiaries in Net Data Centers does not exceed ten percent (10%), and (4) none of the Borrower, any Guarantor, or any of their Subsidiaries or Unconsolidated Affiliates is directly or contingently liable for any Indebtedness of Net Data Centers.
Unencumbered Asset Value. On a consolidated basis for Borrower and the Unencumbered Property Subsidiaries (and all Subsidiary Guarantors as applicable under clause (iii)), Unencumbered Asset Value shall mean the sum of (without duplication with respect to any Unencumbered Property):

(i)    the Capitalized Value of any Unencumbered Property owned by Borrower or any Unencumbered Property Subsidiary which is a Stabilized Property; plus
(ii)    the book value determined in accordance with GAAP of all Development Properties that are Unencumbered Properties owned by Borrower or any Unencumbered Property Subsidiary; plus
(iii)    the aggregate amount of all Unrestricted Cash and Cash Equivalents of Borrower, the Subsidiary Guarantors and the Unencumbered Property Subsidiaries (but excluding those described in clause (h) of the definitions of Cash Equivalents) as of the date of determination determined in accordance with GAAP; plus
(iv)    the book value determined in accordance with GAAP of Land Assets that are Unencumbered Properties of Borrower and the Unencumbered Property Subsidiaries.
Unencumbered Asset Value will be adjusted, as appropriate, for acquisitions, dispositions and other changes to the portfolio during the calendar quarter most recently ended prior to a date of determination. All income, expense and value associated with assets included in Unencumbered Asset Value disposed of during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations. Unencumbered Asset Value may be adjusted as provided in §8.6. All income, expense and value associated with assets included in Unencumbered Asset Value acquired during the calendar quarter period most recently ended prior to a date of determination will be eliminated from calculations and such acquired assets shall be included at their costs basis value. Additionally, without limiting or affecting any other provision hereof, Unencumbered Asset Value shall not include any income or value associated with Real Estate which is not operated or intended to be operated principally as a Data Center Property. International Investments (other than those located in Canada), Mortgage Notes and Investments in non-Wholly Owned Subsidiaries and Unconsolidated Affiliates shall not be included in the calculation of Unencumbered Asset Value.
Unencumbered Property. Unencumbered Property shall mean Eligible Real Estate which satisfies all conditions set forth in §7.22. The initial properties designated by Borrower as the Unencumbered Properties are described on Schedule 1.2 hereto.
Unencumbered Property Debt Yield. The quotient of (a) Net Operating Income from all Unencumbered Properties included in the calculation of Unencumbered Asset Value for the most recent calendar quarter, annualized, divided by (b) Consolidated Total Adjusted Unsecured Debt, expressed as a percentage.
Unencumbered Property Subsidiary. A Wholly Owned Subsidiary of Borrower that directly owns an Unencumbered Property. An Unencumbered Property Subsidiary shall include any Subsidiary Guarantor as a result of clause (a) of the definition of Material Subsidiary. Yak Ventures LLC and Alshain Ventures LLC shall be considered Unencumbered Property Subsidiaries if such Person owns an Unencumbered Property.
Unhedged Variable Rate Debt. Any Indebtedness with respect to which the interest rate is not fixed (or hedged to a fixed rate) for the entire term of such Indebtedness to maturity.
Unrestricted Cash and Cash Equivalents. As of any date of determination, the sum of (a) the aggregate amount of Unrestricted cash and (b) the aggregate amount of Unrestricted Cash Equivalents (valued at fair market value). As used in this definition, “Unrestricted” means the specified asset is not subject to any escrow, reserves, cash trap, or Liens or claims of any kind in favor of any Person.
Unsecured Debt. Indebtedness of a Person outstanding at any time which is not Secured Debt.
Unused Fee. See §2.3(a).
Unused Fee Percentage. With respect to any day during a calendar quarter, (i) 0.15% per annum if the sum of the Dollar Equivalent of the Revolving Credit Loans, the Swing Loans and the face amount of Letters of Credit Outstanding on such day is fifty percent (50%) or more of the Total Revolving Credit Commitment, or (ii) 0.25%

per annum if the Dollar Equivalent of the sum of the Revolving Credit Loans, the Swing Loans and the face amount of Letters of Credit Outstanding on such day is less than fifty percent (50%) of the Total Revolving Credit Commitment.
U.S. Dollar Revolving Credit Commitment. With respect to each U.S. Dollar Revolving Credit Lender, the amount set forth on Schedule 1.1 hereto as the amount of such U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment to make or maintain U.S. Dollar Revolving Credit Loans (other than Swing Loans) to the Borrower, to participate in Letters of Credit for the account of the Borrower and to participate in Swing Loans to the Borrower, as the same may be changed from time to time in accordance with the terms of this Agreement. The Alternative Currency/Dollar Revolving Credit Commitment is separate from and not a part of the U.S. Dollar Revolving Credit Commitment.
U.S. Dollar Revolving Credit Commitment Percentage. With respect to each U.S. Dollar Revolving Credit Lender, the percentage set forth on Schedule 1.1 hereto as such U.S. Dollar Revolving Credit Lender’s percentage of the Total U.S. Dollar Revolving Credit Commitment, as the same may be changed from time to time in accordance with the terms of this Agreement; provided that if the U.S. Dollar Revolving Credit Commitments of all of the U.S. Dollar Revolving Credit Lenders have been terminated as provided in this Agreement, then the U.S. Dollar Revolving Credit Commitment Percentage of each U.S. Dollar Revolving Credit Lender shall be determined based on the U.S. Dollar Revolving Credit Commitment Percentage of such U.S. Dollar Revolving Credit Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof.
U.S. Dollar Revolving Credit Lenders. Collectively, the Lenders which have a U.S. Dollar Revolving Credit Commitment, or if the U.S. Dollar Revolving Credit Commitments have terminated or expired, any Lender that has a U.S. Dollar Revolving Credit Loan, or participation in a Letter of Credit or Swing Loan. The initial U.S. Dollar Revolving Credit Lenders are identified on Schedule 1.1 hereto.
U.S. Dollar Revolving Credit Loan or Loans. An individual U.S. Dollar Revolving Credit Loan or the aggregate U.S. Dollar Revolving Credit Loans, as the case may be, in the maximum principal amount of $565,000,000.00 (subject to increase as provided in §2.11) to be made by the U.S. Dollar Revolving Credit Lenders hereunder as more particularly described in §2. Without limiting the foregoing, U.S. Dollar Revolving Credit Loans shall also include U.S. Dollar Revolving Credit Loans made pursuant to §2.10(f).
U.S. Person. Any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
U.S. Tax Compliance Certificate. See §4.4(g)(ii)(B)(III).
Wholly Owned Subsidiary. As to Borrower, any Subsidiary of Borrower that is directly or indirectly owned 100% by Borrower.
Withholding Agent. The REIT, the Borrower, any other Guarantor and the Agent, as applicable.
Write-Down and Conversion Powers. With respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
§1.1    Rules of Interpretation.
A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.
The singular includes the plural and the plural includes the singular.
A reference to any law includes any amendment or modification of such law.

A reference to any Person includes its permitted successors and permitted assigns.
Accounting terms not otherwise defined herein have the meanings assigned to them by GAAP applied on a consistent basis by the accounting entity to which they refer.
The words “include”, “includes” and “including” are not limiting.
The words “approval” and “approved”, as the context requires, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.
All terms not specifically defined herein or by GAAP, which terms are defined in the Uniform Commercial Code as in effect in the State of New York, have the meanings assigned to them therein.
Reference to a particular “§”, refers to that section of this Agreement unless otherwise indicated.
The words “herein”, “hereof”, “hereunder” and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.
In the event of any change in GAAP after the date hereof or any other change in accounting procedures pursuant to §7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of Borrower or Agent, the Borrower, the Guarantors, the Agent and the Lenders shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower as in effect prior to such accounting change, as determined by the Required Lenders in their good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrower, the Guarantors, the Agent and the Required Lenders, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.
Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the REIT or any of its Subsidiaries at "fair value", as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) in a manner such that any obligations relating to a lease that was accounted for by a Person as an operating lease as of the Closing Date and any similar lease entered into after the date of this Agreement by such Person shall be accounted for as obligations relating to an operating lease under GAAP as in effect on the Closing Date.
To the extent that any of the representations and warranties contained in this Agreement or any other Loan Document is qualified by "Material Adverse Effect" or any other materiality qualifier, then any further qualifier as to representations and warranties being true and correct "in all material respects" contained elsewhere in the Loan Documents shall not apply with respect to any such representations and warranties.
Exchange Rates; Currency Equivalents.
The Agent shall determine the Spot Rates as of each Revaluation Date to be used for calculating the Dollar Equivalent of Outstanding Loans denominated in Alternative Currencies. Such Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered hereunder or calculating covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent as so determined by the Agent.
Wherever in this Agreement in connection with a borrowing, conversion, continuation or prepayment of a Loan (including without limitation §2.7, §3.4 and §4.1), an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such borrowing or Loan is denominated in an Alternative Currency, such amount shall be the relevant Alternative Currency Equivalent of such Dollar amount (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Agent.
The Agent does not warrant, or accept responsibility for, nor shall the Agent have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “Floating Rate” or with respect to any comparable or successor rate thereto. Any determination by the Agent under this section shall be conclusive absent manifest error.
THE CREDIT FACILITY.
Revolving Credit Loans.
Subject to the terms and conditions set forth in this Agreement, each of the U.S. Dollar Revolving Credit Lenders severally agrees to lend in Dollars as U.S. Dollar Revolving Credit Loans to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.7, such sums as are requested by the Borrower for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) such U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment and (ii) such U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment Percentage of the Borrowing Base Availability (giving effect to the amount of all Outstanding Revolving Credit Loans (including the Alternative Currency/Dollar Revolving Credit Loans), Swing Loans and Term Loans, and the aggregate amount of Letter of Credit Liabilities; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that (x) the Dollar Equivalent of the aggregate outstanding principal amount of the Revolving Credit Loans (including the Alternative Currency/Dollar Revolving Credit Loans, and after giving effect to all amounts requested), outstanding principal amount of Swing Loans and aggregate Letter of Credit Liabilities shall not at any time exceed the Total Revolving Credit Commitment or cause a violation of the covenant set forth in §9.1, and (y) in no event shall the Dollar Equivalent of the sum of (A) the U.S. Dollar Revolving Credit Loans Outstanding, (B) the Swing Loans Outstanding and (C) the amount of Letter of Credit Liabilities (after giving effect to all U.S. Dollar Revolving Credit Loans requested) exceed the Total U.S. Dollar Revolving Credit Commitment. The U.S. Dollar Revolving Credit Loans shall be made pro rata in accordance with each U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment Percentage. Each request for a U.S. Dollar Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of Borrower set forth in §10 and §11 have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a U.S. Dollar Revolving Credit Lender that such conditions have not been satisfied. No U.S. Dollar Revolving Credit Lender shall have any obligation to make U.S. Dollar Revolving Credit Loans to Borrower in the maximum aggregate principal outstanding balance which would exceed the principal face amount of its Revolving Credit Note (U.S. Dollar).
Subject to the terms and conditions set forth in this Agreement, each of the Alternative Currency/Dollar Revolving Credit Lenders severally agrees to lend in Alternative Currency or Dollars as specified by Borrower as Alternative Currency/Dollar Revolving Credit Loans to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Revolving Credit Maturity Date upon notice by the Borrower to the Agent given in accordance with §2.7, such sums as are requested by the Borrower for the purposes set forth in §2.9 up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested) at any one time equal to the lesser of (i) the Dollar Equivalent of such Alternative Currency/Dollar Revolving Credit Lender’s Alternative Currency/Dollar Revolving Credit Commitment and (ii) such Alternative Currency/Dollar Revolving Credit Lender’s Alternative Currency/Dollar Revolving Credit Commitment Percentage of the Borrowing Base Availability (giving effect to the Dollar Equivalent of the amount of all Outstanding U.S. Dollar Revolving Credit

Loans, Alternative Currency/Dollar Revolving Credit Loans, Swing Loans and Term Loans, and the aggregate amount of Letter of Credit Liabilities); provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that (x) the Dollar Equivalent of the aggregate outstanding principal amount of the Revolving Credit Loans (including the Alternative Currency/Dollar Revolving Credit Loans and after giving effect to all amounts requested), outstanding principal amount of Swing Loans and aggregate Letter of Credit Liabilities shall not at any time exceed the Total Revolving Credit Commitment or cause a violation of the covenant set forth in §9.1, and (y) in no event shall the Dollar Equivalent of the Alternative Currency/Dollar Revolving Credit Loans Outstanding (after giving effect to all Alternative Currency/Dollar Revolving Credit Loans requested) exceed the Total Alternative Currency/Dollar Revolving Credit Commitment. The Alternative Currency/Dollar Revolving Credit Loans shall be made pro rata in accordance with each Alternative Currency/Dollar Revolving Credit Lender’s Alternative Currency/Dollar Revolving Credit Commitment Percentage. Each request for an Alternative Currency/Dollar Revolving Credit Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of Borrower set forth in §10 and §11 have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from an Alternative Currency/Dollar Revolving Credit Lender that such conditions have not been satisfied. No Alternative Currency/Dollar Revolving Credit Lender shall have any obligation to make Alternative Currency/Dollar Revolving Credit Loans to Borrower in the maximum aggregate principal outstanding balance which would exceed the principal face amount of its Revolving Credit Note (Alternative Currency/Dollar). Alternative Currency/Dollar Revolving Credit Loans denominated in the Alternative Currency must consist of Floating Rate Loans except as provided in §§4.1(c), 4.1(d), 4.6, 4.7 and 4.8.
Term Loans.
Subject to the terms and conditions set forth in this Agreement, each of the Term Loan Lenders severally agrees to lend in Dollars to the Borrower, and the Borrower agrees to borrow, on the Closing Date upon notice by the Borrower to the Agent given in accordance with §2.7, the Term Loan equal to such Lender’s Term Loan Commitment; provided that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the aggregate outstanding principal amount of the Term Loans (after giving effect to all amounts requested) shall not at any time exceed the Total Term Loan Commitment, and the outstanding principal amount of Revolving Credit Loans, Swing Loans and Term Loans and the aggregate Letter of Credit Liabilities shall not at any time exceed the Total Commitment or cause a violation of the covenant set forth in §9.1. The Term Loans shall be made pro rata in accordance with each Term Loan Lender’s Term Loan Commitment Percentage. Each request for a Term Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions required of Borrower set forth in §10 and §11 have been satisfied on the date of such request. The Agent may assume that the conditions in §10 and §11 have been satisfied unless it receives prior written notice from a Term Loan Lender that such conditions have not been satisfied. No Term Loan Lender shall have any obligation to make Term Loans to Borrower in the maximum aggregate principal outstanding balance of more than the principal face amount of its Term Loan Note.
[Intentionally Omitted.]
Unused Fee; Facility Fee.
The Borrower agrees to pay to the Agent for the account of the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages an unused fee (the “Unused Fee”) calculated at the rate per annum as set forth below on the average daily amount by which the Total Revolving Credit Commitment exceeds the Dollar Equivalent of the outstanding principal amount of Revolving Credit Loans (including Alternative Currency/Dollar Revolving Credit Loans), Swing Loans and the face amount of Letters of Credit Outstanding during each calendar quarter or portion thereof commencing on the date hereof and ending on the Revolving Credit Maturity Date, subject to §2.3(b). The Unused Fee shall be calculated by multiplying the Unused Fee Percentage applicable to such day, calculated as a per diem rate, times the excess of the Total Revolving Credit Commitment over the Dollar Equivalent of the outstanding principal amount of the Revolving Credit Loans (including the Alternative/Dollar Currency Revolving Credit Loans) and Swing Loans and the face amount of Letters of Credit Outstanding on such day. The Unused Fee shall be payable quarterly in arrears on the first (1st) day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, and on any earlier date on which the Total

Revolving Credit Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Revolving Credit Maturity Date.
From and after the date that Agent receives written notice that Borrower has first obtained an Investment Grade Rating and that Borrower has irrevocably elected to have the Applicable Margin determined pursuant to subparagraph (b) of the definition of Applicable Margin, the Unused Fee shall no longer accrue (but any accrued Unused Fee shall be payable as provided in §2.3(a)), and from and thereafter, the Borrower agrees to pay to the Agent for the account of the Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective Revolving Credit Commitment Percentages a facility fee (the “Facility Fee”) calculated at the rate per annum set forth below based upon the applicable Credit Rating Level on the Total Revolving Credit Commitment:

Credit Rating Level	Facility Fee Rate
Credit Rating Level 1	0.125%
Credit Rating Level 2	0.15%
Credit Rating Level 3	0.20%
Credit Rating Level 4	0.25%
Credit Rating Level 5	0.30%
The Facility Fee shall be calculated for each day and shall be payable quarterly in arrears on the first (1st) day of each fiscal quarter for the immediately preceding fiscal quarter or portion thereof, and on any earlier date on which the Revolving Credit Commitments shall be reduced or shall terminate as provided in §2.4, with a final payment on the Revolving Credit Maturity Date. The Facility Fee shall be determined by reference to the Credit Rating Level in effect from time to time; provided, however, that no change in the Facility Fee rate resulting from a change in the Credit Rating Level shall be effective until three (3) Business Days after the date on which the Agent receives written notice of a change.
Reduction and Termination of the Revolving Credit Commitments. The Borrower shall have the right at any time and from time to time upon five (5) Business Days’ prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $1,000,000 in excess thereof (provided that in no event shall the Total Revolving Credit Commitment be reduced in such manner to an amount less than one-third (1/3rd), rounded to the nearest $100,000.00, of the greatest Total Revolving Credit Commitment in effect under this Agreement at any time) or to terminate entirely the Revolving Credit Commitments, whereupon the Revolving Credit Commitments of the Revolving Credit Lenders shall be reduced pro rata as provided herein in accordance with their respective Revolving Credit Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such termination or reduction to be without penalty except as otherwise set forth in §4.8; provided, however, that no such termination or reduction shall be permitted if, after giving effect thereto, (x) the Dollar Equivalent of the sum of Outstanding U.S. Dollar Revolving Credit Loans, Alternative Currency/Dollar Revolving Credit Loans, Swing Loans and the Letter of Credit Liabilities would exceed the Revolving Credit Commitments of the Lenders as so terminated or reduced, (y) the sum of the Dollar Equivalent of the Outstanding U.S. Dollar Revolving Credit Loans, Swing Loans, and Letter of Credit Liabilities would exceed the U.S. Dollar Revolving Credit Commitments of the U.S. Dollar Revolving Credit Lenders as so terminated or reduced, or (z) the Dollar Equivalent of the Alternative Currency/Dollar Revolving Credit Loans would exceed the Alternative Currency/Dollar Revolving Credit Commitment of the Alternative Currency/Dollar Revolving Credit Lenders as so terminated and reduced hereunder; provided, further, that such notice may be revoked or modified in connection with a requested termination of the aggregate amount of the Revolving Credit Commitments that is contingent, if notice of such contingency has been provided pursuant to this Section and is contingent on the consummation of a refinancing or other transaction that does not close on the originally anticipated closing date. Any reduction of the Total Revolving Credit Commitment shall, subject to the terms of §2.3, be allocated pro rata between the U.S. Dollar Revolving Credit Commitment and the Alternative Currency/Dollar Revolving Credit Commitment, with such pro rata allocation determined by the amount that the Total U.S. Dollar Revolving Credit Commitment and the Total Alternative Currency/Dollar Revolving Credit Commitments respectively bear to the Total Revolving Credit Commitment, and shall be applied to each Revolving Credit Lender in accordance with its U.S. Dollar Revolving Credit Commitment Percentage and Alternative Currency/Dollar Revolving Credit Commitment Percentage, respectively. Promptly after receiving any notice from the Borrower delivered pursuant to this §2.4, the Agent will notify the Revolving Credit Lenders of the substance thereof. Any reduction of the Revolving Credit Commitments shall also result in a proportionate reduction (rounded to the next lowest integral multiple of $100,000) in the maximum amount of Swing Loans and Letters of Credit. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Revolving Credit Lenders the full amount of any Unused Fee or Facility Fee under §2.3 then accrued on the amount of the reduction. No reduction or termination of the Revolving Credit Commitments may be reinstated.
Swing Loan Commitment.
Subject to the terms and conditions set forth in this Agreement, Swing Loan Lender agrees to lend in Dollars to the Borrower (the “Swing Loans”), and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is five (5) Business Days prior to the Revolving Credit Maturity Date upon notice by the Borrower to the Swing Loan Lender given in accordance with this §2.5, such sums as are requested by the Borrower for the purposes set forth in §2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment; provided that in all events (i) no Default or Event of Default shall have occurred and be continuing; (ii) the Dollar Equivalent of the outstanding principal amount of the U.S. Dollar Revolving Credit Loans and Swing Loans (after giving effect to all amounts requested) plus Letter of Credit Liabilities shall not at any time exceed the Total U.S. Dollar Revolving Credit Commitment; and (iii) the Dollar Equivalent of the outstanding principal amount of the Revolving Credit Loans (including the Alternative Currency/Dollar Revolving Credit Loans), Swing Loans and Term Loans (after giving effect to all amounts requested), plus Letter of Credit Liabilities shall not at any time exceed the lesser of (A) the Total Commitment or (B) the Borrowing Base Availability (giving effect to the Dollar Equivalent of the amount of all Outstanding Revolving Credit Loans (including the Alternative Currency/Dollar Revolving Credit Loans), Swing Loans, Term Loans and Letter of Credit Liabilities). Notwithstanding anything to the contrary contained in this §2.5, the Swing Loan Lender shall not be obligated to make any Swing Loan at a time when any other U.S. Dollar Revolving Credit Lender is a Defaulting Lender, unless the Swing Loan Lender is reasonably satisfied that the participation therein will otherwise be fully allocated to the U.S. Dollar Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall not participate therein, except to the extent the Swing Loan Lender has entered into arrangements with the Borrower or such Defaulting Lender that are satisfactory to the Swing Loan Lender in its good faith determination to eliminate the Swing Loan Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. Swing Loans shall constitute “U.S. Dollar Revolving Credit Loans” for all purposes hereunder. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in §10 and §11 have been satisfied on the date of such funding. The Swing Loan Lender may assume that the conditions in §10 and §11 have been satisfied unless Swing Loan Lender has received written notice from a U.S. Dollar Revolving Credit Lender that such conditions have not been satisfied. Each Swing Loan shall be due and payable within five (5) Business Days of the date such Swing Loan was provided and Borrower hereby agrees (to the extent not repaid as contemplated by §2.5(d) below) to repay each Swing Loan on or before the date that is five (5) Business Days from the date such Swing Loan was provided. A Swing Loan may not be refinanced with another Swing Loan.
[Intentionally Omitted.]
Borrower shall request a Swing Loan by delivering to the Swing Loan Lender a Revolving Credit Loan Request executed by an Authorized Officer no later than 2:00 p.m. (Cleveland time) on the requested Drawdown Date specifying the amount of the requested Swing Loan (which shall be in the minimum amount of $1,000,000.00) and providing the wire instructions for the delivery of the Swing Loan proceeds. The Revolving Credit Loan Request shall also contain the statements and certifications required by §2.7(i) and (ii). Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall be a Revolving Credit Base Rate Loan and shall bear interest at the Base Rate plus the Applicable Margin for Revolving Credit Base Rate Loans. The proceeds of the Swing Loan will be disbursed by wire by the Swing Loan Lender to the Borrower no later than 4:00 p.m. (Cleveland time).
The Swing Loan Lender shall, within two (2) Business Days after the Drawdown Date with respect to such Swing Loan, request each U.S. Dollar Revolving Credit Lender, including the Swing Loan Lender, to make a U.S. Dollar Revolving Credit Loan pursuant to §2.1(a) in an amount equal to such U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given. In the event that the Borrower does not notify the Agent in writing otherwise on or before noon (Cleveland Time) of the second (2nd) Business Day after the Drawdown Date with respect to such Swing Loan, Agent shall notify the U.S. Dollar Revolving Credit Lenders that such U.S. Dollar Revolving Credit Loan shall be a Revolving Credit Floating Rate Loan with an Interest Period of one (1) month, provided that the making of such Floating Rate Loan will not be in contravention of any other provision of this Agreement, or if the making of a Revolving Credit Floating Rate Loan would be in contravention of this Agreement, then such notice shall indicate that such Loan shall be a Revolving Credit Base Rate Loan. Borrower hereby irrevocably authorizes and directs the Swing Loan Lender to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Lender pursuant to this §2.5(d) shall be considered a U.S. Dollar Revolving Credit Loan pursuant to §2.1(a). Unless any of the events described in paragraph (h), (i) or (j) of §12.1 shall have occurred (in which event the procedures of §2.5(e) shall apply), each U.S. Dollar Revolving Credit Lender shall make the proceeds of its U.S. Dollar Revolving Credit Loan available to the Swing Loan Lender for the account of the Swing Loan Lender at the Agent’s Head Office prior to 12:00 noon (Cleveland time) in Same Day Funds no later than the third (3rd) Business Day after the date such notice is given just as if the U.S. Dollar Revolving Credit Lenders were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes (U.S. Dollar). The proceeds of such U.S. Dollar Revolving Credit Loan shall be immediately applied to repay the Swing Loans.
If for any reason a Swing Loan cannot be refinanced by a U.S. Dollar Revolving Credit Loan pursuant to §2.5(d), each U.S. Dollar Revolving Credit Lender will, on the date such U.S. Dollar Revolving Credit Loan pursuant to §2.5(d) was to have been made, purchase an undivided participation interest in the Swing Loan in an amount equal to its U.S. Dollar Revolving Credit Commitment Percentage of such Swing Loan. Each U.S. Dollar Revolving Credit Lender will immediately transfer to the Swing Loan Lender in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Lender will deliver to such U.S. Dollar Revolving Credit Lender a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.
Whenever at any time after the Swing Loan Lender has received from any U.S. Dollar Revolving Credit Lender such U.S. Dollar Revolving Credit Lender’s participation interest in a Swing Loan, the Swing Loan Lender receives any payment on account thereof, the Swing Loan Lender will distribute to such U.S. Dollar Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such U.S. Dollar Revolving Credit Lender’s participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Lender is required to be returned, such U.S. Dollar Revolving Credit Lender will return to the Swing Loan Lender any portion thereof previously distributed by the Swing Loan Lender to it.
Each U.S. Dollar Revolving Credit Lender’s obligation to fund a U.S. Dollar Revolving Credit Loan as provided in §2.5(d) or to purchase participation interests pursuant to §2.5(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such U.S. Dollar Revolving Credit Lender or the Borrower may have against the Swing Loan Lender, the Borrower or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower, REIT or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower, Guarantors or any Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Agent and Swing Loan Lender as against such U.S. Dollar Revolving Credit Lender as a U.S. Dollar Revolving Credit Loan which was not funded by the non‑purchasing U.S. Dollar Revolving Credit Lender as contemplated by §2.8 and §12.5, and shall have such rights and remedies against such U.S. Dollar Revolving Credit Lender as are set forth in §§2.8, 2.13, 12.5 and 14.5. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a U.S. Dollar Revolving Credit Loan made by each U.S. Dollar Revolving Credit Lender under its U.S. Dollar Revolving Credit Commitment.
Interest on Loans.
Each Revolving Credit Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Revolving Credit Base Rate Loan is repaid or converted to a Revolving Credit Floating Rate Loan at the rate per annum equal to the greater of (i) the sum of the Base Rate applicable to such Revolving Credit Loan plus the Applicable Margin for Revolving Credit Base Rate Loans and (ii) the sum of the Floating Rate that would be applicable to such Revolving Credit Loan if it was a Floating Rate Loan determined for a thirty (30) day Interest Period plus the Applicable Margin for Revolving Credit Base Rate Loans.
Each Revolving Credit Floating Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of the Floating Rate applicable to such Revolving Credit Loan determined for such Interest Period plus the Applicable Margin for Revolving Credit Floating Rate Loans.
Each Term Base Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Term Base Rate Loan is repaid or converted to a Term Floating Rate Loan at the rate per annum equal to the greater of (i) sum of the Base Rate applicable to such Term Loan plus the Applicable Margin for Term Base Rate Loans and (ii) the sum of LIBOR determined for a thirty (30) day Interest Period plus the Applicable Margin for Term Base Rate Loans.
Each Term Floating Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of each Interest Period with respect thereto at the rate per annum equal to the sum of the Floating Rate determined for such Interest Period plus the Applicable Margin for Term Floating Rate Loans.
The Borrower promises to pay interest on each Loan in arrears on each Interest Payment Date with respect thereto.
Base Rate Loans and Floating Rate Loans may be converted to Loans in the same currency of the other Type as provided in §4.1.
For the purposes of the Interest Act (Canada), (i) whenever a rate of interest or fee rate hereunder is calculated on the basis of a year (the “deemed year”) that contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest or fee rate shall be expressed as a yearly rate by multiplying such rate of interest or fee rate by the actual number of days in the calendar year of calculation and dividing it by the number of days in the deemed year, (ii) the principle of deemed reinvestment of interest shall not apply to any interest calculation hereunder and (iii) the rates of interest stipulated herein are intended to be nominal rates and not effective rates or yields.
Requests for Loans. Except with respect to the initial Loans made in Dollars on the Closing Date, the Borrower shall give to the Agent written notice executed by an Authorized Officer in the form of Exhibit E hereto (or telephonic notice confirmed in writing in the form of Exhibit E hereto) of each Revolving Credit Loan requested hereunder (a “Loan Request”) (a) by 11:00 a.m. (Cleveland time) one (1) Business Day prior to the proposed Drawdown Date with respect to Revolving Credit Base Rate Loans and three (3) Business Days prior to the proposed Drawdown Date with respect to Revolving Credit Floating Rate Loans denominated in Dollars, and (b) by 11:00 a.m. (Cleveland time) three (3) Business Days prior to the proposed Drawdown Date with respect to Revolving Credit Floating Rate Loans to be determined in the Alternative Currency. Each such notice shall specify with respect to the requested Revolving Credit Loan the proposed principal amount of such Revolving Credit Loan, whether such Loan is to be denominated in Dollars or the Alternative Currency, if such Revolving Credit Loan is to be denominated in Dollars, whether such Loan is to be a U.S. Dollar Revolving Credit Loan or an Alternative Currency/Dollar Revolving Credit Loan, the Type of Revolving Credit Loan, the initial Interest Period (if applicable) for such Revolving Credit Loan and the Drawdown Date. All Alternative Currency/Dollar Revolving Credit Loans denominated in the Alternative Currency shall be Floating Rate

Loans except as provided in §§4.1(c), 4.1(d), 4.6, 4.7 and 4.8. Each such notice shall also contain (i) a general statement as to the purpose for which such advance shall be used (which purpose shall be in accordance with the terms of §2.9) and (ii) a certification by the chief financial officer or chief accounting officer of Borrower (or of the REIT) that the Borrower and Guarantors (including any Unencumbered Property Subsidiary) are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Revolving Credit Loan. If Borrower fails to specify a currency in a Loan Request requesting a Revolving Credit Loan, then the requested Revolving Credit Loan shall be made in Dollars and, if Borrower fails to specify whether a Revolving Credit Loan to be made in Dollars is to be a U.S. Dollar Revolving Credit Loan or an Alternative Currency/Dollar Revolving Credit Loan, such request shall be deemed a request for a U.S. Dollar Revolving Credit Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the applicable Revolving Credit Lenders thereof. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Revolving Credit Loan requested from the applicable Revolving Credit Lenders on the proposed Drawdown Date; provided, that such Loan Request may be revoked or modified that is contingent, if notice of such contingency has been provided pursuant to this Section and is contingent on the consummation of a refinancing or other transaction that does not close on the originally anticipated closing date; provided, further, that Borrower shall remain liable for any Breakage Costs. Nothing herein shall prevent the Borrower from seeking recourse against any Revolving Credit Lender that fails to advance its proportionate share of a requested Revolving Credit Loan as required by this Agreement. Each Revolving Credit Loan Request shall be (a) for a Base Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof; or (b) for a Floating Rate Loan in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof; provided, however, that there shall be no more than eight (8) Floating Rate Loans (whether Revolving Credit Loans or Term Loans) outstanding at any one time.
Funds for Loans.
Not later than 1:00 p.m. (Cleveland time) on the proposed Drawdown Date of any Revolving Credit Loans or Term Loans denominated in Dollars, each of the applicable Revolving Credit Lenders or Term Loan Lenders, as applicable, will make available to the Agent, at the Agent’s Head Office, in Same Day Funds in the applicable currency, the amount of such Lender’s applicable Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to §2.1 or §2.2, as applicable. In the case of a borrowing denominated in an Alternative Currency, each Alternative Currency/Dollar Revolving Credit Lender shall make the amount of its Alternative Currency/Dollar Revolving Credit Loan available to the Agent in the Alternative Currency in Same Day Funds at the Agent’s Office not later than the Applicable Time specified by the Agent on the Business Day specified in the applicable Loan Request. Upon receipt from each such applicable Lender of such amount, and upon receipt of the documents required by §10 and §11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Revolving Credit Loans or Term Loans made available to the Agent by the Lenders in like funds as received by the Agent by crediting such amount to the account of the Borrower maintained at the Agent’s Head Office. The failure or refusal of any Lender to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its applicable Commitment Percentage of the requested Loan shall not relieve any other Lender from its several obligation hereunder to make available to the Agent the amount of such other Lender’s applicable Commitment Percentage of any requested Loan, including any additional Revolving Credit Loans or Term Loans that may be requested subject to the terms and conditions hereof to provide funds to replace those not advanced by the Lender so failing or refusing.
Unless the Agent shall have been notified by any Lender prior to the applicable Drawdown Date of any Revolving Credit Loan or Term Loan that such Lender will not make available to Agent such Lender’s applicable Commitment Percentage of a proposed Loan in the applicable currency, Agent may in its discretion assume that such Lender has made such Loan available to Agent in the applicable currency in accordance with the provisions of this Agreement and the Agent may, if it chooses, in reliance upon such assumption make such Loan available to the Borrower, and such Lender shall be liable to the Agent for the amount of such advance. If such Lender does not pay such corresponding amount in the applicable currency upon the Agent’s demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from a Lender at the Federal Funds Effective Rate plus with respect to any payment to be made by a Lender that is denominated in the Alternative Currency, the cost to Agent of funding such amount (as determined by Agent).
Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
Use of Proceeds. The Borrower will use the proceeds of the Loans and the Letters of Credit solely to (a) pay closing costs in connection with this Agreement; (b) repay existing loans, fund future development projects and property and equipment acquisitions of Borrower and its Subsidiaries (which may include Investments by Borrower permitted under §8.3(l)); (c) to make Distributions permitted by this Agreement; and (d) for general working capital purposes. In no event shall the Borrower and the Guarantors use the proceeds of the Loans and the Letters of Credit to purchase or carry, or extend credit to others for the purpose of purchasing or carrying, any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.
Letters of Credit.
Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is ninety (90) days prior to the Revolving Credit Maturity Date, the Issuing Lender shall issue such Letters of Credit designated in Dollars as the Borrower may request upon the delivery of a written request in the form of Exhibit F hereto (a “Letter of Credit Request”) to the Issuing Lender, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the Letter of Credit Liabilities shall not exceed Thirty‑Five Million Dollars ($35,000,000.00), (iii) in no event shall the Dollar Equivalent of the sum of (A) the U.S. Dollar Revolving Credit Loans Outstanding, (B) the Swing Loans Outstanding and (C) the amount of Letter of Credit Liabilities (after giving effect to all Letters of Credit requested) exceed the Total U.S. Dollar Revolving Credit Commitment, (iv) in no event shall the Dollar Equivalent of the aggregate outstanding principal amount of the Revolving Credit Loans (including the Alternative Currency/Dollar Revolving Credit Loans), Swing Loans and Term Loans and aggregate Letters of Credit Liabilities (after giving effect to any requested Letters of Credit) exceed the lesser of (A) the Total Commitment or (B) the Borrowing Base Availability (giving effect to the Dollar Equivalent of the amount of all Outstanding Revolving Credit Loans (including the Alternative Currency/Dollar Revolving Credit Loans), Outstanding Swing Loans, Outstanding Term Loans and aggregate Letter of Credit Liabilities), or cause a violation of the covenant set forth in §9.1, (v) the conditions set forth in §§10 and 11 shall have been satisfied, and (vi) in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Notwithstanding anything to the contrary contained in this §2.10, the Issuing Lender shall not be obligated to issue, amend, extend, renew or increase any Letter of Credit at a time when any other U.S. Dollar Revolving Credit Lender is a Defaulting Lender, unless the Issuing Lender is reasonably satisfied that the participation therein will otherwise be fully allocated to the U.S. Dollar Revolving Credit Lenders that are Non-Defaulting Lenders consistent with §2.13(c) and the Defaulting Lender shall have no participation therein, except to the extent the Issuing Lender has entered into arrangements with the Borrower or such Defaulting Lender which are satisfactory to the Issuing Lender in its good faith determination to eliminate the Issuing Lender’s Fronting Exposure with respect to any such Defaulting Lender, including the delivery of cash collateral. The Issuing Lender may assume that the conditions in §10 and §11 have been satisfied unless it receives written notice from a U.S. Dollar Revolving Credit Lender that such conditions have not been satisfied. Each Letter of Credit Request shall be executed by an Authorized Officer of Borrower. The Issuing Lender shall be entitled to conclusively rely on such Person’s authority to request a Letter of Credit on behalf of Borrower. The Issuing Lender shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Unless the Issuing Lender and the Required U.S. Dollar Revolving Credit Lenders otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending one year after the date of issuance thereof, subject to extension pursuant to an “evergreen” clause acceptable to Agent and Issuing Lender (but in any event the term shall not extend beyond the Revolving Credit Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar-for-dollar basis the amount available to be drawn under the Total U.S. Dollar Revolving Credit Commitment as a U.S. Dollar Revolving Credit Loan. The Existing Letters of Credit shall upon the Closing Date be deemed to be Letters of Credit under this Agreement.
Each Letter of Credit Request shall be submitted to the Issuing Lender at least five (5) Business Days (or such shorter period as the Issuing Lender may approve) prior to the date upon which the requested Letter of Credit is to be issued. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by the chief financial or chief accounting officer of Borrower that the Borrower and Guarantors (including any Unencumbered Property Subsidiary) are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Lender such additional applications (which application as of the date hereof is in the form of Exhibit I attached hereto) and documents as the Issuing Lender may require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.
The Issuing Lender shall, subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before five (5) Business Days following receipt of the documents last due pursuant to §2.10(b). Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Lender in its reasonable discretion.
Upon the issuance of a Letter of Credit, each U.S. Dollar Revolving Credit Lender shall be deemed to have purchased a participation therein from Issuing Lender in an amount equal to its respective U.S. Dollar Revolving Credit Commitment Percentage of the amount of such Letter of Credit. No U.S. Dollar Revolving Credit Lender’s obligation to participate in a Letter of Credit shall be affected by any other U.S. Dollar Revolving Credit Lender’s failure to perform as required herein with respect to such Letter of Credit or any other Letter of Credit.
Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Lender (i) for its own account, a Letter of Credit fronting fee calculated at the rate per annum equal to one-eighth of one percent (0.125%) of the amount available to be drawn under such Letter of Credit (which fee shall not be less than $1,500 in any event), and (ii) for the accounts of the U.S. Dollar Revolving Credit Lenders that are Non-Defaulting Lenders (including the Issuing Lender) in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee calculated at the rate per annum equal to the Applicable Margin for Revolving Credit Floating Rate Loans on the amount available to be drawn under such Letter of Credit. Such fee under clause (e)(i) shall be payable upon issuance of the Letter of Credit and the fee under clause (e)(ii) shall be payable in quarterly installments in arrears with respect to each Letter of Credit on the first day of each calendar quarter following the date of issuance and continuing on each quarter or portion thereof thereafter, as applicable, or on any earlier date on which the Revolving Credit Commitments shall terminate and on the expiration or return of any Letter of Credit. In addition, the Borrower shall pay to Issuing Lender for its own account within five (5) days of demand of Issuing Lender the standard issuance, documentation and service charges for Letters of Credit issued from time to time by Issuing Lender.
In the event that any amount is drawn under a Letter of Credit by the beneficiary thereof, the Borrower shall reimburse the Issuing Lender by having such amount drawn treated as an outstanding U.S. Dollar Revolving Credit Loan that is a Revolving Credit Base Rate Loan denominated in Dollars under this Agreement (Borrower being deemed to have requested a Revolving Credit Base Rate Loan denominated in Dollars on such date in an amount equal to the amount of such drawing and such amount drawn shall be treated as an outstanding Revolving Credit Base Rate Loan under the U.S. Dollar Revolving Credit Commitment denominated in Dollars under this Agreement) and the Agent shall promptly notify each U.S. Dollar Revolving Credit Lender by telecopy, email, telephone (confirmed in writing) or other similar means of transmission, and each U.S. Dollar Revolving Credit Lender shall promptly and unconditionally pay to the Agent, for the Issuing Lender’s own account, an amount equal to such U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment Percentage of such Letter of Credit (to the extent of the amount drawn). Borrower further hereby irrevocably authorizes and directs Agent to notify the U.S. Dollar Revolving Credit Lenders of Borrower’s intent to convert such Revolving Credit Base Rate Loan to a Revolving Credit Floating Rate Loan denominated in Dollars with an Interest Period of one (1) month on the third (3rd) Business Day following the funding by the U.S. Dollar Revolving Credit Lenders of their advance under this §2.10(f), provided that the making of such Revolving Credit Floating Rate Loan shall not be a contravention of any provision of this Agreement. If and to the extent any U.S. Dollar Revolving Credit Lender shall not make such amount available on the Business Day on which such draw is funded, such U.S. Dollar Revolving Credit Lender agrees to pay such amount to the Agent forthwith on demand, together with interest thereon, for each day from the date on which such draw was funded until the date on which such amount is paid to the Agent, at the Federal Funds Effective Rate until three (3) days after the date on which the Agent gives notice of such draw and at the Federal Funds Effective Rate plus one percent (1.0%) for each day thereafter. Further, such U.S. Dollar Revolving Credit Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, amounts due with respect to its participations in Letters of Credit and any other amounts due to it hereunder to the Agent to fund the amount of any drawn Letter of Credit which such U.S. Dollar Revolving Credit Lender was required to fund pursuant to this §2.10(f) until such amount has been funded (as a result of such assignment or otherwise). The failure of any U.S. Dollar Revolving Credit Lender to make funds available to the Agent in such amount shall not relieve any other U.S. Dollar Revolving Credit Lender of its obligation hereunder to make funds available to the Agent pursuant to this §2.10(f).
If after the issuance of a Letter of Credit pursuant to §2.10(c) by the Issuing Lender, but prior to the funding of any portion thereof by a U.S. Dollar Revolving Credit Lender, for any reason a drawing under a Letter of Credit cannot be refinanced as a U.S. Dollar Revolving Credit Loan, each U.S. Dollar Revolving Credit Lender will, on the date such U.S. Dollar Revolving Credit Loan pursuant to §2.10(f) was to have been made, purchase an undivided participation interest in the Letter of Credit in an amount equal to its U.S. Dollar Revolving Credit Commitment Percentage of the amount of such Letter of Credit. Each U.S. Dollar Revolving Credit Lender will immediately transfer to the Issuing Lender in immediately available funds the amount of its participation and upon receipt thereof the Issuing Lender will deliver to such U.S. Dollar Revolving Credit Lender a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.
Whenever at any time after the Issuing Lender has received from any U.S. Dollar Revolving Credit Lender any such U.S. Dollar Revolving Credit Lender’s payment of funds under a Letter of Credit and thereafter the Issuing Lender receives any payment on account thereof, then the Issuing Lender will distribute to such U.S. Dollar Revolving Credit Lender its participation interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such U.S. Dollar Revolving Credit Lender’s participation interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Lender is required to be returned, such U.S. Dollar Revolving Credit Lender will return to the Issuing Lender any portion thereof previously distributed by the Issuing Lender to it.
The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.
Borrower assumes all risks of the acts, omissions, or misuse of any Letter of Credit by the beneficiary thereof. Neither Agent, Issuing Lender nor any Lender will be responsible for (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the issuance of any Letter of Credit, even if such document should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (ii) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) failure of any beneficiary of any Letter of Credit to comply fully with the conditions required in order to demand payment under a Letter of Credit; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document or draft required by or from a beneficiary in order to make a disbursement under a Letter of Credit or the proceeds thereof; (vii) for the misapplication by the beneficiary of any Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (viii) for any consequences arising from causes beyond the control of Agent or any Lender. None of the foregoing will affect, impair or prevent the vesting of any of the rights or powers granted to Agent, Issuing Lender or the Lenders hereunder. In furtherance and extension and not in limitation or derogation of any of the foregoing, any act taken or omitted to be taken by Agent, Issuing Lender or the other Lenders in good faith will be binding on Borrower and will not put Agent, Issuing Lender or the other Lenders under any resulting liability to Borrower; provided nothing contained herein shall relieve Issuing Lender for liability to Borrower arising as a result of the gross negligence or willful misconduct of Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.
Increase in Total Commitment.
Provided that no Default or Event of Default has occurred and is continuing, subject to the terms and conditions set forth in this §2.11, the Borrower shall have the option at any time and from time to time before the date which is ninety (90) days prior to the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, to request an increase in the Total U.S. Dollar Revolving Credit Commitment and/or the Total Term Loan Commitment to a Total Commitment of not more than $1,250,000,000.00 by giving written notice to the Agent (an “Increase Notice”; and the amount of such requested increase is the “Commitment Increase”), provided that any such individual increase must be in a minimum amount of $5,000,000.00. Upon receipt of any Increase Notice, the Agent shall consult with Arranger and shall notify the Borrower of the amount of facility fees to be paid to any Lenders who provide an additional Commitment in connection with such increase in the Total Commitment (which shall be in addition to the fees to be paid to Agent or Arranger pursuant to the Agreement Regarding Fees). If the Borrower agrees to pay the facility fees so determined, then the Agent shall send a notice to all Lenders (the “Additional Commitment Request Notice”) informing them of the Borrower’s request to increase the Total U.S. Dollar Revolving Credit Commitment and/or the Total Term Loan Commitment and of the facility fees to be paid with respect thereto. Each Lender who desires to provide an additional U.S. Dollar Revolving Credit Commitment and/or Term Loan Commitment upon such terms shall provide Agent with a written commitment letter within ten (10) Business Days of receipt of the Additional Commitment Request Notice, specifying the amount of the additional U.S. Dollar Revolving Credit Commitment and/or Term Loan Commitment by which it is willing to provide prior to such deadline as may be specified in the Additional Commitment Request Notice. If the requested increase is oversubscribed then the Agent and the Arranger shall allocate the Commitment Increase among the Lenders who provide such commitment letters on such basis mutually acceptable to the Borrower, the Agent and the Arranger. If, as of the tenth (10th) Business Day after receipt by Lenders of the Additional Commitment Request Notice, the additional U.S. Dollar Revolving Credit Commitment and/or Term Loan Commitments so provided are not sufficient to provide the full amount of the Commitment Increase requested by the Borrower, then the Agent, Arranger or Borrower may, but shall not be obligated to, invite one or more banks or lending institutions (which banks or lending institutions shall be reasonably acceptable to Agent, Arranger and Borrower) to become a Lender and provide an additional U.S. Dollar Revolving Credit Commitment and/or Term Loan Commitment. The Agent shall provide all Lenders with a notice setting forth the amount, if any, of the additional U.S. Dollar Revolving Credit Commitment and/or Term Loan Commitment to be provided by each Lender and the revised U.S. Dollar Commitment Percentages, Revolving Credit Commitment Percentages and/or Term Loan Commitment Percentages which shall be applicable after the effective date of the Commitment Increase specified therein (the “Commitment Increase Date”). In no event shall any Lender be obligated to provide an additional Commitment. Notwithstanding anything in this Agreement to the contrary, no increase to the Total U.S. Dollar Revolving Credit Commitment shall increase the Total Alternative Currency/Dollar Revolving Credit Commitment.
On any Commitment Increase Date on which the U.S. Dollar Revolving Credit Commitment is increased, the outstanding principal balance of the U.S. Dollar Revolving Credit Loans shall be reallocated among the U.S. Dollar Revolving Credit Lenders such that after the applicable Commitment Increase Date the outstanding principal amount of U.S. Dollar Revolving Credit Loans owed to each U.S. Dollar Revolving Credit Lender shall be equal to such U.S. Dollar Revolving Credit Lender’s U.S. Dollar Revolving Credit Commitment Percentage (as in effect after the applicable Commitment Increase Date) of the outstanding principal amount of all U.S. Dollar Revolving Credit Loans. The participation interests of the U.S. Dollar Revolving Credit Lenders in Swing Loans and Letters of Credit shall be similarly adjusted. On any Commitment Increase Date those U.S. Dollar Revolving Credit Lenders whose U.S. Dollar Revolving Credit Commitment Percentage is increasing shall advance in the applicable currency the funds to the Agent and the funds so advanced shall be distributed among the U.S. Dollar Revolving Credit Lenders whose U.S. Dollar Revolving Credit Commitment Percentage is decreasing as necessary to accomplish the required reallocation of the outstanding U.S. Dollar Revolving Credit Loans. The funds so advanced shall be Revolving Credit Base Rate Loans until converted to Revolving Credit Floating Rate Loans, which are allocated among all U.S. Dollar Revolving Credit Lenders based on their U.S. Dollar Revolving Credit Commitment Percentages. Borrower further agrees to pay any Breakage Costs, if any, resulting from any Commitment Increase.

Upon the effective date of each increase in the Total U.S. Dollar Revolving Credit Commitment or Total Term Loan Commitment pursuant to this §2.11 the Agent may unilaterally revise Schedule 1.1 and the Borrower shall, if requested by such Lender, execute and deliver to the Agent new Revolving Credit Notes (U.S. Dollar) or Term Loan Notes, as applicable, for each Lender whose Commitment has changed so that the principal amount of such Lender’s Revolving Credit Note (U.S. Dollar) shall equal its U.S. Dollar Revolving Credit Commitment and the principal amount of its Term Loan Note shall equal its Term Loan Commitment. The Agent shall deliver such replacement Revolving Credit Notes (U.S. Dollar) and Term Loan Notes to the respective Lenders in exchange for the Revolving Credit Notes (U.S. Dollar) and Term Loan Notes replaced thereby which shall be surrendered by such Lenders. Such new Revolving Credit Notes (U.S. Dollar) and Term Loan Notes shall provide that they are replacements for the surrendered Revolving Credit Notes (U.S. Dollar) or Term Loan Notes and that they do not constitute a novation, shall be dated as of the Commitment Increase Date and shall otherwise be in substantially the form of the replaced Revolving Credit Notes (U.S. Dollar) or Term Loan Notes, as applicable. Upon Agent’s request within five (5) days of issuance of any new Notes pursuant to this §2.11(c), the Borrower shall deliver an opinion of counsel, addressed to the Lenders and the Agent, relating to the due authorization, execution and delivery of such new Notes and the enforceability thereof, in form and substance substantially similar to the opinion delivered in connection with the first disbursement under this Agreement. The surrendered Notes shall be canceled and returned to the Borrower.
Notwithstanding anything to the contrary contained herein, the obligation of the Agent and the Lenders to increase any portion of the Total Commitment pursuant to this §2.11 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment:
Payment of Activation Fee. The Borrower shall pay (A) to the Agent those fees described in and contemplated by the Agreement Regarding Fees with respect to the applicable Commitment Increase, and (B) to the Arranger such facility fees as the Lenders who are providing an additional Commitment may require to increase or provide the aggregate Commitment, which fees shall, when paid, be fully earned and non‑refundable under any circumstances. The Arranger shall pay to the Lenders acquiring or providing the increased Commitment certain fees pursuant to their separate agreement; and
No Default. On the date any Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Total Commitment is increased, there shall exist no Default or Event of Default; and
Representations True. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date of such Increase Notice and on the date the Total Commitment is increased, both immediately before and after the Total Commitment is increased (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date); and
Additional Documents and Expenses. The Borrower shall execute and deliver (or cause to be executed and delivered) to Agent and the Lenders such additional documents, instruments, certifications and opinions as the Agent may reasonably require in its reasonable discretion, including, without limitation, a Compliance Certificate, demonstrating compliance with all covenants, representations and warranties set forth in the Loan Documents after giving effect to the increase.
Extension of Revolving Credit Maturity Date. The Borrower shall have the one-time right and option to extend the Revolving Credit Maturity Date to January 25, 2021, upon satisfaction of the following conditions precedent, which must be satisfied prior to the effectiveness of any extension of the Revolving Credit Maturity Date:
Extension Request. The Borrower shall deliver written notice of such request (the “Extension Request”) to the Agent not later than the date which is thirty (30) days prior to the then current Revolving Credit Maturity Date. Any such Extension Request shall be irrevocable and binding on the Borrower.

Payment of Extension Fee. The Borrower shall pay to the Agent for the pro rata accounts of the Revolving Credit Lenders in accordance with their respective Revolving Credit Commitments an extension fee in an amount equal to seven and one-half (7.5) basis points on the Total Revolving Credit Commitment in effect on the then current Revolving Credit Maturity Date, which fee shall, when paid, be fully earned and non-refundable under any circumstances.
No Default. On the date the Extension Request is given and on the then current Revolving Credit Maturity Date there shall exist no Default or Event of Default.
Representations and Warranties. The representations and warranties made by the Borrower and the Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantors in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the date the Extension Request is given and on the then current Revolving Credit Maturity Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).
Provided that the Borrower has duly exercised its option to extend the initial Revolving Credit Maturity Date in accordance with the terms and conditions set forth in §2.12(a) above, the Borrower shall have the one-time right and option to further extend the Revolving Credit Maturity Date to July 25, 2021, upon further satisfaction of the conditions precedent set forth in §2.12(a)(i)-(iv) above, which must be again satisfied prior to the effectiveness of any further extension of the Revolving Credit Maturity Date.
Defaulting Lenders.
If for any reason any Lender shall be a Defaulting Lender, then, in addition to the rights and remedies that may be available to the Agent or the Borrower under this Agreement or applicable law, such Defaulting Lender’s right to participate in the administration of the Revolving Credit Loans, this Agreement and the other Loan Documents, including without limitation, any right to vote in respect of, to consent to or to direct any action or inaction of the Agent or to be taken into account in the calculation of the Required Lenders, the Required Revolving Credit Lenders, the Required U.S. Dollar Revolving Credit Lenders, the Required Alternative Currency/Dollar Revolving Credit Lenders, the Required Term Loan Lenders or all of the Lenders, shall be suspended during the pendency of such failure or refusal. If a Lender is a Defaulting Lender because it has failed to make timely payment to the Agent of any amount required to be paid to the Agent hereunder (without giving effect to any notice or cure periods), in addition to other rights and remedies which the Agent or the Borrower may have hereunder or otherwise, the Agent shall be entitled (i) to collect interest from such Defaulting Lender on such delinquent payment for the period from the date on which the payment was due until the date on which the payment is made at the Federal Funds Effective Rate, (ii) to withhold or setoff and to apply in satisfaction of the defaulted payment and any related interest any amounts otherwise payable to such Defaulting Lender under this Agreement or any other Loan Document in accordance with §2.13(d) and (iii) to bring an action or suit against such Defaulting Lender in a court of competent jurisdiction to recover the defaulted amount and any related interest. Any amounts received by the Agent in respect of a Defaulting Lender’s Loans and/or Commitment shall be applied as set forth in §2.13(d).
Any Non-Defaulting Lender may, but shall not be obligated, in its sole discretion, to acquire all or a portion of a Defaulting Lender’s Commitment. Any Lender desiring to exercise such right shall give written notice thereof to the Agent and the Borrower no sooner than two (2) Business Days and not later than five (5) Business Days after such Defaulting Lender became a Defaulting Lender. If more than one Lender exercises such right, each such Lender shall have the right to acquire its pro rata share of such Defaulting Lender’s Commitment in proportion to the Commitments of the other Lenders exercising such right. If after such fifth (5th) Business Day, the Lenders have not elected to purchase all of the Commitment of such Defaulting Lender, then the Borrower (so long as no Default or Event of Default exists) or the Required Lenders may, by giving written notice thereof to the Agent, the Borrower, such Defaulting Lender and the other Lenders, demand (but shall have no obligation to so demand) that such Defaulting Lender assign its Commitment to an assignee subject to and in accordance with the provisions of §18.1 for the purchase price provided for below and upon any such demand such Defaulting Lender shall comply with such demand and shall consummate such assignment (subject to and in accordance with the provisions of §18.1). No party hereto shall have any obligation whatsoever to initiate any such replacement or to assist in finding an assignee. Upon any such purchase or assignment, and any such demand with respect to which the conditions specified in §18.1 have been satisfied, the Defaulting Lender’s interest in its Commitments, Loans and rights hereunder (but not its liability in respect thereof or under the Loan Documents or this Agreement to the extent the same relate to the period prior to the effective date of the purchase) shall terminate on the date of purchase and assignment, and the Defaulting Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest to the purchaser or assignee thereof, including an appropriate Assignment and Acceptance Agreement. The purchase price for the Commitment of a Defaulting Lender shall be equal to the amount of the principal balance of the Loans (including the Dollar Equivalent of Alternative Currency/Dollar Revolving Credit Loans) outstanding and owed by the Borrower to the Defaulting Lender plus any accrued but unpaid interest thereon and any accrued but unpaid fees incurred prior to such Lender becoming a Defaulting Lender. Prior to payment of such purchase price to a Defaulting Lender, the Agent shall apply against such purchase price any amounts retained by the Agent pursuant to §2.13(d).
During any period in which there is a U.S. Dollar Revolving Credit Lender that is a Defaulting Lender, all or any part of such Defaulting Lender’s obligation to acquire, refinance or fund participations in Letters of Credit pursuant to §2.10(g) or Swing Loans pursuant to §2.5(e) shall be reallocated among the U.S. Dollar Revolving Credit Lenders that are Non-Defaulting Lenders in accordance with their respective U.S. Dollar Revolving Credit Commitment Percentages for U.S. Dollar Revolving Credit Loans (computed without giving effect to the U.S. Dollar Revolving Credit Commitment of such Defaulting Lender; provided that (i) each such reallocation shall be given effect only if, at the date the applicable U.S. Dollar Revolving Credit Lender becomes a Defaulting Lender, no Default or Event of Default exists, (ii) the conditions set forth in §10 and §11 are satisfied at the time of such reallocation (and, unless the Borrower shall have notified the Agent at such time, the Borrower shall be deemed to have represented and warranted that such conditions are satisfied at the time), (iii) the representations and warranties in the Loan Documents shall be true and correct in all material respects on and as of the date of such reallocation with the same effect as though made on and as of such date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct only as of such specified date), and (iv) the aggregate obligation of each U.S. Dollar Revolving Credit Lender that is a Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit and Swing Loans shall not exceed the positive difference, if any, of (A) the U.S. Dollar Revolving Credit Commitment of that Non-Defaulting Lender minus (B) the sum of (1) the aggregate outstanding principal amount of the U.S. Dollar Revolving Credit Loans of that Lender plus (2) such Lender’s pro rata portion in accordance with its U.S. Dollar Revolving Credit Commitment Percentage of outstanding Letter of Credit Liabilities and participations in Swing Loans. Subject to §34, no reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.
Any payment of principal, interest, fees or other amounts received by the Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, or otherwise, and including any amounts made available to the Agent for the account of such Defaulting Lender pursuant to §13), shall be applied at such time or times as may be determined by the Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Agent (other than with respect to Letter of Credit Liabilities) hereunder; second, to the payment of any amounts owing by such Defaulting Lender to the Issuing Lender (with respect to Letter of Credit Liabilities) and/or the Swing Loan Lender hereunder; third, if so determined by the Agent or requested by the Issuing Lender or the Swing Loan Lender, to be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Agent; fifth, if so determined by the Agent and the Borrower, to be held in a non-interest bearing deposit account and released pro rata in order to (x) satisfy obligations of such Defaulting Lender to fund Loans or participations under this Agreement and (y) be held as cash collateral for future funding obligations of such Defaulting Lender of any participation in any Letter of Credit or Swing Loan; sixth, to the payment of any amounts owing to the Agent or the Lenders (including the Issuing Lender and the Swing Loan Lender) as a result of any judgment of a court of competent jurisdiction obtained by the Agent or any Lender (including the Issuing

Lender and the Swing Loan Lender) against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (i) such payment is a payment of the principal amount of any Loans or funded participations in Letters of Credit or Swing Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and (ii) such Loans or funded participations in Letters of Credit or Swing Loans were made at a time when the conditions set forth in §10 and §11, to the extent required by this Agreement, were satisfied or waived, such payment shall be applied solely to pay the Revolving Credit Loans and Term Loans of, and funded participations in Letters of Credit or Swing Loans owed to, all Non-Defaulting Lenders as applicable on a pro rata basis until such time as all Revolving Credit Loans and Term Loans and funded and unfunded participations in Letters of Credit and Swing Loans are held by the Lenders pro rata in accordance with their applicable Revolving Credit Commitment Percentages and Term Loan Commitment Percentages, as applicable, without regard to §2.13(c), prior to being applied to the payment of any Revolving Credit Loans and Term Loans of, or funded participations in Letters of Credit or Swing Loans owed to, such Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to this §2.13(d) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto, and to the extent allocated to the repayment of principal of the Loan, shall not be considered outstanding principal under this Agreement.
Within five (5) Business Days of demand by the Issuing Lender or Swing Loan Lender from time to time, the Borrower shall deliver to the Agent for the benefit of the Issuing Lender and the Swing Loan Lender cash collateral in an amount sufficient to cover all Fronting Exposure with respect to the Issuing Lender and Swing Loan Lender (after giving effect to §2.5(a), §2.10(a) and §2.13(c)) on terms reasonably satisfactory to the Issuing Lender and/or Swing Loan Lender in its good faith determination (and such cash collateral shall be in Dollars). Any such cash collateral shall be deposited in the Collateral Account as collateral (solely for the benefit of the Issuing Lender and/or the Swing Loan Lender) for the payment and performance of each Defaulting Lender’s pro rata portion in accordance with their respective U.S. Dollar Revolving Credit Commitment Percentages of outstanding Letter of Credit Liabilities and Swing Loans. Moneys in the Collateral Account deposited pursuant to this section shall be applied by the Agent to reimburse the Issuing Lender and/or the Swing Loan Lender immediately for each Defaulting Lender’s pro rata portion in accordance with their respective U.S. Dollar Revolving Credit Commitment Percentages of any funding obligation with respect to a Letter of Credit or Swing Loan which has not otherwise been reimbursed by the Borrower or such Defaulting Lender. Any amounts deposited in the Collateral Account (or any portion thereof) shall be refunded to the Borrower promptly upon any of the following (as applicable) (i) the applicable Letter of Credit in connection with which it was provided being terminated or cancelled (without any drawing thereon), (ii) all Fronting Exposure with respect to the Issuing Lender and Swing Loan Lender has been eliminated or (iii) as provided in §§12.1 and 12.6(d) and (f).
(i)    Each Revolving Credit Lender that is a Defaulting Lender shall not be entitled to receive any Unused Fee or Facility Fee pursuant to §2.3 for any period during which that Revolving Credit Lender is a Defaulting Lender.
(ii)    Each Revolving Credit Lender that is a Defaulting Lender shall not be entitled to receive Letter of Credit fees pursuant to §2.10(e) for any period during which that Revolving Credit Lender is a Defaulting Lender.
(iii)    With respect to any Unused Fee, Facility Fee or Letter of Credit fees not required to be paid to any Defaulting Lender pursuant to clause (i) or (ii) above, the Borrower shall (x) pay to each Non-Defaulting Lender that is a U.S. Dollar Revolving Credit Lender that portion of any such fee otherwise payable to such Defaulting Lender with respect to such Defaulting Lender’s participation in Letter of Credit Liabilities or Swing Loans that has been reallocated to such Non-Defaulting Lender pursuant to §2.13(c), (y) pay to the Issuing Lender and Swing Loan Lender the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to the Issuing Lender’s or Swing Loan Lender’s Fronting Exposure to such Defaulting Lender and (z) not be required to pay any remaining amount of any such fee.

If the Borrower (so long as no Default or Event of Default exists) and the Agent agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Agent will so notify the parties hereto, whereupon as of the date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any cash collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Agent may determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit and Swing Loans to be held on a pro rata basis by the Lenders in accordance with their Commitments (without giving effect to §2.13(c)), whereupon such Lender will cease to be a Defaulting Lender and any applicable cash collateral provided by the Borrower shall be promptly refunded to the Borrower; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while such Lender was a Defaulting Lender (including any application of such payments pursuant to §2.13(d)); and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from such Lender’s having been a Defaulting Lender.
Evidence of Debt. The indebtedness of the Borrower resulting from the Loans made by each Lender from time to time shall be evidenced by one or more accounts or records maintained by such Lender and the Agent in the ordinary course of business, including, without limitation, the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Borrower hereby irrevocably authorizes Agent and the Lenders to make, or cause to be made, at or about the time of the Drawdown Date of any Loan or at the time of receipt of any payment thereof, an appropriate notation on Agent’s and the Lender’s records reflecting the making of such Loan or (as the case may be) the receipt of such payment. The Agent shall maintain accounts or records in accordance with its usual practice in which it shall record: (i) the date and the amount of each Loan made hereunder and the applicable currency, the Type of Loan and, if appropriate, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) the amount of any sum received by the Agent hereunder from the Borrower and each Lender’s share thereof. The accounts or records maintained by the Agent and each Lender shall be prima facie evidence of the existence and amounts of the Obligations recorded therein and shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder or under the Notes, if any, to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Agent in respect of such matters, the accounts and records of the Agent shall control in the absence of manifest error. The Borrower agrees that upon the request of any Lender made through the Agent (whether for purposes of pledge, enforcement or otherwise), the Borrower shall promptly execute and deliver to such Lender (through the Agent) a Revolving Credit Note, a Term Loan Note and/or a Swing Loan Note, as applicable, payable to the order of such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Notes and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto. All references to Notes in the Loan Documents shall mean Notes, if any, to the extent issued hereunder. By delivery of this Agreement and any Revolving Credit Note and/or Swing Loan Note, there shall not be deemed to have occurred, and there has not otherwise occurred, any payment, satisfaction or novation of the Indebtedness evidenced by the “Revolving Credit Notes” and the “Swing Loan Note” described in the Existing Credit Agreement, which Indebtedness under such Revolving Credit Notes is instead allocated among the U.S. Dollar Revolving Credit Lenders as of the date hereof as U.S. Dollar Revolving Credit Loans in accordance with their respective U.S. Dollar Revolving Credit Commitment Percentages, and which Indebtedness under the Swing Loan Note is allocated to the Swing Loan Lender, and such Indebtedness is evidenced by this Agreement and any Revolving Credit Notes (U.S. Dollar) and Swing Loan Note, as applicable. The U.S. Dollar Revolving Credit Lenders shall as of the date hereof make such adjustments to the outstanding Revolving Credit Loans of such U.S. Dollar Revolving Credit Lenders so that such outstanding Revolving Credit Loans are consistent with their respective U.S. Dollar Revolving Credit Commitment Percentages.
REPAYMENT OF THE LOANS.
Stated Maturity. The Borrower promises to pay on the Revolving Credit Maturity Date and there shall become absolutely due and payable on the Revolving Credit Maturity Date all of the Revolving Credit Loans, Swing Loans and other Letter of Credit Liabilities outstanding on such date, together with any and all accrued and unpaid interest thereon. Borrower promises to pay on the Term Loan Maturity Date and there shall become absolutely due and payable on the Term Loan Maturity Date all of the Outstanding Term Loans on such date, together with any and all accrued and unpaid interest thereon.
Mandatory Prepayments.
If at any time the sum of the aggregate outstanding principal amount of the U.S. Dollar Revolving Credit Loans, outstanding principal balance of the Swing Loans and the aggregate Letter of Credit Liabilities exceeds the Total U.S. Dollar Revolving Credit Commitment, then the Borrower shall, within five (5) Business Days of such occurrence pay the amount of such excess to the Agent for the respective accounts of the U.S. Dollar Revolving Credit Lenders, as applicable, for application to the U.S. Dollar Revolving Credit Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Lender.
If at any time the Dollar Equivalent of the aggregate outstanding principal amount of the Alternative Currency/Dollar Revolving Credit Loans exceeds the Total Alternative Currency/Dollar Revolving Credit Commitment, then the Borrower shall, within five (5) Business Days (or only in the event that such excess is the result of a determination on a Revaluation Date that the Dollar Equivalent of the Outstanding Alternative Currency/Dollar Revolving Credit Loans exceeds the Total Alternative Currency/Dollar Revolving Credit Commitment, five (5) Business Days after receipt of notice from Agent) of such occurrence pay the amount of such excess to the Agent for the respective accounts of the Alternative Currency/Dollar Revolving Credit Lenders, as applicable, for application to the Alternative Currency/Dollar Revolving Credit Loans as provided in §3.4, together with any additional amounts payable pursuant to §4.8.
In the event of the occurrence of a Change of Control, then on the date that is thirty (30) days after the occurrence of such Change of Control all of the Revolving Credit Loans, Term Loans, Swing Loans and other Letter of Credit Liabilities Outstanding on such date, together with all accrued and unpaid interest thereon and any other fees or other amounts accrued and unpaid under the Loan Documents, shall be due and payable in full, and the Commitments of the Lenders shall terminate.
Optional Prepayments.
The Borrower shall have the right, at its election, to prepay the outstanding amount of the Revolving Credit Loans, Term Loans and Swing Loans, as a whole or in part, at any time without penalty or premium; provided, that if any prepayment of the outstanding amount of any Floating Rate Loans pursuant to this §3.3 is made on a date that is not the last day of the Interest Period relating thereto, such prepayment shall be accompanied by the payment of any amounts due pursuant to §4.8.
The Borrower shall give the Agent, no later than 10:00 a.m. (Cleveland time) at least three (3) days prior written notice of any prepayment pursuant to this §3.3, in each case specifying the proposed date of prepayment of the Loans and the principal amount to be prepaid (provided that any such notice may be revoked or modified upon one (1) day’s prior notice to the Agent). Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.
Partial Prepayments. Each partial prepayment of the Loans under §3.3 shall be in a minimum amount of $1,000,000.00 or an integral multiple of $100,000.00 in excess thereof, shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment. Each partial payment in Dollars under §3.3 shall be applied first to the principal of any Outstanding Swing Loans, then, in the absence of instruction by the Borrower, pro rata to the principal of U.S. Dollar Revolving Credit Loans, the principal of the Alternative Currency/Dollar Revolving Credit Loans and the principal of Term Loans (and with respect to each category of Loans, first to the principal of Base Rate Loans, and then to the principal of Floating Rate Loans). Each partial payment in Alternative Currency under §3.3 shall be applied to the principal of the Alternative Currency/Dollar Revolving Credit Loans (first to the principal of any Base Rate Loans and then to the principal of any Floating Rate Loans).

Effect of Prepayments. Amounts of the Revolving Credit Loans prepaid under §3.2(a) and §3.3 prior to the Revolving Credit Maturity Date may be reborrowed as provided in §2. Amounts of the Term Loans prepaid under this Agreement may not be reborrowed.
CERTAIN GENERAL PROVISIONS.
Conversion Options.
The Borrower may elect from time to time to convert any of its outstanding U.S. Dollar Revolving Credit Loans, Alternative Currency/Dollar Revolving Credit Loans denominated in Dollars or Term Loans to a U.S. Dollar Revolving Credit Loan, Alternative Currency/Dollar Revolving Credit Loans denominated in Dollars or Term Loan, respectively, of another Type and such U.S. Dollar Revolving Credit Loans, Alternative Currency/Dollar Revolving Credit Loans denominated in Dollars or Term Loans shall thereafter bear interest as a Base Rate Loan or a Floating Rate Loan, as applicable; provided that (i) with respect to any such conversion of a Floating Rate Loan denominated in Dollars to a Base Rate Loan, the Borrower shall give the Agent at least one (1) Business Day’s prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such Floating Rate Loan; (ii) with respect to any such conversion of a Base Rate Loan to a Floating Rate Loan denominated in Dollars the Borrower shall give the Agent at least three (3) Business Days’ prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000.00 or an integral multiple of $250,000.00 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than eight (8) Floating Rate Loans (whether Revolving Credit Loans or Term Loans) outstanding at any one time; and (iii) no Loan may be converted into a Floating Rate Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding U.S. Dollar Revolving Credit Loans, Alternative Currency/Dollar Revolving Credit Loans denominated in Dollars or Term Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Base Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $100,000.00 or a Floating Rate Loan in a principal amount of less than $1,000,000.00 or an integral multiple of $250,000.00. On the date on which such conversion is being made, each Lender shall take such action as is necessary to transfer its applicable Commitment Percentage of such Loans to its applicable Lending Office. Each Conversion/Continuation Request relating to the conversion of a Base Rate Loan to a Floating Rate Loan shall be irrevocable by the Borrower.
No Alternative Currency/Dollar Revolving Credit Loan or U.S. Dollar Revolving Credit Loan may be converted into or continued as a Revolving Credit Loan denominated in a different currency, but instead must be prepaid in the original currency of such Revolving Credit Loan and reborrowed in the other currency.
Any Floating Rate Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of §4.1; provided that no Floating Rate Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but any such Floating Rate Loan shall be automatically converted to a Base Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.
In the event that the Borrower does not notify the Agent at least one (1) Business Day prior of its election hereunder with respect to any Floating Rate Loan, such Loan shall be automatically continued at the end of the applicable Interest Period as a Floating Rate Loan for an Interest Period of one month unless such Interest Period shall be greater than the time remaining until the Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable, in which case such Loan shall be automatically converted to a Base Rate Loan at the end of the applicable Interest Period.
Fees. The Borrower agrees to pay to KeyBank and Arranger for their own account certain fees for services rendered or to be rendered in connection with the Loans as provided pursuant to a fee letter dated June 23, 2016 among Borrower, KeyBank and Arranger (the “Agreement Regarding Fees”). Any annual agency or administration fee payable under the Agreement Regarding Fees shall be paid annually in advance. All such fees shall be fully earned when paid and nonrefundable under any circumstances.

[Intentionally Omitted.]
Funds for Payments.
All payments in Dollars of principal, interest, facility fees, Letter of Credit fees, closing fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Lenders and the Agent, as the case may be, at the Agent’s Head Office, not later than 2:00 p.m. (Cleveland time) on the day when due (or such later time as is acceptable to the Agent in the event of a payment in full of all Loans and a termination of all Commitments hereunder), in each case in lawful money of the United States in Same Day Funds. All payments in any Alternative Currency hereunder or otherwise under the Loan Documents shall be made to the Agent’s Head Office for payments in such Alternative Currency and in Same Day Funds not later than the Applicable Time specified by the Agent on the date specified herein. Without limiting the generality of the foregoing, the Agent may require that any payments due under this Agreement be made in the United States. If, for any reason, the Borrower or any Guarantor is prohibited by any Applicable Law from making any required payment hereunder in an Alternative Currency, the Borrower or Guarantor shall make such payment in Dollars in the Dollar Equivalent of the Alternative Currency payment amount. All payments of principal of and interest on any Loan shall be payable in the same currency as the Loan is denominated other than as provided in the preceding sentence, and all other fees and other amounts payable under this Agreement shall be payable in Dollars. With respect to the payment of any amount denominated in the Alternative Currency, the Agent shall not be liable to the Borrower or any Revolving Credit Lender in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by the Agent if the Agent shall have taken all relevant steps to achieve, on the date required by this Agreement, the payment of such amount in Same Day Funds in the applicable Alternative Currency to the account with Agent designated by Borrower or the applicable Lending Office. For purposes of this clause, “all relevant steps” means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Agent may from time to time determine for the purpose of clearing or settling payments of the applicable Alternative Currency. To the extent not already paid pursuant to this paragraph, the Agent is hereby authorized to charge the accounts of the Borrower with KeyBank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Lenders (including the Swing Loan Lender) under the Loan Documents. Subject to the foregoing, all payments made to Agent on behalf of the Lenders, and actually received by Agent, shall be deemed received by the Lenders on the date actually received by Agent.
All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim, and free and clear of and without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Borrower or other applicable Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this §4.4) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
The Borrower and the Guarantors shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Agent timely reimburse it for the payment of, any Other Taxes.
The Borrower and the Guarantors shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this §4.4) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Agent), or by the Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error; provided that the determinations in such statement are made on a reasonable basis and in good faith.

Each Lender shall severally indemnify the Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower or a Guarantor has not already indemnified the Agent for such Indemnified Taxes and without limiting the obligation of the Borrower and the Guarantors to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of §18.4 relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Agent to the Lender from any other source against any amount due to the Agent under this subsection.
As soon as practicable after any payment of Taxes by the Borrower or any Guarantor to a Governmental Authority pursuant to this §4.4, the Borrower or such Guarantor shall deliver to the Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Agent.
(1)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Borrower or the Agent as will enable the Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in the immediately following clauses (ii)(A), (ii)(B) and (ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
any Lender that is a U.S. Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding tax;
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:
in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W‑8BEN‑E (or W‑8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "interest" article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W‑8BEN‑E (or W‑8BEN, as applicable) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the "business profits" or "other income" article of such tax treaty;
an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8ECI;

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, a "10 percent shareholder" of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code (a "U.S. Tax Compliance Certificate") and (y) executed originals of IRS Form W-8BEN-E (or W-8BEN, as applicable); or
to the extent a Foreign Lender is not the beneficial owner, an electronic copy (or an original if requested by the Borrower or the Agent) of an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E (or W-8BEN, as applicable), a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W 9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;
any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), an electronic copy (or an original if requested by the Borrower or the Agent) of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and
if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), "FATCA" shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this §4.4 (including by the payment of additional amounts pursuant to this §4.4), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this §4.4 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this subsection (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this subsection, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this subsection the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund has not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This subsection shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it reasonably deems confidential) to the indemnifying party or any other Person.

Each party’s obligations under this §4.4 shall survive the resignation or replacement of the Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
The obligations of the Borrower to the Lenders under this Agreement (and of the Revolving Credit Lenders to make payments to the Issuing Lender with respect to Letters of Credit and to the Swing Loan Lender with respect to Swing Loans) shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the other Loan Documents; (ii) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (iii) the existence of any claim, set-off, defense or any right which the Borrower, the Guarantors or any of their Subsidiaries or Affiliates may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Lenders (other than the defense of payment to the Lenders in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iv) any draft, demand, certificate, statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever; (v) any breach of any agreement between Borrower, the Guarantors or any of their Subsidiaries or Affiliates and any beneficiary or transferee of any Letter of Credit; (vi) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vii) payment by the Issuing Lender under any Letter of Credit against presentation of a sight draft, demand, certificate or other document which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Lender as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods; (viii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of such Letter of Credit; (ix) the legality, validity, form, regularity or enforceability of the Letter of Credit; (x) the failure of any payment by Issuing Lender to conform to the terms of a Letter of Credit (if, in Issuing Lender’s good faith judgment, such payment is determined to be appropriate); (xi) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents; (xii) the occurrence of any Default or Event of Default; and (xiii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Lender or the Swing Loan Lender, as applicable, as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods.
Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360‑day year (or a 365 or 366 day year, as applicable, in the case of Base Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term “Interest Period” with respect to Floating Rate Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The Outstanding Loans and Letter of Credit Liabilities as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount absent manifest error.
Suspension of Floating Rate Loans. In the event that, prior to the commencement of any Interest Period relating to any Floating Rate Loan, the Agent shall determine that adequate and reasonable methods do not exist for ascertaining the Floating Rate (whether for a Loan denominated in Dollars or an Alternative Currency) for such Interest Period or that deposits (whether denominated in Dollars or an Alternative Currency) are not being offered to banks in the London or other applicable interbank market, or the Agent shall reasonably determine that the Floating Rate will not accurately and fairly reflect the cost of the Lenders making or maintaining Floating Rate Loans (whether for Loans denominated in Dollars or Alternative Currency) for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Lenders absent manifest error) to the Borrower and the Lenders. In such event (a) any Loan Request with respect to a Floating Rate Loan in the affected currency or currencies shall be automatically withdrawn and shall be deemed a request for a Base Rate Loan in such currency, and (b) each Floating Rate Loan in the affected currency or currencies will automatically, on the last day of the then current Interest Period applicable thereto, become a Base Rate Loan in such currency, and the obligations of the Lenders to make Floating Rate Loans in the affected currency or currencies shall be suspended until the Agent determines that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Lenders.
Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other Governmental Authority having jurisdiction over a Lender or its Lending Office shall assert that it is unlawful, for any Lender to make or maintain Floating Rate Loans (whether in Dollars or an Alternative Currency), or any Governmental Authority has imposed material restrictions on the authority of a Revolving Credit Lender to purchase or sell, or to take deposit of, Dollars or Alternative Currency in the applicable offshore interbank market for such currency in the London or other applicable interbank market such Lender shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Lenders to make Floating Rate Loans in the affected currency or currencies shall forthwith be suspended and (b) the Floating Rate Loans then outstanding in the affected currency or currencies shall be converted automatically to Base Rate Loans in the applicable currency on the last day of each Interest Period applicable to such Floating Rate Loans or within such earlier period as may be required by law. Notwithstanding the foregoing, before giving such notice, the applicable Lender shall designate a different lending office if such designation will void the need for giving such notice and will not, in the judgment of such Lender, be otherwise materially disadvantageous to such Lender or increase any costs payable by Borrower hereunder.
Additional Interest. If any Floating Rate Loan (whether in Dollars or the Alternative Currency) or any portion thereof is repaid or is converted to a Base Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such Floating Rate Loan, or if repayment of the Loans (whether in Dollars or the Alternative Currency) has been accelerated as provided in §12.1, or if the Borrower fails to draw down on the first day of the applicable Interest Period any amount as to which the Borrower has elected a Floating Rate Loan (whether in Dollars or the Alternative Currency) or the Borrower makes any payment in a different currency than is required by this Agreement, the Borrower will pay to the Agent upon demand for the account of the applicable Lenders in accordance with their respective applicable Commitment Percentages (or to the Swing Loan Lender with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, the Breakage Costs. Borrower understands, agrees and acknowledges the following: (i) no Lender has any obligation to purchase, sell and/or match funds in an applicable currency or in connection with the use of a Floating Rate as a basis for calculating the rate of interest on a Floating Rate Loan; (ii) the Floating Rate is used merely as a reference in determining such rate; and (iii) Borrower has accepted the Floating Rate as a reasonable and fair basis for calculating such rate and any Breakage Costs. Borrower further agrees to pay the Breakage Costs, if any, whether or not a Lender elects to purchase, sell and/or match funds.
Additional Costs, Etc.. Notwithstanding anything herein to the contrary, if any present or future Applicable Law, which expression, as used herein, includes statutes, rules and regulations thereunder and interpretations thereof by any competent court or by any governmental or other regulatory body or official charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Lender or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:
subject any Lender or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Lender’s Commitment, a Letter of Credit or the Loans (whether in Dollars or the Alternative Currency) (other than for Indemnified Taxes, Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and Connection Income Taxes), or
impose on any Lender or Issuing Lender or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans (whether in Dollars or the Alternative Currency) made by such Lender or any Letter of Credit or participation therein, or impose or increase or render applicable any special deposit, compulsory loan, insurance charge, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law and which are not already reflected in any amounts payable by Borrower hereunder) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Lender, or impose on any Lender or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Lender’s Commitment, a Letter of Credit or any class of loans or commitments of which any of the Loans or such Lender’s Commitment forms a part; and the result of any of the foregoing is:
to increase the cost to any Lender of making, continuing, converting to, funding, issuing, renewing, extending or maintaining any of the Loans, the Letters of Credit or such Lender’s Commitment, or to reduce the amount of principal, interest or other amount payable to any Lender or the Agent hereunder on account of such Lender’s Commitment or any of the Loans or the Letters of Credit, or
to require any Lender or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Lender or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within fifteen (15) days of demand made by such Lender or (as the case may be) the Agent and receipt of the certificate described in Section 4.13 below at any time and from time to time and as often as the occasion therefor may arise, pay to such Lender or the Agent such additional amounts as such Lender or the Agent shall determine in good faith to be sufficient to compensate such Lender or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Lender and the Agent in determining such amounts may use any reasonable averaging and attribution methods generally applied by such Lender or the Agent.
Capital Adequacy. If after the date hereof any Lender determines that (a) the adoption of or change in any Applicable Law regarding liquidity or capital ratios or requirements for banks or bank holding companies or any change in the interpretation or application thereof by any Governmental Authority charged with the administration thereof, or (b) compliance by such Lender or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy or liquidity ratios or requirements (whether or not having the force of law), has the effect of reducing the return on such Lender’s or such holding company’s capital as a consequence of such Lender’s commitment to make Loans or participate in Letters of Credit hereunder to a level below that which such Lender or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender’s or such holding company’s then existing policies with respect to capital adequacy or liquidity position) by any amount deemed by such Lender to be material, then such Lender may notify the Borrower thereof. The Borrower agrees to pay to such Lender the amount of such reduction in the return on capital as and when such reduction is determined, within fifteen (15) days upon presentation by such Lender of a certificate described in Section 4.13 below of the amount setting forth the Lender’s calculation thereof. In determining such amount, such Lender may use any reasonable averaging and attribution methods generally applied by such Lender. For purposes of §4.9 and §4.10, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, publications, orders, guidelines and directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to have occurred or been adopted and gone into effect after the date hereof regardless of when adopted, enacted or issued.
Breakage Costs. Borrower shall pay all Breakage Costs required to be paid by it pursuant to this Agreement and incurred from time to time by any Lender upon demand within fifteen (15) days from receipt of written notice from Agent, or such earlier date as may be required by this Agreement.
Default Interest. Following the occurrence and during the continuance of any Event of Default under §12.1(a), (b), (h), (i) or (j) or upon the vote of the Required Lenders following the occurrence of any other Event of Default, and regardless of whether or not the Agent or the Lenders shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to two percent (2.0%) above the Base Rate for the currency of such Loan plus the Applicable Margin for such Base Rate Loan (the “Default Rate”), until such amount shall be paid in full (after as well as before judgment), and the fee payable with respect to Letters of Credit shall be increased to a rate equal to two percent (2.0%) above the Letter of Credit fee that would otherwise be applicable to such time, or if any of such amounts shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law.
Certificate. A certificate setting forth any amounts payable pursuant to §4.8, §4.9, §4.10, §4.11 or §4.12 and a reasonably detailed explanation of such amounts which are due, submitted by any Lender or the Agent to the Borrower, shall be conclusive in the absence of manifest error.
Limitation on Interest. Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, all agreements between or among the Borrower, Guarantors, the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations, such excess shall be refunded to the Borrower. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This Section shall control all agreements between or among the Borrower, the Guarantors, the Lenders and the Agent.
Certain Provisions Relating to Increased Costs.
If a Lender gives notice of the existence of the circumstances set forth in §4.7 or any Lender requests compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.9 or §4.10, then, upon request of Borrower, such Lender, as applicable, shall use reasonable efforts in a manner consistent with such institution’s practice in connection with loans like the Loan of such Lender to eliminate, mitigate or reduce amounts that would otherwise be payable by Borrower under the foregoing provisions, provided that such action would not be otherwise prejudicial to such Lender, including, without limitation, by designating another of such Lender’s offices, branches or affiliates; the Borrower agreeing to pay all reasonably incurred costs and expenses incurred by such Lender in connection with any such action. Notwithstanding anything to the contrary contained herein, if no Default or Event of Default shall have occurred and be continuing, and if any Lender has given notice of the existence of the circumstances set forth in §4.7 or has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of §4.4 (as a result of the imposition of U.S. withholding taxes on amounts paid to such Lender under this Agreement), §4.9 or §4.10 and following the request of Borrower has been unable to take the steps described above to mitigate such amounts (each, an “Affected Lender”), then, within thirty (30) days after such notice or request for payment or compensation, as applicable, Borrower shall have the one-time right as to such Affected Lender to be exercised by delivery of written notice delivered to the Agent and the Affected Lender, within sixty (60) days of receipt of such notice, to elect to cause the Affected Lender to transfer its Commitment. The Agent shall promptly notify the remaining Lenders that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Affected Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Affected Lender’s Commitment, then the Agent, in consultation with the Borrower, shall endeavor to obtain a new Lender to acquire such remaining Commitment, and the assignment to such Lender shall be subject to and in accordance with §18.1. Upon any such purchase of the Commitment of the Affected Lender, the Affected Lender’s interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Affected Lender shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Lender’s Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Lender, including principal, prepayment premium or fee, and all accrued and unpaid interest or fees (including the Dollar Equivalent of any Loans denominated in the Alternative Currency).
Failure or delay on the part of any Lender to demand compensation pursuant to §4.9 or §4.10 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender pursuant to §4.9 or §4.10 for any increased costs or reductions on return incurred more than 180 days prior to the date that such Lender notifies Borrower of the change giving rise to such increased costs or reduction and of such Lender’s intention to claim compensation therefor; provided further that if any such change giving rise to such increased costs or reduction is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof. Neither the Agent nor a Lender, as the case may be, shall be entitled to submit a claim for compensation under §4.9 or §4.10 unless such Person shall deliver to Borrower a certificate that such Person has determined that the making of such claim is consistent with its general practices or policies in respect of similarly situated borrowers that are equity REITs with credit agreements entitling it to make such claims (it being agreed that such certification from Agent or any Lender shall be sufficient to make such a claim, and that neither the Agent nor a Lender shall be required to disclose any confidential or proprietary information in connection with such determination or the making of such claim).
UNSECURED OBLIGATIONS; GUARANTY.
Collateral. The Lenders have agreed to make the Loans to the Borrower and issue Letters of Credit to the account of Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed pursuant to the term of the Guaranty.
Additional Subsidiary Guarantors.
In the event that Borrower shall request that certain Real Estate of a Subsidiary of Borrower be included as an Unencumbered Property for purposes of calculation of the Unencumbered Asset Value, Borrower shall as a condition thereto, in addition to the requirements of §7.22, cause each such Subsidiary (and any other Subsidiary of Borrower having an interest in such Subsidiary of Borrower) to execute and deliver to Agent a Joinder Agreement, and such Subsidiary (and any such other Subsidiary) shall become a Subsidiary Guarantor hereunder. In addition, in the event any Subsidiary or the Borrower shall constitute a Material Subsidiary within the meaning of clause (b) of the definition thereof, the Borrower shall cause such Subsidiary, as a condition to such Subsidiary’s becoming a guarantor or other obligor with respect to such other Unsecured Debt described therein, cause each such Subsidiary to execute and deliver to Agent a Joinder Agreement, and such Subsidiary shall become a Subsidiary Guarantor hereunder. Each such Subsidiary shall be specifically authorized, in accordance with its respective organizational documents and applicable law, to be a Guarantor hereunder. Borrower shall further cause all representations, covenants and agreements in the Loan Documents with respect to Guarantors to be true and correct with respect to each such Subsidiary or other entity. In connection with the delivery of such Joinder Agreement, Borrower shall deliver to the Agent such organizational agreements, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require. Each Subsidiary of Borrower that owns Real Estate included as an Unencumbered Property (and each other Subsidiary of Borrower having an interest in such Subsidiary of Borrower) shall be organized under the laws of a State and shall have its principal place of business in a State, consistent with the requirements of §7.2.
The Borrower may request in writing that the Agent release, and the Agent shall release (subject to the terms hereof), a Subsidiary Guarantor from the Guaranty so long as: (i) no Default or Event of Default shall then be in existence or would occur as a result of such release; (ii) the Agent shall have received such written request at least five (5) Business Days prior to the requested date of release (or such shorter period as the Agent may accept) together with an updated Compliance Certificate which gives effect to such proposed release; and (iii) Borrower shall deliver to Agent evidence reasonably satisfactory to Agent that (A) the Borrower has disposed of or simultaneously with such release will dispose of its entire interest in such Subsidiary Guarantor or that all of the assets of such Subsidiary Guarantor have been or simultaneously with such release will be disposed of in compliance with the terms of this Agreement to a Person other than REIT or any of its Subsidiaries or Affiliates, and the net cash proceeds from such disposition are being distributed to the Borrower in connection with such disposition; or (B) if such Subsidiary Guarantor previously directly or indirectly owned an asset included in the calculation of Unencumbered Asset Value, all such assets have been removed from the calculation of the Unencumbered Asset Value in accordance with the terms of the Agreement (and such Subsidiary Guarantor is not otherwise required by the terms of this Agreement to be a Guarantor); or (C) such Subsidiary Guarantor does not directly or indirectly own an asset included in the calculation of the Unencumbered Asset Value and will not, upon giving effect to such requested release, be a guarantor of or otherwise liable with respect to any other Unsecured Debt of the REIT, Borrower or any of their respective Subsidiaries of the type described in clause (b) of the definition of Material Subsidiary which would require it to be a Guarantor. Delivery by the Borrower to the Agent of any such request for a release shall constitute a representation by the Borrower that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. Notwithstanding the foregoing, the foregoing release provisions shall not apply to the REIT, which may only be released upon the written approval of Agent and all of the Lenders.
Notwithstanding the terms of §5.2(a), from and after any date that Agent first receives written notice from REIT or Borrower that Borrower has first obtained an Investment Grade Rating, then (i) subject to the terms of this §5.2(c), Material Subsidiaries (including, without limitation, any Subsidiary Guarantor that is a direct or indirect owner of an Unencumbered Property) shall no longer be required to be Guarantors under the Credit Agreement, and (ii) Agent shall promptly release the Material Subsidiaries from the Guaranty; provided however that notwithstanding the foregoing, (A) Agent shall not be obligated to release any Material Subsidiary from the Guaranty in the event that a Default or Event of Default shall have occurred and be continuing, and (B) no Material Subsidiary shall be released in the event that such Material Subsidiary constitutes a Material Subsidiary within the meaning of clause (b) of the definition thereof. In the event that at any time after Borrower has an Investment Grade Rating, Borrower shall no longer have an Investment Grade Rating, Borrower and REIT shall within thirty (30) days (or such later date as agreed to by Agent) after such occurrence cause all Material Subsidiaries to execute the Guaranty in the form of the Guaranty as then in effect (or if the Guaranty is not in effect, then as last in effect, with such modifications thereto as may be reasonably required by Agent to describe the obligations to be guaranteed) and cause such Material Subsidiaries, REIT and Borrower to execute a Contribution Agreement in the form of the original Contribution Agreement, in each case with such conforming changes (i.e., references to dates of documents and parties) as Agent may reasonably require and shall further cause to be satisfied within such thirty (30) day period (or such longer period as agreed to by Agent) all of the provisions of §5.2(a) that would be applicable to the addition of a new Guarantor. In no event shall the provisions of this §5.2(c) entitle REIT to be released from the Guaranty. If at any time during which the Borrower has an Investment Grade Rating the provisions of clause (b) of the definition of Material Subsidiary shall be applicable to a Subsidiary of Borrower, the Borrower shall be required to cause such Subsidiary to become a Guarantor by executing a Guaranty in the form of the Guaranty as then in effect (or if the Guaranty is not in effect, then as last in effect, with such modifications thereto as may be reasonably required by Agent to describe the obligations to be guaranteed) and cause such Material Subsidiaries, REIT and Borrower to execute a Contribution Agreement in the form of the original Contribution Agreement, in each case with such conforming changes (i.e., references to dates of documents and parties) as Agent may reasonably require and comply with the provisions of §5.2(a) as a condition to such Subsidiary’s becoming a guarantor or other obligor with respect to such other Unsecured Debt regardless of whether Borrower has obtained an Investment Grade Rating.
Notwithstanding anything to the contrary contained herein, in the event that the entities described in clause (a) of the definition of Material Subsidiary are not required to be a Subsidiary Guarantor pursuant to §5.2(c), then the Unencumbered Properties owned by such Persons shall still be considered Unencumbered Properties for the purposes of this Agreement (and considered in the calculation of Unencumbered Asset Value and Unencumbered Property Debt Yield) provided that the representations and warranties in this Agreement with respect to Unencumbered Property Subsidiaries continue to be true and correct in all material respects, and the Borrower and such Unencumbered Property Subsidiaries continue to comply with the provisions and covenants applicable to Unencumbered Property Subsidiaries (or such provisions and covenants shall be applicable to such Persons and shall be complied with, as applicable).
REPRESENTATIONS AND WARRANTIES.
The Borrower represents and warrants to the Agent and the Lenders as follows.

Corporate Authority, Etc.
Incorporation; Good Standing. Borrower is a Maryland limited partnership duly organized pursuant to its certificate of limited partnership filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of Maryland. REIT is a Maryland corporation duly organized pursuant to its articles of incorporation filed with the Maryland Secretary of State, and is validly existing and in good standing under the laws of the State of Maryland. Each of Borrower and REIT (i) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated, and (ii) is in good standing and is duly authorized to do business in the jurisdictions where an Unencumbered Property included in the calculation of Unencumbered Asset Value owned or leased by it is located (to the extent required by applicable law) and in each other jurisdiction where a failure to be so qualified in such other jurisdiction could have a Material Adverse Effect.
Subsidiaries. Each of the Subsidiary Guarantors and Unencumbered Property Subsidiaries and each of the Subsidiaries of the Borrower and REIT (i) is a corporation, limited partnership, general partnership, limited liability company or trust duly organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where an Unencumbered Property included in the calculation of Unencumbered Asset Value owned or leased by it is located (to the extent required by applicable law) and in each other jurisdiction where a failure to be so qualified could have a Material Adverse Effect.
Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which any of the Borrower or the Guarantors is a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the partnership agreement, articles of incorporation or other charter documents or bylaws of, or any material agreement or other instrument binding upon, such Person or any of its properties, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person, and (vi) do not require the approval or consent of any Person other than those already obtained and delivered to Agent.
Enforceability. This Agreement and the other Loan Documents to which the Borrower or the Guarantors is a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and general principles of equity.
Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which Borrower or the Guarantors is a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing or registration with, or the giving of any notice to, any court, department, board, governmental agency or authority other than those already obtained and other than any disclosure filings with the SEC as may be required with respect to this Agreement.
Title to Properties. Except as indicated on Schedule 6.3 hereto or other adjustments that are not material in amount, Borrower and its Subsidiaries own or lease all of the assets reflected in the consolidated balance sheet of Borrower as of the Balance Sheet Date or acquired or leased since that date (except property and assets sold or otherwise disposed since that date in accordance with the applicable requirements hereof) subject to no Liens other than Permitted Liens.
Financial Statements. Borrower has furnished to Agent: (a) the consolidated balance sheet of REIT and its Subsidiaries as of the Balance Sheet Date and the related consolidated statement of income and cash flow for the calendar quarter then ended certified by the chief financial or accounting officer of REIT, (b) as of the Closing Date, an unaudited statement of Net Operating Income for each of the Unencumbered Properties included in the calculation of Unencumbered Asset Value for the period ending March 31, 2016 reasonably satisfactory in form to the Agent and certified by the chief financial or accounting officer of REIT as fairly presenting in all material respects the Net Operating Income for such parcels for such periods, and (c) certain other financial information relating to the Borrower, Guarantors and the assets included in the calculation of Unencumbered Asset Value. Such balance sheet and statements have been prepared in accordance with generally accepted accounting principles and fairly present in all material respects the consolidated financial condition of REIT and its Subsidiaries as of such dates and the consolidated results of the operations of REIT and its Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of REIT or any of its Subsidiaries involving material amounts not disclosed in said financial statements and the related notes thereto (other than liabilities permitted under this Agreement incurred after the date of said financial statements).
No Material Changes. Since the Balance Sheet Date or the date of the most recent financial statements delivered pursuant to §7.4, as applicable, there has occurred no materially adverse change in the financial condition or business of the Borrower, REIT and their respective Subsidiaries taken as a whole, other than changes that have not and could not reasonably be expected to have a Material Adverse Effect. As of the date hereof, except as set forth on Schedule 6.5 hereto, there has occurred no materially adverse change in the financial condition, operations or business activities of any of the Unencumbered Properties included in the calculation of Unencumbered Asset Value from the condition shown on the statements of income delivered to the Agent pursuant to §6.4 other than changes in the ordinary course of business that have not had any materially adverse effect either individually or in the aggregate on the business, operation or financial condition of such Unencumbered Property.
Franchises, Patents, Copyrights, Etc.. The Borrower, Guarantors and their respective Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known conflict with any rights of others except where such failure has not had and could not reasonably be expected to have a Material Adverse Effect.
Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the knowledge of the Borrower threatened in writing against Borrower, any Guarantor or any of their respective Subsidiaries before any court, tribunal, arbitrator, mediator or administrative agency or board which question the validity of this Agreement or any of the other Loan Documents, any action taken or to be taken pursuant hereto or thereto, or which could reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.7, as of the Closing Date, there are no judgments, final orders or awards outstanding against or affecting Borrower, any Guarantor or any of their respective Subsidiaries or any Unencumbered Property individually or in the aggregate in excess of $1,000,000.00.
No Material Adverse Contracts, Etc.. None of the Borrower, the Guarantors or any of their respective Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has or is expected in the future to have a Material Adverse Effect. None of the Borrower, the Guarantors or any of their respective Subsidiaries is a party to any contract or agreement that has or could reasonably be expected to have a Material Adverse Effect.
Compliance with Other Instruments, Laws, Etc.. None of the Borrower, the Guarantors or any of their respective Subsidiaries is in violation of any provision of its charter or other organizational documents, bylaws, or any agreement or instrument to which it is subject or by which it or any of its properties is bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.
Tax Status. Each of the Borrower, the Guarantors and their respective Subsidiaries (a) has made or filed all federal, state and provincial income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject or has obtained an extension for filing, (b) has paid prior to delinquency all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and by appropriate proceedings and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction except those that are being contested pursuant to §7.8, and the officers or partners of such Person know of no basis for any such claim. The taxpayer identification number for Borrower is 26-0559473. REIT is a real estate investment trust in full compliance with and entitled to the benefits of §856 of the Code, and has elected to be treated as a real estate investment trust pursuant to the Code.
No Event of Default. No Default or Event of Default has occurred and is continuing.
Investment Company Act. None of the Borrower, the Guarantors or any of their respective Subsidiaries is an “investment company”, or an “affiliated company” or a “principal underwriter” of an “investment company”, as such terms are defined in the Investment Company Act of 1940.
Absence of UCC Financing Statements, Etc.. Except with respect to Permitted Liens (including any UCC pre-filings or PPSA registrations in respect of Permitted Liens prior to the incurrence of such Permitted Lien, provided that if the Indebtedness to which such pre-filing relates is not promptly closed following such pre-filing, such pre-filed UCC or PPSA financing statement shall be promptly released), there is no effective financing statement (but excluding any financing statements that may be filed against Borrower, the Guarantors or their respective Subsidiaries without the consent or agreement of such Persons), security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any applicable filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of Borrower, the Guarantors or their respective Subsidiaries or rights thereunder.
[Intentionally Omitted.]
Certain Transactions. Except as disclosed on Schedule 6.15 hereto or as otherwise permitted pursuant to §8.13, none of the partners, officers, trustees, managers, members, directors, or employees of Borrower, the Guarantors or any of their respective Subsidiaries is, a party to any transaction with Borrower, any Guarantor or any of their respective Subsidiaries or Affiliates (other than for services as partners, managers, members, employees, officers and directors), including any agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any partner, officer, trustee, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any partner, officer, trustee, director, or any such employee has a substantial interest or is an officer, director, trustee or partner, which are on terms less favorable to the Borrower, any Guarantor or any of their respective Subsidiaries than those that would be obtained in a comparable arms-length transaction.
Employee Benefit Plans. Borrower, each Guarantor, each Unencumbered Property Subsidiary and each ERISA Affiliate has fulfilled its obligation, if any, under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan. Neither Borrower, any Guarantor, any Unencumbered Property Subsidiary nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under §412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under §4007 of ERISA. None of the Real Estate constitutes a “plan asset” of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan. There are no current and never have been any Canadian Pension Plans or Canadian Benefit Plans.
Disclosure. All of the representations and warranties made by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in this Agreement and the other Loan Documents or any document or instrument delivered by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries to the Agent or the Lenders pursuant to or in connection with any of such Loan Documents are true and correct in all material respects as of the date made or when deemed to have been made or repeated. All information contained in this Agreement, the other

Loan Documents or otherwise furnished in writing (which for the purposes hereof shall include all materials delivered electronically or by email) (other than materials marked drafts and forward‑looking information of a general economic nature and general information about the Borrower’s industry) to or made available to the Agent or the Lenders by or on behalf of Borrower or any Guarantor is and will be true and correct in all material respects as of the date furnished when taken as a whole with all other information furnished and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading at such time in light of the circumstances under which such information was provided. The written information, reports and other papers and data with respect to the Borrower, the Guarantors, any Subsidiary or the Unencumbered Properties (other than materials marked drafts and forward‑looking information of a general economic nature and general information about the Borrower’s industry) furnished to the Agent or the Lenders by or on behalf of the Borrower, the Guarantors and their respective Subsidiaries in connection with this Agreement or the obtaining of the Commitments of the Lenders hereunder was, at the time so furnished, when taken as a whole with all other information furnished, complete and correct in all material respects, or has been subsequently supplemented by other written information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects; provided that such representation shall not apply to (a) the accuracy of any appraisal, title commitment, survey, or engineering and environmental reports prepared by third parties or legal conclusions or analysis provided by the Borrower’s or Guarantors’ counsel (although the Borrower has no reason to believe that the Agent and the Lenders may not rely on the accuracy thereof) or (b) budgets, projections and other forward-looking speculative information prepared in good faith by the Borrower (except to the extent the related assumptions were when made manifestly unreasonable).
Place of Business. As of the date hereof, the principal place of business of the Borrower and Guarantors is 1212 New York Avenue, N.W., Suite 900, Washington, DC 20005.
Regulations T, U and X. No portion of any Loan is to be used for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither Borrower, any Guarantor nor any Unencumbered Property Subsidiary is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin security” or “margin stock” as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.
Environmental Compliance. The Borrower has taken all commercially reasonable steps to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and makes the following representations and warranties except as set forth on Schedule 6.20(d):
None of the Borrower, the Guarantors, their respective Subsidiaries nor to the best knowledge and belief of Borrower any operator of the Real Estate, nor any tenant or operations thereon, is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under any Environmental Law, which violation (i) involves Real Estate (other than the Unencumbered Properties included in the calculation of Unencumbered Asset Value) and has had or could reasonably be expected to have a Material Adverse Effect or (ii) involves an Unencumbered Property included in the calculation of Unencumbered Asset Value and has had or could reasonably be expected, when taken together with other matters covered by this §6.20 and §8.6, to result in liability, clean‑up, remediation, containment, correction or other costs to the Borrower or any Guarantor or Unencumbered Property Subsidiary individually or in the aggregate with other Unencumbered Properties in excess of $10,000,000.00 or could reasonably be expected to materially adversely affect the operation of or ability to use such property.
None of the Borrower, the Guarantors nor any of their respective Subsidiaries has received notice from any third party including, without limitation, any federal, state, provincial or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency (“EPA”) as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any Hazardous Substance(s) which it has generated, transported or disposed of have been found at any site at which a federal, state, provincial or local agency or other third party has conducted or has ordered that Borrower, any

Guarantor or any of their respective Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party’s incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances, which in any case (A) involves Real Estate other than the Unencumbered Properties included in the calculation of Unencumbered Asset Value and has had or could reasonably be expected to have a Material Adverse Effect or (B) involves an Unencumbered Property included in the calculation of Unencumbered Asset Value and has had or could reasonably be expected, when taken together with other matters covered by this §6.20 and §8.6, to result in liability, clean‑up, remediation, containment, correction or other costs to the Borrower or any Guarantor or Unencumbered Property Subsidiary individually or in the aggregate with other Unencumbered Properties in excess of $10,000,000.00 or could reasonably be expected to materially adversely affect the operation of or ability to use such property.
(i) No portion of the Real Estate has been used for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate except those which are being operated and maintained in compliance with Environmental Laws; (ii) in the course of any activities conducted by the Borrower, the Guarantors, their respective Subsidiaries or, to the best knowledge and belief of the Borrower, the tenants and operators of their properties, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of Borrower’s, Guarantors’ or an Unencumbered Property Subsidiary’s business and in compliance with applicable Environmental Laws; (iii) except as set forth on Schedule 6.20(c), there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (other than the storing of materials in reasonable quantities to the extent necessary for the operation of data centers of the type and size of those owned by Borrower, Guarantors or Unencumbered Property Subsidiaries in the ordinary course of their business, and in any event in compliance with all Environmental Laws) (a “Release”) or threatened Release of Hazardous Substances on, upon, into or from the Unencumbered Properties included in the calculation of Unencumbered Asset Value, which Release would have a material adverse effect on the value of such Unencumbered Properties or adjacent properties, or from any other Real Estate, which Release has had or could reasonably be expected to have a Material Adverse Effect; (iv) to the Borrower’s actual knowledge, there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which could be reasonably anticipated to have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off‑site in accordance with all applicable Environmental Laws (except with respect to the foregoing in this §6.20(c) as to (A) any Real Estate (other than the Unencumbered Properties included in the calculation of Unencumbered Asset Value where the foregoing has not had or could not reasonably be expected to have a Material Adverse Effect) and (B) any Unencumbered Property included in the calculation of Unencumbered Asset Value where the foregoing has had or could reasonably be expected, when taken together with other matters covered by this §6.20 and §8.6, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor or Unencumbered Property Subsidiary individually or in the aggregate with other Unencumbered Properties in excess of $10,000,000.00 or could reasonably be expected to materially adversely affect the operation of or ability to use such property).
Except as set forth on Schedule 6.20(d), none of the Borrower, the Guarantors, their respective Subsidiaries nor the Real Estate is subject to any applicable Environmental Law requiring the performance of Hazardous Substances site assessments, or the removal or remediation of Hazardous Substances, or the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement in each case by virtue of the transactions set forth herein and contemplated hereby, or as a condition to the effectiveness of any transactions contemplated hereby except for such matters that shall be complied with as of the Closing Date.
There are no existing or closed sanitary landfills, solid waste disposal sites, or hazardous waste treatment, storage or disposal facilities on or, to Borrower’s actual knowledge, affecting the Real Estate except where such existence (1) as to any Real Estate other than an Unencumbered Property included in the calculation of Unencumbered Asset Value has not had or could not be reasonably be expected to have a Material Adverse Effect or (2) with respect to any Unencumbered Property included in the calculation of Unencumbered Asset Value has had or could reasonably be expected, when taken together with other matters covered by this §6.20 and §8.6, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor or Unencumbered Property Subsidiary individually or in the aggregate with other Unencumbered Properties in excess of $10,000,000.00 or could reasonably be expected to materially adversely affect the operation of or ability to use such property.
Neither the Borrower, any Guarantor nor any Unencumbered Property Subsidiary has received any written notice of any claim by any party that any use, operation, or condition of the Real Estate has caused any nuisance or any other liability or adverse condition on any other property which (A) as to any Real Estate other than an Unencumbered Property included in the calculation of Unencumbered Asset Value has had or could reasonably be expected to have a Material Adverse Effect, nor is there any actual knowledge of any basis for such a claim and (B) as to any Unencumbered Property included in the calculation of Unencumbered Asset Value, has had or could reasonably be expected, when taken together with other matters covered by this §6.20 and §8.6, to result in liability, clean up, remediation, containment, correction or other costs to the Borrower or any Guarantor or Unencumbered Property Subsidiary individually or in the aggregate with other Unencumbered Properties in excess of $10,000,000.00 or could reasonably be expected to materially adversely affect the operation of or ability to use such property, nor is there any actual knowledge of any basis for such a claim.
Subsidiaries; Organizational Structure. Schedule 6.21(a) sets forth, as of the date hereof, all of the Subsidiaries of REIT, the form and jurisdiction of organization of each of the Subsidiaries, and the owners of the direct and indirect ownership interests therein. Schedule 6.21(b) sets forth, as of the date hereof, all of the Unconsolidated Affiliates of REIT and its Subsidiaries, the form and jurisdiction of organization of each of the Unconsolidated Affiliates, REIT’s or its Subsidiary’s ownership interest therein and the other owners of the applicable Unconsolidated Affiliate. As of the date hereof, no Person owns any legal, equitable or beneficial interest in any of the Persons (other than REIT) set forth on Schedules 6.21(a) and 6.21(b) except as set forth on such Schedules. Each Subsidiary Guarantor and Unencumbered Property Subsidiary is a Wholly Owned Subsidiary of Borrower.
[Intentionally Omitted.]
Property. All Real Estate of the Borrower, the Guarantors and their respective Subsidiaries is structurally sound, in good condition and working order, subject to ordinary wear and tear and casualty and condemnation events, except for such portion of such Real Estate which is not occupied by any tenant and where such defects have not had and could not reasonably be expected to have a Material Adverse Effect. Each of the Unencumbered Properties included in the calculation of Unencumbered Asset Value, and the use and operation thereof, is in material compliance with all applicable federal, state and provincial law and governmental regulations and any local or municipal ordinances, orders or regulations, including without limitation, laws, regulations and ordinances relating to zoning, building codes, subdivision, fire protection, health, safety, handicapped access, historic preservation and protection, wetlands and tidelands. There are no unpaid or outstanding real estate or other taxes or assessments on or against any of the Unencumbered Properties included in the calculation of Unencumbered Asset Value which are payable by Borrower or any Guarantor (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no unpaid or outstanding real estate or other taxes or assessments on or against any other property of the Borrower, the Guarantors or any of their respective Subsidiaries which are payable by any of such Persons in any material amount (except only real estate or other taxes or assessments, that are not yet delinquent or are being protested as permitted by this Agreement). There are no pending, or to the knowledge of Borrower threatened or contemplated, eminent domain or expropriation proceedings against any of the Unencumbered Properties included in the calculation of Unencumbered Asset Value, the effect of which could reasonably be expected to have a material adverse effect on the access to, marketability, leases, use or operation of such Unencumbered Property. There are no pending, or to the knowledge of the Borrower threatened or contemplated, Aboriginal right or Aboriginal title claims with respect to any of the Unencumbered Properties included in the calculation of Unencumbered Asset Value. None of the Unencumbered Properties included in the calculation of Unencumbered Asset Value is, except as disclosed to the Agent in writing in accordance with §7.22(b), now damaged as a result of any fire, explosion, accident, flood or other casualty, and none of the other properties of Borrower, Guarantors or their respective subsidiaries is now damaged as a result of any fire, explosion, accident, floor or other casualty in any manner which individually or in the aggregate would have any Material Adverse Effect. No person or entity has any right or option to acquire any

Unencumbered Property included in the calculation of Unencumbered Asset Value or any building thereon or any portion thereof or interest therein, except for certain tenants pursuant to the terms of their leases with Subsidiary Guarantors or Unencumbered Property Subsidiaries.
Brokers. None of the Borrower, the Guarantors nor any of their respective Subsidiaries has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.
Other Debt. No event described in §12.1(g) has occurred and is continuing. Schedule 6.25 hereto sets forth all agreements, mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower, the Guarantors or their respective properties and entered into by the Borrower or the Guarantors as of the date of this Agreement with respect to any Indebtedness of the Borrower or Guarantors in an amount greater than $10,000,000.00, and, to the extent requested by the Agent, the Borrower has provided the Agent with true, correct and complete copies thereof.
Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all Loans made or to be made hereunder, neither Borrower nor any Guarantor nor any Unencumbered Property Subsidiary is insolvent on a balance sheet basis, such that the sum of such Person’s assets exceeds the sum of such Person’s liabilities, each of Borrower and each Guarantor is able to pay its debts as they become due, and each of Borrower and each Guarantor has sufficient capital to carry on its business.
No Bankruptcy Filing. Neither Borrower, any Guarantor nor any Unencumbered Property Subsidiary is contemplating either the filing of a petition by it under any state, provincial, federal or foreign bankruptcy or Insolvency Laws (including corporate laws to the extent used to compromise debts) or the liquidation of its assets or property, and neither Borrower, any Guarantor nor any Unencumbered Property Subsidiary has any knowledge of any Person contemplating the filing of any such proceeding or petition against it.
No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by Borrower, any Guarantor, any Unencumbered Property Subsidiary or any of their respective Subsidiaries with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.
Transaction in Best Interests of Borrower and Guarantors; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of Borrower, the Guarantors and their respective Subsidiaries. The direct and indirect benefits to inure to the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents constitute substantially more than “reasonably equivalent value” (as such term is used in §548 of the Bankruptcy Code) and “valuable consideration,” “fair value,” and “fair consideration,” (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower, the Guarantors and their respective Subsidiaries pursuant to this Agreement and the other Loan Documents, and but for the willingness of each Subsidiary Guarantor to be a guarantor of the Loan, the Borrower would be unable to obtain the financing contemplated hereunder which financing will enable the Borrower and its Subsidiaries to have available financing to conduct and expand their business. Borrower further acknowledges and agrees that Borrower and the Subsidiary Guarantors constitute a single integrated and common enterprise and that each receives a benefit from the availability of credit under this Agreement.
Contribution Agreement. The Borrower and the Guarantors have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

OFAC. (i) None of the Borrower, any Guarantor nor any Unencumbered Property Subsidiary nor any Subsidiary, director or officer of a Borrower, Guarantor, Unencumbered Property Subsidiary or, to the knowledge of any Borrower, any Affiliate, agent or employee of a Borrower or any Guarantor is, or will take any action that would reasonably be expected to cause the Borrower, any Guarantor or any Unencumbered Property Subsidiary to be, a Person included on the Specially Designated and Blocked Persons list maintained by OFAC or similar restricted party list maintained by the U.S. Government pursuant to Sanctions Laws and Regulations (any such Person, a “Designated Person”) or (ii) none of the Borrower, any Guarantor nor any Unencumbered Property Subsidiary is engaged (or will engage) in any dealings or transactions with any such Designated Persons to the extent prohibited by applicable Sanctions Laws and Regulations. Neither any Borrower, any Guarantor, any Unencumbered Property Subsidiary nor any Subsidiary, director or officer of a Borrower, Guarantor, Unencumbered Property Subsidiary or, to the knowledge of any Borrower, any Affiliate, agent or employee of a Borrower or any Guarantor, has engaged in any activity or conduct which would violate any applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction.
Partners and the REIT. The REIT is the sole general partner of the Borrower and as of Closing Date owns a 84.54% partnership interest and as of the Closing Date such partnership interest is the REIT’s sole interest in the Borrower.
Unencumbered Properties. As of the Closing Date, Schedule 1.2 is a correct and complete list of all Unencumbered Properties included in the calculation of the Unencumbered Asset Value. Each of the Unencumbered Properties included by the Borrower in calculation of the Unencumbered Asset Value and the compliance of the covenants set forth in §9 satisfies all of the requirements contained in this Agreement for the same to be included therein.
AFFIRMATIVE COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue Letters of Credit:
Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this Agreement, all in accordance with the terms of this Agreement and the Notes, as well as all other sums owing pursuant to the Loan Documents.
Maintenance of Office. The Borrower and Guarantors will maintain their respective chief executive office at 401 9th Street NW, 6th Floor, Washington, DC 20004, or at such other place in the United States of America as the Borrower shall designate upon fifteen (15) days’ prior written notice to the Agent (or such shorter period as the Agent may accept), where notices, presentations and demands to or upon the Borrower or Guarantors in respect of the Loan Documents may be given or made.
Records and Accounts. The Borrower and Guarantors will (a) keep, and cause each of their respective Subsidiaries to keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with GAAP and (b) maintain adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties and the properties of their respective Subsidiaries, contingencies and other reserves, in each case, in all material respects. Neither Borrower, any Guarantor nor any of their respective Subsidiaries shall, without the prior written consent of the Agent, not to be unreasonably withheld (x) except as required by GAAP, make any material change to the accounting policies/principles used by such Person in preparing the financial statements and other information described in §6.4 or §7.4, or (y) change its fiscal year. Agent and the Lenders acknowledge that Borrower’s fiscal year is a calendar year. In the event that the Borrower, any Guarantor or any of their respective Subsidiaries makes any change in the accounting policies/principles used by such Person, Borrower shall give prompt written notice thereof to Agent, which notice shall reasonably describe such change and any potential impact on the calculation of any financial covenant in this Agreement.
Financial Statements, Certificates and Information. Borrower will deliver or cause to be delivered to the Agent:

within five (5) days of the filing of REIT’s Form 10-K with the SEC, if applicable, but in any event not later than one hundred twenty (120) days after the end of each calendar year, the audited Consolidated balance sheet of REIT and its Subsidiaries at the end of such year, and the related audited consolidated statements of income, changes in capital and cash flows for such year, setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of REIT that the information contained in such financial statements fairly presents in all material respects the financial position of REIT and its Subsidiaries, and accompanied by an auditor’s report prepared without qualification as to the scope of the audit by a nationally recognized accounting firm reasonably approved by Agent, and any other information the Lenders may reasonably request to complete a financial analysis of REIT and its Subsidiaries;
within five (5) days of the filing of REIT’s Form 10-Q with the SEC, if applicable, but in any event not later than sixty (60) days after the end of each of the first three (3) calendar quarters of each year, copies of the unaudited consolidated balance sheet of REIT and its Subsidiaries, as at the end of such quarter, and the related unaudited consolidated statements of income and cash flows for the portion of REIT’s fiscal year then elapsed, all in reasonable detail and prepared in accordance with GAAP, together with a certification by the chief financial officer or accounting officer of REIT that the information contained in such financial statements fairly presents in all material respects the financial position of REIT and its Subsidiaries on the date thereof (subject to year‑end adjustments and the inclusion in the final year-end statements of footnotes that were not contained in the quarterly financial statements);
simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a “Compliance Certificate”) certified by the chief financial officer or chief accounting officer of REIT in the form of Exhibit G hereto (or in such other form as the Agent may approve from time to time) setting forth in reasonable detail computations evidencing compliance or non-compliance (as the case may be) with the covenants contained in §8.1(f), §8.3(j)-(n) and (p), §8.7(a) and (b), §9 and the other covenants described in such certificate and (if applicable) setting forth reconciliations to reflect changes in GAAP since the Balance Sheet Date. The Compliance Certificate shall also include a calculation of the amount of the Borrowing Base Availability as of the end of the immediately preceding calendar quarter. All income, expense and value associated with Real Estate or other Investments disposed of during any quarter will be eliminated from calculations, where applicable. The Compliance Certificate shall be accompanied by a list of each of the Unencumbered Properties (specifying which constitutes Land, Development Properties or Stabilized Properties), any sales, acquisitions, dispositions or removals of Unencumbered Properties during such accounting period, the acquisition costs of any Unencumbered Properties acquired during such period, any Land or Development Properties included within the Unencumbered Properties and the book value thereof, together with copies of the statements of Adjusted Funds from Operations and Net Operating Income for such calendar quarter for each of the Unencumbered Properties included in the calculation of Unencumbered Asset Value, prepared on a basis consistent with the statements furnished to the Agent prior to the date hereof and otherwise in form and substance reasonably satisfactory to the Agent, together with a certification by the chief financial officer or chief accounting officer of REIT that the information contained in such statement fairly presents the calculation of Unencumbered Asset Value, Adjusted Funds from Operations and Net Operating Income of the Unencumbered Properties included in the calculation of Unencumbered Asset Value for such periods;
simultaneously with the delivery of the financial statements referred to in clause (a) above, the statement of all contingent liabilities as of the date of such financial statements involving amounts of $1,000,000.00 or more of the Borrower, the Guarantors and their Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guaranties, endorsements and other contingent obligations in respect of the indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit);
promptly upon the request of Agent or the Required Lenders, (i) a Rent Roll for each of the Unencumbered Properties included in the calculation of Unencumbered Asset Value and a summary thereof in form reasonably satisfactory to Agent as of the end of each calendar quarter (including the fourth calendar quarter in each year), together with a listing of each tenant that has taken occupancy of such Unencumbered Property during each calendar quarter (including the fourth calendar quarter in each year), and (ii) an operating statement for each of such Unencumbered Properties for each such calendar quarter and year to date and a consolidated operating statement for such Unencumbered Properties for each such calendar quarter and year to date (such statements and reports to be in form reasonably satisfactory to Agent);
promptly upon the request of Agent or the Required Lenders, a statement (i) listing the Real Estate owned by the Borrower, the Guarantors and their Subsidiaries (or in which the Borrower, the Guarantors or their Subsidiaries owns an interest) and stating the location thereof, the date acquired and the acquisition cost, (ii) listing the Indebtedness of the Borrower, the Guarantors and their Subsidiaries (excluding Indebtedness of the type described in §8.1(b)-(e) and (h)), which statement shall include, without limitation, a statement of the original principal amount of such Indebtedness and the current amount outstanding, the holder thereof (or if there is a trustee acting on behalf of the holders, the trustee), the maturity date and any extension options, the interest rate, the collateral provided for such Indebtedness and whether such Indebtedness is recourse or non-recourse, and (iii) listing the properties of the Borrower, the Guarantors and their Subsidiaries which are Development Properties and providing a brief summary of the status of such development;
contemporaneously with the filing or mailing thereof, copies of all material of a financial nature, reports or proxy statements sent to the owners of Borrower or REIT, which are not publicly filed with the SEC;
promptly upon the request of Agent, copies of all annual federal income tax returns and amendments thereto of the Borrower and the REIT;
promptly upon the request of Agent, copies of any registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and any annual, quarterly or monthly reports and other statements and reports which Borrower or REIT shall file with the SEC;
promptly upon the request of Agent, evidence reasonably satisfactory to Agent of the timely payment of all real estate taxes for the Unencumbered Properties included in the calculation of Unencumbered Asset Value;
not later than January 31 of each year, a budget and business plan for the Borrower, the Guarantors and their Subsidiaries for the such calendar year; and
from time to time such other financial data and information in the possession of the Borrower, the Guarantors, the Unencumbered Property Subsidiaries or their respective Subsidiaries (including without limitation auditors’ management letters, status of litigation or investigations against the Borrower or any Guarantor and any settlement discussions relating thereto, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower, any Guarantor or any Unencumbered Property Subsidiary) as the Agent may reasonably request.
The Borrower shall cooperate with the Agent in connection with the publication of certain materials and/or information provided by or on behalf of the Borrower. Documents required to be delivered pursuant to the Loan Documents shall be delivered by or on behalf of the Borrower or the REIT to the Agent (collectively, “Information Materials”) pursuant to this Section and the Borrower shall designate Information Materials (a) that are either available to the public or not material with respect to the REIT and its Subsidiaries or any of their respective securities for purposes of United States federal and state securities laws, as “Public Information” and (b) that are not Public Information as “Private Information.” Unless a Lender designates itself as a Public Lender, such Lender shall be deemed to not be a Public Lender. Any material to be delivered pursuant to this §7.4(a), (b) or (g) shall be deemed delivered hereunder upon posting thereof on the EDGAR Website or on the Borrower's website on the Internet at the website address www.dft.com (or another website address provided by Borrower in a written notice to Agent). Additionally, any material to be delivered pursuant to this §7.4 may be delivered electronically directly to Agent and the Lenders provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent and the Lenders upon Agent’s receipt thereof. Upon the request of Agent, the Borrower shall deliver paper copies thereof to Agent and the Lenders. The Borrower and the Guarantors authorize Agent and Arranger to disseminate any such materials, including without limitation the Information Materials through the use of Intralinks, SyndTrak or any other electronic information dissemination system (an “Electronic System”). Any such Electronic System is provided “as is” and “as available.” The Agent and the Arranger do not warrant the adequacy of any Electronic System and expressly disclaim liability for errors or omissions in any notice, demand, communication, information or other material provided by or on behalf of Borrower that is distributed over or by any such Electronic System (“Communications”) except to the extent such distribution solely results from the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction by final and non-appealable judgment. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by Agent or the Arranger in connection with the Communications or the Electronic System. In no event shall the Agent, the Arranger or any of their directors, officers, employees, agents or attorneys have any liability to the Borrower or the Guarantors, any Lender or any other Person for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Guarantors’, the Agent’s or any Arranger’s transmission of Communications through the Electronic System, and the Borrower and the Guarantors release Agent, the Arranger and the Lenders from any liability in connection therewith, except to the extent resulting from the gross negligence or willful misconduct of such Person as determined by a court of competent jurisdiction by final and non-appealable judgment. Certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the REIT, its Subsidiaries or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market related activities with respect to such Persons’ securities. The Borrower hereby agrees that it will identify that portion of the Information Materials that may be distributed to the Public Lenders and that (i) all such Information Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (ii) by marking Information Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Agent, the Lenders and the Arranger to treat such Information Materials as not containing any material non-public information with respect to the REIT, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Information Materials constitute confidential information, they shall be treated as provided in §18.7); (iii) all Information Materials marked “PUBLIC” are permitted to be made available through a portion of any electronic dissemination system designated “Public Investor” or a similar designation; and (iv) the Agent and the Arranger shall be entitled to treat any Information Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of any electronic dissemination system not designated “Public Investor” or a similar designation. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Investor” or similar designation on the content declaration screen of any electronic dissemination system in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and Applicable Law, including United States Federal and state securities laws, to make reference to Information Materials that are not made available through the “Public Investor” or similar designation portion of any electronic dissemination system and that may contain any material non-public information with respect to the REIT, its Subsidiaries, its Affiliates or their respective securities for purposes of United States Federal or state securities laws.
Notices.
Defaults. The Borrower will promptly upon becoming aware of same notify the Agent in writing of the occurrence of any Default or Event of Default, which notice shall describe such occurrence with reasonable specificity and shall state that such notice is a “notice of default”. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, evidence of indebtedness, indenture or other obligation to which or with respect to which Borrower, the Guarantors or any of their respective Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof or cause the redemption, prepayment or purchase thereof, which acceleration, redemption, prepayment or purchase would either cause a Default or have a Material Adverse Effect, the Borrower shall forthwith give written notice thereof to the Agent and each of the Lenders, describing the notice or action and the nature of the claimed default.
Environmental Events. The Borrower will give notice to the Agent within five (5) Business Days of becoming aware of (i) any potential or known Release, or threat of Release, of any Hazardous Substances in violation of any applicable Environmental Law; (ii) any violation of any Environmental Law that Borrower, any Guarantor or any of their respective Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is made) to any foreign, federal, state, local or provincial environmental agency or (iii) any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any foreign, federal, state, local or provincial environmental agency or board, that in any case involves (A) any Unencumbered Property included in the calculation of Unencumbered Asset Value, or (B) any other Real Estate and could reasonably be expected to have a Material Adverse Effect.
Notice of Litigation and Judgments. The Borrower will give notice to the Agent in writing within five (5) Business Days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting Borrower, any Guarantor or any of their respective Subsidiaries or to which Borrower, any Guarantor or any of their respective Subsidiaries is or is to become a party involving an uninsured claim against Borrower, any Guarantor or any of their respective Subsidiaries that could reasonably be expected to either cause a Default or have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent and each of the Lenders, within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against Borrower, any Guarantor or any of their respective Subsidiaries in an amount in excess of $10,000,000.00.
Notice of Proposed Sales, Encumbrances, Refinance or Transfer of Non‑Unencumbered Property. The Borrower will give notice to the Agent of any completed sale, encumbrance, refinance or transfer of any Real Estate (other than the Unencumbered Properties included in the calculation of Unencumbered Asset Value) of the Borrower or their respective Subsidiaries within any calendar quarter, such notice to be submitted together with the Compliance Certificate provided or required to be provided to the Agent and the Lenders under §7.4 with respect to such calendar quarter. The Compliance Certificate shall with respect to any completed sale, encumbrance, refinance or transfer be adjusted in the best good faith estimate of Borrower to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer.
ERISA. The Borrower will give notice to the Agent within ten (10) Business Days after the Borrower, Guarantors, any Unencumbered Property Subsidiary or any ERISA Affiliate (i) gives or is required to give notice to the PBGC of any “reportable event” (as defined in §4043 of ERISA) with respect to any Guaranteed Pension Plan, Multiemployer Plan or Employee Benefit Plan, or knows that the plan administrator of any such plan has given or is required to give notice of any such reportable event; (ii) gives a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; or (iii) receives any notice from the PBGC under Title IV or ERISA of an intent to terminate or appoint a trustee to administer any such plan.
Notification of Lenders. Within five (5) Business Days after receiving any notice under this §7.5, the Agent will forward a copy thereof to each of the Lenders, together with copies of any certificates or other written information that accompanied such notice.
Existence; Maintenance of Properties.
The Borrower will and will cause each of the Guarantors and their respective Subsidiaries to preserve and keep in full force and effect their legal existence in the jurisdiction of its incorporation or formation. The Borrower will preserve and keep in full force all of its rights and franchises and those of the Guarantors and their respective Subsidiaries, the preservation of which is necessary to the conduct of their business. Borrower shall cause REIT to at all times comply with all requirements and applicable laws and regulations necessary to maintain REIT Status and continue to receive REIT Status. Borrower shall cause the common stock of REIT to at all times be listed for trading and be traded on the New York Stock Exchange or another national exchange approved by Agent, unless otherwise consented to by the Required Lenders. Except for dispositions of Subsidiaries as otherwise permitted by §8.8 of this Agreement, Borrower shall continue to own directly or indirectly one hundred percent (100%) of the Subsidiary Guarantors and Unencumbered Property Subsidiaries.
Each of Borrower, Guarantors and the Unencumbered Property Subsidiaries (i) will cause all of their properties and those of their Subsidiaries used or useful in the conduct of its business or the business of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear and casualty and condemnation events excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a material adverse effect on the condition of any Unencumbered Property included in the calculation of Unencumbered Asset Value or would cause a Material Adverse Effect.
Insurance. The Borrower, the Guarantors and their respective Subsidiaries (as applicable) will, at their expense, procure and maintain insurance covering the Borrower, the Guarantors and their respective Subsidiaries (as applicable) and their respective properties in such amounts and against such risks and casualties as are customary for companies of similar size engaged in the same or similar businesses operating in the same or similar locations.
Taxes; Liens. The Borrower will, and will cause the Guarantors and their respective Subsidiaries to, duly pay and discharge, or cause to be paid and discharged, before the same shall become delinquent, all taxes, assessments and other governmental charges imposed upon them or upon the Unencumbered Properties or the other Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom as well as all claims for labor, materials or supplies that if unpaid might by law become a lien or charge upon any of its property or other Liens affecting property of Borrower, the Guarantors or their respective Subsidiaries, provided that any such tax, assessment, charge or levy or claim need not be paid if the validity or amount thereof shall currently be contested in good faith by appropriate proceedings which shall suspend the collection thereof with respect to such property, neither such property nor any portion thereof or interest therein would be in any danger of sale, forfeiture or loss by reason of such proceeding and Borrower, such Guarantor or any such Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor, Borrower, such Guarantor or any such Subsidiary either (i) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (ii) if no such bond is provided, will pay each such tax, assessment, charge or levy.
Inspection of Properties and Books. The Borrower will, and will cause the Guarantors and their respective Subsidiaries to, permit the Agent and the Lenders, upon reasonable prior notice, to visit and inspect any of the properties of the Borrower, the Guarantors or any of their respective Subsidiaries (subject to the rights of tenants under their leases), to examine the books of account of the Borrower, the Guarantors and their respective Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, the Guarantors and their respective Subsidiaries with, and to be advised as to the same by, their respective officers, partners or members, all at such reasonable times and intervals as the Agent or any Lender may reasonably request, provided that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower shall not be required to pay for any such visit or inspection. The Lenders shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of the Borrower, the Guarantors and their respective Subsidiaries.
Compliance with Laws, Contracts, Licenses, and Permits. The Borrower will, and will cause each of the Guarantors and their respective Subsidiaries to, comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its corporate charter, partnership agreement, limited liability company agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, and (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, except where a failure to so comply with any of clauses (i) through (v) could not reasonably be expected to have a Material Adverse Effect. If any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower, the Guarantors or their respective Subsidiaries may fulfill any of its obligations hereunder, the Borrower, such Guarantor or such Subsidiary will promptly take or cause to be taken all reasonable steps necessary to obtain such authorization, consent, approval, permit or license and furnish the Agent and the Lenders with evidence thereof. Borrower shall develop and implement such programs, policies and procedures as are necessary to comply with the Patriot Act and shall promptly advise Agent in writing in the event that Borrower shall determine that any investors in Borrower are in violation of such act.
Further Assurances. The Borrower will and will cause each of the Guarantors and their respective Subsidiaries to, cooperate with the Agent and the Lenders and execute such further instruments and documents as the Lenders or the Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.
[Intentionally Omitted.]
[Intentionally Omitted.]
Business Operations. Borrower will not, and will not permit any Guarantor or Subsidiary to, directly or indirectly, engage in any line of business other than the ownership, operation, management and development of Data Center Properties or businesses incidental thereto.
[Intentionally Omitted.]
Ownership of Real Estate. Without the prior written consent of Agent, all Real Estate and all interests (whether direct or indirect) of Borrower or REIT in any real estate assets now owned or leased or acquired or leased after the date hereof shall be owned or leased directly by Borrower or a Wholly Owned Subsidiary of Borrower; provided, however that Borrower shall be permitted to own or lease interests in Real Estate through non‑Wholly Owned Subsidiaries and Unconsolidated Affiliates as permitted by §8.3 and may dispose of such interests as permitted by §8.8.
Distributions of Income to Borrower. Borrower shall cause all of its Subsidiaries that are not Subsidiary Guarantors (subject to the terms of any loan documents under which such Subsidiary is the borrower) to promptly distribute to Borrower (but not less frequently than once each calendar quarter, unless otherwise approved by the Agent), whether in the form of dividends, distributions or otherwise, all profits, proceeds or other income relating to or arising from its Subsidiaries’ use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its debt service, operating expenses, capital improvements and leasing commissions for such quarter, (b) the establishment of reasonable reserves for the payment of operating expenses not paid on at least a quarterly basis and capital improvements and tenant improvements to be made to such Subsidiary’s assets and properties approved by such Subsidiary in the course of its business consistent with its past practices, (c) with respect to Subsidiaries not organized under the laws of a political subdivision of the United States, retention of such funds as are necessary to comply with applicable legal restrictions, to preserve tax status, or otherwise to address currency exchange or other operating business issues as reasonably determined by the Board of REIT, and (d) with respect to any Taxable REIT Subsidiary, retention of such funds as Borrower may reasonably determine to the extent that such distribution could either (i) increase the amount required to be distributed to the REIT’s shareholders for the REIT to either (A) maintain its status as a real estate investment trust under the Code, or (B) reduce the tax liability of the REIT, or (ii) affect the REIT’s ability to satisfy the income tests in Section 856(c) of the Code. For the purposes of this §7.17, each entity that is a Material Subsidiary pursuant to clause (a) of the definition of Material Subsidiary which is an Unencumbered Property Subsidiary but is not a Subsidiary Guarantor shall be required to make distributions to Borrower in the manner contemplated by this §7.17 as other Subsidiaries of Borrower that are not Subsidiary Guarantors.
Ownership Restrictions. The Borrower covenants and agrees that REIT will at all times own not less than fifty percent (50%) of the economic, voting and beneficial interest in Borrower and shall be the sole general partner of Borrower.
Plan Assets. The Borrower will do, or cause to be done, all things necessary to ensure that none of the assets included in the calculation of Unencumbered Asset Value will be deemed to be Plan Assets at any time. Neither the Borrower, the REIT nor any of their Subsidiaries shall have any Canadian Pension Plans or Canadian Benefit Plans.
[Intentionally Omitted.]
REIT Covenants. Borrower shall cause REIT to comply with the following covenants:
REIT will have as its sole business purpose owning ownership interests of Borrower, performing duties as the general partner of Borrower and making equity investments in such operating partnership, and shall not engage in any business other than those described in this §7.21(a) and activities incidental thereto. For clarity, nothing in this §7.21 shall be construed to prevent REIT from maintaining reasonable cash balances.
[Intentionally Omitted.]
[Intentionally Omitted.]
The REIT shall not dissolve, liquidate or otherwise wind‑up its business, affairs or assets.
Unencumbered Properties.
The Eligible Real Estate included in the calculation of the Unencumbered Asset Value shall at all times satisfy all of the following conditions:
the Eligible Real Estate and equipment used therein shall be owned 100% in fee simple by Borrower or an Unencumbered Property Subsidiary (or, with respect to the assets commonly known as ACC7 and ACC8, by Alshain Ventures LLC and Yak Ventures LLC, respectively, provided that (A) Alshain Ventures LLC and Yak Ventures LLC are Wholly Owned Subsidiaries of Borrower, (B) any Subsidiaries of Borrower owning a direct or indirect interest in Alshain Ventures LLC or Yak Ventures LLC is an Unencumbered Property Subsidiary, and (C) Alshain Ventures LLC and Yak Ventures LLC shall have no Indebtedness other than Indebtedness of the type described in §8.1(a), (b), (c), (e) and (h)). Such Eligible Real Estate and equipment used therein shall be free and clear of all Liens other than the Liens permitted in §8.2(i)(A), (i)(B)(II) and (iv), and such Eligible Real Estate shall not have applicable to it any restriction on the sale, pledge, transfer, mortgage or assignment of such property (including any restrictions contained in any applicable organizational documents), but for clarity, excluding (A) any restrictions in the nature of unencumbered asset financial covenants that are calculated with reference to such Eligible Real Estate and (B) asset sale limitations of general applicability under the terms of other Indebtedness that do not apply specifically to such Eligible Real Estate;
(A) none of the Eligible Real Estate or any equipment used therein shall have any material title, survey, structural or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or finance such property and (B) such Eligible Real Estate shall be in compliance with the representations in §6.20 and the requirements of §8.6;
If such Real Estate is owned by an Unencumbered Property Subsidiary, or as permitted in §7.22(a)(i), Alshain Ventures LLC or Yak Ventures LLC, the only asset of such Subsidiary shall be the Eligible Real Estate included in the calculation of the Unencumbered Asset Value and related personal property, and, without limiting the ability of such Unencumbered Property Subsidiary (but specifically excluding Alshain Ventures LLC and Yak Ventures LLC) to guaranty Unsecured Debt otherwise permitted hereunder, such Unencumbered Property Subsidiary shall not be a borrower primary obligor or guarantor with respect to any other Indebtedness;
such Eligible Real Estate is managed by Borrower;
prior to inclusion of Real Estate as an Unencumbered Property included in the calculation of the Unencumbered Asset Value, Borrower shall have delivered to Agent a physical description of the Real Estate and current operating statements, an operating and capital expenditure budget for such Real Estate reasonably satisfactory to the Agent, and such other information as Agent may reasonably require to determine the value attributable to such Real Estate for the purposes of §9.1 and compliance with this §7.22;
if such Unencumbered Property is owned by an Unencumbered Property Subsidiary, or as permitted in §7.22(a)(i), Alshain Ventures LLC or Yak Ventures LLC, Borrower shall directly or indirectly own 100% of all equity interests or other Voting Interests in such Unencumbered Property Subsidiary, Alshain Ventures LLC or Yak Ventures LLC, respectively, any and all intermediate entities shall be Subsidiary Guarantors to the extent required by this Agreement (or if not, then Unencumbered Property Subsidiaries), and no direct or indirect ownership or other interests or rights in any such Subsidiary Guarantor or in Alshain Ventures LLC or Yak Ventures LLC, shall be subject to any Lien;
such Real Estate has been designated as an “Unencumbered Asset Property” on Schedule 1.2 hereto or in a Compliance Certificate in accordance with §7.4(c) or delivered pursuant to this §7.22, and in any event has not been removed as an Unencumbered Property included in the calculation of the Unencumbered Asset Value pursuant to §7.22(b), §7.22(c) or §7.22(d);
all of the representations and warranties in this Agreement with respect to Unencumbered Properties are true and correct in all material respects, and no Default or Event of Default would exist if such Unencumbered Property is included in the calculation of Unencumbered Asset Value;
the Borrower, Subsidiary Guarantor or Unencumbered Property Subsidiary owning such Eligible Real Estate (and any other Subsidiaries of Borrower owning an interest in such Subsidiary) shall be organized under the laws of a State and shall have its principal place of business in the United States, consistent with the requirements of §7.2; and
not more than fifteen percent (15.0%) of the Unencumbered Asset Value shall be attributable to Eligible Real Estate located in Canada; provided that a failure to satisfy the requirements of this clause (x) shall not result in any such Eligible Real Estate not being included in the calculation of Unencumbered Asset Value, but any Unencumbered Asset Value attributable thereto in excess of such limitation shall be excluded for the purposes of calculating Unencumbered Asset Value.
In the event that all or any material portion of any Eligible Real Estate included in the calculation of the Unencumbered Asset Value shall be materially damaged or taken by condemnation, then Borrower shall promptly notify the Agent thereof and such property may, at the reasonable determination of Agent, no longer be included in the calculation of the Unencumbered Asset Value unless and until (i) any damage to such real estate is repaired or restored, such real estate becomes fully operational (if such property was a Stabilized Property), and the Agent shall receive evidence satisfactory to the Agent of the value of such real estate following such repair or restoration (both at such time and prospectively), or (ii) Agent shall receive evidence reasonably satisfactory to the Agent that the value of such real estate, both at such time and prospectively (after giving consideration to such factors as Agent shall reasonably consider, including without limitation, the availability of insurance proceeds or condemnation awards, and the impact of such casualty or condemnation upon continued occupancy by tenants under their leases) shall not be materially adversely affected (in Agent’s good faith determination) by such damage or condemnation, provided that in the event of a material adverse effect on the value (in Agent’s good faith determination) where some but not all of the leases relating to such Eligible Real Estate may remain in effect after such casualty or condemnation, such property shall continue to be included in the Unencumbered Asset Value subject to Agent having reasonably approved an adjusted valuation of such Eligible Real Estate following receipt from Borrower of a proposed reduced valuation for such Eligible Real Estate (taking into account the reduced leasing of such Eligible Real Estate) together with such other information as Agent may reasonably request in order for Agent to evaluate and approve such proposed valuation for such Eligible Real Estate.
Upon any asset ceasing to qualify to be included in the calculation of the Unencumbered Asset Value, such asset shall no longer be included in the calculation of the Unencumbered Asset Value. Within five (5) Business Days after any such disqualification, the Borrower shall deliver to the Agent a certificate reflecting such disqualification, together with the identity of the disqualified asset, a statement as to whether any Default or Event of Default arises as a result of such disqualification, and a calculation of the Unencumbered Asset Value attributable to such asset. Simultaneously with the delivery of the items required pursuant to this clause (c), the Borrower shall deliver to the Agent a pro forma Compliance Certificate demonstrating, after giving effect to such removal or disqualification, compliance with the covenants contained in §9.1.
In addition, the Borrower may voluntarily remove any Unencumbered Properties from the calculation of Unencumbered Asset Value by delivering to the Agent, no later than five (5) Business Days prior to date on which such removal is to be effected (or such shorter period as the Agent may approve), notice of such removal, together with a statement that no Default or Event of Default then exists or would, upon the occurrence of such event or with passage of time, result from such removal, and the identity of the Unencumbered Property being removed, and a calculation of the value attributable to such Unencumbered Property. Simultaneously with the delivery of the items required pursuant above, the Borrower shall deliver to the Agent a pro forma Compliance Certificate demonstrating, after giving effect to such removal or disqualification, compliance with the covenants contained in §7.22 and §9.1.
In the event that any Subsidiary of the Borrower that is not a Guarantor or Unencumbered Property Subsidiary owns Real Estate which would otherwise qualify as an Unencumbered Property included in the calculation of Unencumbered Asset Value and the Borrower desires for the same to become an Unencumbered Property included in the calculation of Unencumbered Asset Value, then such property may become an Unencumbered Property included in the calculation of Unencumbered Asset Value but only in the event that:
all of the terms and conditions of §5.2 are satisfied;
All representations in the Loan Documents herein of the Borrower and the Guarantors and their Subsidiaries shall be true and correct in all material respects with respect to such Subsidiary Guarantor;
No Default or Event of Default shall exist or might exist in the event that such Subsidiary becomes a Subsidiary Guarantor or acquires such assets; and
The Real Estate assets acquired or owned by such Subsidiary Guarantor or Unencumbered Property Subsidiary shall qualify as Unencumbered Properties hereunder.
Sanctions Laws and Regulations.
The Borrower shall not, directly or indirectly, use the proceeds of the Loans or Letters of Credit, or lend, contribute or otherwise make available such proceeds to any Subsidiary, Unconsolidated Affiliate or other Person (i) to fund any activities or business of or with any Designated Person, or in any country or territory, that at the time of such funding is itself the subject of territorial sanctions under applicable Sanctions Laws and Regulations, or (ii) in any manner that would result in a violation of applicable Sanctions Laws and Regulations or applicable anti-bribery, anti-corruption or anti-money laundering laws or regulations in any applicable jurisdiction by any party to this Agreement.
None of the funds or assets of the Borrower or any Guarantor that are used to pay any amount due pursuant to this Agreement shall constitute funds obtained from transactions with or relating to Designated Persons or countries which are themselves the subject of territorial sanctions under applicable Sanctions Laws and Regulations.
NEGATIVE COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Lenders has any obligation to make any Loans or issue any Letter of Credit:
Restrictions on Indebtedness. The Borrower will not, and will not permit its Subsidiaries or REIT to, create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness other than:
Indebtedness to the Lenders arising under any of the Loan Documents;
current liabilities of the Borrower or its respective Subsidiaries incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;
Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of §7.8;

Indebtedness in respect of judgments only to the extent, for the period and for an amount not resulting in an Event of Default;
endorsements for collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;
subject to the provisions of §9, (i) Secured Debt of the Borrower and its Subsidiaries that is Recourse Indebtedness, provided that until the date that Agent first receives written notice from REIT or Borrower that Borrower has obtained an Investment Grade Rating, the aggregate amount of such Indebtedness shall not at any time exceed fifteen percent (15%) of Gross Asset Value, and (ii) Secured Debt of the Borrower and its Subsidiaries, provided that the aggregate amount of such Indebtedness shall not exceed forty percent (40%) of Gross Asset Value;
subject to the provisions of §9, Unsecured Debt of the Borrower and its Subsidiaries and REIT; and
Unsecured Debt between or among any of the REIT, the Borrower and their respective Subsidiaries, provided that any such Indebtedness to which Borrower or any Guarantor shall be an obligor shall be subordinated to the Obligations in a manner reasonably acceptable to the Agent.
Notwithstanding anything in this Agreement to the contrary, (i) none of the Indebtedness described in §8.1(f) above shall be secured by any asset included in the calculation of the Unencumbered Asset Value or any interest therein or any direct or indirect ownership interest in any Subsidiary Guarantor or Unencumbered Property Subsidiary owning such an asset as collateral and (ii) REIT shall not create, incur, assume, guarantee or be or remain liable, contingently or otherwise, with respect to any Indebtedness (including, without limitation, pursuant to any conditional or limited guaranty or indemnity agreement creating liability with respect to usual and customary exclusions from the non‑recourse limitations governing the Non-Recourse Indebtedness of any Person, or otherwise) other than Indebtedness described in §§8.1(a)-(e), (g) and (h) above.
Restrictions on Liens, Etc.. The Borrower will not, and will not permit its Subsidiaries or REIT to (a) create or incur or suffer to be created or incurred or to exist any lien, security title, encumbrance, mortgage, pledge, charge, hypothec, restriction or other security interest of any kind upon any of their respective property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of their property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than thirty (30) days after the same shall have been incurred any Indebtedness or claim or demand against any of them that if unpaid could by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over any of their general creditors; or (e) pledge, encumber or otherwise transfer as part of a financing transaction any accounts, contract rights, general intangibles, intangibles, chattel paper or instruments, with or without recourse (collectively, “Liens”); provided that notwithstanding anything to the contrary contained herein, the Borrower and any such Subsidiary of Borrower may create or incur or suffer to be created or incurred or to exist:
(A) Liens on properties to secure taxes, assessments and other governmental charges (excluding any Lien imposed pursuant to any of the provisions of ERISA or pursuant to any Environmental Laws) or claims for labor, material or supplies incurred in the ordinary course of business in respect of obligations not then delinquent or not otherwise required to be paid or discharged under the terms of this Agreement or any of the other Loan Documents and (B) Liens on (I) assets other than the assets included in the calculation of Unencumbered Asset Value in respect of judgments permitted by §8.1(d) or (II) assets included in the calculation of Unencumbered Asset Value in respect of judgments that individually or in the aggregate do not exceed $10,000,000.00 but only to the extent such Lien is fully released and discharged from such asset prior to the first to occur of the date that is sixty (60) days after such Lien attaches to such asset or the commencement of any action to enforce such judgment against such asset;
deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance, old age pensions or other social security obligations;

Liens granted by Borrower or any Subsidiary of Borrower that would not be a Material Subsidiary pursuant to clause (a) of the definition thereof or an Unencumbered Property Subsidiary on any asset of such Person securing Indebtedness which is permitted by §8.1(f), provided that none of such assets shall include any asset directly or indirectly included in the calculation of Unencumbered Asset Value, or any direct or indirect right, title, interest, rent, issue, profit, proceed or other asset related thereto, directly or indirectly included in the calculation of the Unencumbered Asset Value (including, without limitation, any asset of, in or relating to a Subsidiary Guarantor or Unencumbered Property Subsidiary which directly or indirectly owns an asset included in the calculation of Unencumbered Asset Value), nor may the granting of such Lien otherwise violate any other provision of this Agreement (including without limitation §7.22 and §8.13);
(A) encumbrances on properties consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property and defects and irregularities in the title thereto, landlord’s or lessor’s liens under leases to which the Borrower or any such Subsidiary is a party, purchase money security interests and other liens or encumbrances, which do not individually or in the aggregate have a Material Adverse Effect, (B) banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with deposit institutions provided that such liens, rights or remedies are not security for or otherwise related to Indebtedness, and none of such liens, rights or remedies relate to any asset included in the calculation of Unencumbered Asset Value, and (C) UCC pre-filings or PPSA registrations in respect of Permitted Liens prior to incurrence of such Permitted Liens; provided that if the Indebtedness to which such pre-filing relates is not promptly closed following such pre-filing, such pre-filed UCC or PPSA financing statement shall be promptly released; and
Liens in favor of the Agent and the Lenders under the Loan Documents to secure the Obligations.
Notwithstanding anything in this Agreement to the contrary, REIT shall not create or suffer to be created or incurred or to exist any Lien other than Liens contemplated in §8.2(i), (ii), (iv)(B) and (v).
Restrictions on Investments. Neither the Borrower will, nor will it permit any of its Subsidiaries to, make or permit to exist or to remain outstanding any Investment except Investments in:
Cash Equivalents;
(i)    Investments set forth on Schedule 8.3 and (ii) with respect to such portion of such Investment that is a loan, any amendments, refinancings, renewals or extensions of such Investment set forth on Schedule 8.3; provided that the amount of such Investment described in this clause (ii) is not increased at the time of such amendment, refinancing, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, accrued interest and fees, and fees and expenses reasonably incurred in connection with such amendment, refinancing, renewal or extension;
[Intentionally Omitted];
[Intentionally Omitted];
[Intentionally Omitted];
[Intentionally Omitted];
[Intentionally Omitted];
the acquisition of fee interests or long-term ground lease interests by Borrower or its Subsidiaries in (i) Real Estate which is utilized for income-producing Data Center Properties located in the continental United States or the District of Columbia and businesses and investments incidental thereto, and (ii) subject to the restrictions set forth in this §8.3, the acquisition of Land Assets to be developed for the foregoing purposes and Development Properties to be used for the purposes set forth in §8.3(h)(i);

Investments by Borrower in Wholly Owned Subsidiaries of Borrower;
Investments in Land Assets, provided that the aggregate Investment therein shall not exceed seven and one-half percent (7.5%) of Gross Asset Value;
Investments in International Investments, provided that the aggregate Investment therein shall not exceed thirty‑five percent (35%) of Gross Asset Value;
Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates, provided that the aggregate Investment therein shall not exceed twenty percent (20%) of Gross Asset Value;
Investments in Development Properties, provided that the aggregate Investment therein shall not exceed thirty‑five percent (35%) of Gross Asset Value;
Investments in Mortgage Notes, provided that the aggregate Investment therein shall not exceed two and one-half percent (2.5%) of Gross Asset Value; and
Investments (i) in equipment which will be incorporated into the development of Data Center Properties, (ii) with utility companies to bring critical power to Data Center Properties, and (iii) with fiber optic companies to bring fiber optics to Data Center Properties; and
other Investments not otherwise permitted by this §8.3 in an amount not to exceed $1,000,000.00 at any time outstanding.
Notwithstanding the foregoing, in no event shall the aggregate value of the holdings of Borrower and its Subsidiaries in the Investments described in §8.3(j)‑(n) exceed fifty percent (50%) of Gross Asset Value at any time.
For the purposes of this §8.3, the Investment of Borrower or its Subsidiaries in any non‑Wholly Owned Subsidiaries and Unconsolidated Affiliates will equal (without duplication) the sum of (i) such Person’s pro rata share of their Non‑Wholly Owned Subsidiaries’ and Unconsolidated Affiliate’s Investment in Land Assets and Development Properties; plus (ii) such Person’s pro rata share of their Non‑Wholly Owned Subsidiaries’ and Consolidated Affiliates’ Investment in Mortgage Notes valued at the lesser of GAAP book value and outstanding principal balance; plus (iii) such Person’s pro rata share of any other Investments valued at the GAAP book value.
Merger, Consolidation. Borrower will not, nor will Borrower permit REIT or any of their respective Subsidiaries to, become a party to any dissolution, liquidation or business, merger, reorganization, consolidation or other business combination or agree to effect any asset acquisition, stock acquisition or other acquisition individually or in a series of transactions which may have a similar effect as any of the foregoing, except for (i) the merger or consolidation of one or more of the Subsidiaries of Borrower with and into Borrower (it being understood and agreed that in any such event Borrower will be the surviving Person), (ii) the merger or consolidation of two or more Subsidiaries of Borrower, (iii) any dissolution of a Subsidiary that owns no assets, (iv) dispositions permitted by §8.8, and (v) a merger of a Person with (x) Borrower (so long as Borrower is the surviving entity) or (y) a Subsidiary of the Borrower, so long as (A) in the case of a merger with a Subsidiary of Borrower organized under the laws of a political subdivision of the United States, such Person was organized under the laws of the United States of America or one of its states; (B) if such Subsidiary is a Subsidiary Guarantor, an Unencumbered Property Subsidiary or a Subsidiary that in either case directly or indirectly owns an Unencumbered Property, such Subsidiary is the survivor of such merger, and if such Subsidiary is not a Subsidiary Guarantor, an Unencumbered Property Subsidiary or a Subsidiary that in either case directly or indirectly owns an Unencumbered Property, the surviving Person is controlled by the Borrower; (C) the Borrower shall have given the Agent at least ten (10) Business Days’ prior written notice of such merger; (D) such merger is completed as a result of negotiations with the approval of the board of directors or similar body of such Person and is not a so called “hostile takeover”; and (E) following such merger, the Borrower and its Subsidiaries will continue to be engaged solely in the businesses permitted by §7.14; provided that no such merger or consolidation shall be permitted in the event that a Default or Event of Default exists immediately before or would exist after giving effect thereto (including, without limitation, pro forma compliance with the covenants set forth in §8.1, §8.3, §8.7, and §§9.1 through 9.5).
Sale and Leaseback. The Borrower will not, and will not permit any Guarantor or their respective Subsidiaries, to enter into any arrangement, directly or indirectly, whereby Borrower, any Guarantor or any such Subsidiary shall sell or transfer any Real Estate owned by it in order that then or thereafter Borrower, any Guarantor or any such Subsidiary shall lease back such Real Estate without the prior written consent of Agent, such consent not to be unreasonably withheld.
Compliance with Environmental Laws. None of the Borrower or Guarantors will, nor will it permit any of their Subsidiaries or any other Person to, do any of the following: (a) use any of the Real Estate or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for quantities of Hazardous Substances used in the ordinary course of operating large-scale data centers and in material compliance with all applicable Environmental Laws, (b) cause or permit to be located on any of the Real Estate any underground tank or other underground storage receptacle for Hazardous Substances except in full compliance with Environmental Laws, (c) generate any Hazardous Substances on any of the Real Estate except in full compliance with Environmental Laws, (d) conduct any activity at any Real Estate or use any Real Estate in any manner that could reasonably be contemplated to cause a Release of Hazardous Substances on, upon or into the Real Estate or any surrounding properties or any threatened Release of Hazardous Substances could reasonably be expected to give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), except, in each case, (i) with respect to any Real Estate other than an Unencumbered Property included in the calculation of Unencumbered Asset Value where any such use, generation, conduct or other activity has not had and could not reasonably be expected to have a Material Adverse Effect, and (ii) with respect to any Unencumbered Property included in the calculation of Unencumbered Asset Value where any such use, generation, conduct or other activity has not had and could not reasonably be expected, when taken with other matters covered by §6.20 and this §8.6, to result in liability, clean‑up, remediation, containment, correction or other costs to Borrower, any Guarantor or any Unencumbered Property Subsidiary individually or in the aggregate with other Unencumbered Properties in excess of $10,000,000.00 or materially adversely affect the operation of or ability to use such property; provided, that in the case of this clause (ii) such estimated liability or other costs shall be promptly reported to the Agent and deducted in the calculation of Unencumbered Asset Value, and Borrower shall diligently and continuously pursue corrective, remedial and other actions to bring such Unencumbered Property or Properties into compliance with Environmental Laws and to eliminate such liability.
The Borrower shall, and shall cause its Subsidiaries to:
in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, take all reasonable action (including, without limitation, the conducting of engineering tests at the sole expense of the Borrower) to confirm that no Hazardous Substances are or ever were Released or disposed of on the Unencumbered Properties included in the calculation of Unencumbered Asset Value in violation of applicable Environmental Laws; and
if any Release or disposal of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which may otherwise expose it to liability shall occur or shall have occurred on any Unencumbered Property included in the calculation of Unencumbered Asset Value (including without limitation any such Release or disposal occurring prior to the acquisition or leasing of such Unencumbered Property by the Borrower or any such Subsidiary), the Borrower shall, after obtaining knowledge thereof, cause the prompt containment and removal of such Hazardous Substances and remediation of such Unencumbered Property in full compliance with all applicable Environmental Laws; provided, that each of the Borrower and its Subsidiaries shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance to the satisfaction of the Agent and no action shall have been commenced by any enforcement agency. The Agent may engage its own environmental consultant to review the environmental assessments and the compliance with the covenants contained herein.

At any time after an Event of Default shall have occurred hereunder the Agent may at its election (and will at the request of the Required Lenders) obtain such environmental assessments of any or all of the Unencumbered Properties included in the calculation of Unencumbered Asset Value prepared by an environmental consultant as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the air, soil or water at or adjacent to any such Unencumbered Property and (ii) whether the use and operation of any such Unencumbered Property complies with all Environmental Laws to the extent required by the Loan Documents. Additionally, at any time that the Agent or the Required Lenders shall have reasonable and objective grounds to believe that a Release or threatened Release of Hazardous Substances which any Person may be legally obligated to contain, correct or otherwise remediate or which otherwise may expose such Person to liability may have occurred, relating to any Unencumbered Property included in the calculation of Unencumbered Asset Value, or that any of the Unencumbered Property included in the calculation of Unencumbered Asset Value is not in compliance with Environmental Laws to the extent required by the Loan Documents, Borrower shall promptly upon the request of Agent obtain and deliver to Agent such environmental assessments of such Unencumbered Property prepared by an environmental consultant reasonably acceptable to the Agent as may be necessary or advisable for the purpose of evaluating or confirming (i) whether any Hazardous Substances are present in the air, soil or water at or adjacent to such Unencumbered Property and (ii) whether the use and operation of such Unencumbered Property comply with all Environmental Laws to the extent required by the Loan Documents. Environmental assessments may include detailed visual inspections of such Unencumbered Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of air, water and soil samples, as well as such other investigations or analyses as are reasonably necessary or appropriate for a complete determination of the compliance of such Unencumbered Property and the use and operation thereof with all applicable Environmental Laws. All environmental assessments contemplated by this §8.6 shall be at the sole cost and expense of the Borrower.
Distributions.
Borrower shall not pay any Distribution to the partners, members or other owners of Borrower, and REIT shall not pay any Distribution to its stockholders, members or other owners, if such Distribution is in excess of the amount which, when added to the amount of all other Distributions paid in the same calendar quarter and the preceding three (3) calendar quarters, would exceed ninety-five percent (95%) of such Person’s Adjusted Funds from Operations for such period; provided that the limitations contained in this §8.7(a) shall not preclude the Borrower and REIT from making Distributions in an amount equal to the amount that would need to be distributed to all of the Borrower’s partners to cause the REIT to receive the minimum distributions required to be distributed to its shareholders under the Code (A) to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of Borrower containing calculations in detail reasonably satisfactory in form and substance to the Agent, (B) to avoid the payment of taxes imposed under Code Section 857(b)(1) and 4981 of the Code, and (C) to avoid the a payment of taxes imposed under Section 857(b)(3) of the Code, provided that no Distribution under this clause (C) may be paid if a Default exists or would arise as a result of such Distribution. The foregoing provisions of this §8.7(a) shall not limit the ability of (i) Borrower to retain stock, partnership interests or other equity awarded to employees of Borrower pursuant to equity compensation programs in the ordinary course of business in order to pay applicable withholding tax obligations of such employee, or (ii) Borrower to distribute funds to the REIT for the purpose of covering administration and operating expense of the REIT in an amount not to exceed $500,000.00 per calendar year. In addition to the foregoing, provided that no Default or Event of Default has occurred and is continuing and no Default or Event of Default would occur as a result thereof, Borrower may pay Distributions to REIT and the other partners, members or other owners of Borrower, which Distributions, in the case of Distributions received by the REIT, shall be used solely by REIT to repurchase Equity Interests of REIT, provided that the aggregate amount of (x) such Distributions to REIT and the other partners, members or other owners of Borrower shall not exceed $80,000,000.00 in any calendar year and (y) such repurchases by REIT with the proceeds of such Distributions received by it pursuant to this sentence shall not exceed $80,000,000.00 in any calendar year. Borrower shall report the amount of such Distributions (and any related repurchases of the Equity Interests of REIT) in the next Compliance Certificate delivered hereunder following such Distributions.
In the event that an Event of Default shall have occurred and be continuing, (i) Borrower shall make no Distributions, and REIT shall not pay any Distribution to its partners, stockholders, members or other owners, other than Distributions in an amount equal to the amount that would need to be distributed to all of the Borrower’s partners to cause the REIT to receive the minimum distributions required under the Code to maintain the REIT Status of REIT, as evidenced by a certification of the principal financial or accounting officer of Borrower containing calculations in detail reasonably satisfactory in form and substance to the Agent.
Notwithstanding the foregoing, at any time when a Change of Control has occurred, an Event of Default under §12.1(a), (b), (h), (i) or (j) shall have occurred and be continuing or the maturity of the Obligations has been accelerated, Borrower shall not, and shall not permit REIT to, make any Distributions whatsoever, directly or indirectly.
Asset Sales. Borrower will not, and will not permit its Subsidiaries to, sell, transfer or otherwise dispose of any material asset to a Person that is not a Wholly Owned Subsidiary other than pursuant to a bona fide arm’s length transaction or, with respect to transactions subject to §8.13, as permitted by §8.13. Neither the Borrower nor any of its Subsidiaries shall sell all or substantially all of its assets, provided that a Subsidiary of Borrower may sell its assets otherwise in accordance with the Loan Documents. Neither Borrower nor any Subsidiary thereof shall sell, transfer or otherwise dispose of any Real Estate in one transaction or a series of transactions to any Person (other than the Borrower or a Wholly-Owned Subsidiary of Borrower) unless no Default or Event of Default has occurred and is continuing or would result from such transaction (including, without limitation, pro forma compliance with the covenants in §7.22, §8.1, §8.3, §8.7, and §§9.1 through 9.5 after giving effect thereto).
Intentionally Omitted.
Restriction on Prepayment of Indebtedness. Borrower will not, and will not permit its Subsidiaries to, (a) prepay, redeem, defease, purchase or otherwise retire the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence and during the continuance of any Event of Default; provided, that the foregoing shall not prohibit (x) the prepayment of Indebtedness which is financed solely from the proceeds of a new loan which would otherwise be permitted by the terms of §8.1 and proceeds described in the following clause (y); and (y) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness secured by Real Estate which is satisfied solely from the proceeds of a sale or other disposition of the Real Estate securing such Indebtedness; and (b) after the occurrence and during the continuance of an Event of Default, modify any document evidencing any Indebtedness (other than the Obligations) to accelerate the maturity date of such Indebtedness.
[Intentionally Omitted.]
Derivatives Contracts. Neither the Borrower nor any of its Subsidiaries shall contract, create, incur, assume or suffer to exist any Derivatives Contracts except for interest rate swap, collar, cap or similar agreements providing interest rate protection and currency swaps and currency options made in the ordinary course of business and, to the extent constituting Indebtedness, permitted pursuant to §8.1.
Transactions with Affiliates. Borrower shall not, and shall not permit any Guarantor or any of their respective Subsidiaries to, permit to exist or enter into, any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (but not including any Wholly Owned Subsidiary of Borrower), except (i) transactions set forth on Schedule 6.15 attached hereto, (ii) transactions pursuant to the reasonable requirements of the business of such Person and upon fair and reasonable terms which are substantially no less favorable to such Person than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate (which, in connection with any transaction with a non-Wholly Owned Subsidiary, may take into account any enhancement to the value of the equity owned by a Wholly Owned Subsidiary of Borrower as a result of the transaction), and (iii) Distributions permitted pursuant to §8.7.
Equity Pledges. Notwithstanding anything in this Agreement to the contrary, (a) REIT will not create or incur or suffer to be created or incurred any Lien on any of its direct or indirect legal, equitable or beneficial interest in Borrower, including, without limitation, any Distributions or rights to Distributions on account thereof, and (b) neither Borrower nor any other Subsidiary will create or incur or suffer to be created or incurred any Lien on any of its direct or indirect legal, equitable and beneficial interest in any other Subsidiary Guarantor or Unencumbered Property Subsidiary, including, without limitation, any Distributions or right to receive Distributions on account thereof.

FINANCIAL COVENANTS.
The Borrower covenants and agrees that, so long as any Loan, Note or Letter of Credit is outstanding or any Lender has any obligation to make any Loans or issue any Letter of Credit:
Unencumbered Asset Tests. Borrower will not at any time permit the Consolidated Total Unsecured Debt of the Borrower and its Subsidiaries (including the Loans and Letter of Credit Liabilities) to exceed sixty percent (60%) of the Unencumbered Asset Value; provided, however, that for one (1) or more periods of up to two (2) consecutive calendar quarters immediately following a Material Acquisition of which Borrower has given Agent written notice (with such two (2) consecutive calendar quarter period to include the quarter in which such Material Acquisition is consummated), such ratio of Consolidated Total Unsecured Debt to Unencumbered Asset Value (expressed as a percentage) may exceed sixty percent (60%) but shall not exceed sixty-five percent (65%) during such period.
Borrower will not at any time permit the Unencumbered Property Debt Yield to be less than 12.5%; provided, however, that for one (1) or more periods of up to two (2) consecutive calendar quarters immediately following a Material Acquisition of which Borrower has given Agent written notice (with such two (2) consecutive calendar quarter period to include the quarter in which such Material Acquisition is consummated), the Unencumbered Property Debt Yield may be less than 12.5% but shall not be less than 10% during such period.
Consolidated Total Indebtedness to Gross Asset Value. Borrower will not at any time permit Consolidated Total Indebtedness to exceed sixty percent (60%) of Borrower’s Gross Asset Value; provided, however, that for one (1) or more periods of up to two (2) consecutive calendar quarters immediately following a Material Acquisition of which Borrower has given Agent written notice (with such two (2) consecutive calendar quarter period to include the quarter in which such Material Acquisition is consummated), the ratio (expressed as a percentage) of such Consolidated Total Indebtedness to Gross Asset Value may exceed sixty percent (60%) but shall not exceed sixty-five percent (65%) during such period.
Consolidated EBITDA to Consolidated Fixed Charges. The Borrower will not at any time permit the ratio of Consolidated EBITDA determined for the most recently ended calendar quarter to Consolidated Fixed Charges for the most recently ended calendar quarter, to be less than 1.70 to 1.00.
Minimum Consolidated Tangible Net Worth. The Borrower will not at any time permit Borrower’s Consolidated Tangible Net Worth to be less than the sum of (i) $2,300,000,000, plus (ii) seventy-five percent (75%) of the sum of (A) any additional Net Offering Proceeds after the Closing Date (but excluding any such Net Offering Proceeds that are used within ninety (90) days following the consummation of the applicable Equity Offering for equity redemptions permitted by §8.7), plus (B) the value of interests in Borrower or interests in REIT issued upon the contribution of assets to Borrower or its Subsidiaries after the Closing Date (with such value determined at the time of contribution).
Unhedged Variable Rate Debt. The Borrower shall not at any time permit the Unhedged Variable Rate Debt of Borrower and its Subsidiaries to exceed thirty percent (30%) of Gross Asset Value; provided that from and after the date that Agent first receives notice from REIT or Borrower that Borrower has obtained an Investment Grade Rating, the covenant in this §9.5 shall no longer be of any force or effect.
CLOSING CONDITIONS.
The obligation of the Lenders to make the Loans or issue Letters of Credit shall be subject to the satisfaction of the following conditions precedent:
Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto and shall be in full force and effect. The Agent shall have received a fully executed counterpart of each such document.

Certified Copies of Organizational Documents. The Agent shall have received from Borrower and each Guarantor a copy, certified as of a recent date by the appropriate officer of each State in which such Person is organized and in which the Unencumbered Properties included in the calculation of Unencumbered Asset Value are located and a duly authorized officer, partner or member of such Person, as applicable, to be true and complete, of the partnership agreement, corporate charter or operating agreement and/or other organizational agreements of such Person, as applicable, and its qualification to do business, as applicable, as in effect on such date of certification.
Resolutions. All action on the part of Borrower and Guarantors, as applicable, necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof reasonably satisfactory to the Agent shall have been provided to the Agent.
Incumbency Certificate; Authorized Signers. The Agent shall have received from Borrower and Guarantors an incumbency certificate, dated as of the Closing Date, signed by a duly authorized officer of such Person and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of such Person, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from Borrower a certificate, dated as of the Closing Date, signed by a duly authorized representative of Borrower and giving the name and specimen signature of each Authorized Officer who shall be authorized to make Loan Requests, Letter of Credit Requests and Conversion/Continuation Requests and to give notices and to take other action on behalf of the Borrower under the Loan Documents.
Opinion of Counsel. The Agent shall have received an opinion addressed to the Lenders and the Agent and dated as of the Closing Date from counsel to the Borrower and Guarantors in form and substance reasonably satisfactory to the Agent.
Payment of Fees. The Borrower shall have paid to the Agent the fees payable pursuant to §4.2.
Performance; No Default. Borrower and Guarantors shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.
Representations and Warranties. The representations and warranties made by the Borrower and Guarantors in the Loan Documents or otherwise made by or on behalf of the Borrower and Guarantors and their respective Subsidiaries in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.
Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent’s counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions, assurances, consents, approvals or documents as the Agent and the Agent’s counsel may reasonably require.
Compliance Certificate. The Agent shall have received a Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent calendar quarter for which Borrower has provided financial statements under §6.4 adjusted in the best good faith estimate of Borrower as of the Closing Date.
Consents. The Agent shall have received evidence reasonably satisfactory to the Agent that all necessary stockholder, partner, member or other consents required in connection with the consummation of the transactions contemplated by this Agreement and the other Loan Documents have been obtained.
Contribution Agreement. The Agent shall have received an executed counterpart of the Contribution Agreement.

Existing Term Loan Agreement. Agent shall receive evidence reasonably satisfactory to Agent of the payment and satisfaction of the Existing Term Loan Agreement (or that such shall occur simultaneously upon the Closing Date).
Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent’s Special Counsel may reasonably have requested.
CONDITIONS TO ALL BORROWINGS.
The obligations of the Lenders to make any Loan or issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:
Prior Conditions Satisfied. All conditions set forth in §10 shall continue to be satisfied as of the date upon which any Loan is to be made or any Letter of Credit is to be issued.
Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower, Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the time of the making of such Loan or the issuance of such Letter of Credit, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), and no Default or Change of Control or Event of Default shall have occurred and be continuing.
Borrowing Documents. The Agent shall have received a fully completed Loan Request for such Loan and the other documents and information (including, without limitation, a Compliance Certificate) as required by §2.7, or a fully completed Letter of Credit Request required by §2.10 in the form of Exhibit E hereto fully completed, as applicable.
EVENTS OF DEFAULT; ACCELERATION; ETC..
Events of Default and Acceleration. If any of the following events (“Events of Default” or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, “Defaults”) shall occur:
the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
the Borrower shall fail to pay any interest on the Loans, any reimbursement obligations with respect to the Letters of Credit or any fees or other sums due hereunder or under any of the other Loan Documents when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;
the Borrower shall fail to comply with the covenant contained in §9.1 and such failure shall continue for five (5) Business Days after written notice thereof shall have been given to the Borrower by the Agent;
the Borrower shall fail to perform any other term, covenant or agreement contained in §9.2, §9.3, §9.4 or §9.5;
the Borrower, the Guarantors or any of their respective Subsidiaries shall fail to perform any other term, covenant or agreement contained herein or in any of the other Loan Documents which they are required to perform (other than those specified in the other subclauses of this §12 or in the other Loan Documents);
any representation or warranty made by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries in this Agreement or any other Loan Document, or any report, certificate, financial statement, request for a Loan, Letter of Credit Request, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan, the issuance of any Letter of Credit or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;
any of the Borrower, the Guarantors or any of their Subsidiaries shall fail to pay when due (including, without limitation, at maturity), or within any applicable period of grace, any principal, interest or other amount on account any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contracts), or shall fail to observe or perform any term, covenant or agreement contained in any agreement by which it is bound, evidencing or securing any obligation for borrowed money or credit received or other Indebtedness (including under any Derivatives Contracts) for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or to require the settlement, termination, prepayment, purchase or redemption thereof; provided that the events described in §12.1(g) shall not constitute an Event of Default unless such failure to perform, together with other failures to perform as described in §12.1(g), involve (i) in respect of Recourse Indebtedness, singly or in the aggregate obligations for borrowed money or credit received or other Indebtedness totaling in excess of $50,000,000.00 or (ii) in respect of Non-Recourse Indebtedness, singly or in the aggregate obligations for borrowed money or credit received or other Indebtedness totaling in excess of $75,000,000.00;
the Borrower, any Guarantor or any of their respective Subsidiaries, (i) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator, monitor, receiver, receiver-manager, or similar official for it or any substantial part of its assets, (ii) shall commence any case or other proceeding relating to it under any Insolvency Law, or (iii) shall take any action to authorize or in furtherance of any of the foregoing;
a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator, receiver, monitor, receiver-manager, or similar official of the Borrower, any Guarantor or any of their respective Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against any such Person under any Insolvency Law, and any such Person shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within sixty (60) days following the filing or commencement thereof;
a decree or order is entered appointing a trustee, custodian, liquidator, receiver, monitor, receiver-manager, or similar official for the Borrower, any Guarantor or any of their respective Subsidiaries or adjudicating any such Person, bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of any such Person in an involuntary case under any Insolvency Law;
there shall remain in force, undischarged, unsatisfied and unstayed, for more than sixty (60) days, whether or not consecutive, one or more uninsured or unbonded final judgments against Borrower, any Guarantor or any of their respective Subsidiaries that, either individually or in the aggregate, exceed $50,000,000.00;
any of the Loan Documents or the Contribution Agreement shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or the express prior written agreement, consent or approval of the Lenders, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents or the Contribution Agreement shall be commenced by or on behalf of the Borrower or a Guarantor, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall make a determination, or issue a judgment, order, decree or ruling, to the effect that any one or more of the Loan Documents or the Contribution Agreement is illegal, invalid or unenforceable in accordance with the terms thereof;
any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur or any sale, transfer or other disposition of the assets of the Borrower, any Guarantor or any of their respective Subsidiaries shall occur other than as permitted under the terms of this Agreement or the other Loan Documents;

with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Required Lenders shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of any of the Borrower, any Guarantor or any of their respective Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $25,000,000.00 and (x) such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or (y) a trustee shall have been appointed by the United States District Court to administer such Plan; or (z) the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;
Borrower, any Guarantor or any of their respective Subsidiaries or any shareholder, officer, director, partner or member of any of them shall be indicted for a federal or foreign crime, a punishment for which could include the forfeiture of (i) any assets of Borrower, any Guarantor or any of their respective Subsidiaries which in the good faith judgment of the Required Lenders could reasonably be expected to have a Material Adverse Effect, or (ii) the assets included in the calculation of the Unencumbered Asset Value;
any Guarantor denies that it has any liability or obligations under the Guaranty or any other Loan Document, or shall notify the Agent or any of the Lenders of such Guarantor’s intention to attempt to cancel or terminate the Guaranty or cancel the Contribution Agreement or any other Loan Document, or shall fail to observe or comply with any term, covenant, condition or agreement under the Guaranty or any other Loan Document; or
an Event of Default under any of the other Loan Documents shall occur;
then, and in any such event, the Agent may, and upon the request of the Required Lenders shall, by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes, the Letters of Credit and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in §12.1(h), §12.1(i) or §12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of presentment, demand, protest or other notice of any kind from any of the Lenders or the Agent. Upon demand by Agent or the Required U.S. Dollar Revolving Credit Lenders in their absolute and sole discretion after the occurrence of an Event of Default, and regardless of whether the conditions precedent in this Agreement for a Revolving Credit Loan have been satisfied, the U.S. Dollar Revolving Credit Lenders will cause a U.S. Dollar Revolving Credit Loan to be made in the undrawn amount of all Letters of Credit. The proceeds of any such U.S. Dollar Revolving Credit Loan will be pledged to and held by Agent as security for any amounts that become payable first under the Letters of Credit and then to all other Revolving Credit Loans. In the alternative, if demanded by Agent in its absolute and sole discretion after the occurrence of an Event of Default, Borrower will deposit in the Collateral Account and pledge to Agent cash in an amount equal to the amount of all undrawn Letters of Credit. Such amounts will be pledged to and held by Agent for the benefit of the Lenders as security for any amounts that become payable first under the Letters of Credit and then to other Obligations. Upon any draws under Letters of Credit, at Agent’s sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations as provided above or if there are no outstanding Obligations and Lenders have no further obligation to make Revolving Credit Loans or issue Letters of Credit or if such excess no longer exists, such proceeds deposited by Borrower will be released to Borrower.
Certain Cure Periods; Limitation of Cure Periods. Notwithstanding anything contained in §12.1 to the contrary, (i) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(b) with respect to the payment of interest or other fees on the Loans in the event that the Borrower cures such Default within five (5) Business Days after the date such payment is due, provided that no such cure period shall apply to any payments due upon the maturity of the Notes, (ii) no Event of Default shall exist hereunder upon the occurrence of any failure to comply with §7.4(c) in the event that Borrower cures such Default within five (5) Business Days following the date on which the Compliance Certificate and the other information described in §7.4(c) is due, and (iii) no Event of Default shall exist hereunder upon the occurrence of any failure described in §12.1(e) in the event that the Borrower cures such Default within thirty (30) days following receipt of written notice of such default, provided that the provisions of this clause (ii) shall not pertain to any default consisting of a failure to comply with §7.14, §7.19, §7.22, §8.1, §8.2, §8.3,

§8.4, §8.7, §8.8, §8.9 or §8.14 or to any Default excluded from any provision of cure of defaults contained in any other of the Loan Documents.
In the event that there shall occur any Default that affects only certain Unencumbered Property included in the calculation of the Unencumbered Asset Value, then the Borrower may elect to cure such Default (so long as no other Default or Event of Default would arise as a result) by electing to have Agent remove such Unencumbered Property from the calculation of Borrowing Base Availability and Unencumbered Asset Value and by reducing the outstanding amount of Unsecured Debt as necessary to comply with the covenants in §9.1, in which event such removal and reduction shall be completed within five (5) Business Days after the earlier of (i) Borrower obtaining knowledge of such Default and (ii) receipt of notice of such Default from the Agent or the Required Lenders.
Termination of Commitments. If any one or more Events of Default specified in §12.1(h), §12.1(i) or §12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Lender any unused portion of the credit hereunder shall terminate and the Lenders shall be relieved of all obligations to make Loans or issue Letters of Credit to the Borrower. If any other Event of Default shall have occurred, the Agent may, and upon the election of the Required Revolving Credit Lenders shall, by notice to the Borrower terminate the obligation to make Revolving Credit Loans and issue Letters of Credit to the Borrower and the Agent may and, upon the election of the Required Term Loan Lenders shall, by notice to the Borrower terminate any obligation to make Term Loans to the Borrower. No termination under this §12.3 shall relieve the Borrower of their obligations to the Lenders arising under this Agreement or the other Loan Documents.
Remedies. In case any one or more Events of Default shall have occurred and be continuing, and whether or not the Lenders shall have accelerated the maturity of the Loans pursuant to §12.1, the Agent on behalf of the Lenders may, and upon the direction of the Required Lenders shall, proceed to protect and enforce their rights and remedies under this Agreement, the Notes and/or any of the other Loan Documents by suit in equity, action at law or other appropriate proceeding, including to the full extent permitted by applicable law the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents, the obtaining of the ex parte appointment of a receiver, and, if any amount shall have become due, by declaration or otherwise, the enforcement of the payment thereof. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Lenders, the Lenders acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default. If Borrower or any Guarantor fails to perform any agreement or covenant contained in this Agreement or any of the other Loan Documents beyond any applicable period for notice and cure, Agent may itself perform, or cause to be performed, any agreement or covenant of such Person contained in this Agreement or any of the other Loan Documents which such Person shall fail to perform, and the out-of-pocket costs of such performance, together with any reasonable expenses, including reasonable attorneys’ fees actually incurred (including attorneys’ fees incurred in any appeal) by Agent in connection therewith, shall be payable by Borrower upon demand and shall constitute a part of the Obligations and shall if not paid within five (5) days after demand bear interest at the Default Rate. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all costs of collection including, but not limited to, reasonable attorney’s fees.
Distribution of Proceeds. In the event that, following the occurrence and during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of Borrower or Guarantors, such monies shall be distributed for application as follows:
First, to the payment of, or (as the case may be) the reimbursement of the Agent for or in respect of, all reasonable out-of-pocket costs, expenses, disbursements and losses which shall have been paid, incurred or sustained by the Agent in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent or the Lenders under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent or the Lenders to such monies;

Second, to all other Obligations (including any interest, expenses or other obligations incurred after the commencement of a bankruptcy) in such order or preference as the Required Lenders shall determine; provided, that (i) Swing Loans shall be repaid first, (ii) distributions in respect of such other Obligations shall include, on a pari passu basis, any Agent’s fee payable pursuant to §4.2; (iii) in the event that any Lender is a Defaulting Lender, payments to such Lender shall be governed by §2.13; and (iv) except as otherwise provided in clause (iii), Obligations owing to the Lenders with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding the Swing Loans) shall be made among the Lenders pro rata; and provided, further that the Required Lenders may in their discretion make proper allowance to take into account any Obligations not then due and payable; and
Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.
Collateral Account.
As collateral security for the prompt payment in full when due of all Letter of Credit Liabilities, Swing Loans and the other Obligations, the Borrower hereby pledges and grants to the Agent, for the ratable benefit of the Agent and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Collateral Account and the balances from time to time in the Collateral Account. The balances from time to time in the Collateral Account shall not constitute payment of any Letter of Credit Liabilities or Swing Loans until applied by the Agent as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Collateral Account shall be subject to withdrawal only as provided in this section and as otherwise provided in this Agreement.
If a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrower and the Lenders authorize the Agent to use the monies deposited in the Collateral Account to make payment to the beneficiary with respect to such drawing or the payee with respect to such presentment. If a Swing Loan is not refinanced as a Base Rate Loan as provided in §2.5 above, then the Agent is authorized to use monies deposited in the Collateral Account to make payment to the Swing Loan Lender with respect to any participation not funded by a Defaulting Lender.
If an Event of Default exists, the Required Revolving Credit Lenders may, in their discretion, at any time and from time to time, instruct the Agent to apply the funds in the Collateral Account to the Obligations relating to Letter of Credit Liabilities, Swing Loans and Outstanding Revolving Credit Loans in accordance with §12.5.
So long as no Default or Event of Default exists, and to the extent amounts on deposit in the Collateral Account pursuant to §2.13(e) exceed the pro rata share of any Letter of Credit Obligations and participations in Swing Loans of any Defaulting Lender after giving effect to §2.13(c), the Agent shall, from time to time, at the request of the Borrower, deliver to the Borrower within five (5) Business Days after the Agent’s receipt of such request from the Borrower, against receipt but without any recourse, warranty or representation whatsoever, such excess balances in the Collateral Account at such time from deposits pursuant to §2.13(e).
The Borrower shall pay to the Agent from time to time such reasonable fees as the Agent normally charges for similar services in connection with the Agent’s administration of the Collateral Account. The Borrower authorizes Agent to file such financing statements as Agent may reasonably require in order to perfect Agent’s security interest in the Collateral Account, and Borrower shall promptly upon demand execute and deliver to Agent such other documents as Agent may reasonably request to evidence its security interest in the Collateral Account.
Upon indefeasible payment in full of all Obligations (other than indemnification obligations which by their terms expressly survive payment of the Obligations and termination of this Agreement or any of the other Loan Documents unless a claim is pending with respect thereto) and the termination of the obligations of the Lenders and the Issuing Lenders to extend credit hereunder and under the other Loan Documents and the cancelation or expiration of all Letters of Credit, all funds held in the Collateral Account shall be promptly returned to the Borrower and the security interest granted to Agent pursuant to §12.6(a) shall automatically be released without any further action by any further party. Agent will, at Borrower’s expense, promptly execute and deliver to Borrower such documents as Borrower may reasonably request to evidence the release of such security interest.

SETOFF.
Regardless of the adequacy of any collateral, if any, during the continuance of any Event of Default, any deposits (general or specific, time or demand, whatever currency, provisional or final, regardless of currency, maturity, or the branch where such deposits are held) or other sums credited by or due from any Lender to the Borrower or any Guarantor and any securities or other property of the Borrower or any Guarantor in the possession of such Lender may, without notice to Borrower or any Guarantor (any such notice being expressly waived by Borrower and Guarantors) but with the prior written approval of Agent, be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Person to such Lender. Each of the Lenders agrees with each other Lender that if such Lender shall receive from Borrower or any Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Lender (but excluding the Swing Loan Note) any amount in excess of its ratable portion of the payments received by all of the Lenders with respect to the Notes held by all of the Lenders, such Lender will make such disposition and arrangements with the other Lenders with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Lender receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Lender, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest. In the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Agent for further application in accordance with the provisions of this Agreement and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Agent and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff.
THE AGENT.
Authorization. The Agent is authorized to take such action on behalf of each of the Lenders and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of the Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Lender or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Lenders hereunder, and notwithstanding the use of the term “Agent”, it is understood and agreed that Agent shall not have any fiduciary duties or responsibilities to any Lender by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the duties and responsibilities of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower, Guarantors and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Lenders pursuant to this Agreement and the other Loan Documents.
Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower to the extent provided for in §15.
No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for (a) any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods or (b) any action taken or not taken by Agent with the consent or at the request of the Required Lenders. The Agent shall not be deemed to have knowledge or notice of the occurrence of any

Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Lenders, unless the Agent has received notice from a Lender or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a “notice of default”.
No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any of the other Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower, the Guarantors or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Lenders, with respect to the creditworthiness or financial condition of the Borrower, the Guarantors or any of their respective Subsidiaries, or the value of any collateral or any other assets of the Borrower, the Guarantors or any of their respective Subsidiaries. Each Lender acknowledges that it has, independently and without reliance upon the Agent or any other Lender, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agent or any other Lender, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent’s Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney client relationship or duty of care is between Agent’s Special Counsel and Agent or KeyBank. Each Lender has been independently represented by separate counsel on all matters regarding the Loan Documents.
Payments.
A payment by the Borrower or the Guarantors to the Agent hereunder or under any of the other Loan Documents for the account of any Lender shall constitute a payment to such Lender. The Agent agrees to distribute to each Lender not later than one Business Day after the Agent’s receipt of good funds, determined in accordance with the Agent’s customary practices, such Lender’s pro rata share of payments received by the Agent for the account of the Lenders in like funds as received except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, each payment by the Borrower hereunder shall be applied in accordance with §2.13(d).
If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make such distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court in the applicable currency of such recovery or judgment.
Holders of Notes. Subject to the terms of §18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

Indemnity. The Lenders ratably agree hereby to indemnify and hold harmless the Agent from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses (including any expenses for which the Agent has not been reimbursed by the Borrower as required by §15), and liabilities of every nature and character arising out of or related to this Agreement, the Notes, or any of the other Loan Documents or the transactions contemplated or evidenced hereby or thereby, or the Agent’s actions taken hereunder or thereunder, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods. The agreements in this §14.7 shall survive the payment of all amounts payable under the Loan Documents.
Agent as Lender. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.
Resignation. The Agent may resign at any time by giving thirty (30) calendar days’ prior written notice thereof to the Lenders and the Borrower. Any such resignation may at Agent’s option also constitute Agent’s resignation as Issuing Lender and Swing Loan Lender. Upon any such resignation, the Required Lenders, subject to the terms of §18.1, shall have the right to appoint as a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, any Lender or any bank whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Unless a Default or Event of Default shall have occurred and be continuing, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be reasonably acceptable to the Borrower. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent’s giving of notice of resignation, then the retiring Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be any Lender or any financial institution whose senior debt obligations are rated not less than “A2” or its equivalent by Moody’s or not less than “A” or its equivalent by S&P and which has a net worth of not less than $500,000,000.00. Upon the acceptance of any appointment as Agent and, if applicable, Issuing Lender and Swing Loan Lender, hereunder by a successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, such successor Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, and the retiring Agent and, if applicable, Issuing Lender and Swing Loan Lender, shall be discharged from its duties and obligations hereunder as Agent and, if applicable, Issuing Lender and Swing Loan Lender. After any retiring Agent’s resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent, Issuing Lender and Swing Loan Lender. If the resigning Agent shall also resign as the Issuing Lender, such successor Agent shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or shall make other arrangements satisfactory to the current Issuing Lender, in either case, to assume effectively the obligations of the current Agent with respect to such Letters of Credit. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.
Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent may and, if (a) so requested by the Required Lenders and (b) the Lenders have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, shall proceed to exercise all or any legal and equitable and other rights or remedies as it may have; provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Lenders. Without limiting the generality of the foregoing, if Agent reasonably determines payment is in the best interest of all the Lenders, Agent may without the approval of the Lenders pay taxes and insurance premiums and spend money for maintenance, repairs or other expenses which may be necessary to be incurred, and Agent shall promptly thereafter notify the Lenders of such action. Each Lender shall, within thirty (30) days of request therefor, pay to the Agent its Commitment Percentage of the reasonable costs incurred by the Agent in taking any such actions hereunder to the extent that such costs shall not be promptly reimbursed to the Agent by the Borrower or the Guarantors within such period. The Required Lenders may direct the Agent in writing as to the method and the extent of any such exercise, the Lenders hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, except to the extent that any of the same shall be directly caused by the Agent’s willful misconduct or gross negligence as finally determined by a court of competent jurisdiction after the expiration of all applicable appeal periods, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent’s compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the UCC or PPSA as enacted in any applicable jurisdiction.
Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Lenders. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Required Lenders or all of the Lenders as required by this Agreement. Each Lender irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Lenders requesting that Agent file such proof of claim.
Reliance by Agent. The Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an Authorized Officer. The Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Agent may presume that such condition is satisfactory to such Lender unless the Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. The Agent may consult with legal counsel (who may be counsel for the Borrower or the Guarantors), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Approvals.
If consent is required for some action under this Agreement, or except as otherwise provided herein an approval of the Required Lenders, the Required Revolving Credit Lenders, the Required U.S. Dollar Revolving Credit Lenders, the Required Alternative Currency/Dollar Revolving Credit Lenders or the Required Term Loan Lenders is required or permitted under this Agreement, each Lender agrees to give the Agent, within ten (10) days of receipt of the written request for action together with all reasonably requested information related thereto requested by such Lender (or such lesser period of time required by the terms of the Loan Documents), notice in writing of approval or disapproval (collectively “Directions”) in respect of any action requested or proposed in writing pursuant to the terms hereof. To the extent that any Lender does not approve any recommendation of Agent, such Lender shall in such notice to Agent describe the actions that would be acceptable to such Lender. If the Agent submits to the Lenders a written request for consent with respect to this Agreement and any Lender fails to provide Directions within ten (10) days after such Lender receives from the Agent such initial request for Directions together with all reasonably requested information related thereto, then Agent shall make a second request for approval, which approval shall include the following in all capital, bolded, block letters on the first page thereof:
“THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. FAILURE TO DO SO WILL BE DEEMED AN APPROVAL OF THE REQUEST.”
If the Agent submits to such Lender a second written request to approve or disapprove such action, and a Lender fails to provide Directions within five (5) Business Days after the Lender receives from the Agent such second request, then any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.

In the event that any recommendation is not approved by the Required Lenders, the Required Revolving Credit Lenders, the Required U.S. Dollar Revolving Credit Lenders, the Required Alternative Currency/Dollar Revolving Credit Lenders or the Required Term Loan Lenders, as applicable, and a subsequent approval on the same subject matter is requested by Agent (a “Subsequent Approval Request”), then for the purposes of this paragraph each Lender shall be required to respond to a Subsequent Approval Request within five (5) Business Days of receipt of such request.
If the Agent submits to the Lenders a Subsequent Approval Request and any Lender fails to provide Directions within five (5) Business Days after such Lender receives from the Agent the Subsequent Approval Request, then Agent shall make a second request for approval, which approval shall include the following in all capital, bolded, block letters on the first page thereof:
“THE FOLLOWING REQUEST REQUIRES A RESPONSE WITHIN FIVE (5) BUSINESS DAYS OF RECEIPT. FAILURE TO DO SO WILL BE DEEMED AN APPROVAL OF THE REQUEST.”
If the Agent submits to such Lender a second written request to approve or disapprove the Subsequent Approval Request, and the Lender fails to approve or disapprove such Subsequent Approval Request within five (5) Business Days after the Lender receives from the Agent such second request, then any Lender’s failure to respond to a request for Directions within the required time period shall be deemed to constitute a Direction to take such requested action.
Each request by Agent for a Direction shall include Agent’s recommended course of action or determination. Notices given by Agent pursuant to this §14.13 may be given through the use of Intralinks, Syndtrak or another electronic information dissemination system. Agent and each Lender shall be entitled to assume that any officer of the other Lenders delivering any notice, consent, certificate or other writing is authorized to give such notice, consent, certificate or other writing unless Agent and such other Lenders have otherwise been notified in writing. Notwithstanding anything in this §14.13 to the contrary, any matter requiring all Lenders’ or each affected Lender’s approval or consent shall not be deemed given by a Lender as a result of such Lender’s failure to respond to any approval or consent request within any applicable reply period. Notwithstanding anything to the contrary set forth in this §14.13, the Agent, at the direction of the Required Lenders, the Required Revolving Credit Lenders, the Required U.S. Dollar Revolving Credit Lenders, the Required Alternative Currency/Dollar Revolving Credit Lenders or the Required Term Loan Lenders, as applicable, or the Required Lenders, the Required Revolving Credit Lenders, the Required U.S. Dollar Revolving Credit Lenders, the Required Alternative Currency/Dollar Revolving Credit Lenders or the Required Term Loan Lenders, as applicable, may at any time take any action that is permitted hereunder to be taken by the Required Lenders, the Required Revolving Credit Lenders, the Required U.S. Dollar Revolving Credit Lenders, the Required Alternative Currency/ Dollar Revolving Credit Lenders or the Required Term Loan Lenders, as applicable.
Borrower and Guarantors Not Beneficiary. Except for the provisions of §14.9 relating to the appointment of a successor Agent, the provisions of this §14 are solely for the benefit of the Agent and the Lenders, may not be enforced by the Borrower or the Guarantors, and except for the provisions of §14.9, may be modified or waived without the approval or consent of the Borrower or the Guarantors.
EXPENSES.
The Borrower agrees to pay, without duplication, (a) the reasonable and documented out‑of‑pocket costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) any Indemnified Taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Lenders, (c) all environmental reviews and the reasonable and documented out‑of‑pocket fees, expenses and disbursements of the counsel to the Agent and any local counsel to the Agent incurred in connection with the preparation, administration, or interpretation of the Loan Documents and other instruments mentioned herein, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the out-of-pocket fees, costs, expenses and disbursements of Agent incurred in connection with the syndication of the Loans, (e) all other reasonable and documented out‑of‑pocket fees, expenses and disbursements of the Agent incurred by the Agent in connection with the preparation or interpretation of the Loan Documents and other instruments mentioned herein, the making of each advance hereunder, and the issuance of Letters of Credit, and the syndication of the Commitments pursuant to §18 (without duplication of those items addressed in subparagraph (d), above), (f) all out‑of‑pocket expenses (including reasonable and documented out‑of‑pocket fees and costs of appraisers, attorneys, engineers, investment bankers or other experts retained by any Lender or the Agent) incurred by any Lender or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower or the Guarantors or the administration thereof after the occurrence of a Default or Event of Default or any other workout of the Loan Documents and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent’s or any of the Lenders’ relationship with the Borrower or the Guarantors (provided that any attorney’s fees and costs pursuant to this clause (f) shall be limited to those incurred by the Agent and one other counsel with respect to the Lenders as a group), (g) all reasonable and documented out‑of‑pocket fees, expenses and disbursements of the Agent incurred in connection with UCC and PPSA searches or title searches, (h) all reasonable and documented out‑of‑pocket fees, expenses and disbursements (including reasonable and documented out‑of‑pocket attorneys’ fees and costs) which may be incurred by KeyBank in connection with the execution and delivery of this Agreement and the other Loan Documents, and (i) all reasonable and documented out‑of‑pocket expenses relating to the use of Intralinks, SyndTrak or any other similar system for the dissemination and sharing of documents and information in connection with the Loans. Amounts payable pursuant to this §15 (except in connection with the closing under this Agreement or any amendment or waiver thereof) shall be due and payable within fifteen (15) days after receipt of a reasonably detailed invoice therefor; provided that in the event that a Default or Event of Default has occurred, is alleged to have occurred or is anticipated to occur, and otherwise in connection with any workout, a simple invoice of the amount due shall be sufficient, and provided further that in all events any such invoice may exclude any confidential or privileged information. The covenants of this §15 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.
INDEMNIFICATION.
The Borrower agrees to indemnify and hold harmless the Agent, the Lenders and the Arranger and each director, officer, employee, agent and Affiliate thereof against any and all claims, actions and suits, whether groundless or otherwise, and from and against any and all liabilities, losses, damages and expenses of every nature and character arising out of or relating to this Agreement or any of the other Loan Documents or the transactions contemplated hereby and thereby (collectively, the “Indemnification Liabilities”), including, without limitation, (a) any and all claims for brokerage, leasing, finders or similar fees which may be made relating to the Unencumbered Properties or the Loans, (b) any condition of the Unencumbered Properties or any other Real Estate, (c) any actual or proposed use by the Borrower of the proceeds of any of the Loans or Letters of Credit, (d) any actual or alleged infringement of any patent, copyright, trademark, service mark or similar right of the Borrower, the Guarantors or any of their respective Subsidiaries, (e) the Borrower and Guarantors entering into or performing this Agreement or any of the other Loan Documents, (f) any actual or alleged violation of any law, ordinance, code, order, rule, regulation, approval, consent, permit or license relating to the Unencumbered Properties or any other Real Estate, (g) with respect to the Borrower and their respective Subsidiaries and their respective properties and assets, the violation of any Environmental Law, the Release or threatened Release of any Hazardous Substances or any action, suit, proceeding or investigation brought or threatened with respect to any Hazardous Substances (including, but not limited to, claims with respect to wrongful death, personal injury, nuisance or damage to property), and (h) any use of Intralinks, SyndTrak or any other system for the dissemination and sharing of documents and information, in each case including, without limitation, the reasonable and documented out‑of‑pocket fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding; provided, however, that the Borrower shall not be obligated under this §16 to indemnify any Person for (A) Indemnification Liabilities arising from such Person’s own gross negligence or willful misconduct as determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods, (B) Indemnification Liabilities to the extent arising directly out of or resulting directly from claims of one or more indemnified parties against another indemnified party other than (1) claims involving the Agent or any other Titled Agent in their respective capacities as such, (2) claims to the extent arising from an act or omission of the Borrower or any Guarantor, (3) claims relating to whether the conditions to the making of any Loan or the issuance of any Letter of Credit have been satisfied, and (4) with respect to a Defaulting Lender or the determination of whether a Lender is a Defaulting Lender, (C) but excluding Indemnification Liabilities which are specifically covered by §4.4(b) (relating to Taxes), 4.9 or 4.10 or expressly excluded from the coverage of such §4.4(b), 4.9 or 4.10. In litigation, or the preparation therefor, the Lenders and the Agent shall be entitled to select a single law firm as their own counsel and, in addition to the foregoing indemnity, the

Borrower agrees to pay promptly the reasonable fees and expenses of such counsel. No person indemnified hereunder shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby, other than damages arising from such Person’s own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after the exhaustion of all applicable appeal periods. If, and to the extent that the obligations of the Borrower under this §16 are unenforceable for any reason, the Borrower hereby agrees to make the maximum contribution to the payment in satisfaction of such obligations which is permissible under applicable law. The amounts payable pursuant to this §16 shall be due and payable within fifteen (15) days after receipt of a reasonably detailed invoice therefor; provided that in the event that a Default or Event of Default has occurred, is alleged to have occurred or is anticipated to occur, and otherwise in connection with any workout, a simple invoice of the amount due shall be sufficient, and provided further that in all events any such invoice may exclude any confidential or privileged information. The provisions of this §16 shall survive the repayment of the Loans and the termination of the obligations of the Lenders hereunder.
SURVIVAL OF COVENANTS, ETC..
All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or thereto shall be deemed to have been relied upon by the Lenders and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Lenders of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Letters of Credit remain outstanding or any Lender has any obligation to make any Loans or issue any Letters of Credit. The indemnification obligations of the Borrower provided herein and in the other Loan Documents shall survive the full repayment of amounts due and the termination of the obligations of the Lenders hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate delivered to any Lender or the Agent at any time by or on behalf of the Borrower, the Guarantors or any of their respective Subsidiaries pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by such Person hereunder.
ASSIGNMENT AND PARTICIPATION.
Conditions to Assignment by Lenders. Except as provided herein, each Lender may assign to an Eligible Assignee or such other Person that may be approved by Agent, the Issuing Lender (as to Issuing Lender, with respect to assignments of a Revolving Credit Commitment only), and so long as no Default or Event of Default exists, Borrower (but not to any natural person) all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it and the Notes held by it) (which approval by Agent, the Issuing Lender and the Borrower, as applicable, shall not be unreasonably withheld or delayed and shall be subject to the terms of clause (a) below); provided that (a) the Agent, the Issuing Lender (as to Issuing Lender, with respect to assignments of a Revolving Credit Commitment only) and, so long as no Default or Event of Default exists hereunder, Borrower shall have each given its prior written consent to such assignment, which consent shall not be unreasonably withheld or delayed, and if the Borrower does not respond to any such request for consent within ten (10) Business Days, the Borrower shall be deemed to have consented, provided, if the Borrower reasonably requests additional information regarding the proposed assignee, the foregoing time period will be automatically extended until three (3) Business Days after the Borrower receives information regarding the proposed assignee responsive to the Borrower’s request (provided that such consent shall not be required for any assignment to another Lender, to a Related Fund, to a lender or an Affiliate of a Lender which controls, is controlled by or is under common control with the assigning Lender or to a wholly-owned Subsidiary of such Lender), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender’s rights and obligations under this Agreement with respect to its Commitment (and if such assignment includes an assignment of a Revolving Credit Commitment, such assignment shall also automatically include an equal pro rata assignment of such Lender's U.S. Dollar Revolving Credit Commitment and Alternative Currency/Dollar Revolving Credit Commitment), (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register

(as hereinafter defined) an Assignment and Acceptance Agreement in the form of Exhibit H annexed hereto, together with any Notes subject to such assignment, (d) in no event shall any assignment be to any Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by, Borrower, any Guarantor or REIT, or to a Defaulting Lender or an Affiliate of a Defaulting Lender, (e) such assignee shall acquire an interest in the applicable Revolving Credit Loans or Term Loans of not less than $5,000,000.00 and integral multiples of $1,000,000.00 in excess thereof (or if less, the remaining Loans of the assignor), unless waived by the Agent, and so long as no Default or Event of Default exists hereunder, Borrower, and (f) if such assignment is less than the assigning Lender’s entire applicable Revolving Credit Commitment or Term Loan Commitment, the assigning Lender shall retain an interest in the applicable Loans of not less than $5,000,000.00. Upon execution, delivery, acceptance and recording of such Assignment and Acceptance Agreement, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Lenders and, to the extent provided in such Assignment and Acceptance Agreement, have the rights and obligations of a Lender hereunder, (ii) the assigning Lender shall, upon payment to the Agent of the registration fee referred to in §18.2, be released from its obligations under this Agreement arising after the effective date of such assignment with respect to the assigned portion of its interests, rights and obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule 1.1 to reflect such assignment. In connection with each assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Lender as to whether such assignee is controlling, controlled by, under common control with or is not otherwise free from influence or control by, the Borrower, any Guarantor and REIT and whether such assignee is a Defaulting Lender or an Affiliate of a Defaulting Lender. In connection with any assignment of rights and obligations of any Defaulting Lender, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or actions, including funding, with the consent of the Borrower and the Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Agent or any Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swing Loans in accordance with its applicable Commitment Percentage. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.
Register. The Agent, acting for this purpose as a non-fiduciary agent for Borrower, shall maintain on behalf of the Borrower a copy of each assignment delivered to it and a register or similar list (the “Register”) for the recordation of the names and addresses of the Lenders and the Commitment Percentages of and principal amount of the Loans owing to the Lenders from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Guarantors, the Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Lenders at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Lender agrees to pay to the Agent a registration fee in the sum of $5,000.00.
New Notes. Upon its receipt of an Assignment and Acceptance Agreement executed by the parties to such assignment, together with each Note subject to such assignment, the Agent shall record the information contained therein in the Register. Within five (5) Business Days after receipt of notice of such assignment from Agent, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assigned to such assignee pursuant to such Assignment and Acceptance Agreement and, if the assigning Lender has retained some portion of its obligations hereunder, a new Note to the order of the assigning Lender in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and Acceptance Agreement and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower.

Participations. Each Lender may sell participations to one or more Lenders or other entities (but not to any natural person) in all or a portion of such Lender’s rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Lender hereunder, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or any Loan Documents, including without limitation, rights granted to the Lenders under §4.8, §4.9 and §4.10, (c) such participation shall not entitle the participant to the right to approve waivers, amendments or modifications, (d) such participant shall have no direct rights against the Borrower, (e) such sale is effected in accordance with all Applicable Laws, and (f) such participant shall not be a Person controlling, controlled by or under common control with, or which is not otherwise free from influence or control by the Borrower, any Guarantor or REIT and shall not be a Defaulting Lender or an Affiliate of a Defaulting Lender; provided, however, such Lender may agree with the participant that it will not, without the consent of the participant, agree to (i) increase, or extend the term or extend the time or waive any requirement for the reduction or termination of, such Lender’s Commitment (except for any increase in the Commitments effectuated pursuant to §2.11 or §18.1 or any extension as contemplated under §2.12 or any Extension, and any waiver of any Default or Event of Default and the forbearance with respect to such Default or Event of Default is not considered an increase in the Commitment of any Lender), (ii) extend the date fixed for the payment of principal of or interest on the Loans or portions thereof owing to such Lender (except for any extension as contemplated under §2.12 or any Extension), (iii) reduce the amount of any such payment of principal, (iv) reduce the rate at which interest is payable thereon; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate or to retract the imposition of interest at the Default Rate and (B) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable based on such financial covenant or (v) release Borrower or all or substantially all of the Guarantors (except as otherwise permitted under this Agreement). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Documents) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register.
Pledge by Lender. Any Lender may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under §4 of the Federal Reserve Act, 12 U.S.C. §341, any central bank having jurisdiction over such Lender or to such other Person as the Agent may approve to secure obligations of such Lenders. No such pledge or the enforcement thereof shall release the pledgor Lender from its obligations hereunder or under any of the other Loan Documents.
No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each of the Lenders.
Disclosure. Borrower agrees to promptly cooperate with any Lender in connection with any proposed assignment or participation of all or any portion of its Commitment. The Borrower agrees that in addition to disclosures made in accordance with standard banking practices any Lender may disclose information obtained by such Lender pursuant to this Agreement to assignees or participants and potential assignees or participants hereunder. Each Lender agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from Borrower that has been identified in writing as confidential by it, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Lender may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this §18.7), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Lender or its Affiliates (provided that such Persons who are not employees of such Lender are advised of the provision of this §18.7), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Lender of any Loans or any participations therein (provided such Persons are advised of the provisions of this §18.7), (d) disclosures to bank regulatory authorities or self-regulatory bodies with jurisdiction over such Lender, or (e) disclosures required or requested by any other Governmental Authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law, rule, regulation or court order, each Lender shall notify Borrower of any request by any Governmental Authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Lender by such Government Authority) for disclosure of any such non‑public information prior to disclosure of such information. In addition, each Lender may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty’s professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this §18.7). In addition, the Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors and similar service providers to the lending industry; provided that such information is limited to deal terms and other information customarily found in publications produced by such Persons. Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Lender, or prior to the delivery to such Lender is within the possession of such Lender if such information is not known by such Lender to be subject to another confidentiality agreement with or other obligations of secrecy to the Borrower, or is disclosed with the prior approval of Borrower. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.
Amendments to Loan Documents. Upon any such assignment or participation, the Borrower shall (and shall cause the Guarantors to), upon the request of the Agent, enter into such documents as may be reasonably required by the Agent to modify the Loan Documents to reflect such assignment or participation.
Titled Agents. The Titled Agents shall not have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Lender.
Mandatory Assignment. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Lenders (any such non-consenting Lender shall hereafter be referred to as the “Non-Consenting Lender”), then, within thirty (30) days after Borrower’s receipt of notice of such disapproval by such Non-Consenting Lender, Borrower shall have the right as to such Non-Consenting Lender, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Lender within thirty (30) days of receipt of such notice, to elect to cause the Non-Consenting Lender to transfer its entire Commitment. The Agent shall promptly (but in any event, no later than three (3) Business Days after receipt of such notice from Borrower) notify the remaining Lenders (each such notice, the “Lender Offer Notice”) that each of such Lenders shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Lender (or if any of such Lenders does not elect to purchase its pro rata share, then to such remaining Lenders in such proportion as approved by the Agent). In the event that the Lenders do not elect to acquire all of the Non-Consenting Lender’s Commitment within ten (10) Business Days of receipt of the Lender Offer Notice, then the Borrower may endeavor to find a new Lender or Lenders to acquire such remaining Commitment subject to and in accordance with §18.1, such Lender or Lenders to be subject to the approval of Agent and Issuing Lender, such approval not to be unreasonably withheld. Upon any such purchase of the Commitment of the Non-Consenting Lender, the Non-Consenting Lender’s interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non‑Consenting Lender shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement and such Non-Consenting Lender’s original Notes. Notwithstanding anything in this §18.10 to the contrary, any Lender or other Lender assignee acquiring some or all of the assigned Commitment of the Non-Consenting Lender must consent to the proposed amendment, modification or waiver. The purchase price to be paid by the acquiring Lenders for the Non-Consenting Lender’s Commitment shall equal the principal owed to such Non-Consenting Lender, and the Borrower shall pay to such Non-Consenting Lender in addition thereto and as a condition to such sale any and all other amounts outstanding and owed by Borrower to the Non-Consenting Lender hereunder or under any of the other Loan

Documents, including all accrued and unpaid interest or fees which would be owed to such Non-Consenting Lender hereunder or under any of the other Loan Documents if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Lender’s Commitment. No registration fee under §18.2 shall be required in connection with such assignment.
NOTICES.
Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this §19 referred to as “Notice”), but specifically excluding to the maximum extent permitted by law any notices of the institution or commencement of foreclosure proceedings, must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy, and addressed as follows:
If to the Agent or KeyBank:

KeyBank National Association
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44144
Attn: Real Estate Capital Services
With a copy to:

KeyBank National Association
127 Public Square, 8th Floor
Cleveland, Ohio 44114
Attn: Mr. Jason Weaver
Telecopy No.: (216) 689-5819
and

Dentons US LLP
303 Peachtree Street, N.E.
Suite 5300
Atlanta, Georgia 30308
Attn: Mr. William F. Timmons, Esq.
Telecopy No.: (404) 527-4198
If to the Borrower:

DuPont Fabros Technology, L.P.
1212 New York Avenue, N.W.
Suite 900
Washington, D.C. 20005
Attn: General Counsel
Telecopy No.: (202) 728-0220
With a copy to:

Hogan Lovells US LLP
555 Thirteenth Street, N.W.
Washington, D.C. 20004-1109
Attn: Stuart A. Barr, Esq.
Telecopy No.: (202) 637-5910

to any other Lender which is a party hereto, at the address for such Lender set forth on its signature page hereto, and to any Lender which may hereafter become a party to this Agreement, at such address as may be designated by such Lender. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telecopy, is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier, or if so deposited in the United States Mail, the earlier of three (3) Business Days following such deposit or the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least fifteen (15) days prior Notice thereof, Borrower, a Lender or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.
Loan Documents, any amendments a waiver thereof and notices under the Loan Documents may, with Agent’s approval, be transmitted and/or signed by facsimile and by signatures delivered in “PDF” format by electronic mail. The effectiveness of any such documents and signatures shall, subject to Applicable Law, have the same force and effect as an original copy with manual signatures and shall be binding on the Borrower, the Guarantors, Agent and Lenders. Agent may also require that any such documents and signature delivered by facsimile or “PDF” format by electronic mail be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver any such manually-signed original shall not affect the effectiveness of any facsimile or “PDF” document or signature.
Notices and other communications to the Agent, the Lenders and the Issuing Lender hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Agent, provided that the foregoing shall not apply to notices to any Lender or Issuing Lender pursuant to §2 if such Lender or Issuing Lender, as applicable, has notified the Agent that it is incapable of receiving notices under such Section by electronic communication. The Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, e-mail or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
RELATIONSHIP.
Neither the Agent nor any Lender has any fiduciary relationship with or fiduciary duty to the Borrower, the Guarantors or their respective Subsidiaries arising out of or in connection with this Agreement or the other Loan Documents or the transactions contemplated hereunder and thereunder, and the relationship between each Lender and Agent, and the Borrower is solely that of a lender and borrower, and nothing contained herein or in any of the other Loan Documents shall in any manner be construed as making the parties hereto partners, joint venturers or any other relationship other than lender and borrower.
GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.
THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5‑1401, BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. THE BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN ANY COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK (INCLUDING ANY FEDERAL COURT

SITTING THEREIN). THE BORROWER FURTHER ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE NON‑EXCLUSIVE JURISDICTION OF SUCH COURTS AND ANY RELATED APPELLATE COURT AND IRREVOCABLY (i) AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY WITH RESPECT TO THIS AGREEMENT AND ANY OF THE OTHER LOAN DOCUMENTS AND (ii) WAIVES ANY OBJECTION ANY OF THEM MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH A COURT IS AN INCONVENIENT FORUM. THE BORROWER FURTHER AGREES THAT SERVICE OF PROCESS IN ANY SUCH SUIT MAY BE MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF. IN ADDITION TO THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING THEREIN, THE AGENT OR ANY LENDER MAY BRING ACTION(S) FOR ENFORCEMENT ON A NONEXCLUSIVE BASIS WHERE ANY ASSETS OF BORROWER EXIST AND THE BORROWER CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURTS AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19 HEREOF.
HEADINGS.
The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.
COUNTERPARTS.
This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.
ENTIRE AGREEMENT, ETC..
This Agreement and the Loan Documents is intended by the parties as the final, complete and exclusive statement of the transactions evidenced by this Agreement and the Loan Documents. All prior or contemporaneous promises, agreements and understandings, whether oral or written, are deemed to be superseded by this Agreement and the Loan Documents, and no party is relying on any promise, agreement or understanding not set forth in this Agreement and the Loan Documents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in §27.
WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.
EACH OF THE BORROWER, THE AGENT AND THE LENDERS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES AND TO THE EXTENT PERMITTED BY APPLICABLE LAW, PUNITIVE OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. BORROWER (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGES THAT THE AGENT AND THE LENDERS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS §25. BORROWER ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS §25 WITH LEGAL COUNSEL AND THAT BORROWER AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT.

DEALINGS WITH THE BORROWER.
The Agent, the Lenders and their affiliates may accept deposits from, extend credit to, invest in, act as trustee under indentures of, serve as financial advisor of, and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantors and their respective Subsidiaries or any of their Affiliates regardless of the capacity of the Agent or the Lender hereunder. The Lenders acknowledge that, pursuant to such activities, KeyBank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent shall be under no obligation to provide such information to them. Borrower acknowledges, on behalf of itself and its Affiliates, that the Agent and each of the Lenders and their respective Affiliates may be providing debt financing, equity capital or other services (including financial advisory services) in which Borrower and its Affiliates may have conflicting interests regarding the transactions described herein and otherwise. Neither the Agent nor any Lender will use confidential information obtained from Borrower by virtue of the transactions contemplated hereby or its other relationships with Borrower and its Affiliates in connection with the performance by the Agent or such Lender or their respective Affiliates of services for other companies, and neither the Agent nor any Lender nor their Affiliates will furnish any such information to other companies. Borrower, on behalf of itself and its Affiliates, also acknowledges that neither the Agent nor any Lender has any obligation to use in connection with the transactions contemplated hereby, or to furnish to Borrower, confidential information obtained from other companies. Borrower, on behalf of itself and its Affiliates, further acknowledges that one or more of the Agent and Lenders and their respective Affiliates may be a full service securities firm and may from time to time effect transactions, for its own or its Affiliates’ account or the account of customers, and hold positions in loans, securities or options on loans or securities of Borrower and its Affiliates.
CONSENTS, AMENDMENTS, WAIVERS, ETC..
Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower, the Guarantors or the Unencumbered Property Subsidiaries of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Required Lenders. Notwithstanding the foregoing, none of the following may occur without the written consent of each Lender directly affected thereby: (i) a reduction in the rate of interest on the Notes; provided, however, that (A) only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate or to retract the imposition of interest at the Default Rate, (B) only the consent of the Required Lenders shall be necessary to amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable based on such financial covenant; and (C) in circumstances other than as described in the preceding clauses (A) and (B), (1) only the consent of the Term Loan Lenders shall be necessary to reduce the rate of interest, including the Applicable Margin, on the Term Loans and the Term Loan Notes and (2) only the consent of the Revolving Credit Lenders shall be necessary to reduce the rate of interest, including the Applicable Margin, on the Revolving Credit Loans and the Revolving Credit Notes; (ii) an increase in the amount of the Commitments (including the Total Alternative Currency/Dollar Revolving Credit Commitment) of the Lenders (except for any increase in the Commitments effectuated pursuant to §2.11 or §18.1, and any waiver of any Default or Event of Default and the forbearance with respect to such Default or Event of Default is not considered an increase of the Commitment of any Lender); (iii) a forgiveness, reduction or waiver of the principal of any unpaid Loan or any reimbursement obligation with respect to a Letter of Credit or any interest thereon or fee payable under the Loan Documents; provided, however, that only the consent of the Required Lenders shall be necessary to (A) amend the definition of “Default Rate”, to waive any obligation of the Borrower to pay interest at the Default Rate or to retract the imposition of interest at the Default Rate and (B) amend any financial covenant hereunder (or any defined term used therein) even if the effect of such amendment would be to reduce the rate of interest on any Loan or Letter of Credit or to reduce any fee payable based on such financial covenant; (iv) a change in the amount of any fee payable to a Lender hereunder; (v) the postponement of any date fixed for any payment of principal of or interest on the Loan (except for any extension as contemplated under §2.12 or any Extension); (vi) an extension of the Revolving Credit Maturity Date (except as provided in §2.12 or pursuant to an Extension) or the Term Loan Maturity Date (except pursuant to an Extension); (vii) a change in the manner of distribution of any payments to the Lenders or the Agent;

(viii) the release of Borrower or all or substantially all of the Guarantors except as otherwise provided in this Agreement; (ix) an amendment of the definition of Required Lenders; (x) any modification to require a Lender to fund a pro rata share of a request for an advance of the Loan made by the Borrower other than based on its applicable Commitment Percentage; (xi) an amendment to this §27; (xii) an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Lenders or the Required Lenders to require a lesser number of Lenders to approve such action; or (xiii) an extension of the expiration date of a Letter of Credit beyond the then effective Revolving Credit Maturity Date if a Revolving Credit Lender would have to acquire a participation in a funding of such Letter of Credit after the then effective Revolving Credit Maturity Date. The provisions of §14 may not be amended without the written consent of the Agent. Any provision of this agreement or the Loan Documents which requires the approval of all of the Revolving Credit Lenders or the Required Revolving Credit Lenders may not be amended or waived to require a lesser number of Revolving Credit Lenders to approve such action without the written consent of all of the Revolving Credit Lenders. Any provision of this agreement or the Loan Documents which requires the approval of the Required U.S. Dollar Revolving Credit Lenders or the Required Alternative Currency/Dollar Revolving Credit Lenders may not be amended or waived to require a lesser number of U.S. Dollar Revolving Credit Lenders or Alternative Currency/Dollar Revolving Credit Lenders, as applicable, to approve such action without the written consent of all of the U.S. Dollar Revolving Credit Lenders or Alternative Currency/Dollar Revolving Credit Lenders, respectively. Any provision of this Agreement or the Loan Documents which requires the approval of all of the Term Loan Lenders or the Required Term Loan Lenders may not be amended or waived to require a lesser number of Term Loan Lenders to approve such action without the written consent of all of the Term Loan Lenders. There shall be no amendment, modification or waiver of any provision in the Loan Documents with respect to Swing Loans without the consent of the Swing Loan Lender, nor any amendment, modification or waiver of any provision in the Loan Documents with respect to Letters of Credit without the consent of the Issuing Lender. Any fee letter (including without limitation the Agreement Regarding Fees) may be amended, or right or privileges thereunder waived, in a writing executed by the parties thereto. There shall be no amendment, modification or waiver of the conditions to funding with respect to the Revolving Credit Commitment or the Term Loan Commitment without the written consent of the Required Revolving Credit Lenders or Required Term Loan Lenders, respectively, nor any amendment, modification or waiver that disproportionately affects the Revolving Credit Lenders or the Term Loan Lenders without the approval of the Required Revolving Credit Lenders or the Required Term Loan Lenders, respectively; provided that for the avoidance of doubt for so long as the Total Revolving Credit Commitment is not less than the Total Term Loan Commitment the waiver of an Event of Default otherwise done in accordance with the other provisions of this §27 shall not be deemed to be an amendment, modification or waiver of the conditions to funding with respect to the Revolving Credit Commitment or the Term Loan Commitment or an amendment, modification or waiver that disproportionately affects the Revolving Credit Lenders or Term Loan Lenders; provided, further, that for the avoidance of doubt for so long as the Total Revolving Credit Commitment is not less than the Total Term Loan Commitment any amendment or modification of any provision of any Loan Document (other than §11) in accordance with the other provisions of this §27 shall not constitute an amendment, modification or waiver of the conditions to funding with respect to the Revolving Credit Commitment or the Term Loan Commitment. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Lender in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon any of the Borrower or Guarantors shall entitle the Borrower or Guarantors to other or further notice or demand in similar or other circumstances. Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders, except that (x) the Commitment of any Defaulting Lender may not be increased without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender). Notwithstanding anything to the contrary in this Agreement, including this §27, this Agreement may be amended by Borrower and Agent to provide for any Commitment Increase in the manner contemplated by §2.11, the extension of the Revolving Credit Maturity Date as provided in §2.12 and an Extension as provided in this §27, in each case, without any additional consents.
Further notwithstanding anything to the contrary in this §27, if the Agent and the Borrower have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or the other Loan

Documents or an inconsistency between provisions of this Agreement and/or the other Loan Documents, the Agent and the Borrower shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as to do so would not adversely affect the interest of the Lenders. Any such amendment shall become effective without any further or consent of any of other party to this Agreement.
(1) The Borrower may, by written notice to the Agent from time to time, request an extension (each, an “Extension”) of the maturity date of any Class of Loans and Commitments to the extended maturity date specified in such notice. Such notice shall (A) set forth the amount of the applicable Revolving Credit Commitments and/or Term Loans that will be subject to the Extension (which shall be in a minimum amount reasonably acceptable to the Agent and the Borrower), (B) set forth the date on which such Extension is requested to become effective (which shall be not less than ten (10) Business Days nor more than sixty (60) days after the date of such Extension notice (or such longer or shorter periods as the Agent shall agree in its sole discretion)) and (C) identify the relevant Class of Revolving Credit Commitments and/or Term Loans to which such Extension relates. Each Lender of the applicable Class shall be offered (an “Extension Offer”) an opportunity to participate in such Extension on a pro rata basis and on the same terms and conditions as each other Lender of such Class pursuant to procedures established by, or reasonably acceptable to, the Agent and the Borrower. If the aggregate principal amount of Revolving Credit Commitments or Term Loans in respect of which Lenders shall have accepted the relevant Extension Offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans, as applicable, subject to the Extension Offer as set forth in the Extension notice, then the Revolving Credit Commitments or Term Loans, as applicable, of Lenders of the applicable Class shall be extended ratably up to such maximum amount based on the respective principal amounts with respect to which such Lenders have accepted such Extension Offer.
The following shall be conditions precedent to the effectiveness of any Extension: (A) no Default or Event of Default shall have occurred and be continuing immediately prior to and immediately after giving effect to such Extension, (B) each of the representations and warranties made by or on behalf of the Borrower, Guarantors or any of their respective Subsidiaries contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true in all material respects both as of the date as of which they were made and shall also be true in all material respects as of the effective date of such Extension, with the same effect as if made at and as of that time, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (C) the Issuing Lender and the Swing Loan Lender shall have consented to any Extension of the Revolving Credit Commitments, to the extent that such Extension provides for the issuance or extension of Letters of Credit or making of Swing Loans at any time during the extended period, (D) the terms of such Extended Revolving Credit Commitments and Extended Term Loans shall comply with §27(c)(iii) and (E) the Revolving Credit Commitments and Term Loan Commitments of any nonparticipating Revolving Credit Lender and Term Loan Lender shall terminate and the Revolving Credit Loans and Term Loans of such Lender shall be due and payable on the original Revolving Credit Maturity Date or Term Loan Maturity Date, as applicable, or such other date specified by Section 12, and such Loans, together with all interest, fees and other amounts accrued or otherwise due and payable to such Lender shall have been paid on or before the Revolving Credit Maturity Date or the Term Loan Maturity Date, as applicable, or such earlier date specified in Section 12. Notwithstanding any other provision of this Agreement to the contrary, in no event shall the Commitments or Loans of any Lender be extended pursuant to this Section §27(c) unless such Lender affirmatively accepts in writing the applicable Extension Offer, it being understood and agreed that a failure by a Lender to respond to any such Extension Offer shall be deemed to be a rejection by such Lender of such Extension Offer.
The terms of each Extension shall be determined by the Borrower and the applicable extending Lenders and set forth in an Extension Amendment; provided that (A) the final maturity date of any Extended Revolving Credit Commitment or Extended Term Loan shall be no earlier than the Revolving Credit Maturity Date or the Term Loan Maturity Date, respectively, (B)(1) there shall be no scheduled amortization of the loans or reductions of commitments under any Extended Commitments and (2) the average life to maturity of the Extended Term Loans shall be no shorter than the remaining average life to maturity of the existing Term Loans, (C) the Extended Revolving Credit Loans and the Extended Term Loans will rank pari passu in right of payment and with respect to security with the existing Revolving Credit Loans and the existing Term Loans and the borrower and guarantors of the Extended

Revolving Credit Commitments or Extended Term Loans, as applicable, shall be the same as the Borrower and Guarantors with respect to the existing Revolving Credit Loans or Term Loans, as applicable, (D) the interest rate margin, rate floors, fees, original issue discount and premium applicable to any Extended Revolving Credit Commitment (and the Extended Revolving Credit Loans thereunder) and Extended Term Loans shall be determined by the Borrower and the applicable extending Lenders, (E)(1) the Extended Term Loans may participate on a pro rata or less than pro rata (but not greater than pro rata) basis in voluntary or mandatory prepayments with the other Term Loans and (2) borrowing and prepayment of Extended Revolving Credit Loans, or reductions of Extended Revolving Credit Commitments, and participation in Letters of Credit and Swing Loans (to the extent applicable), shall be on a pro rata basis with the other Revolving Credit Loans or Revolving Credit Commitments (other than upon the maturity of the non-extended Revolving Credit Loans and Revolving Credit Commitments) and (F) the terms of the Extended Revolving Credit Commitments or Extended Term Loans, as applicable, shall be substantially identical to the terms set forth herein (except as set forth in clauses (A) through (E) above).
In connection with any Extension, the Borrower, the Agent and each applicable extending Lender shall execute and deliver to the Agent an Extension Amendment and such other documentation as the Agent shall reasonably specify to evidence the Extension. The Agent shall promptly notify each Lender as to the effectiveness of each Extension. Any Extension Amendment may, without the consent of any other Lender, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Agent and the Borrower, to implement the terms of any such Extension, including any amendments necessary to establish Extended Revolving Credit Commitments or Extended Term Loans as a new Class or tranche of Revolving Credit Commitments or Term Loans, as applicable, and such other technical amendments as may be necessary or appropriate in the reasonable opinion of the Agent and the Borrower in connection with the establishment of such new Class or tranche (including to preserve the pro rata treatment of the extended and non-extended Classes or tranches and to provide for the reallocation of the Revolving Credit Exposure upon the expiration or termination of the commitments under any Class or tranche), in each case on terms consistent with this section.
SEVERABILITY.
The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.
TIME OF THE ESSENCE.
Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower under this Agreement and the other Loan Documents (provided that the foregoing shall not limit any grace, notice or cure provisions in favor of Borrower and Guarantors).
NO UNWRITTEN AGREEMENTS.
THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. ANY ADDITIONAL TERMS OF THE AGREEMENT BETWEEN THE PARTIES ARE SET FORTH BELOW.
REPLACEMENT NOTES.
Upon receipt of evidence reasonably satisfactory to Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable

Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.
NO THIRD PARTIES BENEFITED.
This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower, the Guarantors, the Lenders, the Agent and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. All conditions to the performance of the obligations of the Agent and the Lenders under this Agreement, including the obligation to make Loans and issue Letters of Credit, are imposed solely and exclusively for the benefit of the Agent and the Lenders and no other Person shall have standing to require satisfaction of such conditions in accordance with their terms or be entitled to assume that the Agent and the Lenders will refuse to make Loans or issue Letters of Credit in the absence of strict compliance with any or all thereof and no other Person shall, under any circumstances, be deemed to be a beneficiary of such conditions, any and all of which may be freely waived in whole or in part by the Agent and the Lenders at any time if in their sole discretion they deem it desirable to do so. In particular, the Agent and the Lenders make no representations and assume no obligations as to third parties concerning the quality of the construction by the Borrower or any of their Subsidiaries of any development or the absence therefrom of defects.
PATRIOT ACT.
Each Lender and the Agent (for itself and not on behalf of any Lender) hereby notifies Borrower and Guarantors that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and Guarantors, which information includes names and addresses and other information that will allow such Lender or the Agent, as applicable, to identify Borrower in accordance with the Patriot Act.
ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
the effects of any Bail-In Action on any such liability, including, if applicable:
a reduction in full or in part or cancellation of any such liability;
a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.
CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT OF AMENDMENT AND RESTATEMENT.
Pursuant to §27 of the Existing Credit Agreement, KeyBank as Agent under the Existing Credit Agreement and each Lender hereby consents to the amendment and restatement of the Existing Credit Agreement pursuant to the terms of this Agreement and the amendment and restatement of the Existing Guaranty pursuant to the terms of the Guaranty. On the Closing Date, the Existing Credit Agreement shall be amended and restated in its entirety by this Agreement, and the Existing Credit Agreement shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by this Agreement. The parties hereto acknowledge and agree that this Agreement does not constitute a novation or termination of the “Obligations” under the Existing Credit Agreement, which remain outstanding as of the Closing Date. On the Closing Date, the Existing Guaranty shall be amended and restated in its entirety by the Guaranty, and the Existing Guaranty shall thereafter be of no further force and effect and shall be deemed replaced and superseded in all respects by the Guaranty. KeyBank, as Agent under the Existing Credit Agreement, is hereby authorized and directed by the Lenders party hereto to execute and deliver the Guaranty (on behalf of the Lenders and as Agent under the Existing Credit Agreement). All interest and fees accrued under the Existing Credit Agreement as of the date of this Agreement shall be due and payable in the amount determined pursuant to the Existing Credit Agreement on the next payment date for such interest or fee set forth in this Agreement, provided that State Bank of India, Los Angeles Agency, which is a lender under the Existing Credit Agreement but not under this Agreement, shall be paid all such amounts in connection with the closing under this Agreement.
AUTOMATIC ALTERNATIVE CURRENCY CONVERSION.
If an Automatic Alternative Currency Conversion Trigger shall occur, the amount of all Outstanding Revolving Credit Loans denominated in an Alternative Currency shall, automatically and with no further action required, be converted into the Dollar Equivalent of such amounts, determined by the Agent on the basis of the Spot Rate determined on the Automatic Alternative Currency Conversion Date, and on and after such date all amounts accruing and owed to the Lenders in respect of such Outstanding Revolving Credit Loans shall accrue and be payable in Dollars at the rate otherwise applicable hereunder.
JUDGMENT CURRENCY.
For the purposes of obtaining judgment in any court if it is necessary to convert a sum due from the Borrower hereunder or under any other Loan Document in one currency expressed to be payable herein (the “Specified Currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the Specified Currency with such other currency at the Agent’s main Cleveland, Ohio office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due hereunder shall, notwithstanding any judgment in a currency other than the Specified Currency, be discharged only to the extent that on the Business Day following receipt by any Lender (including the Agent), as the case may be, of any sum adjudged to be so due in such other currency such Lender (including the Agent), as the case may be, may in accordance with normal, reasonable banking procedures purchase the Specified Currency with such other currency. If the amount of the Specified Currency so purchased is less than the sum originally due to such Lender (including the Agent), as the case may be, in the Specified Currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender (including the Agent), as the case may be, against such loss, and to pay such additional amounts upon demand from Agent. All of the Borrower's obligations under this §37 shall survive termination of this Agreement and repayment of all other Obligations hereunder.
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IN WITNESS WHEREOF, each of the undersigned have caused this Agreement to be executed by its duly authorized representatives as of the date first set forth above.
BORROWER:
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

AGENT AND LENDERS:
KEYBANK NATIONAL ASSOCIATION,
individually and as Agent
By:
Name:
Title:

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

2

GOLDMAN SACHS BANK USA
By:

Name:

Title:

Address:

Goldman Sachs Bank USA
c/o Goldman, Sachs & Co.
30 Hudson Street, 4th Floor
Jersey City, New Jersey 07302
Attention: Thierry C. Le Jouan

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

RAYMOND JAMES BANK, N.A
By:

Name:

Title:

Address:
Raymond James Bank, N.A.
710 Carillon Parkway
St. Petersburg, Florida 33716
Attention: James Armstrong

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

ROYAL BANK OF CANADA
By:

Name:

Title:

Address:
Royal Bank of Canada
200 Vesey Street, 12th Floor
New York, New York 10281-8098
Attention: Sheena Lee

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

TD BANK, NA
By:

Name:

Title:

Address:

TD Bank, NA
200 State Street, 8th Floor
Boston, Massachusetts 02019
Attention: Mary Merrill

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

SUNTRUST BANK
By:

Name:

Title:

Address:

SunTrust Bank
8330 Boone Blvd., 7th Floor
Vienna, Virginia 22182
Attention: Nancy B. Richards

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

CITIZENS BANK, N.A.
By:

Name:

Title:

Address:

Citizens Bank, N.A.
1215 Superior Avenue, 6th Floor
Cleveland, Ohio 44114
Attention: Samuel A. Bluso

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CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH
By:

Name:

Title:

Address:
Credit Suisse AG, Cayman Islands Branch
Eleven Madison Avenue
New York, New York 10010
Attention: Mikhail Faybusovich

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

STIFEL BANK & TRUST
By:

Name:

Title:

Address:
Stifel Bank & Trust
501 N. Broadway, Floor 6
St. Louis, Missouri 63102
Attention: Suzanne A. Agin

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REGIONS BANK
By:

Name:

Title:

Address:
Regions Bank
6805 Morrison Blvd.
Suite 100
Charlotte, NC 28211
Attn: Kerri Raines

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DEUTSCHE BANK AG, NY BRANCH
By:

Name:

Title:

By:

Name:

Title:

Address:

Deutsche Bank AG, NY Branch
60 Wall Street
10th Floor
New York, NY 10005-2836
Attn: Joanna Soliman

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SYNOVUS BANK
By:

Name:

Title:

Address:
Synovus Bank
800 Shades Creek Parkway
Birmingham, Alabama 35209
Attn: David Bowman

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FIRST TENNESSEE BANK NATIONAL ASSOCIATION
By:

Name:

Title:

Address:
First Tennessee Bank National Association
710 Market Street
Chattanooga, Tennessee 37402
Attn: Ty Treadwell

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TRISTATE CAPITAL BANK
By:

Name:

Title:

Address:
TriState Capital Bank
789 E. Lancaster Avenue
Suite 240
Villanova, Pennsylvania 19085
Attn: Ellen Frank

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THE TORONTO-DOMINION BANK, NEW YORK BRANCH
By:

Name:

Title:

Address:
The Toronto-Dominion Bank, New York Branch
31 W. 52nd Street
New York, New York 10019
Attn: John Glotzbecker

EXHIBIT A-1
FORM OF REVOLVING CREDIT NOTE
(U.S. Dollar Revolving Credit Commitment)
$______________    _____________, 201__
FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ________________ __________________ (“Payee”), or order, in accordance with the terms of that certain First Amended and Restated Credit Agreement, dated as of July 25, 2016, as from time to time in effect, among DuPont Fabros Technology, L.P., KeyBank National Association, for itself and as Agent, and such other Lenders, including Payee, as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of _______________________ Dollars ($________), or if less, such amount as may be advanced by the Payee under the Credit Agreement as a U.S. Dollar Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Payments hereunder are payable in the applicable currency required by the Credit Agreement and shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.
This Note is one of one or more Revolving Credit Notes evidencing borrowings of U.S. Dollar Revolving Credit Loans under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Revolving Credit Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.
In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.
This Note shall, pursuant to New York General Obligations Law Section 5‑1401, be governed by the laws of the State of New York.
The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced

A-1-1

hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
[This Note is issued in replacement of that certain Revolving Credit Note dated ____________, 201__, made by the undersigned maker to the order of ______________________ and issued pursuant to the Existing Credit Agreement (the “Prior Note”), and shall supersede and replace the Prior Note in all respects. The execution and delivery by the undersigned of this Note shall not, in any manner or circumstance, be deemed to be a novation of or to have terminated, extinguished or discharged any of the undersigned’s indebtedness evidenced by the Prior Note, all of which indebtedness shall continue under, and shall hereinafter be evidenced and governed by, this Note.]
IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:
Name:
Title:

A-1-2

EXHIBIT A-2
FORM OF REVOLVING CREDIT NOTE
(Alternative Currency/Dollar Revolving Credit Commitment)
$______________    _____________, 201__
FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ________________ __________________ (“Payee”), or order, in accordance with the terms of that certain First Amended and Restated Credit Agreement, dated as of July 25, 2016, as from time to time in effect, among DuPont Fabros Technology, L.P., KeyBank National Association, for itself and as Agent, and such other Lenders, including Payee, as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of _______________________ Dollars ($________), or if less, such amount as may be advanced by the Payee under the Credit Agreement as an Alternative Currency/Dollar Revolving Credit Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Payments hereunder are payable in the applicable currency required by the Credit Agreement and shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.
This Note is one of one or more Revolving Credit Notes evidencing borrowings of Alternative Currency/Dollar Revolving Credit Loans under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Revolving Credit Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.
In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.
This Note shall, pursuant to New York General Obligations Law Section 5‑1401, be governed by the laws of the State of New York.
The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced

A-2-1

hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:
Name:
Title:

A-2-2

EXHIBIT B
FORM OF TERM LOAN NOTE
$______________    _____________, 201__
FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to ________________ __________________ (“Payee”), or order, in accordance with the terms of that certain First Amended and Restated Credit Agreement, dated as of July 25, 2016, as from time to time in effect, among DuPont Fabros Technology, L.P., KeyBank National Association, for itself and as Agent, and such other Lenders, including Payee, as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Term Loan Maturity Date, the principal sum of _________________ Dollars ($__________), or, if less, such amount as may be advanced by the Payee under the Credit Agreement as a Term Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.
This Note is one of one or more Term Loan Notes evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Term Loan Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.
In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.
This Note shall, pursuant to New York General Obligations Law Section 5‑1401, be governed by the laws of the State of New York.
The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement

B-1

of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:
Name:
Title:

B-2

EXHIBIT C
FORM OF SWING LOAN NOTE
$35,000,000.00    _____________, 201__
FOR VALUE RECEIVED, the undersigned (“Maker”), hereby promises to pay to KEYBANK NATIONAL ASSOCIATION (“Payee”), or order, in accordance with the terms of that certain First Amended and Restated Credit Agreement, dated as of July 25, 2016, as from time to time in effect, among DuPont Fabros Technology, L.P., KeyBank National Association, for itself and as Agent, and such other Lenders as may be from time to time named therein (the “Credit Agreement”), to the extent not sooner paid, on or before the Revolving Credit Maturity Date, the principal sum of Thirty‑Five Million and No/100 Dollars ($35,000,000.00), or, if less, such amount as may be advanced by the Payee under the Credit Agreement as a Swing Loan with daily interest from the date thereof, computed as provided in the Credit Agreement, on the principal amount hereof from time to time unpaid, at a rate per annum on each portion of the principal amount which shall at all times be equal to the rate of interest applicable to such portion in accordance with the Credit Agreement, and with interest on overdue principal and, to the extent permitted by applicable law, on overdue installments of interest at the rates provided in the Credit Agreement. Interest shall be payable on the dates specified in the Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.
Payments hereunder shall be made to the Agent for the Payee at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other address as Agent may designate from time to time.
This Note is the Swing Loan Note evidencing borrowings under and is entitled to the benefits and subject to the provisions of the Credit Agreement. The principal of this Note may be due and payable in whole or in part prior to the Revolving Credit Maturity Date and is subject to mandatory prepayment in the amounts and under the circumstances set forth in the Credit Agreement, and may be prepaid in whole or from time to time in part, all as set forth in the Credit Agreement.
Notwithstanding anything in this Note to the contrary, all agreements between the undersigned Maker and the Lenders and the Agent, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of acceleration of the maturity of any of the Obligations or otherwise, shall the interest contracted for, charged or received by the Lenders exceed the maximum amount permissible under applicable law. If, from any circumstance whatsoever, interest would otherwise be payable to the Lenders in excess of the maximum lawful amount, the interest payable to the Lenders shall be reduced to the maximum amount permitted under applicable law; and if from any circumstance the Lenders shall ever receive anything of value deemed interest by applicable law in excess of the maximum lawful amount, an amount equal to any excessive interest shall be applied to the reduction of the principal balance of the Obligations of the undersigned Maker and to the payment of interest or, if such excessive interest exceeds the unpaid balance of principal of the Obligations of the undersigned Maker, such excess shall be refunded to the undersigned Maker. All interest paid or agreed to be paid to the Lenders shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full period until payment in full of the principal of the Obligations of the undersigned Maker (including the period of any renewal or extension thereof) so that the interest thereon for such full period shall not exceed the maximum amount permitted by applicable law. This paragraph shall control all agreements between the undersigned Maker and the Lenders and the Agent.
In case an Event of Default shall occur, the entire principal amount of this Note may become or be declared due and payable in the manner and with the effect provided in said Credit Agreement.
This Note shall, pursuant to New York General Obligations Law Section 5‑1401, be governed by the laws of the State of New York.
The undersigned Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, notice of intention to accelerate the indebtedness evidenced hereby, notice of acceleration of the indebtedness evidenced hereby and all other demands and notices in connection with the delivery, acceptance, performance and enforcement

C-1

of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment or forbearance or other indulgence without notice.
IN WITNESS WHEREOF, the undersigned has by its duly authorized officer executed this Note on the day and year first above written.
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:
Name:
Title:

C-2

EXHIBIT D
FORM OF JOINDER AGREEMENT
THIS JOINDER AGREEMENT (“Joinder Agreement”) is executed as of _____________, 201__, by ________________________________, a ______________________ (“Joining Party”), and delivered to KeyBank National Association, as Agent, pursuant to §5.2 of the First Amended and Restated Credit Agreement dated as of July 25, 2016, as from time to time in effect (the “Credit Agreement”), among DuPont Fabros Technology, L.P. (the “Borrower”), KeyBank National Association, for itself and as Agent, and the other Lenders from time to time party thereto. Terms used but not defined in this Joinder Agreement shall have the meanings defined for those terms in the Credit Agreement.
RECITALS
A.    Joining Party is required, pursuant to §5.2 of the Credit Agreement, to become an additional Subsidiary Guarantor under the Guaranty and the Contribution Agreement.
B.    Joining Party expects to realize direct and indirect benefits as a result of the availability to Borrower of the credit facilities under the Credit Agreement.
NOW, THEREFORE, Joining Party agrees as follows:
AGREEMENT

•
Joinder. By this Joinder Agreement, Joining Party hereby becomes a “Subsidiary Guarantor” and a “Guarantor” under the Guaranty, and the other Loan Documents with respect to all the Obligations of Borrower now or hereafter incurred under the Credit Agreement and the other Loan Documents, and a “Subsidiary Guarantor” under the Contribution Agreement. Joining Party agrees that Joining Party is and shall be bound by, and hereby assumes, all representations, warranties, covenants, terms, conditions, duties and waivers applicable to a Subsidiary Guarantor and a Guarantor under the Guaranty, the other Loan Documents and the Contribution Agreement.

•
Representations and Warranties of Joining Party. Joining Party represents and warrants to Agent that, as of the Effective Date (as defined below), except as disclosed in writing by Joining Party to Agent on or prior to the date hereof and approved by the Agent in writing (which disclosures shall be deemed to amend the Schedules and other disclosures delivered as contemplated in the Credit Agreement and are attached hereto as Schedule A), the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects as applied to Joining Party as a Subsidiary Guarantor and a Guarantor on and as of the Effective Date as though made on that date. As of the Effective Date, all covenants and agreements in the Loan Documents and the Contribution Agreement of the Subsidiary Guarantor are true and correct with respect to Joining Party and no Default or Event of Default shall exist or might exist upon the Effective Date in the event that Joining Party becomes a Subsidiary Guarantor.

•
Joint and Several. Joining Party hereby agrees that, as of the Effective Date, the Guaranty, the Contribution Agreement and the other Loan Documents heretofore delivered to the Agent and the Lenders shall be a joint and several obligation of Joining Party to the same extent as if executed and delivered by Joining Party, and upon request by Agent, will promptly become a party to the Guaranty, the Contribution Agreement and the other Loan Documents to confirm such obligation.

•
Further Assurances. Joining Party agrees to execute and deliver such other instruments and documents and take such other action, as the Agent may reasonably request, in connection with the transactions contemplated by this Joinder Agreement.

•	GOVERNING LAW. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS

D-1

LAW SECTION 5-1401, BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

•	Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

•	The effective date (the “Effective Date”) of this Joinder Agreement is _________________, 201__.
IN WITNESS WHEREOF, Joining Party has executed this Joinder Agreement under seal as of the day and year first above written.
“JOINING PARTY”
_________________________________________, a ________________________________
By:

Name:

Title:
[SEAL]
ACKNOWLEDGED:
KEYBANK NATIONAL ASSOCIATION, as Agent
By:

Its:
[Printed Name and Title]

D-2

EXHIBIT E
FORM OF REQUEST FOR REVOLVING CREDIT LOAN

KeyBank National Association, as Agent Mail Code OH-01-51-0311 4910 Tiedeman Road, 3rd Floor Brooklyn, Ohio 44114 Attn: Vicky F. Heineck	[KeyBank National Association Enterprise Commercial Payments - IFX Product Group Mail Code OH-01-27-0417 127 Public Square Cleveland, Ohio 44114 Attn: Rodney Harris Email: Rodney_A_Harris@KeyBank.com]

Ladies and Gentlemen:
Pursuant to the provisions of [§2.5(c)] [§2.7] of the First Amended and Restated Credit Agreement dated as of July 25, 2016 (as the same may hereafter be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among DuPont Fabros Technology, L.P. (the “Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto, the undersigned Borrower hereby requests and certifies as follows:
1.    Revolving Credit Loan. The undersigned Borrower hereby requests a [U.S. Dollar Revolving Credit Loan under §2.1(a)] [Alternative Currency/Dollar Revolving Credit Loan under §2.1(b)] [Swing Loan under §2.5] of the Credit Agreement:
Principal Amount:    $____________
(CDN $____________)
If Advance is in Dollars, specify:
    _____    U.S. Dollar Revolving Credit Commitment
    _____    Alternative Currency/Dollar Revolving Credit Commitment
Type (Floating Rate, Base Rate):
Drawdown Date:
Interest Period for Floating Rate Loans:

by credit to the general account of the Borrower with the Agent at the Agent’s Head Office or to the account specified by Borrower on Schedule A hereto pursuant to the wiring instructions set forth on Schedule A.
The currency for such borrowing is [Dollars] [Canadian Dollars].
[If the requested Loan is a Swing Loan and the Borrower desires for such Loan to be a Floating Rate Loan following its conversion as provided in §2.5(d), specify the Interest Period following conversion:_________________]

•	Use of Proceeds. Such Loan shall be used for purposes permitted by §2.9 of the Credit Agreement.

•
No Default. The undersigned chief financial officer or chief accounting officer of Borrower (or of the REIT) certifies in his capacity as an officer of Borrower or REIT, as applicable, and not individually, that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the making of the Loan requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Compliance Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Loan requested hereby.

•
Representations True. The undersigned chief financial officer or chief accounting officer of Borrower (or of the REIT) certifies in his capacity as an officer of Borrower or REIT, as applicable, and not individually, represents and agrees that each of the representations and warranties made by or on behalf of the Borrower,

E-1

the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made and, is true in all material respects as of the date hereof and shall also be true at and as of the Drawdown Date for the Loan requested hereby, with the same effect as if made at and as of such Drawdown Date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

•
Other Conditions. The undersigned chief financial officer or chief accounting officer of Borrower or of REIT, as applicable, certifies, represents and agrees in his capacity as an officer of Borrower or REIT, as applicable, and not individually, that all other conditions to the making of the Loan requested hereby set forth in the Credit Agreement have been satisfied.

•	Definitions. Terms defined in the Credit Agreement are used herein with the meanings so defined.
IN WITNESS WHEREOF, the undersigned has duly executed this request this _____ day of _____________, 201__.
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:

Name:

Title:

E-2

EXHIBIT F
FORM OF LETTER OF CREDIT REQUEST
[DATE]
KeyBank National Association, as Agent and Issuing Lender
Mail Code OH-01-51-0311
4910 Tiedeman Road, 3rd Floor
Brooklyn, Ohio 44114
Attn: Vicky F. Heineck

•	Re: Letter of Credit Request under First Amended and Restated Credit Agreement dated as of July 25, 2016
Ladies and Gentlemen:
Pursuant to §2.10 of the First Amended and Restated Credit Agreement dated as of July 25, 2016 (as amended, supplemented or modified from time to time, the “Credit Agreement”), among you, certain other Lenders, DuPont Fabros Technology, L.P. (“Borrower”), we hereby request that you issue a Letter of Credit as follows:

•	(i) Name and address of beneficiary:

•	(ii) Face amount: $

•	(iii) Proposed Issuance Date:

•	(iv) Proposed Expiration Date:

•	(v) Other terms and conditions as set forth in the proposed form of Letter of Credit attached hereto.

•	(vi) Purpose of Letter of Credit:
This Letter of Credit Request is submitted pursuant to, and shall be governed by, and subject to satisfaction of, the terms, conditions and provisions set forth in §2.10 of the Credit Agreement.
The undersigned chief financial officer or chief accounting officer of Borrower (or of the REIT) certifies in his capacity as an officer of Borrower or REIT, as applicable, and not individually, that the Borrower and Guarantors are and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of the Letter of Credit requested hereby and no Default or Event of Default has occurred and is continuing. Attached hereto is a Compliance Certificate setting forth a calculation of the Borrowing Base Availability after giving effect to the Letter of Credit requested hereby.
We also understand that if you grant this request this request obligates us to accept the requested Letter of Credit and pay the issuance fee, fronting fee and Letter of Credit fee as required by §2.10(e). All capitalized terms

F-1

defined in the Credit Agreement and used herein without definition shall have the meanings set forth in §1.1 of the Credit Agreement.
The undersigned chief financial officer or chief accounting officer of Borrower (or of REIT) certifies, represents and agrees in his capacity as an officer of Borrower or REIT, as applicable, and not individually, that each of the representations and warranties made by or on behalf of the Borrower, the Guarantors or their respective Subsidiaries, contained in the Credit Agreement, in the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement was true in all material respects as of the date on which it was made, is true as of the date hereof and shall also be true at and as of the proposed issuance date of the Letter of Credit requested hereby, with the same effect as if made at and as of the proposed issuance date, except to the extent of changes resulting from transactions permitted by the Loan Documents (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).
Very truly yours,
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:
Name:
Title:

F-2

EXHIBIT G
FORM OF COMPLIANCE CERTIFICATE
KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-1306
Attn: Jonathan Bond
Ladies and Gentlemen:
Reference is made to the First Amended and Restated Credit Agreement dated as of July 25, 2016 (as the same may hereafter be amended, supplemented or modified from time to time, the “Credit Agreement”) by and among DuPont Fabros Technology, L.P. (“Borrower”), KeyBank National Association for itself and as Agent, and the other Lenders from time to time party thereto. Terms defined in the Credit Agreement and not otherwise defined herein are used herein as defined in the Credit Agreement.
Pursuant to the Credit Agreement, Borrower is furnishing to you herewith (or have most recently furnished to you) the consolidated financial statements of REIT for the fiscal period ended _______________ (the “Balance Sheet Date”). Such financial statements have been prepared in accordance with GAAP and present fairly the consolidated financial position of REIT and its Subsidiaries at the date thereof and the results of its operations for the periods covered thereby.
This certificate is submitted in compliance with requirements of §2.11(d), §5.2(b), §7.4(c), §7.5(d), §7.22(c), §7.22(d), §10.10 or §11.3 of the Credit Agreement. If this certificate is provided under a provision other than §7.4(c), the calculations provided below are made using the consolidated financial statements of REIT as of the Balance Sheet Date adjusted in the best good faith estimate of REIT to give effect to the making of a Loan, issuance of a Letter of Credit, acquisition or disposition of property or other event that occasions the preparation of this certificate; and the nature of such event and the estimate of Borrower of its effects are set forth in reasonable detail in an attachment hereto. The undersigned officer is the chief financial officer or chief accounting officer of REIT.
The undersigned representative has caused the provisions of the Loan Documents to be reviewed and has no knowledge of the existence as of the date hereof of any Default or Event of Default. (Note: If the signer does have knowledge of any Default or Event of Default, the form of certificate should be revised to specify the Default or Event of Default, the nature thereof and the actions taken, being taken or proposed to be taken by the Borrower with respect thereto.)
The undersigned is providing the attached information to demonstrate compliance as of the date hereof with the covenants described in the attachment hereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Compliance Certificate this _____ day of ___________, 201___.
DUPONT FABROS TECHNOLOGY, INC.,
a Maryland corporation
By:

Name:

Title:

[APPENDIX TO COMPLIANCE CERTIFICATE]

WORKSHEET
GROSS ASSET VALUE

A.	Capitalized Value of Stabilized Properties	$
	Book Value of Development Properties, until the earlier of (x) the date the Capitalized Value of such Real Estate exceeds its book value, and (y) 24 months following completion:	$
	Book Value of Land Assets:	$
	Aggregate of Unrestricted Cash and Cash Equivalents:	$
	Value of Mortgage Notes (at lesser of outstanding principal balance and book value)	$
	Pro rata share of Gross Asset Value attributable to such assets owned by Unconsolidated Affiliates:	$
	Gross Assets Value equals sum of A plus B plus C plus D plus E plus F	$

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§ 9.1(a) Unencumbered Assets Tests

Unsecured Debt

Line of Credit	$ -	
Unsecured Term Loan		
Unsecured Notes due 2021		
Unsecured Notes due 2023, excluding original issue discount		
Total Unsecured Debt		$ -

Unencumbered Asset Value*:

I. Net Operating Income of Unencumbered, Stabilized Assets, capitalized at 8.5%

	Quarter NOI	Quarter Annualized		Capitalized Value	
ACC2	$ -	$ -	8.5%	$ -	
ACC4			8.5%		
ACC5			8.5%		
ACC6			8.5%		
ACC7 Phase I-II			8.5%		
CH1			8.5%		
NJ1 Phase I			8.5%		
SC1 Phase I-II			8.5%		
VA3			8.5%		
VA4			8.5%		
Revenue from former tenant in bankruptcy (A)			8.5%		
Total	$ -	$ -			$ -

II. Book Value of Development Properties		
ACC7 Phase III		
ACC7 Phase IV		
SC1 Phase III		
NJ1 Phase II		
Total Book Value of Development Properties		$ -
III. Aggregate of Unrestricted Cash and Cash Equivalents:		$ -
Iv.Book Value of Land Assets:		
ACC8		
Total Book Value of Land Assets		$ -
Unencumbered Asset Value, sum of (I) through (Iv)		$ -
Consolidated Total Unsecured Debt to Unencumbered Asset Value		0.0%
§ 9.1(a) Consolidated Total Unsecured Debt to Unencumbered Asset Value not to exceed 60%		PASS/FAIL

* None of the Unencumbered Properties included in Unencumbered Asset Value are subject to environmental conditions (as described in Section 8.6 of the Credit Agreement) or casualty and condemnation (as described in Section 7.22 of the Credit Agreement).

(A) Revenue from a former tenant has been excluded from Net Operating Income as this tenant filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code on February 23, 2015.

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§ 9.1(b) Unencumbered Property Debt Yield not less than 12.5%

Consolidated Total Adjusted Unsecured Debt

Line of Credit	$ -	
Unsecured Term Loan		
Unsecured Notes due 2021		
Unsecured Notes due 2023, excluding original issue discount		
Unrestricted Cash and Cash Equivalents		
Consolidated Total Adjusted Unsecured Debt		$ -

Net Operating Income from Unencumbered Properties, annualized

I. Net Operating Income of all Unencumbered Properties

	Quarter NOI	Quarter Annualized	
ACC2	$ -	$ -	
ACC4			
ACC5			
ACC6			
ACC7			
ACC8			
CH1			
NJ1			
SC1 Phase I-II			
VA3			
VA4			
Revenue from former tenant in bankruptcy (A)			
Total	$ -		$ -

Net Operating Income, annualized, to Consolidated Total Adjusted Unsecured Debt	0.0%
§ 9.1(b) Unencumbered Property Debt Yield not less than 12.5%	**PASS/FAIL**

(A) Revenue from a former tenant has been excluded from Net Operating Income as this tenant filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code on February 23, 2015.

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§ 9.2 Consolidated Total Indebtedness to Gross Asset Value

Consolidated Total Indebtedness

Line of Credit	$ -	
Unsecured Term Loan		
Unsecured Notes due 2021		
Unsecured Notes due 2023, excluding original issue discount		
ACC3 Loan		
Consolidated Total Indebtedness		$ -

Gross Asset Value:

i. Net Operating Income of Stabilized Assets, capitalized at 8.5%

	Quarter NOI	Quarter Annualized		Capitalized Value	
ACC2	$ -	$ -	8.5%	$ -	
ACC3			8.5%		
ACC4			8.5%		
ACC5			8.5%		
ACC6			8.5%		
ACC7 Phase I-II			8.5%		
CH1			8.5%		
CH2 Phase I			8.5%		
NJ1 Phase I			8.5%		
SC1 Phase I-II			8.5%		
VA3			8.5%		
VA4			8.5%		
Revenue from former tenant in bankruptcy (A)			8.5%		
Total	$ -	$ -			$ -

ii. Book Value of Development Properties	
ACC7 Phase III	
ACC7 Phase IV	
ACC9 Phase I	
ACC9 Phase II	
CH2 Phase II	
CH2 Phase III	
NJ1 Phase II	
SC1 Phase III	
Total Book Value of Development Properties	$ -
iii. Aggregate of Unrestricted Cash and Cash Equivalents:	$ -
iv. Book Value of Land Assets:	
ACC8	
ACC10	
ACC11	
CH3	
Total Book Value of Land Assets	$ -
v. Mortgage Notes at lesser of GAAP book value and principal balance	$ -
Gross Asset Value, sum of (i) through (v)	$ -
Consolidated Total Indebtedness to Gross Asset Value	0.0%
§ 9.2 Consolidated Total Indebtedness to Gross Asset Value not to exceed 60%	**PASS/FAIL**

(A) Revenue from a former tenant has been excluded from Net Operating Income as this tenant filed a voluntary petition for relief under chapter 11 of the United States Bankruptcy Code on February 23, 2015.

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§ 9.3 Consolidated EBITDA to Consolidated Fixed Charges

Consolidated EBITDA:

Operating Income	$ -	
Addback: Depreciation and amortization		
Addback: Non-cash stock compensation		
Addback: Impairment charge		
Quarterly EBITDA		
Quarter annualized	$ -	
Consolidated EBITDA		$ -

Consolidated Fixed Charges

a)Consolidated Interest Expense:	$ -	
Interest expensed		
Interest capitalized		
Consolidated Interest Expense		
b)Regular principal repayments		
c)Preferred distributions		
Quarter annualized	$ -	
Consolidated Fixed Charges		$ -
Consolidated EBITDA to Consolidated Fixed Charges		0.00

§ 9.3 Consolidated EBITDA to Consolidated Fixed Charges not less than 1.70 PASS/FAIL

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§ 9.4 Minimum Consolidated Tangible Net Worth

Gross Asset Value		$ -
Less: Consolidated Total Indebtedness		
Consolidated Tangible Net Worth		$ -
Sum of:		
(i)$2,300,000,000.00	$ 2,300,000,000	
(ii)75% of:		
Additional Net Offering Proceeds after July 25, 2016		
		$ -
§ 9.4 Minimum Consolidated Tangible Net Worth not less than threshold		**PASS/FAIL**

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§ 9.5 Unhedged Variable Rate Debt

Unhedged Variable Debt:

Line of Credit	$ -
Unsecured Term Loan	
ACC3 Term Loan	
Unhedged Variable Rate Debt	$ -
Gross Asset Value	$ -
Unhedged Variable Rate Debt to Gross Asset Value	0.0%
Unhedged Variable Rate Debt to Gross Asset Value may not exceed 30%	PASS/FAIL

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§8.1(f) Restrictions on Indebtedness

(i) & (ii) Recourse/Secured Indebtedness

ACC3 Term Loan	$ -
Recourse/Secured Indebtedness	$ -
(i) 15% of Gross Asset Value	$ -
Recourse Indebtedness cannot exceed 15% of Gross Asset Value	PASS/FAIL
(ii) 40% of Gross Asset Value	$ -
Secured Debt cannot exceed 40% of Gross Asset Value	PASS/FAIL

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§8.3 Permitted Investments

(j) Investment in Land Assets	
7.5% of Gross Asset Value	$ -
Land Assets:	
ACC8	$ -
ACC10	
ACC11	
CH3	
Land Assets	$ -
Investments in Land Assets cannot exceed 7.5% of Gross Asset Value	PASS/FAIL
(k) Investments in International Investments cannot exceed 35% of Gross Asset Value	$ -
(l) Investments in non-wholly owned Subsidiaries and Unconsolidated Affiliates cannot exceed 20% of Gross Asset Value	$ -
(m) Investments in Development Properties cannot exceed 35% of Gross Asset Value	
Development Properties:	
ACC7 Phase III	$ -
ACC7 Phase IV	
ACC9 Phase I	
ACC9 Phase II	
CH2 Phase II	
CH2 Phase III	
NJ1 Phase II	
SC1 Phase III	
Development Properties	$ -
Investments in Development Properties cannot exceed 35% of Gross Asset Value	PASS/FAIL
(n) Investments in Mortgage Notes cannot exceed 2.5% of Gross Asset Value	$ -
50% of Gross Asset Value	$ -
Aggregate value of investments described in §8.3(j)-(n)	$ -
Aggregate value of investments described in §8.3(j)-(n) cannot exceed 50% of Gross Asset Value	PASS/FAIL

PRIVATE INFORMATION

DuPont Fabros Technology, LP
Credit Agreement Covenants - pro forma for closing
March 31, 2016
§ 8.7 Distributions
($ in thousands)

	2Q15	3Q15	4Q15	1Q16	LTM
Net Income	$ -	$ -	$ -	$ -	$ -
Real estate depreciation and amortization					
Less: PP&E depreciation					
Impairment charge					
Loss on early extinguishment of debt					
FFO					
Straight-line revenue					
Amortization of lease contracts above and below market value					
Compensation paid with Company common shares					
AFFO	$ -	$ -	$ -	$ -	$ -
95% of AFFO	$ -	$ -	$ -	$ -	$ -
Common Dividends Paid	$ -	$ -	$ -	$ -	$ -
Preferred Dividends Paid					
Total Dividends Paid	$ -	$ -	$ -	$ -	$ -
Percentage of Cash Dividends Paid to AFFO					0.0%
Distributions shall not exceed 95% of AFFO					PASS/FAIL

	2Q15	3Q15	4Q15	1Q16	LTM
Disclosure of the amount of REIT's Common Stock Repurchases	$ -	$ -	$ -	$ -	$ -

PRIVATE INFORMATION

EXHIBIT H
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
THIS ASSIGNMENT AND ACCEPTANCE AGREEMENT (this “Agreement”) dated ____________________, by and between ____________________________ (“Assignor”), and ____________________________ (“Assignee”).
W I T N E S S E T H:
WHEREAS, Assignor is a party to that certain First Amended and Restated Credit Agreement, dated July 25, 2016, by and among DUPONT FABROS TECHNOLOGY, L.P. (“Borrower”), the other lenders that are or may become a party thereto, and KEYBANK NATIONAL ASSOCIATION, individually and as Agent (as amended, supplemented or modified from time to time, the “Loan Agreement”); and
WHEREAS, Assignor desires to transfer to Assignee [describe assigned commitment] under the Loan Agreement and its rights with respect to the Commitment assigned and its Outstanding Loans with respect thereto;
NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:
1.    Definitions. Terms defined in the Loan Agreement and used herein without definition shall have the respective meanings assigned to such terms in the Loan Agreement.

•	Assignment.
Subject to the terms and conditions of this Agreement and the Loan Documents and in consideration of the payment to be made by Assignee to Assignor pursuant to Paragraph 5 of this Agreement, effective as of the “Assignment Date” (as defined in Paragraph 7 below), Assignor hereby irrevocably sells, transfers and assigns to Assignee, without recourse, [all/a] portion of its [Revolving Credit Note (U.S. Dollar)] [Revolving Credit Note (Alternative Currency/Dollar)] [Term Loan Note] in the amount of $_______________ representing a $_______________ [U.S. Dollar Revolving Credit Commitment] [Alternative Currency/Dollar Revolving Credit Commitment] [Term Loan Commitment], and a _________________ percent (_____%) [U.S. Dollar Revolving Credit Commitment Percentage] [Alternative Currency/Dollar Revolving Credit Commitment Percentage] [Term Loan Commitment Percentage], and a corresponding interest in and to all of the other rights and obligations under the Loan Agreement and the other Loan Documents relating thereto (the assigned interests being hereinafter referred to as the “Assigned Interests”), including Assignor’s share of all outstanding [U.S. Dollar Revolving Credit Loans][Alternative Currency/Dollar Revolving Credit Loans][Term Loans] with respect to the Assigned Interests and the right to receive interest and principal on and all other fees and amounts with respect to the Assigned Interests, all from and after the Assignment Date, all as if Assignee were an original Lender under and signatory to the Loan Agreement having a [U.S. Dollar Revolving Credit Commitment Percentage][Alternative Currency/Dollar Revolving Credit Commitment Percentage][Term Loan Commitment Percentage] equal to the amount of the respective Assigned Interests.
Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of Assignor with respect to the Assigned Interests from and after the Assignment Date as if Assignee were an original Lender under and signatory to the Loan Agreement, which obligations shall include, but shall not be limited to, the obligation to make Revolving Credit Loans, as applicable, to the Borrower with respect to the Assigned Interests and to indemnify the Agent as provided therein (such obligations, together with all other obligations set forth in the Loan Agreement and the other Loan Documents are hereinafter collectively referred to as the “Assigned Obligations”). Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Obligations or the Assigned Interests.

•	Representations and Requests of Assignor.

Assignor represents and warrants to Assignee (i) that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (ii) that as of the date hereof, before giving effect to the assignment contemplated hereby the principal face amount of Assignor’s [Revolving Credit Note (U.S. Dollar)][Revolving Credit Note (Alternative Currency/Dollar)] [Term Loan Note] is $____________ and the aggregate outstanding principal balance of the [U.S. Dollar Revolving Credit Loans made by it equals $_____________] [the Alternative Currency/Dollar Revolving Credit Loans made by it equals CAD $____________] [Term Loan made by it equals $____________] , and (iii) that it has forwarded to the Agent the [Revolving Credit Note (U.S. Dollar)][Revolving Credit Note (Alternative Currency/Dollar)] [Term Loan Note] held by Assignor. Assignor makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness or sufficiency of any Loan Document or any other instrument or document furnished pursuant thereto or in connection with the Loan, the collectability of the Loans, the continued solvency of the Borrower or the Guarantors or the continued existence, sufficiency or value of any assets of the Borrower or the Guarantors which may be realized upon for the repayment of the Loans, or the performance or observance by the Borrower or the Guarantors of any of their respective obligations under the Loan Documents to which it is a party or any other instrument or document delivered or executed pursuant thereto or in connection with the Loan; other than that it is the legal and beneficial owner of, or has the right to assign, the interests being assigned by it hereunder and that such interests are free and clear of any adverse claim.
Assignor requests that the Agent obtain replacement notes for each of Assignor and Assignee as provided in the Loan Agreement.

•
Representations of Assignee. Assignee makes and confirms to the Agent, Assignor and the other Lenders all of the representations, warranties and covenants of a Lender under Articles 14 and 18 of the Loan Agreement. Without limiting the foregoing, Assignee (a) represents and warrants that it is legally authorized to, and has full power and authority to, enter into this Agreement and perform its obligations under this Agreement; (b) confirms that it has received copies of such documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) agrees that it has and will, independently and without reliance upon Assignor, any other Lender or the Agent and based upon such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in evaluating the Loans, the Loan Documents, the creditworthiness of the Borrower and the Guarantors and the value of the assets of the Borrower and the Guarantors, and taking or not taking action under the Loan Documents; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers as are reasonably incidental thereto pursuant to the terms of the Loan Documents; (e) agrees that, by this Assignment, Assignee has become a party to and will perform in accordance with their terms all the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender; (f) represents and warrants that Assignee does not control, is not controlled by, is not under common control with and is otherwise free from influence or control by, the Borrower, any Guarantor or REIT, and is not a Defaulting Lender or an Affiliate of a Defaulting Lender, (g) agrees that if Assignee is not incorporated under the laws of the United States of America or any State, it has on or prior to the date hereof delivered to Borrower and Agent certification as to its exemption (or lack thereof) from deduction or withholding of any United States federal income taxes and (h) Assignee is an Eligible Assignee or has otherwise been approved by Agent, Issuing Lender and Borrower to the extent required by §18.1 of the Credit Agreement. Assignee agrees that Borrower may rely on the representation contained in Section 4(h).

•
Payments to Assignor. In consideration of the assignment made pursuant to Paragraph 1 of this Agreement, Assignee agrees to pay to Assignor on the Assignment Date, an amount equal to $____________ in the applicable currency representing the aggregate principal amount outstanding of the [U.S. Dollar Revolving Credit Loans][Alternative Currency/Dollar Revolving Credit Loans][Term Loans] owing to Assignor under the Loan Agreement and the other Loan Documents with respect to the Assigned Interests.

•	Payments by Assignor. Assignor agrees to pay the Agent on the Assignment Date the registration fee required by §18.2 of the Loan Agreement.

•	Effectiveness.

The effective date for this Agreement shall be _______________ (the “Assignment Date”). Following the execution of this Agreement, each party hereto shall deliver its duly executed counterpart hereof to the Agent for acceptance and recording in the Register by the Agent.
Upon such acceptance and recording and from and after the Assignment Date, (i) Assignee shall be a party to the Loan Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder, and (ii) Assignor shall, with respect to the Assigned Interests, relinquish its rights and be released from its obligations under the Loan Agreement.
Upon such acceptance and recording and from and after the Assignment Date, the Agent shall make all payments in respect of the rights and interests assigned hereby accruing after the Assignment Date (including payments of principal, interest, fees and other amounts) to Assignee.
All outstanding Floating Rate Loans shall continue in effect for the remainder of their applicable Interest Periods and Assignee shall accept the currently effective interest rates on its Assigned Interest of each Floating Rate Loan.

•	Notices. Assignee specifies as its address for notices and its Lending Office for all assigned Loans, the offices set forth below:

Notice Address:	Attn: Facsimile:

Alternative Currency Lending Office:	Same as above

Domestic Lending Office:	Same as above

LIBOR Lending Office:	Same as above

•	Payment Instructions. All payments to Assignee under the Loan Agreement shall be made as provided in the Loan Agreement in accordance with the separate instructions delivered to Agent.

•
Governing Law. THIS AGREEMENT IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT FOR ALL PURPOSES AND TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401 (WITHOUT REFERENCE TO CONFLICT OF LAWS).

•	Counterparts. This Agreement may be executed in any number of counterparts which shall together constitute but one and the same agreement.

•	Amendments. This Agreement may not be amended, modified or terminated except by an agreement in writing signed by Assignor and Assignee, and consented to by Agent.

•	Successors. This Agreement shall inure to the benefit of the parties hereto and their respective successors and assigns as permitted by the terms of Loan Agreement.
[signatures on following page]

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Agreement to be executed on its behalf by its officers thereunto duly authorized, as of the date first above written.
ASSIGNEE:

By:

Title:

ASSIGNOR:

By:

Title:
RECEIPT ACKNOWLEDGED AND
ASSIGNMENT CONSENTED TO BY:
KEYBANK NATIONAL ASSOCIATION,
as Agent

By:	Title:
CONSENTED TO BY:
DUPONT FABROS TECHNOLOGY, L.P.,
a Maryland limited partnership

By:	Dupont Fabros Technology, Inc., a Maryland corporation, its sole General Partner
By:

Name:

Title:

H-4

EXHIBIT I
FORM OF LETTER OF CREDIT APPLICATION

KeyBank National Association

Application and Agreement for Irrevocable Standby Letter of Credit

To: Standby Letter of Credit Services
4900 Tiedeman Road, 1st floor
Cleveland, Ohio 44144-2302
Mailcode: OH-01-49-1003
Fax Number: (216) 813-3719

Please issue your Irrevocable Letter of Credit and notify the Beneficiary no later than (date) by

Swift (Advising Bank Swift Address)
Courier (Contact Name) (Telephone Number)

Beneficiary: (show full name & complete street address)	**Applicant: (show full name & complete street address)**
Expiration Date:	**Dollar Amount $ and currency if other than USD**
☐ **Automatic Extension Clause Days Notice:**	**(Amount in words):**
Ultimate Expiration Date:	

Available by Drafts at sight drawn on you and accompanied by the following documents:

☐	1.	Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "The Principal, (Applicant), has not performed or fulfilled all the undertakings, covenants and conditions in accordance with the terms of the agreement dated _________________ between (Applicant) and (Beneficiary)".
☐	2.	Beneficiary's statement signed by an authorized individual or (Beneficiary) certifying "We hereby certify that invoices under sales agreement between (Applicant) and (Beneficiary) have been submitted for payment and said invoices are past due and payable".
☐	3.	Beneficiary's statement signed by an authorized individual of (Beneficiary) certifying "We hereby certify that (Applicant) has failed to honor their contractual agreement dated ____________________________between (Applicant) and (Beneficiary) and that payment has not been made and is __________ past due.
☐	4.	Beneficiary's statement signed by one of its authorized individuals certifying that ________________________________ (Applicant) was the successful bidder under the Tender No. ________________ dated ______________________ for supply of ________________________ and that ______________________________ (Applicant) has withdrawn their bid or failed to enter into contract.
☐	5.	Beneficiary's statement signed by an authorized individual reading: (Please indicate below the wording that is to appear in the statement to be presented.)
☐	6.	No statement or document by the beneficiary other than a draft is required to be presented under this Letter of Credit.

Partial Drawings: ☐ Permitted ☐ Not Permitted	**Charges for: Applicant**

Special instructions or conditions:
☐ **Issue per attached sample**

Applicant shall keep and maintain Demand Deposit Account No. ____ at all times. KeyBank is authorized to debit the Demand Deposit Account or any successor account to pay any amounts which become due by Applicant in connection with the Letter of Credit, including any fees charged to Applicant or the amount of any draw(s) made under the Letter of Credit by the Beneficiary.

This application and agreement are subject to either the current uniform customs and practice for documentary credits established by the International Chamber of Commerce or the current International Standby Practices established by the International Chamber of Commerce, (whichever may be determined to be appropriate by Keycorp Affiliates under the circumstances), and to the terms and conditions set forth in the Letter of Credit Reimbursement and Security Agreement executed by the Applicant.

______________________________ **(Customer's Signature)** **_____ Signer's printed name**	______________________________ **(Customer's Bank Sign Here –** **if other than a Keycorp Affiliate)**	**Date: _______________**

{00269182 v3 INTERNAL } KeyCorp: Confidential

Page 1 of 6

LETTER OF CREDIT REIMBURSEMENT
AND SECURITY AGREEMENT
(Stand-by Letter of Credit)

In consideration of the issuance, at request of the Account Parties of the Credit in accordance with the terms of any Letter of Credit Application as prepared by the Account Parties and presented to the Issuer, the Account Parties hereby represent, warrant and agree as follows:

1. DEFINITIONS: The following definitions shall apply herein:

"ACCOUNT PARTIES" is defined in Paragraph 13 below.

"**BANK LIABILITIES**" is defined in Paragraph 8 below.

"**CREDIT**" means the Letter of Credit described in the Letter of Credit Application to be issued by the Issuer in accordance with the instructions received by the Issuer, the terms of which are made a part hereof and approved by the Account Parties, as amended from time to time.

"DEPOSIT ACCOUNT" is defined in Paragraph 2 below.

"DOCUMENTS" mean any paper, whether negotiable or non-negotiable, including, but not limited to, all documents and certificates accompanying or relating to drafts or demands drawn under the Credit.

"DRAFTS" means any documentary draft drawn under and conditioned upon presentation of documents required by the Credit, including but not limited to such drafts accepted by the Issuer.

"**ISP**" means the International Standby Practices adopted by the International Chamber of Commerce in force at the time of issuance of the Credit, as the same may be thereafter amended or replaced.

"**ISSUER**" means any KeyCorp affiliate as issuer of the Credit.

"**LETTER OF CREDIT APPLICATION"** means any request submitted by the Account Parties to the Issuer (in written or electronic form) for the issuance of the Credit on the account of the Account Parties.

"PROPERTY" includes goods, merchandise, securities, funds, choses in action, and any and all other forms of property, whether real, personal or mixed and any right or interest therein; Property in Issuer's possession shall include Property in possession of anyone for Issuer in any manner whatsoever.

"REIMBURSEMENT OBLIGATIONS" means the obligations of the Account Parties to reimburse the Issuer for all payments with respect to any draft of the Credit and to pay all other liabilities arising under this Agreement.

"REQUESTS" means any written or oral instruction that the Issuer honors on the Account Parties' request to issue, amend or pay the Credit for the account and risk of the Account Parties communicated to the Issuer by telephone, telegraph, facsimile transmission or other electronic means.

"**UNIFORM CUSTOMS**" means the Uniform Customs and Practice for Documentary Credits adopted by the International Chamber of Commerce in force at the time of issuance of the Credit, as the same may be thereafter amended or replaced.

2. PAYMENT TERMS: The Issuer may accept or pay any draft presented to Issuer, regardless of when drawn and whether or not negotiated, if such draft, the other required documents, and any transmittal advice are dated on or before the expiration date of the Credit, which expiration date shall be expressly stated in

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the Credit and not extended in reference to any action or inaction in any other agreement. Except as instruction may be given by any of the Account Parties in writing expressly to the contrary with regard to, and prior to, the issuance of the Credit, Issuer may honor, as complying with the terms of the Credit, any instrument or other documents otherwise in order signed or issued by an administrator, executor, trustee in bankruptcy, debtor in possession assignee for the benefit of creditors, liquidator, receiver, conservator, or other legal representative of the party authorized under the Credit to draw or issue such instruments or other documents. The Account Parties, jointly and severally, agree to reimburse Issuer at its main office on demand in United States Dollars: (A) as to drafts payable in United States Dollars drawn or to be drawn under the Credit, the amount paid or payable thereon, or (B) as to such drafts payable in currency other than United States Dollars, the equivalent of the amount paid in United States Dollars at Issuer's selling rate of exchange in the currency in which such draft is drawn, (C) any and all other expenses or charges incurred by Issuer in issuing or effecting payment of the Credit, for perfecting or maintaining, and insuring the Property, and for enforcing Issuer's rights and remedies under this Agreement, (D) interest from the date of such payment at a rate per annum equal to the Prime Rate of KeyBank National Association in effect from time to time plus the rate margin customarily charged by Issuer to other account parties with similar credit worthiness and in like circumstances, upon all unpaid drafts and other obligations hereunder until paid in full, but in no event higher than the highest lawful rate permitted by law, and (E) such commission, issuance, letter of credit commitment fees, draw fees, and negotiation fees at such rate as Issuer may determine from time to time. The Account Parties shall at all times keep and maintain a deposit account at the Issuer described in the Application (the "Deposit Account"). Without prior notice or demand Issuer is authorized to charge the Deposit Account or any other deposit account maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate for the amount of any draft and all other reimbursement obligations hereunder.

3. **INCREASED COSTS:** If any law or regulation, or change therein, or interpretation, administration or enforcement thereof, by any person, agency or court shall (A) impose upon or modify any reserve or special deposit requirement, insurance assessment or other requirement against or affecting the Credit, or (B) impose any tax, other than tax imposed upon the income of Issuer, or withholding of any kind, or (C) impose or modify any capital requirement, impose any condition upon, supplement to or increase of any kind to Issuer's capital base, and the result of any such event increases the cost or decreases the benefit to Issuer of issuing or maintaining the Credit, then the Account Parties shall pay to Issuer all such additional amounts upon request in an amount necessary to compensate Issuer for all such increased costs and decreased benefits. Upon written request, Issuer will certify such amounts. Issuer's certification shall be conclusive absent manifest error.

4. **REQUESTS:** Requests shall be made by those persons purportedly authorized by any of the Account Parties. Issuer shall not be obligated to identify or confirm such persons beyond the use of the authorized name or code identification if any is established by Issuer or unless the Account Parties provide Issuer from time to time a written list of all such authorized representatives. All requests will be confirmed by Issuer in writing by sending the Account Parties a copy of the documents authorized or requested by the Account Parties. The Account Parties will promptly report all discrepancies in such documents upon their receipt of such confirmation. Issuer may, but shall not be obligated to, assign a unique code number or word and require such code to be used by the Account Parties, and thereafter all further requests shall refer to such code. Issuer shall not be liable for any loss which the Account Parties may incur as a result of Issuer's compliance with any request in accordance with this Agreement even if unauthorized, provided that Issuer acted in good faith and exercised reasonable care.

5. **MODIFICATION OF THE CREDIT:** Any amendment to the terms of the Credit may be authorized by those persons purportedly authorized by any one of the Account Parties without notice to any other of the Account Parites, but any increase in the amount of the Credit or extension of the expiration date under the Credit for presentation of drafts or documents shall only be approved by those persons purportedly authorized by all of the Account Parties. In any such event this Agreement shall be binding upon all of the Account Parties with regard to the Credit so increased or otherwise amended, to drafts, documents and Property covered thereby, and to any action taken by Issuer and any of Issuer's correspondents in accordance with such extension, increase or other modification.

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ATLANTA 5707967.8

6. LIMITED LIABILITY: Neither Issuer nor Issuer's correspondent shall be responsible: (A) for the validity, sufficiency, or genuineness of documents, even if such documents should in fact prove to be invalid, insufficient, fraudulent or forged; (B) for the character, adequacy, validity, value or genuineness of any insurance; (C) for the solvency or responsibility of any party issuing any documents; (D) for delay in arrival or failure to arrive of any documents; (E) for any breach of contract between any person and the Account Parties; (F) for failure of any draft to bear any reference or adequate reference to the Credit, or failure of any documents to accompany any draft at the reverse side of the Credit or to surrender or take up the Credit or to send or forward any document apart from drafts as required by the Credit; (G) for errors, omissions, interruptions or delays in transmission or delivery of any messages or documents by mail, cable, telegraph, wireless or otherwise, or; for any errors in translation or interpretation of terms; or (H) for any other consequences arising from causes beyond Issuer's control, including, but not limited to, any action or omission by, or any law, regulation or restriction of, any de facto or de jure domestic or foreign government or agency.

7. WARRANTIES; INDEMNITY: Each of the Account Parties hereby represents, warrants, covenants and confirms that said party understands the general nature and operation of a letter of credit and the obligations, rights and remedies under the Credit, including, without limitation: (A) The obligations to reimburse Issuer for all payments to the beneficiary, its successors or assigns, (B) Conditions under which payment under the Credit must be made by Issuer, (C) That Issuer has no responsibility or liability in connection with any underlying contract or other transaction between any of the Account Parties and the beneficiary of the Credit, and (D) That Issuer is not acting as an agent or in any fiduciary capacity for or on behalf of the Account Parties or the beneficiary, except as otherwise stated herein. All representations, warranties and indemnities set forth herein shall survive Issuer's issuance of the Credit and any payment thereunder and shall continue until all obligations hereunder are paid in full. Each of the Account Parties hereby releases Issuer from and agrees to indemnify and hold harmless the Issuer, and its officers, agents, and employees, for any and all costs, liabilities and expenses (including reasonable attorney fees) incurred by Issuer and arising out of or in any way relating to (1) any underlying investments, transaction, and/or contracts between any one of the Account Parties and the beneficiary under the Credit or any of its agents and (2) any proper payment in accordance with the terms of the Credit, any refusal to pay or honor the Credit, or any other action or omission by Issuer, or Issuer's correspondents or agents. It is understood that the Account Parties will not be obligated to indemnify Issuer for gross negligence or willful misconduct.

8. SECURITY: As security for all reimbursement obligations and other liabilities of the Account Parties to the Issuer under the Credit and this Agreement, whether now existing or hereafter arising, whether joint, several independent or otherwise, and whether absolute or contingent or due or to become due (herein collectively, called the "Bank Liabilities"), each of the Account Parties does hereby assign, pledge and grant to Issuer, a security interest in, and the right of possession and disposal of: (A) All documents and all Property shipped, stored or otherwise disposed of in connection with the Credit, whether or not released to any of the Account Parties on trust receipts or otherwise, (B) All right and causes of action against all parties arising from or in connection with the contract of sale or purchase of the property covered by the Credit, and all guarantees, agreements or other undertakings (including those in effect between any of the Account Parties), credits, policies of insurance or other assurances in connection therewith, (C)the Deposit Account or any other cash instruments, deposit balances, certificates of deposit and other case equivalents, repurchase agreements, and other investments maintained by any of the Account Parties with Issuer or any other KeyCorp affiliate, whether matured or unmatured, or collected or in the process of collection (e.g., "cash security"); and (D) All proceeds of the foregoing. Also, the Account Parties will execute, deliver, and file all further instruments as may be reasonably required by the Issuer to carry out the purposes of this Agreement.

9. DEFAULT: In the event that any of the Account Parties: (A) Fails to perform any obligation required under this Agreement or any other agreement or document relating to or evidencing a security interest in any Property granted to Issuer, (B) Fails to make any payment or perform any other obligations under this Agreement, (C) Makes any assignment for the benefit of creditors, (D) Permits or consents to the filing of any voluntary or involuntary petition in bankruptcy by or against any one of the Account Parties, (E)

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Applies for the appointment of a receiver of any of the assets of any of the Account Parties, (F) Becomes insolvent, or ceases, becomes unable or admits in writing its inability to pay its debts as they mature, or (G) Fails to pay when due, upon acceleration or otherwise, any other obligation to Issuer, Issuer may at such time or any time thereafter declare, without demand or notice which are hereby expressly waived, all obligations and liabilities hereunder to be immediately due and payable, and Issuer is authorized, at its option, to apply (or hold available in escrow) the proceeds of any Property or other collateral assets, and any other sums due from Issuer to any one of the Account Parties, to the payment of any and all obligations or liabilities of the Account Parties arising under this Agreement. In any such event Issuer shall have all of the remedies of a secured party under the Uniform Commercial Code in effect in the State in which the principal office of the Issuer is located and Issuer is hereby authorized and empowered at its option, at any time or times thereafter, to sell and assign the whole of the Property, or any part thereof then constituting security pursuant to any of the terms hereof, at any public or private sale, at such time and place and upon such terms as Issuer may deem proper and with the right in Issuer to be the purchaser at such sale and, after deducting all legal and other costs and expenses of any sale, to apply the net proceeds of such sale(s) to the payment of all of the Bank Liabilities. The residue, if any, of the proceeds of sale and any other Property constituting security remaining after satisfaction of the Bank Liabilities shall be returned to the respective Account Parties unless otherwise disposed of in accordance with written instructions from the customer's bank. It is agreed that, with or without notification to any of the Account Parties, Issuer may exchange, release, surrender, realize upon, release on trust receipt to any of them, or otherwise deal with any Property by whomsoever pledged, mortgaged or subjected to a security interest to secure directly or indirectly any of the Bank Liabilities and/or any offset thereagainst.

10. <u>NO WAIVER</u>: ISSUER SHALL HAVE NO DUTY TO EXERCISE ANY RIGHT HEREUNDER OR WITH RESPECT TO ANY PROPERTY, AND ISSUER SHALL NOT BE LIABLE FOR ANY FAILURE TO DO SO OR DELAY IN DOING SO. NONE OF ISSUER'S OPTIONS, POWERS OR RIGHTS IN CONNECTION WITH THE CREDIT OR THIS AGREEMENT SHALL BE WAIVED UNLESS ISSUER OR ISSUER'S AUTHORIZED AGENT SHALL HAVE SIGNED SUCH WAIVER IN WRITING. NO SUCH WAIVER, UNLESS EXPRESSLY AS STATED THEREIN, SHALL BE EFFECTIVE AS TO ANY TRANSACTION WHICH OCCURS SUBSEQUENT TO THE DATE OF SUCH WAIVER NOR AS TO ANY CONTINUANCE OF A BREACH AFTER SUCH WAIVER. NO COURSE OF DEALING BETWEEN ANY OF THE ACCOUNT PARTIES AND ISSUER SHALL BE EFFECTIVE TO CHANGE, MODIFY OR DISCHARGE IN WHOLE OR IN PART THIS AGREEMENT OR THE OBLIGATIONS HEREUNDER.

11. <u>GOVERNING LAW; SEVERABILITY</u>: THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED. THE CREDIT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE IN WHICH THE PRINCIPAL OFFICE OF THE ISSUER IS LOCATED AND SHALL BE SUBJECT TO THE UNIFORM CUSTOMS OR THE ISP (WHICHEVER MAY BE DETERMINED TO BE APPROPRIATE UNDER THE CIRCUMSTANCES BY ISSUER AND INDICATED IN THE CREDIT) THEN IN EFFECT, WHICH UNIFORM CUSTOMS OR ISP, AS THE CASE MAY BE, WILL CONTROL IN THE EVENT OF ANY CONFLICT WITH STATE LAWS. IF ANY PROVISION HEREOF IS FOR ANY REASON HELD TO BE UNENFORCEABLE UNDER ANY LAW, SUCH ILLEGALITY OR INVALIDITY SHALL NOT AFFECT ANY OTHER PROVISIONS HEREOF, EACH OF WHICH SHALL BE CONSTRUED AND ENFORCED AS IF SUCH UNENFORCEABLE PROVISION WERE NOT CONTAINED HEREIN.

12. <u>NOTICE AND WAIVERS</u>: EXCEPT AS OTHERWISE PROVIDED IN PARAGRAPHS 4 AND 5 HEREIN, ANY NOTICE TO ISSUER SHALL BE DEEMED EFFECTIVE ONLY IF IN WRITING SENT TO AND RECEIVED BY ISSUER. ANY SUCH NOTICE TO OR DEMAND ON ANY OF THE ACCOUNT PARTIES SHALL BE BINDING ON ALL OF THEM AND SHALL BE DEEMED EFFECTIVE ONLY IF IN WRITING (A) WHEN DELIVERED PERSONALLY OR BY VERIFIABLE FACSIMILE TRANSMISSION; (B) ON THE NEXT BUSINESS DAY AFTER DELIVERY TO A NATIONALLY-RECOGNIZED OVERNIGHT COURIER, WITH RECEIPT ACKNOWLEDGMENT REQUESTED; (C) ON THE BUSINESS DAY ACTUALLY RECEIVED IF DEPOSITED IN THE U.S.

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MAIL, OR (D) IF BY TELEPHONE, WHEN CONFIRMED BY VERIFIABLE FACSIMILE TRANSMISSION TO THE LAST ADDRESS OR TELEPHONE NUMBER OF SUCH PERSON APPEARING ON ISSUER'S RECORDS.

13. <u>ACCOUNT PARTY</u>: IF THIS AGREEMENT IS SIGNED BY ONE ACCOUNT PARTY ONLY, THE TERMS "ACCOUNT PARTIES" AND "THEIR" AND "THEM" SHALL REFER THROUGHOUT TO THE ONE ACCOUNT PARTY EXECUTING THIS AGREEMENT; IF THIS AGREEMENT IS SIGNED BY MORE THAN ONE PARTY, THIS AGREEMENT SHALL BE THE JOINT AND SEVERAL OBLIGATION OF ALL SUCH ACCOUNT PARTIES. IF THE UNDERSIGNED IS A PARTNERSHIP, THE OBLIGATIONS HEREUNDER SHALL CONTINUE IN FORCE AND APPLY NOTWITHSTANDING ANY CHANGE IN MEMBERSHIP OF SUCH PARTNERSHIP. THIS AGREEMENT SHALL BE BINDING UPON EACH OF THE ACCOUNT PARTIES AND THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS AND ASSIGNS AND SHALL INURE TO ISSUER'S BENEFIT AND ISSUER'S SUCCESSORS AND ASSIGNS. ISSUER MAY, WITHOUT NOTICE TO THE ACCOUNT PARTIES, ASSIGN THIS AGREEMENT IN WHOLE OR IN PART.

Account Party Name: ______________________________

Signature: ___________________________________
Signer's Name: ______________________________
Title or Capacity: ______________________________
Date: ______________________________

Account Party Name: ____________________________

Signature: ___________________________________
Signer's Name: ______________________________
Title or Capacity: ______________________________
Date: ______________________________

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EXHIBIT J-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Credit Agreement dated as of July 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among DuPont Fabros Technology, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF LENDER] By: Name: Title: Date: __, 201__

EXHIBIT J-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Credit Agreement dated as of July 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among DuPont Fabros Technology, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E (or W-8BEN, as applicable). By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title: Date: __, 201__

EXHIBIT J-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Credit Agreement dated as of July 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among DuPont Fabros Technology, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

[NAME OF PARTICIPANT] By: Name: Title: Date: __, 201__

EXHIBIT J-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain First Amended and Restated Credit Agreement dated as of July 25, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among DuPont Fabros Technology, L.P. (the “Borrower”), the financial institutions party thereto and their assignees under §18.1 thereof (the “Lenders”), KeyBank National Association, as Agent (the “Agent”) and the other parties thereto.
Pursuant to the provisions of §4.4 of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to this Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of the Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Agent and the Borrower with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E (or W-8BEN, as applicable) or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E (or W-8BEN, as applicable) from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Agent, and (2) the undersigned shall have at all times furnished the Borrower and the Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.
Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

.	[NAME OF LENDER] By: Name: Title: Date: __, 201__

SCHEDULE 1.1
LENDERS AND COMMITMENTS

Name and Address	U.S. Dollar Revolving Credit Commitment	U.S. Dollar Revolving Credit Commitment Percentage*
KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Jason Weaver Telephone: (216) 689-7984 Facsimile: (216) 689-4997	$59,000,000.00	10.442477876106%
LIBOR Lending Office Same as Above
Goldman Sachs Bank USA c/o Goldman, Sachs & Co. 30 Hudson Street, 5th Floor Jersey City, New Jersey 07302 Attention: Thierry C. Le Jouan Telephone: (212) 934-3921 Facsimile: (917) 977-3966	$64,000,000.00	11.327433628319%
LIBOR Lending Office Same as Above
Royal Bank of Canada Three World Financial Center 200 Vesey Street, 12th Floor New York, New York 10281-8098 Attention: Sheena Lee Telephone: (212) 301-1431 Facsimile: (212) ___-____	$59,000,000.00	10.442477876106%
LIBOR Lending Office Same as Above
SunTrust Bank 8330 Boone Blvd., 7th Floor Vienna, Virginia 22182 Attention: Nancy B. Richards Telephone: (703) 442-1557 Facsimile: (703) 448-4972	$59,000,000.00	10.442477876106%
LIBOR Lending Office Same as Above

Schedule 1.1 - Page 1

Name and Address	U.S. Dollar Revolving Credit Commitment	U.S. Dollar Revolving Credit Commitment Percentage*
Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, New York 10010 Attention: Mikhail Faybusovich Telephone: (212) 325-5714 Facsimile: (212) 325-8615	$53,000,000.00	9.380530973451%
LIBOR Lending Office Same as Above
Deutsche Bank AG, NY Branch 60 Wall Street, 10th Floor New York, NY 10005-2836 Attention: Joanna Soliman Telephone: (212) 250-5345 Facsimile: (212) 797-8988	$52,000,000.00	9.203539823009%
LIBOR Lending Office Same as Above
Citizens Bank, N.A. 1215 Superior Avenue, 6th Floor Cleveland, Ohio 44114 Attention: David R. Jablonowski Telephone: (216) 277-8667 Facsimile: (216) 277-7106	$51,500,000.00	9.115044247788%
LIBOR Lending Office Same as Above
Regions Bank 6805 Morrison Blvd., Suite 100 Charlotte, North Carolina 28211 Attention: Kerri Raines Telephone: (704) 362-3564 Facsimile: (704) 362-3594	$52,500,000.00	9.292035398230%
LIBOR Lending Office Same as Above
TD Bank, NA 200 State Street, 8th Floor Boston, Massachusetts 02019 Attention: Mary Merrill Telephone: (508) 368-6571 Facsimile: (___) ___-____	$35,000,000.00	6.194690265487%
LIBOR Lending Office Same as Above

Schedule 1.1 - Page 2

Name and Address	U.S. Dollar Revolving Credit Commitment	U.S. Dollar Revolving Credit Commitment Percentage*
Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, Florida 33716 Attention: James M. Armstrong Telephone: (727) 567-7919 Facsimile: (866) 205-1396	$26,000,000.00	4.601769911504%
LIBOR Lending Office Same as Above
The Toronto-Dominion Bank, New York Branch 31 W. 52nd Street New York, New York 10019 Attention: John Glotzbecker Telephone: (212) 827-7532 Facsimile: (___) ___-____	$24,000,000.00	4.247787610619%
LIBOR Lending Office Same as Above
Synovus Bank 800 Shades Creek Parkway Birmingham, Alabama 35209 Attention: David Bowman Telephone: (205) 803-4591 Facsimile: (___) ___-____	$15,000,000.00	2.654867256637%
LIBOR Lending Office Same as Above
Stifel Bank & Trust 501 N. Broadway, Floor 6 St. Louis, Missouri 63102 Attention: Suzanne A. Agin Telephone: (314) 342-2992 Facsimile: (866) 202-1247	$15,000,000.00	2.654867256637%
LIBOR Lending Office Same as Above
TOTAL	$565,000,000.00	100%
*Percentage may not add up to 100% due to rounding

Schedule 1.1 - Page 3

SCHEDULE 1.1
LENDERS AND COMMITMENTS

Name and Address	Alternative Currency/Dollar Revolving Credit Commitment	Alternative Currency/Dollar Revolving Credit Commitment Percentage*
KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Jason Weaver Telephone: (216) 689-7984 Facsimile: (216) 689-4997	$20,000,000.00	10.810810810811%
Alternative Currency and LIBOR Lending Office Same as Above
Goldman Sachs Bank USA c/o Goldman, Sachs & Co. 30 Hudson Street, 5th Floor Jersey City, New Jersey 07302 Attention: Thierry C. Le Jouan Telephone: (212) 934-3921 Facsimile: (917) 977-3966	$21,000,000.00	11.351351351351%
Alternative Currency and LIBOR Lending Office Same as Above
Royal Bank of Canada Three World Financial Center 200 Vesey Street, 12th Floor New York, New York 10281-8098 Attention: Sheena Lee Telephone: (212) 301-1431 Facsimile: (212) ___-____	$20,000,000.00	10.810810810811%
Alternative Currency and LIBOR Lending Office Same as Above
SunTrust Bank 8330 Boone Blvd., 7th Floor Vienna, Virginia 22182 Attention: Nancy B. Richards Telephone: (703) 442-1557 Facsimile: (703) 448-4972	$20,000,000.00	10.810810810811%
Alternative Currency and LIBOR Lending Office Same as Above

Schedule 1.1 - Page 4

Name and Address	Alternative Currency/Dollar Revolving Credit Commitment	Alternative Currency/Dollar Revolving Credit Commitment Percentage*
Credit Suisse AG, Cayman Islands Branch Eleven Madison Avenue New York, New York 10010 Attention: Mikhail Faybusovich Telephone: (212) 325-5714 Facsimile: (212) 325-8615	$17,000,000.00	9.189189189189%
Alternative Currency and LIBOR Lending Office Same as Above
Deutsche Bank AG, NY Branch 60 Wall Street, 10th Floor New York, NY 10005-2836 Attention: Joanna Soliman Telephone: (212) 250-5345 Facsimile: (212) 797-8988	$18,000,000.00	9.729729729730%
Alternative Currency and LIBOR Lending Office Same as Above
Citizens Bank, N.A. 1215 Superior Avenue, 6th Floor Cleveland, Ohio 44114 Attention: David R. Jablonowski Telephone: (216) 277-8667 Facsimile: (216) 277-7106	$18,000,000.00	9.729729729730%
Alternative Currency and LIBOR Lending Office Same as Above
Regions Bank 6805 Morrison Blvd., Suite 100 Charlotte, North Carolina 28211 Attention: Kerri Raines Telephone: (704) 362-3564 Facsimile: (704) 362-3594	$17,000,000.00	9.189189189189%
Alternative Currency and LIBOR Lending Office Same as Above

Schedule 1.1 - Page 5

Name and Address	Alternative Currency/Dollar Revolving Credit Commitment	Alternative Currency/Dollar Revolving Credit Commitment Percentage*
TD Bank, NA 200 State Street, 8th Floor Boston, Massachusetts 02019 Attention: Mary Merrill Telephone: (508) 368-6571 Facsimile: (___) ___-____	$15,000,000.00	8.108108108108%
Alternative Currency and LIBOR Lending Office Same as Above
Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, Florida 33716 Attention: James M. Armstrong Telephone: (727) 567-7919 Facsimile: (866) 205-1396	$9,000,000.00	4.864864864865%
Alternative Currency and LIBOR Lending Office Same as Above
The Toronto-Dominion Bank, New York Branch 31 W. 52nd Street New York, New York 10019 Attention: John Glotzbecker Telephone: (212) 827-7532 Facsimile: (___) ___-____	$5,000,000.00	2.702702702703%
Alternative Currency and LIBOR Lending Office Same as Above
Synovus Bank 800 Shades Creek Parkway Birmingham, Alabama 35209 Attention: David Bowman Telephone: (205) 803-4591 Facsimile: (___) ___-____	$5,000,000.00	2.702702702703%
Alternative Currency and LIBOR Lending Office Same as Above
TOTAL	$185,000,000.00	100%
*Percentage may not add up to 100% due to rounding

Schedule 1.1 - Page 6

SCHEDULE 1.1
LENDERS AND COMMITMENTS

Name	Revolving Credit Commitment	Revolving Credit Commitment Percentage*
KeyBank National Association	$79,000,000.00	10.533333333333%
Goldman Sachs Bank USA	$85,000,000.00	11.333333333333%
Royal Bank of Canada	$79,000,000.00	10.533333333333%
SunTrust Bank	$79,000,000.00	10.533333333333%
Credit Suisse AG, Cayman Islands Branch	$70,000,000.00	9.333333333333%
Deutsche Bank AG, NY Branch	$70,000,000.00	9.333333333333%
Citizens Bank, N.A.	$69,500,000.00	9.266666666667%
Regions Bank	$69,500,000.00	9.266666666667%
TD Bank, NA	$50,000,000.00	6.666666666667%
Raymond James Bank, N.A.	$35,000,000.00	4.666666666667%
The Toronto-Dominion Bank, New York Branch	$29,000,000.00	3.866666666667%
Synovus Bank	$20,000,000.00	2.666666666667%
Stifel Bank & Trust	$15,000,000.00	2.000000000000%
TOTAL	$750,000,000.00	100%
*Percentage may not add up to 100% due to rounding

Schedule 1.1 - Page 7

SCHEDULE 1.1
LENDERS AND COMMITMENTS

Name and Address	Term Loan Commitment	Term Loan Commitment Percentage*
KeyBank National Association 127 Public Square Cleveland, Ohio 44114-1306 Attention: Jason Weaver Telephone: (216) 689-7984 Facsimile: (216) 689-4997	$33,000,000.00	13.200000000000%
LIBOR Lending Office Same as Above
Royal Bank of Canada Three World Financial Center 200 Vesey Street, 12th Floor New York, New York 10281-8098 Attention: Sheena Lee Telephone: (212) 301-1431 Facsimile: (212) ___-____	$33,000,000.00	13.200000000000%
LIBOR Lending Office Same as Above
SunTrust Bank 8330 Boone Blvd., 7th Floor Vienna, Virginia 22182 Attention: Nancy B. Richards Telephone: (703) 442-1557 Facsimile: (703) 448-4972	$33,000,000.00	13.200000000000%
LIBOR Lending Office Same as Above
Citizens Bank, N.A. 1215 Superior Avenue, 6th Floor Cleveland, Ohio 44114 Attention: David R. Jablonowski Telephone: (216) 277-8667 Facsimile: (216) 277-7106	$30,500,000.00	12.200000000000%
LIBOR Lending Office Same as Above

Schedule 1.1 - Page 8

Name and Address	Term Loan Commitment	Term Loan Commitment Percentage*
Regions Bank 6805 Morrison Blvd., Suite 100 Charlotte, North Carolina 28211 Attention: Kerri Raines Telephone: (704) 362-3564 Facsimile: (704) 362-3594	$30,500,000.00	12.200000000000%
LIBOR Lending Office Same as Above
TD Bank, NA 200 State Street, 8th Floor Boston, Massachusetts 02019 Attention: Mary Merrill Telephone: (508) 368-6571 Facsimile: (___) ___-____	$25,000,000.00	10.000000000000%
LIBOR Lending Office Same as Above
Raymond James Bank, N.A. 710 Carillon Parkway St. Petersburg, Florida 33716 Attention: James M. Armstrong Telephone: (727) 567-7919 Facsimile: (866) 205-1396	$17,000,000.00	6.800000000000%
LIBOR Lending Office Same as Above
First Tennessee Bank National Association 710 Market Street Chattanooga, Tennessee 37402 Attn: Ty Treadwell Telephone: (423) 757-4205 Facsimile: (423) 757-4040	$15,000,000.00	6.000000000000%
LIBOR Lending Office Same as Above
Stifel Bank & Trust 501 N. Broadway, Floor 6 St. Louis, Missouri 63102 Attention: Suzanne A. Agin Telephone: (314) 342-2992 Facsimile: (866) 202-1247	$10,000,000.00	4.000000000000%
LIBOR Lending Office Same as Above

Schedule 1.1 - Page 9

Name and Address	Term Loan Commitment	Term Loan Commitment Percentage*
Synovus Bank 800 Shades Creek Parkway Birmingham, Alabama 35209 Attention: David Bowman Telephone: (205) 803-4591 Facsimile: (___) ___-____	$10,000,000.00	4.000000000000%
LIBOR Lending Office Same as Above
The Toronto-Dominion Bank, New York Branch 31 W. 52nd Street New York, New York 10019 Attention: John Glotzbecker Telephone: (212) 827-7532 Facsimile: (___) ___-____	$8,000,000.00	3.200000000000%
LIBOR Lending Office Same as Above
TriState Capital Bank 789 E. Lancaster Avenue Suite 240 Villanova, Pennsylvania 19085 Attn: Ellen Frank Telephone: (610) 526-6771 Facsimile: (610) 581-7110	$5,000,000.00	2.000000000000%
LIBOR Lending Office Same as Above
TOTAL	$250,000,000.00	100%
*Percentage may not add up to 100% due to rounding

Schedule 1.1 - Page 10

Lender	Total Commitment	Total Commitment Percentage
KeyBank National Association	$112,000,000.00	11.200000000000%
Royal Bank of Canada	$112,000,000.00	11.200000000000%
SunTrust Bank	$112,000,000.00	11.200000000000%
Citizens Bank, N.A.	$100,000,000.00	10.000000000000%
Regions Bank	$100,000,000.00	10.000000000000%
Goldman Sachs Bank USA	$85,000,000.00	8.500000000000%
TD Bank, NA	$75,000,000.00	7.500000000000%
Credit Suisse AG, Cayman Islands Branch	$70,000,000.00	7.000000000000%
Deutsche Bank AG, NY Branch	$70,000,000.00	7.000000000000%
Raymond James Bank, N.A.	$52,000,000.00	5.200000000000%
The Toronto-Dominion Bank, New York Branch	$37,000,000.00	3.700000000000%
Synovus Bank	$30,000,000.00	3.000000000000%
Stifel Bank & Trust	$25,000,000.00	2.500000000000%
First Tennessee Bank National Association	$15,000,000.00	1.500000000000%
TriState Capital Bank	$5,000,000.00	0.500000000000%

TOTAL	$1,000,000,000.00	100%

Schedule 1.1 - Page 11

SCHEDULE 1.2
INITIAL UNENCUMBERED PROPERTIES

Data Center Facility known as ACC2, located at 44490 Chilum Place, Ashburn, Virginia, and owned by Rhino Equity LLC;
Data Center Facility known as ACC4, located at 44480 Hastings Road, Ashburn, Virginia, and owned by Grizzly Ventures LLC;
Data Center Facilities known as ACC5, located at 44521 Hastings Drive, Ashburn, Virginia, and ACC6, located at 44461 Chilum Place, Ashburn, Virginia, and owned by Fox Properties LLC;
Data Center Facility known as CH1, located at 2200 Busse Road, Elk Grove Village, Illinois, and owned by Tarantula Ventures LLC;
Data Center Facility known as VA3, located at 1780 Business Center Drive, Reston, Virginia, and owned by Lemur Properties LLC;
Data Center Facility known as VA4, located at 8217 Linton Hall Road, Gainesville, Virginia, and owned by Porpoise Ventures LLC;
Data Center Facility known as SC1, located at 555 Reed Street, Santa Clara, California, and owned by Xeres Ventures LP;
Site for future Data Center Facility to be known as ACC8, located at 21362 Smith Switch Road, Ashburn, Virginia, and owned by Yak Ventures LLC; and
Data Center Facility known as ACC7, located at 21625 Gresham Drive, Ashburn, Virginia and owned by Alshain Ventures LLC.

Schedule 1.2 - Page 1

SCHEDULE 1.3
EXISTING LETTERS OF CREDIT
None.

Schedule 1.3 - Page 1

SCHEDULE 6.3
LIST OF ALL ENCUMBRANCES ON ASSETS

1.    Credit Agreement, dated as of March 27, 2013, as amended, by and among Quill Equity LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association, as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager, as amended, from time to time, which is secured by the Collateral as defined in such Credit Agreement.

Schedule 6.3 - Page 1

SCHEDULE 6.5
NO MATERIAL CHANGES

None.

Schedule 6.5 - Page 1

SCHEDULE 6.7
PENDING LITIGATION

None.

Schedule 6.7 - Page 1

SCHEDULE 6.15
CERTAIN TRANSACTIONS

Leasing Arrangements

REIT and one of its subsidiaries, DF Property Management LLC (“DFPM”), lease approximately 9,337 square feet of office space in Washington, D.C., in an office building owned by entities affiliated with REIT's Chairman of the Board and President and Chief Executive Officer, on terms that the tenants believe are fair and reasonable and reflect the terms that they would expect to obtain in an arm's length transaction for the lease of comparable space. The term of such lease expires on September 17, 2016, and REIT and DFPM have elected not to renew the lease.

Schedule 6.15 - Page 1

SCHEDULE 6.20(c)
ENVIRONMENTAL RELEASES

None.

Schedule 6.20(c) - Page 1

SCHEDULE 6.20(d)
REQUIRED ENVIRONMENTAL ACTIONS

None.

Schedule 6.20(d) - Page 1

SCHEDULE 6.21(a)
SUBSIDIARIES

Name of Entity	Jurisdiction of Formation	Direct and Indirect Ownership Interests
DuPont Fabros Technology, L.P.	Maryland	84.5% owned by REIT
Rhino Equity LLC	Delaware	100% owned by Borrower
Quill Equity LLC	Delaware	100% owned by Borrower
Grizzly Ventures LLC	Delaware	100% owned by Borrower
Fox Properties LLC	Delaware	100% owned by Borrower
Alshain Ventures LLC	Delaware	100% owned by Borrower
Yak Ventures LLC	Delaware	100% owned by Borrower
Elk Ventures LLC	Delaware	100% owned by Borrower
Fawn Ventures LLC	Delaware	100% owned by Borrower
Lemur Properties LLC	Delaware	100% owned by Borrower
Porpoise Ventures LLC	Delaware	100% owned by Borrower
Tarantula Ventures LLC	Delaware	100% owned by Borrower
Cosmic Ventures LLC	Delaware	100% owned by Borrower
Dipper Ventures LLC	Delaware	100% owned by Borrower
Xeres Management LLC	Delaware	100% owned by Borrower
Xeres Ventures LP	Delaware	99.9% owned by Borrower, as limited partner, and 0.1% owned by Xeres Management LLC, as general partner
Beaver Ventures LLC	Delaware	100% owned by Borrower
DF Technical Services, LLC	Delaware	100% owned by Borrower
DF Holdings I LLC	Delaware	100% owned by Borrower
DF Property Management LLC	Delaware	99% owned by Borrower and 1% owned by DF Holdings I LLC

Schedule 6.21(a) - Page 1

SCHEDULE 6.21(b)
UNCONSOLIDATED AFFILIATES OF REIT AND ITS SUBSIDIARIES

None.

Schedule 6.21(b) - Page 1

SCHEDULE 6.25
MATERIAL LOAN AGREEMENTS

Senior Notes due 2021

•	Indenture, dated September 24, 2013, by and among Borrower, the Parent Guarantor, certain of its subsidiaries and U.S. Bank National Association.
Senior Notes due 2023

•	Indenture, dated June 9, 2015, between Borrower and U.S. Bank National Association.

•
First Supplemental Indenture, dated June 9, 2015, by and among Borrower, the Parent Guarantor, certain of its subsidiaries and U.S. Bank National Association, in respect of those certain 5.625% Senior Notes Due 2023.

Quill Credit Agreement

•
Credit Agreement, dated as of March 27, 2013, by and among Quill Equity LLC, as Borrower, DuPont Fabros Technology, L.P., as Guarantor, KeyBank National Association, as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager (the “Quill Credit Agreement”).

•	Each of the Loan Documents as defined in the Quill Credit Agreement.

Schedule 6.25 - Page 1

SCHEDULE 8.3
INVESTMENTS
In connection with the Chapter 11 bankruptcy proceedings of Net Data Centers, Inc. (“Net Data”) pending in United States Bankruptcy Court for the Central District of California, Los Angeles Division (In re: Net Data Centers, Inc., Debtor, Case No. 2:15-bk-12690-BB), Borrower or one of its Subsidiaries anticipates receiving an Investment, which may include a promissory note secured by Net Data’s property relating to existing debt owed by Net Data and an equity interest in Net Data, to settle claims related to obligations with respect to prior contractual relationships with Net Data when it was a customer of several of Borrower’s Subsidiaries.

Schedule 8.3 - Page 1

TABLE OF CONTENTS, CONTD.

TABLE OF CONTENTS
PAGE

§1.	DEFINITIONS AND RULES OF INTERPRETATION 1

§1.1	Definitions 1

§1.2	Rules of Interpretation 40

§1.3	Exchange Rates; Currency Equivalents 41

§2.	THE CREDIT FACILITY 42

§2.1	Revolving Credit Loans 42

§2.2	Term Loans. 43

§2.3	Unused Fee; Facility Fee 44

§2.4	Reduction and Termination of the Revolving Credit Commitments 45

§2.5	Swing Loan Commitment 46

§2.6	Interest on Loans 48

§2.7	Requests for Loans 49

§2.8	Funds for Loans 50

§2.9	Use of Proceeds 51

§2.10	Letters of Credit 52

§2.11	Increase in Total Commitment 55

§2.12	Extension of Revolving Credit Maturity Date 58

§2.13	Defaulting Lenders 59

§2.14	Evidence of Debt 63

§3.	REPAYMENT OF THE LOANS 64

§3.1	Stated Maturity 64

i

TABLE OF CONTENTS, CONTD.

§3.2	Mandatory Prepayments 64

§3.3	Optional Prepayments 64

§3.4	Partial Prepayments 65

§3.5	Effect of Prepayments 65

§4.	CERTAIN GENERAL PROVISIONS 65

§4.1	Conversion Options 65

§4.2	Fees 66

§4.3	[Intentionally Omitted.] 66

§4.4	Funds for Payments 66

§4.5	Computations 72

§4.6	Suspension of Floating Rate Loans 72

§4.7	Illegality 72

§4.8	Additional Interest 73

§4.9	Additional Costs, Etc. 73

§4.10	Capital Adequacy 74

§4.11	Breakage Costs 75

§4.12	Default Interest 75

§4.13	Certificate 75

§4.14	Limitation on Interest 75

§4.15	Certain Provisions Relating to Increased Costs 76

§5.	UNSECURED OBLIGATIONS; GUARANTY 77

§5.1	Collateral 77

TABLE OF CONTENTS, CONTD.

§5.2	Additional Subsidiary Guarantors 77

§6.	REPRESENTATIONS AND WARRANTIES 79

§6.1	Corporate Authority, Etc. 79

§6.2	Governmental Approvals 80

§6.3	Title to Properties 80

§6.4	Financial Statements 80

§6.5	No Material Changes 81

§6.6	Franchises, Patents, Copyrights, Etc. 81

§6.7	Litigation 81

§6.8	No Material Adverse Contracts, Etc. 81

§6.9	Compliance with Other Instruments, Laws, Etc. 82

§6.10	Tax Status 82

§6.11	No Event of Default 82

§6.12	Investment Company Act 82

§6.13	Absence of UCC Financing Statements, Etc. 82

§6.14	[Intentionally Omitted.] 82

§6.15	Certain Transactions 82

§6.16	Employee Benefit Plans 83

§6.17	Disclosure 83

§6.18	Place of Business 84

§6.19	Regulations T, U and X 84

§6.20	Environmental Compliance 84

TABLE OF CONTENTS, CONTD.

§6.21	Subsidiaries; Organizational Structure 86

§6.22	[Intentionally Omitted.] 87

§6.23	Property 87

§6.24	Brokers 88

§6.25	Other Debt 88

§6.26	Solvency 88

§6.27	No Bankruptcy Filing 88

§6.28	No Fraudulent Intent 88

§6.29	Transaction in Best Interests of Borrower and Guarantors; Consideration 88

§6.30	Contribution Agreement 89

§6.31	OFAC 89

§6.32	Partners and the REIT 89

§6.33	Unencumbered Properties 89

§7.	AFFIRMATIVE COVENANTS 89

§7.1	Punctual Payment 89

§7.2	Maintenance of Office 90

§7.3	Records and Accounts 90

§7.4	Financial Statements, Certificates and Information 90

§7.5	Notices 94

§7.6	Existence; Maintenance of Properties 95

§7.7	Insurance 96

§7.8	Taxes; Liens 96

TABLE OF CONTENTS, CONTD.

§7.9	Inspection of Properties and Books 96

§7.10	Compliance with Laws, Contracts, Licenses, and Permits 97

§7.11	Further Assurances 97

§7.12	[Intentionally Omitted.] 97

§7.13	[Intentionally Omitted.] 97

§7.14	Business Operations 97

§7.15	[Intentionally Omitted.] 97

§7.16	Ownership of Real Estate 97

§7.17	Distributions of Income to Borrower 98

§7.18	Ownership Restrictions 98

§7.19	Plan Assets 98

§7.20	[Intentionally Omitted.] 98

§7.21	REIT Covenants 98

§7.22	Unencumbered Properties 99

§7.23	Sanctions Laws and Regulations 102

§8.	NEGATIVE COVENANTS 102

§8.1	Restrictions on Indebtedness 102

§8.2	Restrictions on Liens, Etc. 103

§8.3	Restrictions on Investments 105

§8.4	Merger, Consolidation 106

§8.5	Sale and Leaseback 107

§8.6	Compliance with Environmental Laws 107

v

TABLE OF CONTENTS, CONTD.

§8.7	Distributions 109

§8.8	Asset Sales 110

§8.9	Intentionally Omitted 110

§8.10	Restriction on Prepayment of Indebtedness 110

§8.11	[Intentionally Omitted.] 110

§8.12	Derivatives Contracts 110

§8.13	Transactions with Affiliates 110

§8.14	Equity Pledges 111

§9.	FINANCIAL COVENANTS 111

§9.1	Unencumbered Asset Tests 111

§9.2	Consolidated Total Indebtedness to Gross Asset Value 111

§9.3	Consolidated EBITDA to Consolidated Fixed Charges 111

§9.4	Minimum Consolidated Tangible Net Worth 112

§9.5	Unhedged Variable Rate Debt 112

§10.	CLOSING CONDITIONS 112

§10.1	Loan Documents 112

§10.2	Certified Copies of Organizational Documents 112

§10.3	Resolutions 112

§10.4	Incumbency Certificate; Authorized Signers 112

§10.5	Opinion of Counsel 113

§10.6	Payment of Fees 113

§10.7	Performance; No Default 113

TABLE OF CONTENTS, CONTD.

§10.8	Representations and Warranties 113

§10.9	Proceedings and Documents 113

§10.10	Compliance Certificate 113

§10.11	Consents 113

§10.12	Contribution Agreement 113

§10.13	Existing Term Loan Agreement 113

§10.14	Other 114

§11.	CONDITIONS TO ALL BORROWINGS. 114

§11.1	Prior Conditions Satisfied 114

§11.2	Representations True; No Default 114

§11.3	Borrowing Documents 114

§12.	EVENTS OF DEFAULT; ACCELERATION; ETC. 114

§12.1	Events of Default and Acceleration 114

§12.2	Certain Cure Periods; Limitation of Cure Periods 117

§12.3	Termination of Commitments 118

§12.4	Remedies 118

§12.5	Distribution of Proceeds 119

§12.6	Collateral Account 119

§13.	SETOFF 120

§14.	THE AGENT 121

§14.1	Authorization 121

§14.2	Employees and Agents 122

TABLE OF CONTENTS, CONTD.

§14.3	No Liability 122

§14.4	No Representations 122

§14.5	Payments 123

§14.6	Holders of Notes 123

§14.7	Indemnity 123

§14.8	Agent as Lender 123

§14.9	Resignation 124

§14.10	Duties in the Case of Enforcement 124

§14.11	Bankruptcy 125

§14.12	Reliance by Agent 125

§14.13	Approvals 125

§14.14	Borrower and Guarantors Not Beneficiary 127

§15.	EXPENSES 127

§16.	INDEMNIFICATION 128

§17.	SURVIVAL OF COVENANTS, ETC. 129

§18.	ASSIGNMENT AND PARTICIPATION 130

§18.1	Conditions to Assignment by Lenders 130

§18.2	Register 131

§18.3	New Notes 131

§18.4	Participations 132

§18.5	Pledge by Lender 133

§18.6	No Assignment by Borrower 133

TABLE OF CONTENTS, CONTD.

§18.7	Disclosure 133

§18.8	Amendments to Loan Documents 134

§18.9	Titled Agents 134

§18.10	Mandatory Assignment 134

§19.	NOTICES 135

§20.	RELATIONSHIP 137

§21.	GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE 137

§22.	HEADINGS 137

§23.	COUNTERPARTS 138

§24.	ENTIRE AGREEMENT, ETC. 138

§25.	WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS 138

§26.	DEALINGS WITH THE BORROWER 138

§27.	CONSENTS, AMENDMENTS, WAIVERS, ETC. 139

§28.	SEVERABILITY 143

§29.	TIME OF THE ESSENCE 144

§30.	NO UNWRITTEN AGREEMENTS 144

§31.	REPLACEMENT NOTES 144

§32.	NO THIRD PARTIES BENEFITED 144

§33.	PATRIOT ACT 145

§34.	ACKNOWLEDGEMENT AND CONSENT TO BAIL-IN OF EEA FINANCIAL INSTITUTIONS 145

§35.	CONSENT TO AMENDMENT AND RESTATEMENT; EFFECT OF AMENDMENT AND RESTATEMENT 145

TABLE OF CONTENTS, CONTD.

§36.	AUTOMATIC ALTERNATIVE CURRENCY CONVERSION 146

§37.	JUDGMENT CURRENCY 146

x

TABLE OF CONTENTS, CONTD.

EXHIBITS AND SCHEDULES

Exhibit A-1	FORM OF REVOLVING CREDIT NOTE (U.S. DOLLAR REVOLVING CREDIT COMMITMENT)

Exhibit A-2	FORM OF REVOLVING CREDIT NOTE (ALTERNATIVE CURRENCY/DOLLAR REVOLVING CREDIT COMMITMENT)

Exhibit B	FORM OF TERM LOAN NOTE

Exhibit C	FORM OF SWING LOAN NOTE

Exhibit D	FORM OF JOINDER AGREEMENT

Exhibit E	FORM OF REQUEST FOR REVOLVING CREDIT LOAN

Exhibit F	FORM OF LETTER OF CREDIT REQUEST

Exhibit G	FORM OF COMPLIANCE CERTIFICATE

Exhibit H	FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

Exhibit I	FORM OF LETTER OF CREDIT APPLICATION

Exhibit J	FORMS OF U.S. TAX COMPLIANCE CERTIFICATES

Schedule 1.1	LENDERS AND COMMITMENTS

Schedule 1.2	INITIAL UNENCUMBERED PROPERTIES

Schedule 1.3	EXISTING LETTERS OF CREDIT

Schedule 6.3	LIST OF ALL ENCUMBRANCES ON ASSETS

Schedule 6.5	NO MATERIAL CHANGES

Schedule 6.7	PENDING LITIGATION

Schedule 6.15	CERTAIN TRANSACTIONS

Schedule 6.20(c)	ENVIRONMENTAL RELEASES

Schedule 6.20(d)	REQUIRED ENVIRONMENTAL ACTIONS

Schedule 6.21(a)	SUBSIDIARIES

Schedule 6.21(b)	UNCONSOLIDATED AFFILIATES OF REIT AND ITS SUBSIDIARIES

Schedule 6.25	MATERIAL LOAN AGREEMENTS

Schedule 8.3	INVESTMENTS

Exhibit A – Page 1